As filed with the Securities and Exchange Commission on November 15, 2017

File No. 024-10689

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A /A

(Amendment No. 2)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

MUSCLE MAKER, INC

(Exact name of issuer as specified in its charter)

California

(State of other jurisdiction of incorporation or organization)

2200 Space Park Drive, Suite 310

Houston, Texas 77058

Phone: (732) 669-1200

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Robert E. Morgan

Chief Executive Officer

Muscle Maker, Inc

2200 Space Park Drive, Suite 310

Houston, Texas 77058

Phone: (732) 669-1200

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Laura Anthony, Esq.

Craig D. Linder, Esq.

Legal& Compliance, LLC

330 Clematis Street, Suite 217

West Palm Beach, FL 33401

Phone: 561-514-0936

Fax: 561-514-0832

5810	47-2555533
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Preliminary Offering Circular

November 15, 2017

Subject to Completion

An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Offering Circular was filed may be obtained.

MUSCLE MAKER, INC

4,200,000 Shares of Common Stock

Minimum Purchase: 100 shares of Common Stock ( $475 )

MUSCLE MAKER, INC, a California corporation (the “Company”), is offering up to 4,200,000 shares (“Shares”) of its common stock, no par value per share (“Common Stock”), at a fixed price of $4.75 per share of Common Stock, with an aggregate amount of $19,950,000 , in a “Tier 2 Offering” under Regulation A (the “Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to close. The minimum investment amount per investor is $475 (100 shares of Common Stock); however, we can waive the minimum purchase requirement on a case to case basis in our sole discretion. The subscriptions, once received, are irrevocable. TriPoint Global Equities, LLC, a registered broker-dealer and a member of the Financial Industry Regulatory Authority (“FINRA”), has agreed to act as our exclusive, lead managing selling agent (the “Selling Agent”) to offer the Shares to prospective investors on a “best efforts” basis. In addition, the Selling Agent may engage one or more sub selling agents or selected dealers. The Selling Agent is not purchasing the Shares, and is not required to sell any specific number or dollar amount of the Shares in the Offering. The Selling Agent and other broker dealers will receive compensation for sales of the securities offered hereby at a fixed commission rate of 7.5% of the gross proceeds of the Offering, however this commission rate will be reduced to 4% for any proceeds received from investors introduced by the Company to the Selling Agent. See “Plan of Distribution” in this Offering Circular. None of the Shares offered are being sold by present security holders of the Company.

We expect to commence the sale of the Shares as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the United States Securities and Exchange Commission (“SEC”). The Offering will terminate at the earlier of: (1) the date at which $19,950,000 of Shares has been sold, (2) the date which is one year after this Offering being qualified by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion (the “Termination Date”).

In addition, we have engaged WhoYouKnow LLC, a California limited liability company, d/b/a CrowdfundX (“Offering Campaign Consultant”), to assist us in the planning, public relations and promotion of this Offering, utilizing the BANQ Online Platform.

No public market currently exists for our shares of Common Stock. We intend to list our common stock on the NYSE American (“NYSE American”) under the symbol “MMB” after we register our common stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”), following the termination of this offering. There is no assurance that our common stock will be registered under the Exchange Act or, if registered under the Exchange Act, that our listing application will be approved by the NYSE American. If not approved by the NYSE American, we intend to apply for quotation of our common stock on the OTCQX Marketplace under the symbol “MMB” after the termination of this offering.

We are an “emerging growth company,” as such term is defined in Section 2(a)(19) of the Securities Act of 1933, as amended, and we will be subject to reduced public reporting requirements. See “Emerging Growth Company Status.”

	Price to Public	Underwriting Discounts and Commissions(1) (2)	Proceeds, Before Expenses, to Company(3)
Per Share	$4.75	$0.36	$4.39
Total (4)	$19,950,000	$1,496,250	$18,453,750

(1) This table depicts broker-dealer commissions of 7.5% of the gross offering proceeds. Please refer to the section entitled “Plan of Distribution” beginning on page 50 of this Offering Circular for additional information regarding total underwriter compensation. We agreed to pay the Selling Agent a due diligence fee of $15,000 all of which was paid on signing the engagement letter with the Selling Agent. We have agreed to reimburse certain additional expenses to our Selling Agent. Please refer to the section entitled “Plan of Distribution” in this Offering Circular for additional information regarding total Selling Agent compensation

(2) In addition to the broker-dealer discounts and commissions included in the above table, our Selling Agent will have the right to acquire warrants to purchase shares of our common stock equal to 5% of the aggregate shares sold in this offering (“Selling Agent Warrants”). The Selling Agent Warrants have an exercise price of $5.9375 per share.

(3) Does not include estimated offering expenses including, without limitation, legal, accounting, auditing, escrow agent, transfer agent, other professional, printing, advertising, travel, marketing, blue-sky compliance and other expenses of this Offering. We estimate the total expenses of this Offering, excluding the Selling Agent’s commissions and expenses, will be approximately $518,000.

(4) Assumes that the maximum aggregate offering amount of $19,950,000 is received by us.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

An investment in the Shares is subject to certain risks and should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should carefully consider and review the RISK FACTORS beginning on page 21.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, OR THE COMMISSION, DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This Offering Circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is __________, 2017.

We have not, and the Selling Agent has not, authorized anyone to provide any information other than that contained or incorporated by reference in this Offering Circular prepared by us or to which we have referred you. Neither we nor the Selling Agent take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This Offering Circular is an offer to sell only the Common Stock offered hereby but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this Offering Circular is current only as of its date, regardless of the time of delivery of this Offering Circular or any sale of Common Stock.

For investors outside the United States: We have not done anything that would permit this Offering or possession or distribution of this Offering Circular in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourselves about and to observe any restrictions relating to this Offering and the distribution of this Offering Circular.

MARKET AND INDUSTRY DATA AND FORECASTS

Certain market and industry data included in this Offering Circular is derived from information provided by third-party market research firms, or third-party financial or analytics firms, that we believe to be reliable. Market estimates are calculated by using independent industry publications, government publications and third-party forecasts in conjunction with our assumptions about our markets. We have not independently verified such third-party information. The market data used in this Offering Circular involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While we are not aware of any misstatements regarding any market, industry or similar data presented herein, such data involves risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in this Offering Circular. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties and by us.

Certain data are also based on our good faith estimates, which are derived from management’s knowledge of the industry and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein. Statements as to our market position are based on market data currently available to us. While we are not aware of any misstatements regarding the industry data presented herein, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this Offering Circular. Similarly, we believe our internal research is reliable, even though such research has not been verified by any independent sources.

BASIS OF PRESENTATION

In this Offering Circular, unless the context otherwise requires:

●	“we,” “us,” “our,” the “company” or “Muscle Maker,” refers collectively to Muscle Maker, Inc, a California corporation, incorporated in December 2014, the issuer of the common stock in this offering, and its subsidiaries;

●	“American Restaurant Holdings” refers to American Restaurant Holdings, Inc., a private equity restaurant group, which has invested over $5 million in growth capital into Muscle Maker to date and anticipates continuing to invest in Muscle Maker providing growth capital as necessary to continue the operations and expansion of Muscle Maker Grills regardless of the capital raised through this offering under Regulation A;

●	“Common Stock” refers to common stock, no par value per share, of Muscle Maker, Inc

●	“CTI” refers to Custom Technology, Inc., a New Jersey corporation, formed in July 2015, which is Muscle Maker Corp.’s direct, 70%-owned subsidiary;

●	“MMF Members” refers to Robert E. Morgan, Membership, LLC and P. John, LLC, who previously owned collectively 26% of Muscle Maker Brands, which in turn converted into MMBC, and then MMBC merged into Muscle Maker;

●	“Muscle Maker Brands” refers to Muscle Maker Brands, LLC, a California limited liability company, formed in December 2014, which was Muscle Maker’s previous direct, 74% owned subsidiary, prior to Muscle Maker Brands converting into MMBC and then MMBC merging into Muscle Maker;

●	“MMBC” refers to Muscle Maker Brands Conversion, Inc., a California corporation, which Muscle Maker Brands converted into from a limited liability company on June 8, 2017 and then merged in to Muscle Maker on September 15, 2017;

●	“Muscle Maker Corp.” refers to Muscle Maker Corp., LLC, a Nevada limited liability company, which was formed on July 18, 2017, which is Muscle Maker’s direct, wholly owned subsidiary, that operates the corporate restaurant operations of Muscle Maker;

●	“Muscle Maker Development” refers to Muscle Maker Development, LLC, a Nevada limited liability company, which was formed on July 18, 2017, which is Muscle Maker’s direct, wholly owned subsidiary, that operates the franchising restaurant operations of Muscle Maker;

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●	“Muscle Maker Franchising” refers to Muscle Maker Franchising, LLC, a New Jersey limited liability company;

●	“Muscle Maker Grill” refers to the name under which our corporate and franchised restaurants do business;

●	“NYSE American” refers to The NYSE American;

●	“Offered Shares” or “Shares” refers to the 4,200,000 shares of common stock, no par value per share, of Muscle Maker, Inc which are being offered in this offering under Regulation A;

●	“OTCQX” refers to the OTCQX Marketplace by the OTC Markets Group;

●	“our restaurant system” or “our system” refers to both company-operated and franchised restaurants, and the number of restaurants presented in our restaurant system, unless otherwise indicated, is as of December 31, 2016;

●	“our restaurants,” or results or statistics attributable to one or more restaurants without expressly identifying them as company-operated, franchised or both, refers to our company-operated restaurants only;

●	when referring to “system-wide” financial metrics, we are referring to such financial metrics at the restaurant-level for company-operated restaurants plus those reported to us by our franchisees;

●	“average check” refers to company restaurant revenues from company-operated restaurants divided by company-operated restaurant transactions;

●	“dayparts” refers to five dayparts consisting of lunch as 10:00 a.m. to 2:00 p.m., snack as 2:00 p.m. to 5:00 p.m., dinner as 5:00 p.m. to 8:00 p.m., and after dinner as 8:00 p.m. to close; and

●	“aided brand awareness” refers to when a survey respondent indicates recognition of a specific brand from a list of possible names presented by those conducting the survey instead of indicating recognition of a specific brand without being offered a list of potential responses.

We use a twelve-month fiscal year ending on December 31st of each calendar year. Fiscal 2015 and fiscal 2016 ended on December 31, 2015 and December 31, 2016, respectively.

In a twelve-month fiscal year, each quarter includes three-months of operations; the first, second, third and fourth quarters end on March 31st, June 30th, September 30th, and December 31st, respectively.

Comparable restaurant sales growth reflects the change in year-over-year sales for the comparable restaurant base (as applicable, system-wide, franchised or company-operated restaurants). A new restaurant enters our comparable restaurant base on the first full day of the month after being open for 15 months using a mid-month convention.

System-wide comparable restaurant sales include restaurant sales at all comparable company-operated restaurants and at all comparable franchised restaurants, as reported by franchisees. While we do not record franchised restaurant sales as revenues, our royalty revenues are calculated based on a percentage of franchised restaurant sales.

We measure system-wide, franchised and company-operated average unit volumes, or AUVs, on a fiscal year basis. Annual AUVs are calculated using the following methodology: first, we determine the restaurants that have been open for a full 15-month period; and second, we calculate the revenues for these restaurants and divide by the number of restaurants in that base to arrive at our AUV calculation.

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The restaurant industry is divided into two segments: full service and limited service. Full service is comprised of the casual dining, mid-scale and fine dining sub-segments. Limited service, or LSR, is comprised of the quick-service restaurant, or QSR, and fast-casual sub-segments. “QSRs” are defined by Technomic as traditional “fast-food” restaurants with average check sizes of $3.00-$8.00. “Fast-casual” is defined by Technomic as a limited or self-service format with average check sizes of $8.00-$12.00 that offers food prepared to order within a generally more upscale and developed establishment. Our restaurants combine elements of both QSRs and fast-casual restaurants. Our restaurants’ convenient locations and format and average check are attributes that we share with QSRs (rather than with the fast-casual segment generally), while the quality of our food, the freshness of our ingredients and our traditional cooking methods are attributes that we generally share with fast-casual restaurants.

Certain monetary amounts, percentages and other figures included in this Offering Circular have been subject to rounding adjustments. Percentage amounts included in this Offering Circular have not in all cases been calculated on the basis of such rounded figures but on the basis of such amounts prior to rounding. For this reason, percentage amounts in this Offering Circular may vary from those obtained by performing the same calculations using the figures in our consolidated financial statements. Certain other amounts that appear in this Offering Circular may not sum due to rounding.

Our board of directors and shareholders approved a 1-for-7 reverse split of our common stock, which was effected on September 20, 2017. The reverse split combined each seven shares of our outstanding common stock into one share of common stock and correspondingly adjusted the exercise prices of our common stock purchase warrants and options and conversion price of our convertible debt. No fractional shares were issued in connection with the reverse split, and any fractional shares resulting from the reverse split were rounded down to the nearest whole share. Unless otherwise provided herein, all references to common stock, common stock purchase warrants, restricted stock, share data, per share data and related information have been retroactively adjusted, where applicable, in this Offering Circular to reflect the reverse split of our common stock (and the corresponding adjustment of the exercise prices of our common stock purchase warrants) as if it had occurred at the beginning of the earliest period presented.

Unless otherwise indicated, all references to “dollars” and “$” in this Offering Circular are to, and amounts are presented in, U.S. dollars.

Unless otherwise indicated or the context otherwise requires, financial and operating data in this offering circular reflect the consolidated business and operations of Muscle Maker and its subsidiaries.

TRADEMARKS AND COPYRIGHTS

We own or have rights to trademarks or trade names that we use in connection with the operation of our business, including our corporate names, logos and website names. In addition, we own or have the rights to copyrights, trade secrets and other proprietary rights that protect the content of our products and the formulations for such products. This Offering Circular may also contain trademarks, service marks and trade names of other companies, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this Offering Circular is not intended to, and should not be read to, imply a relationship with or endorsement or sponsorship of us. Solely for convenience, some of the copyrights, trade names and trademarks referred to in this Offering Circular are listed without their ©, ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to our copyrights, trade names and trademarks. All other trademarks are the property of their respective owners.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Offering Circular contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, contain financial and operating projections or state other forward-looking information. Our ability to predict results or the actual effect of future events, actions, plans or strategies is inherently uncertain. Although we believe that the expectations reflected in our forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth or anticipated in our forward-looking statements. Factors that could have a material adverse effect on our forward-looking statements and upon our business, results of operations, financial condition, funds derived from operations, cash available for dividends, cash flows, liquidity and prospects include, but are not limited to, the factors referenced in this Offering Circular, including those set forth below.

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When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements in this Offering Circular. Readers are cautioned not to place undue reliance on any of these forward-looking statements, which reflect our views as of the date of this Offering Circular. The matters summarized below and elsewhere in this Offering Circular could cause our actual results and performance to differ materially from those set forth or anticipated in forward-looking statements. Accordingly, we cannot guarantee future results or performance. Furthermore, except as required by law, we are under no duty to, and we do not intend to, update any of our forward-looking statements after the date of this Offering Circular, whether as a result of new information, future events or otherwise.

OFFERING CIRCULAR SUMMARY

This summary of the Offering Circular highlights material information concerning our business and this offering. This summary does not contain all of the information that you should consider before making your investment decision. You should carefully read the entire Offering Circular, including the information presented under the section entitled “Risk Factors” and the financial data and related notes, before making an investment decision. This summary contains forward-looking statements that involve risks and uncertainties. Our actual results may differ significantly from future results contemplated in the forward-looking statements as a result of factors such as those set forth in “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.” Unless otherwise provided herein, all historical information in this Offering Circular has been adjusted to reflect the 1-for-7 reverse stock split of our common stock that was effective September 20, 2017.

In this Offering Circular, unless the context indicates otherwise, “Muscle Maker,” the “Company,” “we,” “our,” “ours” or “us” refer to Muscle Maker, Inc, a California corporation, and its subsidiaries.

Our Company

The Muscle Maker Grill is a high-growth, fast casual restaurant concept that specializes in preparing healthy-inspired, high-quality, fresh, made-to-order lean, protein-based meals featuring chicken, seafood, pasta, burgers, wraps and flat breads. In addition, we feature freshly prepared entrée salads and an appealing selection of sides, protein shakes and fruit smoothies. We operate in the approximately $34.5 billion fast casual restaurant segment, which we believe has created significant recent disruption in the restaurant industry and is rapidly gaining market share from adjacent restaurant segments, resulting in significant growth opportunities for restaurant concepts such as Muscle Maker Grill.

We believe our restaurant concept delivers a highly differentiated customer experience by combining the quality and hospitality that customers commonly associate with our full service and fast casual restaurant competitors with the convenience and value customers generally expect from traditional fast food restaurants. The following core values form the foundation of our brand:

●	Quality. Commitment to provide the highest quality, healthy-inspired food for a wonderful experience.

●	Empowerment and Respect. We seek to empower our employees to take initiative and give their best while respecting themselves and others to maintain an environment for team work and growth.

●	Service. Provide world class service to achieve excellence each passing day.

●	Value. Our combination of high-quality, healthy-inspired food, empowerment of our employees, world class service, all delivered at a low price, strengthens the value proposition for our customers.

In striving for these goals, we aspire to connect with our target market and create a great brand with a strong and loyal customer base.

As of November 1, 2017, Muscle Maker and its subsidiaries and franchisees operated 53 Muscle Maker Grill restaurants located in 14 states, 12 of which are owned and operated by Muscle Maker, and 41 are franchise restaurants.

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As of June 30, 2017, Muscle Maker and its subsidiaries and franchisees operated 51 Muscle Maker Grill restaurants located in 10 states, 11 of which are owned and operated by Muscle Maker, and 40 are franchise restaurants. Our restaurants generated company-operated restaurant revenue of $2,735,222 and $2,658,015 for the year ended December 31, 2016 and the six months ended June 30, 2017, respectively. For the six months ended June 30, 2017 and the year ended December 31, 2016, total company revenues were $3,890,822 and $4,953,205, respectively. For the six months ended June 30, 2017 and the fiscal year ended December 31, 2016, we reported net losses of $6,929,514 and $4,219,687, respectively, and negative cash flow from operating activities of $1,648,186 and $2,110,702, respectively. As of June 30, 2017, we had an aggregate accumulated deficit of $9,016,729. We anticipate that we will continue to report losses and negative cash flow. As a result of the net loss and cash flow deficit for the year ended December 31, 2016 and other factors, our independent auditors issued an audit opinion with respect to our financial statements for the year ended December 31, 2016 that indicated that there is a substantial doubt about our ability to continue as a going concern.

We are the owner of the trade name and service mark Muscle Maker Grill® and other trademarks and intellectual property we use in connection with the operation of Muscle Maker Grill® restaurants. We license the right to use the Muscle Maker Grill® trademarks and intellectual property to our wholly-owned subsidiaries, Muscle Maker Development and Muscle Maker Corp., and to further sublicense them to our franchisees for use in connection with Muscle Maker Grill® restaurants.

Seasonal factors and the timing of holidays cause our revenue to fluctuate from quarter to quarter. Our revenue per restaurant is typically lower in the fourth quarter due to reduced December traffic and higher traffic in the first, second, and third quarters.

Our healthy-inspired menu, value proposition, and culture have helped us to deliver strong and consistent revenue growth, as illustrated by the following:

●	our company-owned annual average unit volumes, or AUVs, are approximately $712,000 in fiscal year 2016; and

●	from the year ended December 31, 2015 to the year ended December 31, 2016, we increased our total revenue by 59% from $3,106,779 to $4,953,205.

Our Industry

We operate within the LSR segment of the U.S. restaurant industry, which includes QSR and fast-casual restaurants. According to Technomic, 2015 sales for the total LSR category increased 5.2% from 2014 to $255 billion. We offer fast-casual quality food combined with quick-service speed, convenience and value across multiple dayparts. According to Technomic, sales for the total QSR segment grew 4.1% from 2014 to $212 billion in 2015, and are projected to grow to $254 billion by 2019, representing a compounded annual growth rate, or CAGR, of 4.6%. Total sales in the fast-casual segment grew 11.3% from 2014 to $43 billion in 2015, and are projected to grow to $64 billion by 2019, representing a CAGR of 10.2%. We believe our differentiated, high-quality menu delivers great value all day, every day, positions us to compete successfully against both QSR and fast-casual concepts, providing us with a large addressable market.

We expect that the trend towards healthier eating will attract and increase consumer demand for fresh and hand-prepared dishes, leading to a positive impact on our sales.

Our Strengths

Compelling Speed Using Cook to Order Preparation: Our guests can expect to enjoy their meals in eight minutes or less. While this service time may be slightly higher than the QSR segment, it fits well within the range of the fast casual segment. Our meals are prepared from a cook to order method using only the freshest, all natural ingredients.

Daypart Mix and Revenue Streams: Standard operating hours for a Muscle Maker Grill are from 10:30 AM to 8:30 PM, Monday through Friday, 11:00 AM to 6 PM, Saturday, and closed on Sunday. While our daypart mix is typical to the QSR fast casual segment which is 5% pre-lunch, 45% lunch, 35% dinner and 15% late evening. We have multiple revenue streams that allow for greater efficiencies and operations and ultimately higher profitability. A typical QSR fast casual brand has two to three revenue streams: dine-in, take-out and delivery. Muscle Maker Grill executes on eight different revenue streams; including: dine-in, take-out, delivery, catering, meal plans, retail and grab and go kiosks and food trucks.

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Attractive Price Point and Perceived Value: Muscle Maker Grill offers meals with ‘power sides’ beginning at $8.99, using only the highest quality ingredients such as grass-fed beef, all natural chicken, whole wheat pastas, brown rice and a power blend of kale, romaine and spinach. Our cook to order method, speed of service, hospitality and the experience of our exhibition style kitchen creates a great value perception for our customers. Meal Plan meals begin at $8 a meal making them not only convenient but affordable too. Muscle Maker Grill also offers a boxed lunch program for schools and other organizations starting at $10 a box. These lunches include a wrap, salad or entrée, and a side and a drink. We not only reward our guests with a great value and guest experience, we reward them for their loyalty as well. Frequent Muscle Maker Grill guests can take advantage of its loyalty program, Muscle Maker Grill Rewards, where points are awarded for every dollar spent towards free or discounted menu items. Cards are not required to participate as members can provide their phone number or use the mobile app, Muscle Maker Grill Rewards, to receive notifications announcing new menu items, special events and more. The program is enjoyed by thousands or guests!

Muscle Maker Grill Business Facts:

●	Largest protein based QSR fast casual in the united states.

●	Established in 1995 in Colonia, NJ.

●	Muscle Maker Grill operates 53 restaurants, 41 franchised and 12 company as of November 1, 2017 with system-wide sales exceeding $24 million in 2016.

●	Ranked in the future 50 list of the fastest growing small chains in America and achieved a spot on Fastcasual.com’s top 100 Movers and Shakers in 2016 and expecting a top five ranking in 2017.

●	National footprint in 14 states as of November 1, 2017 and soon to be 18 states by the end of 2017.

●	Multiple International expansion opportunities including: Kuwait, Dubai and India.

●	Currently a preferred vendor for the US military with restaurants opportunities in GA, KY, MA, NY, NC, SC, VA, TX and WA.

Restaurant Level Profitability and Unit Economics: We believe our brand position in a segment with limited competition, strong value perception and multiple revenue streams provides a great opportunity for continued corporate and franchise growth. Our low cost of entry and real estate strategy allows for greater operating efficiencies and higher profitability. See below for corporate store economics. We primarily operate in urban and suburban markets using in line locations and targeting second generation restaurants. Typical capital investment ranges from $180,000 to $225,000 for buildout and equipment. Annual revenues of $800,000 may anticipate achieving a 10% operating profit. Other company revenue sources include a franchise fee of $35,000 per unit on a sliding scale for multi-unit development. Franchisees currently pay 5% off gross sales in royalties and 3% of gross sales for marketing and advertising.

Leveraging Non-Traditional Revenue Streams:

Delivery: A significant differentiator is that Muscle Maker Grill offers delivery at every location nation-wide. Delivery is an option through our mobile app, online ordering platform making it easy and convenient for our guests. Delivery percentages range from 10% up to 56% of sales. We strongly believe this segment will continue to grow as our core demographic has demonstrated the need for online ordering and delivery versus dine-in and take-out.

Catering: Our diverse menus items are also offered through our catering program making it easy and affordable to feed a group. We can feed a group ranging from 10 or 5,000. Muscle Maker Grill has secured large catering contracts with multi-national corporations, universities as well as professional and college athletic programs. Our boxed lunch program, which includes a wrap, salad, or entrée, a side and a drink for a set price is widely popular within schools and other organizations.

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Meal Plans: To make healthy eating even easier, Muscle Maker Grill’s signature nutritionally-focused menu items are available through its new Meal Plan program, allowing pre-orders of meals that taste great via phone, online or in-store, available for pick up or delivered right to their door. Available as five, 10, 15 or 20 meals, guests can choose from 28 Muscle Maker Grill menu items, including the Hollywood Salad, Turkey Meatball Wrap, Arizona and many more.

Retail: All Muscle Maker Grill locations participate in our retail merchandising and supplement program. This is a unique revenue stream specific to the Muscle Maker Grill brand and is atypical in the QSR fast casual segment. Guests can purchase our propriety protein in bulk, supplements, boosters, protein and meal replacement bars and cookies. This program gives our guests the opportunity to manage their healthy lifestyle beyond the four walls of our restaurants.

Grab and Go Kiosks: Muscle Maker Grill offers grab and go kiosks both in the restaurants and non-traditional locations. The kiosks are comprised of 10 to 12 core meal plan menu items. We have positioned the kiosks so that guests can grab a meal on the run. These meals are convenient to guests that chose not to dine in or want additional meals for themselves or family members.

Food Trucks: Food trucks have become a more main stream point of destination for restaurant goers and we strongly believe the growth trend in the segment will continue. Muscle Maker Grill wants to make our healthy options available to all consumers and will continue to develop and grow this revenue stream. Muscle Maker Grill currently has one food truck in operation in Dallas, TX and three to five in the pipeline for US military bases such as Hans comb Airforce Base, Quantico Marine Base and West Point Military Academy.

Strategy

We plan to pursue the following strategies to continue to grow our revenues and profits.

Expand Our System-Wide Restaurant Base. We believe we are in the early stages of our growth story with 53 current locations in 14 states, as of November 1, 2017. For the year ended December 31, 2014, we opened 12 new franchised restaurants and no new company-operated restaurants. For the year ended December 31, 2015, we opened one new company-operated and seven new franchised restaurants. For the year ended December 31, 2016, we opened six new company-operated and four new franchised restaurants. We anticipate that between November 2017 and April 2018, we will open 5 to 10 new company-operated and 9 new franchised restaurants, including military bases, across Arizona, California, Florida, Georgia, Illinois, Louisiana, Kansas, Massachusetts, Nebraska, New Jersey, New York, Nevada, North Carolina, Pennsylvania, Texas, Washington and Internationally. Over the long term, we plan to grow the number Muscle Maker Grill restaurants by 30% to 50% annually. There is no guarantee that we will be able to increase the number of our restaurants. We may be unsuccessful in expanding within our existing or into new markets for a variety of reasons described herein under “Risk Factors” above, including competition for customers, sites, franchisees, employees, licenses and financing.

Drive Comparable Restaurant Sales. We plan to continue delivering comparable restaurant sales growth through the following strategies:

●	Menu Strategy and Evolution. We will continue to adapt our menu to create entrees that complement our health-inspired offerings and that reinforce our differentiated fast casual positioning. We believe we have opportunities for menu innovation as we look to provide customers more choices through customization and limited time alternative proteins. Our marketing and operations teams collaborate to ensure that the items developed in our test kitchen can be executed to our high standards in our restaurants with the speed and value that our customers have come to expect. To provide added variety, from time to time we introduce limited time offerings such as our fish tacos and shish-k-bobs. Some of these items have been permanently added to the menu.

●	Attract New Customers Through Expanded Brand Awareness: We expect to attract new customers as Muscle Maker Grill becomes more widely known due to new restaurant openings and marketing efforts focused on broadening the reach and appeal of our brand. We expect consumers will become more familiar with Muscle Maker Grill as we continue to penetrate our markets, which we believe will benefit our existing restaurant base. Our marketing strategy centers on our “Great Food with Your Health in Mind” campaign, which highlights the desirability of healthy-inspired food and made-from-scratch quality of our food. We also utilize social media community engagement and public relations to increase the reach of our brand. Additionally, our system will benefit from increased contributions to our marketing and various advertising funds as we continue to grow our restaurant base.

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●	Increase Existing Customer Frequency: We are striving to increase customer frequency by providing a service experience and environment that “compliments” the quality of our food and models our culture. We expect to accomplish this by enhancing customer engagement, while also improving throughput, order execution and quality. Additionally, we have recently implemented a customer experience measurement system, which provides us with real-time feedback and customers’ insights to enhance our service experience. We believe that always striving for excellent customer service will create an experience and environment that will support increased existing customer visits.

●	Continue to Grow Dayparts: We expect to drive growth across these dayparts through optimized labor and management allocation, enhanced menu offerings, innovative merchandising and marketing campaigns, which have successfully driven growth in our dayparts. We plan to continue introducing and marketing limited time offers to increase occasions across our dayparts as well as to educate customers on our lunch and dinner offerings.

Continue to Enhance Profitability. We focus on expanding our profitability while also investing in personnel and infrastructure to support our future growth. We will seek to further enhance margins over the long-term by maintaining fiscal discipline and leveraging fixed costs. We constantly focus on restaurant-level operations, including cost controls, while ensuring that we do not sacrifice the quality and service for which we are known. Additionally, as our restaurant base grows, we believe we will be able to leverage support costs as general and administrative expenses grow at a slower rate than our revenues.

Overview of Corporate Structure

Muscle Maker serves as a holding company of the following subsidiaries:

(i)	Muscle Maker Development, LLC (“Muscle Maker Development”), a directly wholly owned subsidiary, which was formed in Nevada on July 18, 2017 for the purposes of running our existing franchise operations and continuing to franchise the Muscle Maker Grill name and business system to qualified franchisees; and
(ii)	Muscle Maker Corp., LLC (“Muscle Maker Corp.”), a directly wholly owned subsidiary, which was formed in Nevada on July 18, 2017 for the purposes of developing new corporate stores and operating our new and existing corporate stores. Muscle Maker Corp. has a direct 70% ownership interest in Custom Technology, Inc. (“CTI”), which was formed in New Jersey on July 29, 2015, and is a technology and point of sale (“POS”) systems dealer and technology consultant.

We plan to expand our Muscle Maker Grill brand through the (i) development and opening of additional company owned Muscle Maker Grill restaurants and (ii) franchising of additional Muscle Maker Grill restaurants. Muscle Maker together with Muscle Maker Development, Muscle Maker Corp., and CTI are referred to herein collectively as the “Company”.

Corporate History

Formation of Muscle Maker

Muscle Maker, Inc. (“Muscle Maker”), was incorporated by American Restaurant Holdings (“American Restaurant Holdings”) in California on December 8, 2014. On December 22, 2014, Muscle Maker issued 14,285 shares of its common stock, no par value per share, to the Chief Executive Officer of American Restaurant Holdings as founder shares for cash proceeds of $10.

Acquisition of 74% of Muscle Maker Brands

Muscle Maker Brands, LLC (“Muscle Maker Brands”) was formed on December 22, 2014 in the state of California for the purpose of acquiring and operating company owned Muscle Maker Grill restaurants, as well as franchising the Muscle Maker Grill name and business system to qualified franchisees. Muscle Maker Franchising, LLC (“Muscle Maker Franchising”) was founded in 1995 in order to develop a brand of healthy-option fast food restaurants.

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On January 23, 2015, Muscle Maker, Muscle Maker Brands and Muscle Maker Franchising entered into a Unit Purchase Agreement whereby Muscle Maker Brands purchased substantially all of the assets and liabilities of Muscle Maker Franchising, Muscle Maker acquired 7,400 membership units of Muscle Maker Brands (representing 74% of the membership units of Muscle Maker Brands), and certain members of Muscle Maker Franchising (“MMF Members”) acquired 2,600 membership units of Muscle Maker Brands (representing 26% of the membership units of Muscle Maker Brands). (the “MMG Acquisition”). The aggregate purchase consideration for Muscle Maker’s membership interest in Muscle Maker Brands was $4,244,000 and consisted of $3,570,000 in cash, $604,000 of promissory notes (consisting of a $400,000 promissory note (“MM Note”) from Muscle Maker and a $204,000 promissory note (“MMB Note”) from Muscle Maker Brands) and 71,428 shares of common stock of Muscle Maker valued at $0.98 per share or $70,000 issued. On January 23, 2015, in exchange for the issuance by Muscle Maker to American Restaurant Holdings of 5,785,714 shares of common stock of Muscle Maker, American Restaurant Holdings provided cash of $3,645,000 and an obligation to repay an aggregate of $604,000 of principal due under MM Note and MMB Note issued to Muscle Maker Franchising in order to facilitate the Muscle Maker Brands acquisition. Pursuant to the terms of the Unit Purchase Agreement, the MMF Members shall convert their non-controlling interest in Muscle Maker Brands into an aggregate of 2,067,953 shares of common stock of Muscle Maker prior to Muscle Maker going public.

On January 24, 2015, Muscle Maker granted 28,571 shares of its common stock valued at $0.98 per share to its Director of Brand Development, in connection with an employment agreement with the Director of Brand Development.

On January 24, 2015, the Company issued 61,224 shares of its common stock to the Director of Brand Development in exchange for cash proceeds of $0.98 per share, or $60,000.

On July 23, 2015 and August 28, 2015, the Company issued 107,142 and 71,428 of its common stock, and 3 -year warrants for the purchase of 53,571 and 35,714 shares of common stock respectively, for aggregate cash proceeds of $750,000. The warrants are exercisable at $5.25 per share.

Springfield Acquisition

On May 4, 2015, Muscle Maker Brands acquired a business in Springfield, New Jersey, as a corporate store (the “Springfield Acquisition”). The purchase price of the store was $30,060, of which $8,670 related to equipment purchased and the remaining $21,390 was accounted for as goodwill.

CTI Acquisition

On August 1, 2015, the Company acquired 70% of the shares of Custom Technology, Inc. (“CTI”), a technology and point of sale (“POS”) systems dealer and technology consultant, in exchange for $70,000 in cash (the “CTI Acquisition”). CTI was formed in New Jersey on July 29, 2015 and entered into an asset purchase agreement on August 1, 2015 pursuant to which CTI purchased POS computer systems, cash registers, camera systems and related inventory and supplies from its predecessor entity.

Repayment of Promissory Notes regarding MMG Acquisition

The MMB Note was completely repaid on March 9, 2015. On July 21, 2015, January 23, 2016 and July 23, 2016, installments of $100,000, $150,000 and $150,000 were repaid on the balance of the MM Note. As of July 23, 2016, there is no balance outstanding related to MM Note.

Advances and Exchange of Advances for Convertible Notes

On December 31, 2015, Muscle Maker issued a promissory note in the amount of $1,082,620 (the “2015 ARH Note”) to American Restaurant Holdings. The 2015 ARH Note had no stated interest rate and was convertible into 309,320 shares of the Company’s common stock at $3.50 per share.

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During the period from July 1, 2016 through December 31, 2016, American Restaurant Holdings provided $1,364,842 of advances to Muscle Maker. These advances, combined with the $1,257,000 payable to American Restaurant Holdings as June 30, 2016 were exchanged for a convertible note in the amount of $2,621,842 (the “2016 ARH Note”). The 2016 ARH Note had no stated interest rate or maturity date and was convertible into shares of common stock of Muscle Maker at a conversion price of $2.80 per share at a time to be determined by the American Restaurant Holdings.

More Advances and Exchange of Advances for Convertible Notes and Conversion of Convertible Notes to Shares of Common Stock

During the period from December 31, 2016 through February 15, 2017, American Restaurant Holdings provided $980,949 of advances to the Company. The payable due to American Restaurant Holdings as a result of these advances was exchanged for a convertible promissory note in the amount of $980,949 (the “ First 2017 ARH Note”). The First 2017 ARH Note has no stated interest rate or maturity date and is convertible into shares of common stock of Muscle Maker at a conversion price of $2.80 per share at a time to be determined by the lender.

On March 14, 2017, American Restaurant Holdings elected to convert: (a) the 2015 ARH Note in the principal amount of $1,082,620 into 309,320 shares of common stock of Muscle Maker at a conversion price of $3.50 per share; (b) the 2016 ARH Note in the principal amount of $2,621,842 into 936,372 shares of common stock of Muscle Maker at a conversion price of $2.80 per share; and (c) the First 2017 ARH Note in the principal amount of $980,949 into 350,338 shares of common stock of Muscle Maker at a conversion price of $2.80 per share.

Second 2017 Advances and Exchange of Advances for Convertible Notes

During the period from February 16, 2017 through March 15, 2017, American Restaurant Holdings provided $338,834 of advances to the Company. The payable due to American Restaurant Holdings as a result of these advances was exchanged for a convertible promissory note in the amount of $338,834 (the “Second 2017 ARH Note”). The Second 2017 ARH Note has no stated interest rate or maturity date and is convertible into shares of common stock of Muscle Maker at a conversion price of $3.50 per share at a time to be determined by the lender.

Unrelated Party Loans for Convertible Notes

During the period from March 17, 2017 to May 1, 2017, Muscle Maker issued convertible notes, as amended, maturing upon closing of this Offering, but no later than January 31, 2018, convertible into common stock at a price per share of $2.375 (50% of initial public offering price), and, if not converted, a stated interest rate of 10% per six months, will become due and payable along with the principal amount, to the following unrelated parties:

(a) JM Assets LP for a loan of $500,000;

(b) Midland IRA Inc FBO Randall Avery for a loan of $100,000;

(c) Tom Buckley for a loan of $25,000; and

(d) John Mohan for a loan of $100,000.

Related Party Loan for Convertible Note

On May 1, 2017, Muscle Maker issued to John Feeney, for a loan of $50,000, a convertible note, as amended, maturing upon closing of this Offering, but no later than January 31, 2018, convertible into common stock at a price per share of $2.375 (50% of initial public offering price), and, if not converted, a stated interest rate of 10% per six months, will become due and payable along with the principal amount.

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Issuances of Warrants

The Company issued the following warrants to purchase an aggregate of 701,890 shares of common stock of Muscle Maker: (a) a 3 -year warrant to Dean Miles to purchase 89,285 shares of common stock of Muscle Maker at an exercise price of $5.25 per share, in connection with two private placements to Mr. Miles in 2015; (b) a 3-year warrant to American Restaurant Holdings to purchase of 327,730 shares of common stock of Muscle Maker at an exercise price of $7.00 per share, in connection with the exchange of advances for the 2016 ARH Note in 2016; (c) a 3-year warrant to American Restaurant Holdings to purchase of 122,618 shares of common stock of Muscle Maker at an exercise price of $7.00 per share, in connection with the exchange of advances for the First 2017 ARH Note in 2017; (d) a 3-year warrant to American Restaurant Holdings to purchase of 21,058 shares of common stock of Muscle Maker at an exercise price of $7.00 per share, in connection with the exchange of advances for the Second 2017 ARH Note in 2017; (e) a 3-year warrant to American Restaurant Holdings to purchase of 21,058 shares of common stock of Muscle Maker at an exercise price of $7.00 per share, in connection with the exchange of advances for the Third 2017 ARH Note in 2017; (f) a 3-year warrant to Prashant Shah to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share; (g) a 3-year warrant to JM Assets LP to purchase of 35,714 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by JM Assets LP to Muscle Maker in 2017; (h) a 3-year warrant to Midland IRA Inc FBO Randall Avery to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Midland IRA Inc FBO Randall Avery to Muscle Maker in 2017; (i) a 3-year warrant to John Feeney to purchase of 3,571 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by John Feeney to Muscle Maker in 2017; (j) a 3-year warrant to Tom Buckley to purchase of 1,785 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Tom Buckley to Muscle Maker in 2017; (k) a 3-year warrant to John Mohan to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by John Mohan to Muscle Maker in 2017; (l) a 3-year warrant to Kevin Mohan to purchase of 3,571 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Kevin Mohan to Muscle Maker in 2017; (m) a 3-year warrant to Dan Pettit to purchase of 10,714 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Dan Pettit to Muscle Maker in 2017; (n) a 3-year warrant to Attary LLC to purchase of 5,357 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Attary LLC to Muscle Maker in 2017; (o) a 3-year warrant to John Marques to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Membership, LLC to Muscle Maker in 2017; (p) a 3-year warrant to Sean Harrison to purchase of 3,571 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Sean Harrison to Muscle Maker in 2017; (q) a 3-year warrant to Robert Mohan to purchase of 3,571 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Robert Mohan to Muscle Maker in 2017; (r) a 3-year warrant to Spartan Capital Securities, LLC to purchase of 2,285 shares of common stock of Muscle Maker at an exercise price of $7.00 per share; (s) a 3-year warrant to Jerry Neugebauer to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan Jerry Neugebauer to Muscle Maker in 2017; (t) a 3-year warrant to A.B. Southall to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by A.B. Southall to Muscle Maker in 2017; and (u) a 3-year warrant to Shawn Holmes to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Shawn Holmes to Muscle Maker in 2017. As of the date of this Offering Statement, there are unexercised warrants outstanding to purchase an aggregate of 694,740 shares of common stock of Muscle Maker.

Spin-Off of Muscle Maker by American Restaurant Holdings

On March 23, 2017, American Restaurant Holdings authorized and facilitated the distribution of 7,381,745 shares of common stock of Muscle Maker held by American Restaurants, LLC, the wholly owned subsidiary of American Restaurant Holdings, to the shareholders of American Restaurant Holdings (the “Spin-Off”). As a result of the Spin-Off on March 23, 2017, American Restaurant Holdings is no longer a majority owner of Muscle Maker.

Additional Unrelated Party Loans for Convertible Notes

During the period from May 31, 2017 to June 16, 2017, Muscle Maker issued convertible notes maturing six months after the issuance of the convertible note, convertible into common stock at a price per share of $2.375 (50% of initial public offering price), and, if not converted, a stated interest rate of 10% per six months, will become due and payable along with the principal amount, to the following unrelated parties:

(a) Kevin Mohan for a loan of $50,000;

(b) Dan Pettit for a loan of $150,000; and

(c) Attary LLC for a loan of $75,000.

Additional Related Party Loan for Convertible Note

On June 16, 2017, Muscle Maker issued to Membership, LLC, for a loan of $100,000, a convertible note maturing six months after the issuance of the convertible note, convertible into common stock at a price per share of $2.375 (50% of initial public offering price), and, if not converted, a stated interest rate of 10% per six months, will become due and payable along with the principal amount.

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Grant of Shares of Restricted Common Stock to Employees and Consultants

In May 2017, Muscle Maker granted 159,642 shares of its common stock to its employees and consultants at a value of $7.00 per share. Such share grants are subject to graduated vesting in equal installments of 20% on each of the following dates: (i) the date of grant, (ii) January 1, 2018, (iii) January 1, 2019, (iv) January 1, 2020, and (v) January 1, 2021. In the event of resignation or termination for any reason (except for a “change of control”) of an employee or consultant that receives such shares, the remaining non-vested shares of such employee or consultant prior to such resignation or termination will be forfeited.

Conversion of Muscle Maker Brands

On June 8, 2017, Muscle Maker Brands converted from a limited liability company into a California corporation named Muscle Maker Brands Conversion, Inc. (“MMBC”).

Recent Developments

Unrelated Party Loans for Convertible Notes

During the period from July 13, 2017 to August 15, 2017, Muscle Maker issued convertible notes maturing six months after the issuance of the convertible note, convertible into common stock at a price per share of $2.375 (50% of initial public offering price), and, if not converted, a stated interest rate of 10% per six months, will become due and payable along with the principal amount, to the following unrelated parties:

(a) Sean Harrison for a loan of $50,000;

(b) Robert Mohan for a loan of $50,000;

(c) Jerry Neugebauer for a loan of $100,000; and

(d) Shawn Holmes for a loan of $100,000.

Reorganization

Formation of Muscle Maker Development to Operate Franchising and Assignment of Franchise Agreements

On July 18, 2017, Muscle Maker formed Muscle Maker Development, LLC (“Muscle Maker Development”) in the state of Nevada for the purpose of running our existing franchise operations and continuing to franchise the Muscle Maker Grill name and business system to qualified franchisees. Muscle Maker Development issued 1,000 membership units to its sole member and manager, Muscle Maker. On August 25, 2017, MMBC assigned all the existing franchise agreements to Muscle Maker Development pursuant to the terms of that certain Assignment and Assumption Agreement, dated August 25, 2017, between MMBC and Muscle Maker Development.

Formation of Muscle Maker Corp. to Develop and Operate Corporate Stores

On July 18, 2017, Muscle Maker formed Muscle Maker Corp., LLC (“Muscle Maker Corp.”) in the state of Nevada for the purpose of developing new corporate stores and operating new and existing corporate stores of Muscle Maker. Muscle Maker Corp. issued 1,000 membership units to its sole member and manager, Muscle Maker.

Issuance of Shares of Muscle Maker to CrowdfundX for Marketing Services in Connection with Offering

On July 20, 2017, Muscle Maker entered into that certain Master Services Agreement, effective as of July 20, 2017, with WhoYouKnow LLC, California limited liability company d/b/a CrowdfundX (“CrowdfundX”), whereby CrowdfundX is providing management services to Muscle Maker in connection with the Offering. Pursuant to the terms of the agreement, Muscle Maker issued 35,789 shares of common stock at a value of $4.75 per share (or, an aggregate value of $170,000) to CrowdfundX. In addition, Muscle Maker agreed to pay a cash fee to CrowdfundX in the amount of $145,000, which was paid in installments of $40,000 within five business days after the Effective Date, $40,000 on August 21, 2017, and $65,000 on September 21, 2017.

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Third 2017 Advances and Exchange of Advances for Convertible Notes

During the period from March 16, 2017 through July 18, 2017, American Restaurant Holdings provided $336,932 of advances to the Company. The payable due to American Restaurant Holdings as a result of these advances was exchanged for a convertible promissory note in the amount of $336,932 (the “Third 2017 ARH Note”). The Third 2017 ARH Note has no stated interest rate or maturity date and is convertible into shares of common stock of Muscle Maker at a conversion price of $5.60 per share at a time to be determined by the lender.

Shares Purchased by Daniel Pettit

On July 21, 2017, Muscle Maker issued 8,928 shares of common stock of Muscle Maker to Daniel Pettit, as trustee of the Daniel E. Pettit Revocable Trust at a purchase price of $5.60 per share providing $50,000 of proceeds to Muscle Maker.

Appointment of Computershare as Transfer Agent

On July 24, 2017, Muscle Maker entered into an agreement with Computershare Inc., and its wholly-owned subsidiary Computershare Trust Company, N.A. (together with Computershare, Inc., “Computershare”), whereby Computershare agreed to act as the transfer agent of Muscle Maker.

Exercise of Warrants by Prashant Shah

On July 25, 2017, Prashant Shah exercised his 3-year warrant to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share providing $50,000 of proceeds to Muscle Maker.

Options Granted to Franchisees

On July 27, 2017, Muscle Maker granted stand-alone (non-Plan based) non-qualified stock options to purchase an aggregate of 45,000 shares of its common stock to its franchisees. The options are fully vested, have an exercise price of $7.00 per share and expire 3 years after the date of grant.

Amendment of Bylaws Permitting Electronic Voting of Shareholders

Our board of directors approved on August 11, 2017 an amendment to our Bylaws permitting electronic notice by the Board of Directors to shareholders seeking shareholder approval on corporate matters and for shareholders to electronically vote directly on corporate matters rather than to require the provision of proxies at a shareholder meeting.

Shared-Service Agreement between Muscle Maker and Muscle Maker Development

On August 25, 2017, Muscle Maker and Muscle Maker Development entered into a Shared-Service Agreement as to the payment of compensation and expenses of employees and consultants which are shared by both Muscle Maker and Muscle Maker Development.

Related Party Loan for Convertible Note

On August 15, 2017, Muscle Maker issued a convertible note to A.B. Southall for a loan of $100,000, maturing six months after the issuance of the convertible note, convertible into common stock at a price per share of $2.375 (50% of initial public offering price), and, if not converted, a stated interest rate of 10% per six months, will become due and payable along with the principal amount.

Shares Purchased by CCNC-MMG, LLC

On August 25, 2017, Muscle Maker issued 53,571 shares of common stock of Muscle Maker to CCNC-MMG, LLC at a purchase price of $5.60 per share providing $300,000 of proceeds to Muscle Maker.

Shares Purchased by Alex Danze

On September 1, 2017, Muscle Maker issued 8,928 shares of common stock of Muscle Maker to Alex Danze at a purchase price of $5.60 per share providing $50,000 of proceeds to Muscle Maker.

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Merger and Reorganization

Merger of Muscle Maker Brands Conversion, Inc. with Muscle Maker

On September 15, 2017 (“Effective Merger Date”), pursuant to an Agreement of Merger, MMBC was merged (“Merger”) into Muscle Maker, with Muscle Maker as the surviving corporation, in a tax-free reorganization. Pursuant to the Merger, each share of common stock of MMBC, no par value per share (the “MMBC Common Stock”), other than shares owned by Muscle Maker, was converted into 795.3668 shares of common stock of Muscle Maker, with any fractional shares resulting to any shareholder of MMBC being rounded to the next nearest whole share (the “Merger Consideration”) for a total consideration of 2,067,953 shares of common stock of Muscle Maker to the MMF Members. On the Effective Merger Date, by virtue of the Merger, each share of MMBC Common Stock issued and held immediately prior to the Effective Time by Muscle Maker was automatically cancelled and retired and ceased to exist, and no consideration was delivered in exchange for the cancellation and retirement of the MMBC Common Stock held by Muscle Maker. As a result of the Merger, Muscle Maker owned 70% of the shares of CTI.

Assignment of Corporate Stores and shares of CTI to Muscle Maker Corp.

On September 15, 2017, Muscle Maker assigned all the existing corporate stores and its 70% ownership interest in CTI to Muscle Maker Corp. pursuant to the terms of that certain Agreement of Conveyance, Transfer and Assigning of Assets and Assumptions of Liabilities, dated September 15, 2017, between Muscle Maker Corp and Muscle Maker.

Conversion of Second 2017 ARH Note to Shares of Common Stock

On September 19, 2017, American Restaurant Holdings elected to convert the Second 2017 ARH Note in the principal amount of $338,834 into 96,809 shares of common stock of Muscle Maker at a conversion price of $3.50 per share.

Conversion of Third 2017 ARH Note to Shares of Common Stock

On September 19, 2017, American Restaurant Holdings elected to convert the Third 2017 ARH Note in the principal amount of $336,932 into 60,166 shares of common stock of Muscle Maker at a conversion price of $5.60 per share.

Employment Agreements

Muscle Maker entered into an Employment Agreement with each of (i) Robert Morgan, as Chief Executive Officer, (ii) Grady Metoyer, as Chief Financial Officer and (iii) Rodney Silva, as Chief Culture Officer, effective as of the date Muscle Maker successfully receives at least $5,000,000 in gross proceeds from an SEC qualified offering under this Offering Statement under Regulation A+ under the Securities Act of 1933, as amended. See “Executive Compensation – Employment Agreements”.

Payment of Lease Payment Obligations

On September 15, 2017, American Restaurant Holdings entered into an Assumption Agreement with Muscle Maker and Muscle Maker Corp, whereby Muscle Maker and Muscle Maker Corp. agree to make all required payments under the Muscle Maker Grill corporate restaurant leases which American Restaurant Holdings entered into on behalf of Muscle Maker, Inc, Muscle Maker Corp., LLC, Muscle Maker Brands, LLC and Muscle Maker Brands Conversion, Inc.

Reverse Stock Split

Our board of directors and shareholders approved on September 18, 2017 and September 20, 2017, respectively, a 1-for-7 reverse split of our common stock, which was effected on September 20, 2017. The reverse split combined each seven shares of our outstanding common stock into one share of common stock and correspondingly adjusted the exercise prices of our common stock purchase warrants and options and conversion price of our convertible debt. No fractional shares were issued in connection with the reverse split, and any fractional shares resulting from the reverse split were rounded down to the nearest whole share. All references to common stock, common stock purchase warrants, restricted stock, share data, per share data and related information have been retroactively adjusted, where applicable, in this Offering Circular to reflect the reverse split of our common stock (and the corresponding adjustment of the exercise prices of our common stock purchase warrants) as if it had occurred at the beginning of the earliest period presented. As a result of the reverse stock split, the number of shares of common stock issued and outstanding decreased from 71,591,120 shares as of September 20, 2017, to approximately 10,184,445 shares. In connection with the reverse stock split, we filed Certificate of Amendment to our Articles of Incorporation to effect the reverse stock split with the Secretary of State of California on September 20, 2017.

Adoption of Muscle Maker, Inc 2017 Stock Option and Stock Issuance Plan

Our board of directors and shareholders adopted and approved on July 27, 2017 and September 21, 2017, respectively, the Muscle Maker, Inc 2017 Stock Option and Stock Issuance Plan, effective September 21, 2017, under which stock options and restricted stock may be granted to officers, directors, employees and consultants. Under the Plan, 1,428,571 shares (10,000,000 pre-reverse split shares) of Common Stock, no par value per share, are reserved for issuance.

Grant of Shares of Restricted Common Stock to Directors under Plan

On September 21, 2017, Muscle Maker granted 7,142 shares (post-reverse stock split) of common stock under its Muscle Maker 2017 Stock Option and Stock Issuance Plan to each of its six directors of Muscle Maker (42,857 shares of common stock in the aggregate) at a value of $7.00 per share. Such share grants are subject to graduated vesting in the following installments on each of the following dates: (i) 66.666% as of the date of grant and (ii) 8.333% as of (a) October 1, 2017, ( b ) November 1, 2017, ( c ) December 1, 2017, and ( d ) January 1, 2018 .

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Additional Unrelated Party Loans for Convertible Notes

During the period from October 3, 2017 to October 30, 2017, Muscle Maker issued convertible notes which are automatically convertible into common stock at a price per share of $2.375 (50% of initial public offering price) upon the earlier of the qualification of this Offering or maturity date of the notes, which are twelve months after the issuance of the convertible notes, and bear no interest to the following unrelated parties:

(a) Anthony Ferrara for a loan of $129,000;

(b) Michael D. Reysack for a loan of $50,000;

(c) Allen E. Style, Jr. for a loan of $100,000;

(d) Todd Petersen for a loan of $25,000;

(e) IRA Resources, Inc. for a loan of $90,000;

(f) Saca Ventures, LLC for a loan of $100,000;

(g) John Samsel, Jr. for a loan of $61,500; and

(h) Stephanie Love for a loan of $3,000;

Risk Factors

Before you invest in our common stock, you should carefully consider all of the information in this Offering Circular, including matters set forth under the heading “Risk Factors.” Risks relating to our business include the following, among others:

●	our vulnerability to changes in consumer preferences and economic conditions;

●	our ability to open new restaurants in new and existing markets and expand our franchise system;

●	our ability to generate comparable restaurant sales growth;

●	our restaurants and our franchisees’ restaurants may close due to financial or other difficulties;

●	new menu items, advertising campaigns and restaurant designs and remodels may not generate increased sales or profits;

●	anticipated future restaurant openings may be delayed or cancelled;

●	increases in the cost of food supplies and other products;

●	our ability to compete successfully with other quick-service and fast-casual restaurants; and

●	our reliance on our franchisees, who may be adversely impacted by economic conditions and who may incur financial hardships, be unable to obtain credit, need to close their restaurants or declare bankruptcy.

In addition, the report of our independent registered public accounting firm for the two years ended December 31, 2016 and 2015 contains a statement with respect to substantial doubt as to our ability to continue as a going concern as a result of recurring losses from operations and negative cash flows.

Emerging Growth Company Status

We are an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We intend to take advantage of all of these exemptions.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards, and delay compliance with new or revised accounting standards until those standards are applicable to private companies. We have elected to take advantage of the benefits of this extended transition period.

We could be an emerging growth company until the last day of the first fiscal year following the fifth anniversary of our first common equity offering, although circumstances could cause us to lose that status earlier if our annual revenues exceed $1.0 billion, if we issue more than $1.0 billion in non-convertible debt in any three-year period or if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act.

Company Information

Our principal office is located at 2200 Space Park Drive, Suite 310, Houston, Texas 77058 and our phone number is (732) 669-1200. Our corporate website address is www.musclemakergrill.com. Information contained on, or accessible through, our website is not a part of, and is not incorporated by reference into, this Offering Circular.

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Muscle Maker Grill, the logos of Muscle Maker Grill, and other trade names, trademarks or service marks of Muscle Maker appearing in this Offering Circular are the property of Muscle Maker. Trade names, trademarks and service marks of other organizations appearing in this Offering Circular are the property of their respective holders.

The diagram below depicts our organizational structure after this Offering:

The share information in this diagram for Muscle Maker has been adjusted to reflect the 1-for-7 reverse stock split of our common stock that was effective September 20, 2017.

THE OFFERING

Securities Being Offered by the Company	4,200,000 shares of common stock, no par value per share (the “Common Stock”), on a “best efforts” basis for up to $19,950,000 of gross proceeds. Purchasers of the Shares will become our common stockholders.

Offering Price per Common Stock by the Company	$4.75 per share of Common Stock.

Selling Agent	TriPoint Global Equities, LLC shall serve as our Selling Agent. The Selling Agent may engage one or more sub selling agents or selected dealers.

Subscribing Online

After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors of Muscle Maker may (i) if a U.S. investor, open a BANQ online brokerage account (“BANQ Online Brokerage Account”) through the online brokerage division of Selling Agent and utilize the BANQ online platform (“BANQ Online Platform”) to receive, review, execute and deliver subscription agreements electronically or (ii) if a U.S. investor who participates in this Offering other than through BANQ or is a non-U.S. investor, deliver completed and executed subscription agreements directly to the Company thru the BANQ platform.

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Escrow Agent	Wilmington Trust, N.A. shall serve as our Escrow Agent.

Escrow Account and Brokerage Account	After the qualification by the SEC of the Offering Statement of which this Offering Circular is a part, investors of Muscle Maker may, (i) if a U.S. investor using a BANQ Online Brokerage Account, deposit funds in the amount of the purchase price by ACH debit transfer, wire transfer, or by mailing in a check into the BANQ Online Brokerage Account or (ii) if a U.S. investor who participates in this Offering other than through BANQ or is a non-U.S. investor, deposit funds in the amount of the purchase price by ACH debit transfer, wire transfer, or by mailing in a check into a non-interest bearing escrow account (“Escrow Account”) held by Wilmington Trust, N.A. (the “Escrow Agent”) in compliance with SEC Rule 15c2-4. The funds in the Escrow Account or the Brokerage Account will be released to the Company only after we closed on the subscription as described in this Offering Circular. The Company may undertake one or more closings on a rolling basis; however, it intends to complete one closing. Until we complete a closing, the proceeds for the Offering will be kept in the Escrow Account, except with respect to those investors using a BANQ Online Brokerage Account. At a closing, the proceeds will be distributed to the Company and the associated Shares will be issued to the investors in such Shares. If there are no closings or if funds remain in the escrow account upon termination of this Offering without any corresponding closing, the investments for this Offering will be promptly returned to investors, without deduction and generally without interest.

Offering Campaign Consultant	We have engaged WhoYouKnow LLC, a California limited liability company, d/b/a CrowdfundX (“Offering Campaign Consultant”), to assist us in the planning, public relations and promotion of this Offering, utilizing the BANQ Online Platform.

Minimum Investment Amount

The minimum investment amount per investor is $475 (100 shares of Common Stock); however, we can waive the minimum purchase requirement on a case to case basis in our sole discretion. The subscriptions, once received, are irrevocable.

Investment Amount Restrictions	Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Capital Stock	Our common stock is common equity and contains no preferences as to other classes of our capital stock. Each share of our common stock entitles the holder to one vote on all matters submitted to the vote of the stockholders, including the election of directors.

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Number of Shares Outstanding Before the Offering of Common Stock	A total of 10,277,491 shares of Common Stock issued and outstanding as of the date hereof. This number includes the following issuances after June 30, 2017 to: (a) American Restaurant Holdings of (i) 96,809 shares of Common Stock of Muscle Maker in connection with the conversion of the Second 2017 ARH Note in the principal amount of $338,834; and ( ii ) 60,166 shares of Common Stock of Muscle Maker in connection with the conversion of the Third 2017 ARH Note in the principal amount of $336,932; (b) Daniel Pettit, as trustee of the Daniel E. Pettit Revocable Trust of 8,928 shares of Common Stock of Muscle Maker at a price of $5.60 per share; (c) CCNC-MMG, LLC of 53,571 shares of Common Stock of Muscle Maker at a price of $5.60 per share; (d) Alex Danze of 8,928 shares of Common Stock of Muscle Maker at a price of $5.60 per share; (e) MMF Members of 2,067,953 shares of Common Stock of Muscle Maker in connection with the Merger; ( f ) CrowdfundX of 35,789 shares of Common Stock of Muscle Maker at a value of $4.75 per share (or, an aggregate value of $170,000) as partial consideration for marketing services provided by CrowdfundX in connection with this offering; ( g ) Prashant Shah of 7,142 shares of Common Stock of Muscle Maker, who exercised a 3-year warrant at an exercise price of $7.00 per share; and ( h ) each of the six directors of the Board of 7,142 shares of Common Stock of Muscle Maker (an aggregate of 42,857 shares of Common Stock) in connection with restricted stock grants at a value of $7.00 per share.

Number of Shares Outstanding After the Offering of Common Stock if All the Stock Being Offered are Sold	A total of 14,477,491 shares of Common Stock will be issued and outstanding after this Offering is completed if all the Offered Shares are sold. This number includes the following issuances after June 30, 2017 to: (a) American Restaurant Holdings of (i) 96,809 shares of Common Stock of Muscle Maker in connection with the conversion of the Second 2017 ARH Note in the principal amount of $338,834; and ( ii ) 60,166 shares of Common Stock of Muscle Maker in connection with the conversion of the Third 2017 ARH Note in the principal amount of $336,932; (b) Daniel Pettit, as trustee of the Daniel E. Pettit Revocable Trust of 8,928 shares of Common Stock of Muscle Maker at a price of $5.60 per share; (c) CCNC-MMG, LLC of 53,571 shares of Common Stock of Muscle Maker at a price of $5.60 per share; (d) Alex Danze of 8,928 shares of Common Stock of Muscle Maker at a price of $5.60 per share; (e) MMF Members of 2,067,953 shares of Common Stock of Muscle Maker in connection with the Merger; ( f ) CrowdfundX of 35,789 shares of Common Stock of Muscle Maker at a value of $4.75 per share (or, an aggregate value of $170,000) as partial consideration for marketing services provided by CrowdfundX in connection with this offering; ( g ) Prashant Shah of 7,142 shares of Common Stock of Muscle Maker, who exercised a 3-year warrant at an exercise price of $7.00 per share; and ( h ) each of the six directors of the Board of 7,142 shares of Common Stock of Muscle Maker (an aggregate of 42,857 shares of Common Stock) in connection with restricted stock grants at a value of $7.00 per share.

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Voting Rights	The Common Stock offered hereby are entitled to one vote per share.

Selling Agent’s Warrant

Upon each closing of this offering, we have agreed to issue to the Selling Agent warrants to purchase a number of shares of our common stock equal to five percent (5%) of the total shares of our common stock sold in such closing (“Selling Agent’s Warrants”). The Selling Agent’s Warrants are exercisable commencing 180 days after the qualification date of the offering statement related to this offering, and will be exercisable until the fifth anniversary of the qualification date. The Selling Agent’s Warrants are not redeemable by us. The Selling Agent Warrants have an exercise price of $ 5.9375 per share (equal to 125% of the implied price per share of the Offering).

Risk Factors	Investing in our Common Stock involves risks. See the section entitled “Risk Factors” in this Offering Circular and other information included in this Offering Circular for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Use of Proceeds

We expect to receive net proceeds from this offering of approximately $18,453, 750 after deducting estimated underwriting discounts and commissions in the amount of $1,496,250 (7.5% of the gross proceeds of the Offering). We intend to use the net proceeds for the following purposes in the following order: (a) first towards the fees and expenses associated with qualification of Offering under Regulation A of up to $578 ,000, including legal, auditing, accounting, escrow agent, transfer agent, financial printer and other professional fees; (b) second towards the implementation of our business plan, including but not limited to, (i) opening new corporate stores, (ii) funding possible acquisition opportunities, and (iii) funding a national marketing campaign; and (c) the balance of capital raised toward working capital and general corporate purposes. See “Use of Proceeds.”

Termination of the Offering	The Offering will terminate at the earlier of: (1) the date at which $19,950,000 of Shares has been sold, (2) the date which is one year after this Offering being qualified by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion (the “Termination Date”).

Proposed Listing	No public market currently exists for our shares of Common Stock. We intend to list our common stock on the NYSE American (“NYSE American”) under the symbol “MMB” after we register our common stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”), following the termination of this offering. There is no assurance that our common stock will be registered under the Exchange Act or, if registered under the Exchange Act, that our listing application will be approved by the NYSE American. If not approved by the NYSE American, we intend to apply for quotation of our common stock on the OTCQX Marketplace under the symbol “MMB” after the termination of this offering.

Transfer Agent and Registrar	We have engaged Computershare Trust Company, N.A. to be our transfer agent and registrar in connection with the Offering.

Dividends	Our ability to pay dividends depends on both our achievement of positive cash flow and our board of directors’ discretion in declaring dividends. The order and priority of our dividends is further described in “Description of Capital Stock – Dividends.”

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SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

The following table presents our summary historical consolidated financial data for the periods indicated. The summary historical consolidated financial data for the years ended December 31, 2016 and December 31, 2015 and the balance sheet data as of December 31, 2016 and December 31, 2015 are derived from the audited financial statements. The summary historical financial data for the six months ended June 30, 2017 and June 30, 2016 and the balance sheet data as of June 30, 2017 and June 30, 2016 are derived from our unaudited financial statements.

Historical results are included for illustrative and informational purposes only and are not necessarily indicative of results we expect in future periods, and results of interim periods are not necessarily indicative of results for the entire year. You should read the following summary financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes appearing elsewhere in this Offering Circular.

	Successor	Combined Successor & Predecessor	Successor	Successor
Statement of Operations Data	For the Year Ended December 31,		For the Six Months Ended June 30,
	2016	2015	2017	2016
			(unaudited)
Revenues	$4,953,205	$3,106,779	$3,890,822	$1,919,557
Operating Costs and Expenses	8,919,142	4,010,074	7,145,235	2,993,823
(Loss) Income from Operations	(3,965,937)	(903,295)	(3,254,413)	(1,074,266)
Total Other (Expense) Income	(126,468)	899	(3,675,101)	(65,720)
Net Loss before Taxes	(4,092,405)	(902,396)	(6,929,514)	(1,139,986)
Income tax provision	(127,282)	(119,245)	(63,641)	(63,641)
Net (Loss) Income	(4,219,687)	(1,021,641)	(6,993,155)	(1,203,627)
Net loss attributable to the non-controlling interests	(1,110,106)	(226,718)	(1,818,064)	(302,702)
Net (Loss) Income Attributable to Controlling Interest	$(3,109,581)	$(794,923)	$(5,175,091)	$(900,925)

Net Loss Attributable to Controlling Interest Per Share:	(0.51)	(0.02)	$(0.75)	$(0.15)

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	Successor	Combined Successor & Predecessor	Successor	Combined Successor & Predecessor
	December 31,	December 31,	June 30,	June 30,
Balance Sheet Data (at period end)	2016	2015	2017	2016
			(unaudited)	(unaudited)
Cash and cash equivalents	$335,724	$599,278	$230,976	$648,671
Working capital	$(1,723,852)	$(61,507)	$(3,946,913)	$(355,734)
Total assets	$8,254,024	$8,138,370	$9,080,945	$8,838,613
Total liabilities	$3,936,592	$2,227,070	$5,593,562	$4,130,940
Stockholders’ equity (deficit)	$4,317,432	$5,911,300	$3,487,383	$4,707,673

(1) Working capital represents total current assets less total current liabilities.

RISK FACTORS

An investment in our Offered Shares is highly speculative and is suitable only for persons or entities that are able to evaluate the risks of the investment. An investment in our Offered Shares should be made only by persons or entities able to bear the risk of and to withstand the total loss of their investment. Prospective investors should consider the following risks before making a decision to purchase our Offered Shares. To the best of our knowledge, we have included all material risks.

Risks Related to Our Business and Industry

We have a history of operating losses and our auditors have indicated that there is a substantial doubt about our ability to continue as a going concern.

To date, we have not been profitable and have incurred significant losses and cash flow deficits. For the six months ended June 30, 2017 and the fiscal year ended December 31, 2016, we reported net losses of $6,929,514 and $4,219,687, respectively, and negative cash flow from operating activities of $1,648,186 and $2,110,702, respectively. As of June 30, 2017, we had an aggregate accumulated deficit of $9,016,729. We anticipate that we will continue to report losses and negative cash flow. As a result of these net losses and cash flow deficits and other factors, our independent auditors issued an audit opinion with respect to our financial statements for the two years ended December 31, 2016 that indicated that there is a substantial doubt about our ability to continue as a going concern.

Our financial statements do not include any adjustments that might result from the outcome of this uncertainty. These adjustments would likely include substantial impairment of the carrying amount of our assets and potential contingent liabilities that may arise if we are unable to fulfill various operational commitments. In addition, the value of our securities, including common stock issued in this offering, would be greatly impaired. Our ability to continue as a going concern is dependent upon generating sufficient cash flow from operations and obtaining additional capital and financing, including funds to be raised in this offering. If our ability to generate cash flow from operations is delayed or reduced and we are unable to raise additional funding from other sources, we may be unable to continue in business even if this offering is successful. For further discussion about our ability to continue as a going concern and our plan for future liquidity, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Ability to Continue as a Going Concern.”

We may need additional capital to fund our operations, which, if obtained, could result in substantial dilution or offering will experience immediate significant debt service obligations. We may not be able to obtain additional capital on commercially reasonable terms, which could adversely affect our liquidity and financial position.

At June 30, 2017, Muscle Maker had a cash balance of approximately $230,976 , a working capital deficit of approximately $3,946,913 , and an accumulated deficit of approximately $9,016,729 . Even if we are able to substantially increase revenues and reduce operating expenses, we may need to raise additional capital. In order to continue operating, we may need to obtain additional financing, either through borrowings, private offerings, public offerings, or some type of business combination, such as a merger, or buyout, and there can be no assurance that we will be successful in such pursuits. We may be unable to acquire the additional funding necessary to continue operating. Accordingly, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell one or more lines of business or all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company.

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If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all. Any failure to raise additional funds on favorable terms could have a material adverse effect on our liquidity and financial condition.

We are vulnerable to changes in consumer preferences and economic conditions that could harm our business, financial condition, results of operations and cash flow.

Food service businesses depend on consumer discretionary spending and are often affected by changes in consumer tastes, national, regional and local economic conditions and demographic trends. Factors such as traffic patterns, weather, fuel prices, local demographics and the type, number and locations of competing restaurants may adversely affect the performances of individual locations. In addition, economic downturns, inflation or increased food or energy costs could harm the restaurant industry in general and our locations in particular. Adverse changes in any of these factors could reduce consumer traffic or impose practical limits on pricing that could harm our business, financial condition, results of operations and cash flow. There can be no assurance that consumers will continue to regard healthy-inspired fast food favorably or that we will be able to develop new menu items that appeal to consumer preferences. Our business, financial condition and results of operations depend in part on our ability to anticipate, identify and respond to changing consumer preferences and economic conditions. In addition, the restaurant industry is currently under heightened legal and legislative scrutiny related to menu labeling and resulting from the perception that the practices of restaurant companies have contributed to nutritional, caloric intake, obesity or other health concerns of their guests. If we are unable to adapt to changes in consumer preferences and trends, we may lose customers and our revenues may decline.

Our growth strategy depends in part on opening new restaurants in existing and new markets and expanding our franchise system. We may be unsuccessful in opening new company-operated or franchised restaurants or establishing new markets, which could adversely affect our growth.

One of the key means to achieving our growth strategy will be through opening new restaurants and operating those restaurants on a profitable basis. We opened one new company-operated restaurant in fiscal 2015 in Springfield, NJ, six new company-operated restaurants in fiscal 2016 in Columbia, NY, Ft. Bliss, TX, Gramercy, NY, Irvine, CA, Santa Monica, CA and Tribeca, NY and plan to open 5 to 10 new company-operated restaurants between November 2017 and April 2018 . Our franchisees opened seven and four new franchise operated restaurants in fiscal 2015 and fiscal 2016, respectively, and plan to open 15 in fiscal 2017. Our ability to open new restaurants is dependent upon a number of factors, many of which are beyond our control, including our and our franchisees’ ability to:

●	identify available and suitable restaurant sites;

●	compete for restaurant sites;

●	reach acceptable agreements regarding the lease or purchase of locations;

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●	obtain or have available the financing required to acquire and operate a restaurant, including construction and opening costs, which includes access to build-to-suit leases and equipment financing leases at favorable interest and capitalization rates;

●	respond to unforeseen engineering or environmental problems with leased premises;

●	avoid the impact of inclement weather, natural disasters and other calamities;

●	hire, train and retain the skilled management and other employees necessary to meet staffing needs;

●	obtain, in a timely manner and for an acceptable cost, required licenses, permits and regulatory approvals and respond effectively to any changes in local, state or federal law and regulations that adversely affect our and our franchisees’ costs or ability to open new restaurants; and

●	control construction and equipment cost increases for new restaurants.

There is no guarantee that a sufficient number of suitable restaurant sites will be available in desirable areas or on terms that are acceptable to us in order to achieve our growth plan. If we are unable to open new restaurants or sign new franchisees, or if existing franchisees do not open new restaurants, or if restaurant openings are significantly delayed, our revenues or earnings growth could be adversely affected and our business negatively affected.

As part of our long-term growth strategy, we may enter into geographic markets in which we have little or no prior operating or franchising experience through company-operated restaurant growth and through franchise development agreements. The challenges of entering new markets include: difficulties in hiring experienced personnel; unfamiliarity with local real estate markets and demographics; consumer unfamiliarity with our brand; and different competitive and economic conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than in our existing markets. Consumer recognition of our brand has been important in the success of company-operated and franchised restaurants in our existing markets. Restaurants we open in new markets may take longer to reach expected sales and profit levels on a consistent basis and may have higher construction, occupancy and operating costs than existing restaurants, thereby affecting our overall profitability. Any failure on our part to recognize or respond to these challenges may adversely affect the success of any new restaurants. Expanding our franchise system could require the implementation, expense and successful management of enhanced business support systems, management information systems and financial controls as well as additional staffing, franchise support and capital expenditures and working capital.

Due to brand recognition and logistical synergies, as part of our growth strategy, we also intend to open new restaurants in areas where we have existing restaurants. The operating results and comparable restaurant sales for our restaurants could be adversely affected due to close proximity with our other restaurants and market saturation.

New restaurants, once opened, may not be profitable or may close, and the increases in average restaurant revenues and comparable restaurant sales that we have experienced in the past may not be indicative of future results.

Some of our restaurants open with an initial start-up period of higher than normal sales volumes, which subsequently decrease to stabilized levels. In new markets, the length of time before average sales for new restaurants stabilize is less predictable and can be longer as a result of our limited knowledge of these markets and consumers’ limited awareness of our brand. In addition, our average restaurant revenues and comparable restaurant sales may not increase at the rates achieved over the past several years. Our ability to operate new restaurants profitably and increase average restaurant revenues and comparable restaurant sales will depend on many factors, some of which are beyond our control, including:

●	consumer awareness and understanding of our brand;

●	general economic conditions, which can affect restaurant traffic, local labor costs and prices we pay for the food products and other supplies we use;

●	consumption patterns and food preferences that may differ from region to region;

●	changes in consumer preferences and discretionary spending;

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●	difficulties obtaining or maintaining adequate relationships with distributors or suppliers in new markets;

●	increases in prices for commodities, including proteins;

●	inefficiency in our labor costs as the staff gains experience;

●	competition, either from our competitors in the restaurant industry or our own restaurants;

●	temporary and permanent site characteristics of new restaurants;

●	changes in government regulation; and

●	other unanticipated increases in costs, any of which could give rise to delays or cost overruns.

If our new restaurants do not perform as planned or close, our business and future prospects could be harmed. In addition, an inability to achieve our expected average restaurant revenues would have a material adverse effect on our business, financial condition and results of operations.

Opening new restaurants in existing markets may negatively impact sales at our and our franchisees’ existing restaurants.

The consumer target area of our and our franchisees’ restaurants varies by location, depending on a number of factors, including population density, other local retail and business attractions, area demographics and geography. As a result, the opening of a new restaurant in or near markets in which we or our franchisees’ already have restaurants could adversely impact sales at these existing restaurants. Existing restaurants could also make it more difficult to build our and our franchisees’ consumer base for a new restaurant in the same market. Our core business strategy does not entail opening new restaurants that we believe will materially affect sales at our or our franchisees’ existing restaurants. However, we cannot guarantee there will not be significant impact in some cases and we may selectively open new restaurants in and around areas of existing restaurants that are operating at or near capacity to effectively serve our customers. Sales cannibalization between our restaurants may become significant in the future as we continue to expand our operations and could affect our sales growth, which could, in turn, materially and adversely affect our business, financial condition and results of operations.

Our sales growth and ability to achieve profitability could be adversely affected if comparable restaurant sales are less than we expect.

The level of comparable restaurant sales, which reflect the change in year-over-year sales for restaurants in the fiscal month following 15 months of operation using a mid-month convention, will affect our sales growth and will continue to be a critical factor affecting our ability to generate profits because the profit margin on comparable restaurant sales is generally higher than the profit margin on new restaurant sales. Our ability to increase comparable restaurant sales depends in part on our ability to successfully implement our initiatives to build sales. It is possible such initiatives will not be successful, that we will not achieve our target comparable restaurant sales growth or that the change in comparable restaurant sales could be negative, which may cause a decrease in sales growth and ability to achieve profitability that would have a material adverse effect on our business, financial condition and results of operations.

Our marketing programs may not be successful, and our new menu items, advertising campaigns and restaurant designs and remodels may not generate increased sales or profits.

We incur costs and expend other resources in our marketing efforts on new menu items, advertising campaigns and restaurant designs and remodels to raise brand awareness and attract and retain customers. These initiatives may not be successful, resulting in expenses incurred without the benefit of higher revenues. Additionally, some of our competitors have greater financial resources, which enable them to spend significantly more on marketing and advertising and other initiatives than we are able to. Should our competitors increase spending on marketing and advertising and other initiatives or our marketing funds decrease for any reason, or should our advertising, promotions, new menu items and restaurant designs and remodels be less effective than our competitors, there could be a material adverse effect on our results of operations and financial condition.

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Changes in food and supply costs or failure to receive frequent deliveries of food ingredients and other supplies could have an adverse effect on our business, financial condition and results of operations.

Our profitability depends in part on our ability to anticipate and react to changes in food and supply costs, and our ability to maintain our menu depends in part on our ability to acquire ingredients that meet specifications from reliable suppliers. Shortages or interruptions in the availability of certain supplies caused by unanticipated demand, problems in production or distribution, food contamination, inclement weather or other conditions could adversely affect the availability, quality and cost of our ingredients, which could harm our operations. Any increase in the prices of the food products most critical to our menu, such as chicken, seafood, beef, fresh produce, soybean oil and other proteins, could have a material adverse effect on our results of operations. Although we try to manage the impact that these fluctuations have on our operating results, we remain susceptible to increases in food costs as a result of factors beyond our control, such as general economic conditions, seasonal fluctuations, weather conditions, demand, food safety concerns, generalized infectious diseases, product recalls and government regulations. Therefore, material increases in the prices of the ingredients most critical to our menu could adversely affect our operating results or cause us to consider changes to our product delivery strategy and adjustments to our menu pricing.

If any of our distributors or suppliers perform inadequately, or our distribution or supply relationships are disrupted for any reason, there could be a material adverse effect on our business, financial condition, results of operations or cash flows. Although we often enter into contracts for the purchase of food products and supplies, we do not have long-term contracts for the purchase of all such food products and supplies. As a result, we may not be able to anticipate or react to changing food costs by adjusting our purchasing practices or menu prices, which could cause our operating results to deteriorate. If we cannot replace or engage distributors or suppliers who meet our specifications in a short period of time, that could increase our expenses and cause shortages of food and other items at our restaurants, which could cause a restaurant to remove items from its menu. If that were to happen, affected restaurants could experience significant reductions in sales during the shortage or thereafter, if customers change their dining habits as a result. In addition, although we provide modestly priced food, we may choose not to, or may be unable to, pass along commodity price increases to consumers, including price increases with respect to ground beef. These potential changes in food and supply costs could have a material adverse effect on our business, financial condition and results of operations.

We may not be able to compete successfully with other quick-service and fast-casual restaurants. Intense competition in the restaurant industry could make it more difficult to expand our business and could also have a negative impact on our operating results if customers favor our competitors or we are forced to change our pricing and other marketing strategies.

The food service industry, and particularly its quick-service and fast-casual segments, is intensely competitive. We expect competition in each of our markets to continue to be intense because consumer trends are favoring limited service restaurants that offer healthier menu items made with better quality products, and many limited service restaurants are responding to these trends. Competition in our industry is primarily based on price, convenience, quality of service, brand recognition, restaurant location and type and quality of food. If our company-operated and franchised restaurants cannot compete successfully with other quick-service and fast-casual restaurants in new and existing markets, we could lose customers and our revenues could decline. Our company-operated and franchised restaurants compete with national and regional quick-service and fast-casual restaurant chains for customers, restaurant locations and qualified management and other staff. Compared with us, some of our competitors have substantially greater financial and other resources, have been in business longer, have greater brand recognition or are better established in the markets where our restaurants are located or are planned to be located. Any of these competitive factors may materially adversely affect our business, financial condition or results of operations.

Failure to manage our growth effectively could harm our business and operating results.

Our growth plan includes opening a significant number of new restaurants. Our existing restaurant management systems, financial and management controls and information systems may be inadequate to support our planned expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain managers and team members. We may not respond quickly enough to the changing demands that our expansion will impose on our management, restaurant teams and existing infrastructure, which could harm our business, financial condition and results of operations.

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The planned rapid increase in the number of our restaurants may make our future results unpredictable.

We plan to open 5 to 10 new company-operated restaurants and 9 new franchise operated restaurants between November 2017 and April 2018 . We intend to continue to increase the number of our restaurants in the next several years. This growth strategy and the substantial investment associated with the development of each new restaurant may cause our operating results to fluctuate unpredictably or have an adverse effect on our profits. In addition, we may find that our restaurant concept has limited appeal in new markets or we may experience a decline in the popularity of our restaurant concept in the markets in which we operate. Newly opened restaurants or our future markets and restaurants may not be successful or our system-wide average restaurant revenue may not increase at historical rates, which could have a material adverse effect on our business, financial condition and results of operations.

The financial performance of our franchisees can negatively impact our business.

As 84% of our restaurants are franchised as of December 31, 2016, our financial results are dependent in significant part upon the operational and financial success of our franchisees. We receive royalties, franchise fees, contributions to our marketing development fund and contributions to our national and local co-op advertising funds, and other fees from our franchisees. We have established operational standards and guidelines for our franchisees; however, we have limited control over how our franchisees’ businesses are run. While we are responsible for ensuring the success of our entire system of restaurants and for taking a longer-term view with respect to system improvements, our franchisees have individual business strategies and objectives, which might conflict with our interests. Our franchisees may not be able to secure adequate financing to open or continue operating their Muscle Maker Grill restaurants. If they incur too much debt or if economic or sales trends deteriorate such that they are unable to repay existing debt, our franchisees could experience financial distress or even bankruptcy. We anticipate that we and our franchisees will continue to be financially impacted by the recent health care reform legislation if such legislation is not repealed. If a significant number of franchisees become financially distressed, it could harm our operating results through reduced royalty revenues and the impact on our profitability could be greater than the percentage decrease in the royalty revenues. Closure of franchised restaurants would reduce our royalty revenues and could negatively impact margins, since we may not be able to reduce fixed costs which we continue to incur.

We have limited control with respect to the operations of our franchisees, which could have a negative impact on our business.

Franchisees are independent business operators and are not our employees, and we do not exercise control over the day-to-day operations of their restaurants. We provide training and support to franchisees, and set and monitor operational standards, but the quality of franchised restaurants may be diminished by any number of factors beyond our control. Consequently, franchisees may not successfully operate restaurants in a manner consistent with our standards and requirements, or may not hire and train qualified managers and other restaurant personnel. If franchisees do not operate to our expectations, our image and reputation, and the image and reputation of other franchisees, may suffer materially and system-wide sales could decline significantly, which would reduce our royalty revenues, and the impact on profitability could be greater than the percentage decrease in royalties and fees.

The challenging economic environment may affect our franchisees, with adverse consequences to us.

We rely in part on our franchisees and the manner in which they operate their locations to develop and promote our business. As of December 31, 2016, our top 6 franchisees operated 10 of our franchised restaurants and accounted for approximately 40% of our royalty revenues in fiscal 2015 and fiscal 2016, respectively. Due to the continuing challenging economic environment, it is possible that some franchisees could file for bankruptcy or become delinquent in their payments to us, which could have a significant adverse impact on our business due to loss or delay in payments of royalties, contributions to our marketing development fund and advertising funds and other fees. Bankruptcies by our franchisees could prevent us from terminating their franchise agreements so that we can offer their territories to other franchisees, negatively impact our market share and operating results as we may have fewer well-performing restaurants, and adversely impact our ability to attract new franchisees.

Although we have developed criteria to evaluate and screen prospective developers and franchisees, we cannot be certain that the developers and franchisees we select will have the business acumen or financial resources necessary to open and operate successful franchises in their franchise areas, and state franchise laws may limit our ability to terminate or modify these franchise arrangements. Moreover, franchisees may not successfully operate restaurants in a manner consistent with our standards and requirements, or may not hire and train qualified managers and other restaurant personnel. The failure of developers and franchisees to open and operate franchises successfully could have a material adverse effect on us, our reputation, our brand and our ability to attract prospective franchisees and could materially adversely affect our business, financial condition, results of operations and cash flows.

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Franchisees may not have access to the financial or management resources that they need to open the restaurants contemplated by their agreements with us, or be able to find suitable sites on which to develop them. Franchisees may not be able to negotiate acceptable lease or purchase terms for restaurant sites, obtain the necessary permits and government approvals or meet construction schedules. Any of these problems could slow our growth and reduce our franchise revenues. Additionally, our franchisees typically depend on financing from banks and other financial institutions, which may not always be available to them, in order to construct and open new restaurants. For these reasons, franchisees operating under development agreements may not be able to meet the new restaurant opening dates required under those agreements.

Our system-wide restaurant base is geographically concentrated in the Northeastern United States, and we could be negatively affected by conditions specific to that region.

Our company-operated and franchised restaurants in the Northeastern United States represent approximately 68% of our system-wide restaurants as of December 31, 2016. Our company-operated and franchised restaurants in New Jersey and New York represent approximately 62% of our system-wide restaurants as of December 31, 2016. Approximately 57% of our company-operated restaurants are located in New Jersey and New York. Adverse changes in demographic, unemployment, economic, regulatory or weather conditions in the Northeastern United States have had, and may continue to have, material adverse effects on our business. As a result of our concentration in this market, we have been, and in the future may be, disproportionately affected by these adverse conditions compared to other chain restaurants with a national footprint.

In addition, our competitors could open additional restaurants in New Jersey and New York, where we have significant concentration with over 30 of our system restaurants, which could result in reduced market share for us and may adversely impact our profitability.

Negative publicity could reduce sales at some or all of our restaurants.

We may, from time to time, be faced with negative publicity relating to food quality, the safety, sanitation and welfare of our restaurant facilities, customer complaints or litigation alleging illness or injury, health inspection scores, integrity of our or our suppliers’ food processing and other policies, practices and procedures, employee relationships and welfare or other matters at one or more of our restaurants. Negative publicity may adversely affect us, regardless of whether the allegations are valid or whether we are held to be responsible. In addition, the negative impact of adverse publicity relating to one restaurant may extend far beyond the restaurant involved, especially due to the high geographic concentration of many of our restaurants, to affect some or all of our other restaurants, including our franchised restaurants. The risk of negative publicity is particularly great with respect to our franchised restaurants because we are limited in the manner in which we can regulate them, especially on a real-time basis and negative publicity from our franchised restaurants may also significantly impact company-operated restaurants. A similar risk exists with respect to food service businesses unrelated to us, if customers mistakenly associate such unrelated businesses with our operations. Employee claims against us based on, among other things, wage and hour violations, discrimination, harassment or wrongful termination may also create not only legal and financial liability but negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be used to benefit the future performance of our operations. These types of employee claims could also be asserted against us, on a co-employer theory, by employees of our franchisees. A significant increase in the number of these claims or an increase in the number of successful claims could materially adversely affect our business, financial condition, results of operations and cash flows.

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Food safety and quality concerns may negatively impact our business and profitability, our internal operational controls and standards may not always be met and our employees may not always act professionally, responsibly and in our and our customers’ best interests. Any possible instances of food-borne illness could reduce our restaurant sales.

Incidents or reports of food-borne or water-borne illness or other food safety issues, food contamination or tampering, employee hygiene and cleanliness failures or improper employee conduct at our restaurants could lead to product liability or other claims. Such incidents or reports could negatively affect our brand and reputation as well as our business, revenues and profits. Similar incidents or reports occurring at limited service restaurants unrelated to us could likewise create negative publicity, which could negatively impact consumer behavior towards us.

We cannot guarantee to consumers that our internal controls and training will be fully effective in preventing all food-borne illnesses. Furthermore, our reliance on third-party food processors makes it difficult to monitor food safety compliance and may increase the risk that food-borne illness would affect multiple locations rather than single restaurants. Some food-borne illness incidents could be caused by third-party food suppliers and transporters outside of our control. New illnesses resistant to our current precautions may develop in the future, or diseases with long incubation periods could arise, that could give rise to claims or allegations on a retroactive basis. One or more instances of food-borne illness in one of our company-operated or franchised restaurants could negatively affect sales at all of our restaurants if highly publicized, especially due to the high geographic concentration of many of our restaurants. This risk exists even if it were later determined that the illness was wrongly attributed to one of our restaurants. A number of other restaurant chains have experienced incidents related to food-borne illnesses that have had material adverse impacts on their operations, and we cannot assure you that we could avoid a similar impact upon the occurrence of a similar incident at one of our restaurants. Additionally, even if food-borne illnesses were not identified at our restaurants, our restaurant sales could be adversely affected if instances of food-borne illnesses at other restaurant chains were highly publicized. In addition, our restaurant sales could be adversely affected by publicity regarding other high-profile illnesses such as avian flu that customers may associate with our food products.

We rely on only one company to distribute substantially all of our food and supplies to company-operated and franchised restaurants, and on a limited number of companies, and, in some cases, a sole company, to supply certain products, supplies and ingredients to our distributor. Failure to receive timely deliveries of food or other supplies could result in a loss of revenues and materially and adversely impact our operations.

Our and our franchisees’ ability to maintain consistent quality menu items and prices significantly depends upon our ability to acquire quality food products from reliable sources in accordance with our specifications on a timely basis. Shortages or interruptions in the supply of food products caused by unanticipated demand, problems in production or distribution, contamination of food products, an outbreak of protein-based diseases, inclement weather or other conditions could materially adversely affect the availability, quality and cost of ingredients, which would adversely affect our business, financial condition, results of operations and cash flows. We have contracts with a limited number of suppliers, and, in some cases, a sole supplier, for certain products, supplies and ingredients. Certain menu items and ingredients are provided to us and our franchisees by single suppliers for various proteins and a single supplier for spices. If that distributor or any supplier fails to perform as anticipated or seeks to terminate agreements with us, or if there is any disruption in any of our supply or distribution relationships for any reason, our business, financial condition, results of operations and cash flows could be materially adversely affected. If we or our franchisees temporarily close a restaurant or remove popular items from a restaurant’s menu due to a supply shortage, that restaurant may experience a significant reduction in revenues during the time affected by the shortage and thereafter if our customers change their dining habits as a result.

The volatile credit and capital markets could have a material adverse effect on our financial condition.

Our ability to manage our debt is dependent on our level of positive cash flow from company-operated and franchised restaurants, net of costs. An economic downturn may negatively impact our cash flows. Credit and capital markets can be volatile, which could make it more difficult for us to refinance our existing debt or to obtain additional debt or equity financings in the future. Such constraints could increase our costs of borrowing and could restrict our access to other potential sources of future liquidity. Our failure to have sufficient liquidity to make interest and other payments required by our debt could result in a default of such debt and acceleration of our borrowings, which would have a material adverse effect on our business and financial condition. The lack of availability or access to build-to-suit leases and equipment financing leases could result in a decreased number of new restaurants and have a negative impact on our growth.

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A prolonged economic downturn could materially affect us in the future.

The restaurant industry is dependent upon consumer discretionary spending. The recession from late 2007 to mid-2009 reduced consumer confidence to historic lows, impacting the public’s ability and desire to spend discretionary dollars as a result of job losses, home foreclosures, significantly reduced home values, investment losses, bankruptcies and reduced access to credit, resulting in lower levels of customer traffic and lower average check sizes in fast casual restaurants, similar to ours. If the economy experiences another significant decline, our business and results of operations could be materially adversely affected and may result in a deceleration of the number and timing of new restaurant openings by us and our franchisees. Deterioration in customer traffic or a reduction in average check size would negatively impact our revenues and profitability and could result in reductions in staff levels, additional impairment charges and potential restaurant closures.

The interests of our franchisees may conflict with ours or yours in the future and we could face liability from our franchisees or related to our relationship with our franchisees.

Franchisees, as independent business operators, may from time to time disagree with us and our strategies regarding the business or our interpretation of our respective rights and obligations under the franchise agreement and the terms and conditions of the franchisee/franchisor relationship. This may lead to disputes with our franchisees and we expect such disputes to occur from time to time in the future as we continue to offer franchises. Such disputes may result in legal action against us. To the extent we have such disputes, the attention, time and financial resources of our management and our franchisees will be diverted from our restaurants, which could have a material adverse effect on our business, financial condition, results of operations and cash flows even if we have a successful outcome in the dispute.

In addition, various state and federal laws govern our relationship with our franchisees and our potential sale of a franchise. A franchisee and/or a government agency may bring legal action against us based on the franchisee/franchisor relationships that could result in the award of damages to franchisees and/or the imposition of fines or other penalties against us.

Information technology system failures or breaches of our network security could interrupt our operations and adversely affect our business.

We and our franchisees rely on our computer systems and network infrastructure across our operations, including point-of-sale processing at our restaurants. Our and our franchisees’ operations depend upon our and our franchisees’ ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could have a material adverse effect on our business and subject us or our franchisees to litigation or to actions by regulatory authorities.

We are continuing to expand, upgrade and develop our information technology capabilities. If we are unable to successfully upgrade or expand our technological capabilities, we may not be able to take advantage of market opportunities, manage our costs and transactional data effectively, satisfy customer requirements, execute our business plan or respond to competitive pressures.

If we or our franchisees are unable to protect our customers’ credit and debit card data, we could be exposed to data loss, litigation, liability and reputational damage.

In connection with credit and debit card sales, we and our franchisees transmit confidential credit and debit card information by way of secure private retail networks. Although we and our franchisees use private networks, third parties may have the technology or know-how to breach the security of the customer information transmitted in connection with credit and debit card sales, and our and our franchisees’ security measures and those of our and our franchisees’ technology vendors may not effectively prohibit others from obtaining improper access to this information. If a person were able to circumvent these security measures, he or she could destroy or steal valuable information or disrupt our and our franchisees’ operations. Any security breach could expose us and our franchisees to risks of data loss, litigation and liability and could seriously disrupt our and our franchisees’ operations and any resulting negative publicity could significantly harm our reputation.

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The failure to enforce and maintain our trademarks and protect our other intellectual property could materially adversely affect our business, including our ability to establish and maintain brand awareness.

We have registered Muscle Maker Grill® and certain other names used by our restaurants as trademarks or service marks with the United States Patent and Trademark Office. The Muscle Maker Grill® trademark is also registered in some form in one foreign country. Our current brand campaign, “Great Food with Your Health in Mind” has also been approved for registration with the United States Patent and Trademark Office. In addition, the Muscle Maker Grill logo, website name and address (www.musclemakergrill.com) and Facebook and Twitter accounts are our intellectual property. The success of our business strategy depends on our continued ability to use our existing trademarks and service marks in order to increase brand awareness and develop our branded products. If our efforts to protect our intellectual property are not adequate, or if any third-party misappropriates or infringes on our intellectual property, whether in print, on the Internet or through other media, the value of our brands may be harmed, which could have a material adverse effect on our business, including the failure of our brands and branded products to achieve and maintain market acceptance. There can be no assurance that all of the steps we have taken to protect our intellectual property in the United States and in foreign countries will be adequate. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States.

We or our suppliers maintain the seasonings and additives for our food offerings, as well as certain standards, specifications and operating procedures, as trade secrets or confidential information. We may not be able to prevent the unauthorized disclosure or use of our trade secrets or information, despite the existence of confidentiality agreements and other measures. While we try to ensure that the quality of our brand and branded products is maintained by all of our franchisees, we cannot be certain that these franchisees will not take actions that adversely affect the value of our intellectual property or reputation. If any of our trade secrets or information were to be disclosed to or independently developed by a competitor, our business, financial condition and results of operations could be materially adversely affected.

Third-party claims with respect to intellectual property assets, if decided against us, may result in competing uses or require adoption of new, non-infringing intellectual property, which may in turn adversely affect sales and revenues.

There can be no assurance that third parties will not assert infringement or misappropriation claims against us, or assert claims that our rights in our trademarks, service marks, trade dress and other intellectual property assets are invalid or unenforceable. Any such claims could have a material adverse effect on us or our franchisees if such claims were to be decided against us. If our rights in any intellectual property were invalidated or deemed unenforceable, it could permit competing uses of intellectual property which, in turn, could lead to a decline in restaurant revenues. If the intellectual property became subject to third-party infringement, misappropriation or other claims, and such claims were decided against us, we may be forced to pay damages, be required to develop or adopt non-infringing intellectual property or be obligated to acquire a license to the intellectual property that is the subject of the asserted claim. There could be significant expenses associated with the defense of any infringement, misappropriation, or other third-party claims.

We depend on our executive officers, the loss of whom could materially harm our business.

We rely upon the accumulated knowledge, skills and experience of our executive officers and significant employees. Our executive officers and significant employees have cumulative experience of more than 100 years in the food service industry. If they were to leave us or become incapacitated, we might suffer in our planning and execution of business strategy and operations, impacting our brand and financial results. We also do not maintain any key man life insurance policies for any of our employees.

Matters relating to employment and labor law may adversely affect our business.

Various federal and state labor laws govern our relationships with our employees and affect operating costs. These laws include employee classifications as exempt or non-exempt, minimum wage requirements, unemployment tax rates, workers’ compensation rates, citizenship requirements and other wage and benefit requirements for employees classified as non-exempt. Significant additional government regulations and new laws, including mandating increases in minimum wages, changes in exempt and non-exempt status, or mandated benefits such as health insurance could materially affect our business, financial condition, operating results or cash flow. Furthermore, if our or our franchisees’ employees unionize, it could materially affect our business, financial condition, operating results or cash flow.

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We are also subject in the ordinary course of business to employee claims against us based, among other things, on discrimination, harassment, wrongful termination, or violation of wage and labor laws. Such claims could also be asserted against us by employees of our franchisees. Moreover, claims asserted against franchisees may at times be made against us as a franchisor. These claims may divert our financial and management resources that would otherwise be used to benefit our operations. The ongoing expense of any resulting lawsuits, and any substantial settlement payment or damage award against us, could adversely affect our business, brand image, employee recruitment, financial condition, operating results or cash flows.

In addition, various states in which we operate are considering or have already adopted new immigration laws or enforcement programs, and the U.S. Congress and Department of Homeland Security from time to time consider and may implement changes to federal immigration laws, regulations or enforcement programs as well. Some of these changes may increase our obligations for compliance and oversight, which could subject us to additional costs and make our hiring process more cumbersome, or reduce the availability of potential employees. Although we require all workers to provide us with government-specified documentation evidencing their employment eligibility, some of our employees may, without our knowledge, be unauthorized workers. We currently participate in the “E-Verify” program, an Internet-based, free program run by the United States government to verify employment eligibility, in states in which participation is required. However, use of the “E-Verify” program does not guarantee that we will properly identify all applicants who are ineligible for employment. Unauthorized workers are subject to deportation and may subject us to fines or penalties, and if any of our workers are found to be unauthorized we could experience adverse publicity that negatively impacts our brand and may make it more difficult to hire and keep qualified employees. Termination of a significant number of employees who were unauthorized employees may disrupt our operations, cause temporary increases in our labor costs as we train new employees and result in additional adverse publicity. We could also become subject to fines, penalties and other costs related to claims that we did not fully comply with all recordkeeping obligations of federal and state immigration compliance laws. These factors could have a material adverse effect on our business, financial condition and results of operations.

Restaurant companies have been the target of class action lawsuits and other proceedings alleging, among other things, violations of federal and state workplace and employment laws. Proceedings of this nature are costly, divert management attention and, if successful, could result in our payment of substantial damages or settlement costs.

Our business is subject to the risk of litigation by employees, consumers, suppliers, franchisees, stockholders or others through private actions, class actions, administrative proceedings, regulatory actions or other litigation. The outcome of litigation, particularly class action and regulatory actions, is difficult to assess or quantify. In recent years, restaurant companies, including us, have been subject to lawsuits, including lawsuits, alleging violations of federal and state laws regarding workplace and employment conditions, discrimination and similar matters. A number of these lawsuits have resulted in the payment of substantial damages by the defendants. Similar lawsuits have been instituted from time to time alleging violations of various federal and state wage and hour laws regarding, among other things, employee meal deductions, overtime eligibility of managers and failure to pay for all hours worked. Though we do not believe any lawsuits in which we are currently involved will have a material adverse effect on our financial position, results of operations, liquidity or capital resources, we may in the future be subject to lawsuits that could have such an effect.

Occasionally, our customers file complaints or lawsuits against us alleging that we are responsible for some illness or injury they suffered at or after a visit to one of our restaurants, including actions seeking damages resulting from food-borne illness or accidents in our restaurants. We are also subject to a variety of other claims from third parties arising in the ordinary course of our business, including contract claims. The restaurant industry has also been subject to a growing number of claims that the menus and actions of restaurant chains have led to the obesity of certain of their customers. We may also be subject to lawsuits from our employees, the U.S. Equal Employment Opportunity Commission or others alleging violations of federal and state laws regarding workplace and employment conditions, discrimination and similar matters.

Regardless of whether any claims against us are valid or whether we are liable, claims may be expensive to defend and may divert time and money away from our operations and result in increases in our insurance premiums. In addition, they may generate negative publicity, which could reduce customer traffic and sales. Although we maintain what we believe to be adequate levels of insurance, insurance may not be available at all or in sufficient amounts to cover any liabilities with respect to these or other matters. A judgment or other liability in excess of our insurance coverage for any claims or any adverse publicity resulting from claims could adversely affect our business and results of operations.

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If we or our franchisees face labor shortages or increased labor costs, our results of operations and our growth could be adversely affected.

Labor is a primary component in the cost of operating our company-operated and franchised restaurants. If we or our franchisees face labor shortages or increased labor costs because of increased competition for employees, higher employee-turnover rates, unionization of restaurant workers, or increases in the federally-mandated or state-mandated minimum wage, change in exempt and non-exempt status, or other employee benefits costs (including costs associated with health insurance coverage or workers’ compensation insurance), our and our franchisees’ operating expenses could increase and our growth could be adversely affected.

We have a substantial number of hourly employees who are paid wage rates at or based on the applicable federal or state minimum wage and increases in the minimum wage will increase our labor costs and the labor costs of our franchisees. The federal minimum wage has been $7.25 per hour since July 24, 2009. Federally-mandated, state-mandated or locally-mandated minimum wages may be raised in the future. We may be unable to increase our menu prices in order to pass future increased labor costs on to our customers, in which case our margins would be negatively affected. Also, reduced margins of franchisees could make it more difficult to sell franchises. If menu prices are increased by us and our franchisees to cover increased labor costs, the higher prices could adversely affect transactions which could lower sales and thereby reduce our margins and the royalties that we receive from franchisees.

In addition, our success depends in part upon our and our franchisees’ ability to attract, motivate and retain a sufficient number of well-qualified restaurant operators, management personnel and other employees. Qualified individuals needed to fill these positions can be in short supply in some geographic areas. In addition, limited service restaurants have traditionally experienced relatively high employee turnover rates. Although we have not yet experienced any significant problems in recruiting employees, our and our franchisees’ ability to recruit and retain such individuals may delay the planned openings of new restaurants or result in higher employee turnover in existing restaurants, which could increase our and our franchisees’ labor costs and have a material adverse effect on our business, financial condition, results of operations or cash flows. If we or our franchisees are unable to recruit and retain sufficiently qualified individuals, our business and our growth could be adversely affected. Competition for these employees could require us or our franchisees to pay higher wages, which could also result in higher labor costs.

We are locked into long-term and non-cancelable leases and may be unable to renew leases at the end of their terms.

Many of our restaurant leases are non-cancelable and typically have initial terms up to between 5 and 10 years and 1-3 renewal terms of 5 years each that we may exercise at our option. Even if we close a restaurant, we are required to perform our obligations under the applicable lease, which could include, among other things, a provision for a closed restaurant reserve when the restaurant is closed, which would impact our profitability, and payment of the base rent, property taxes, insurance and maintenance for the balance of the lease term. In addition, in connection with leases for restaurants that we will continue to operate, we may, at the end of the lease term and any renewal period for a restaurant, be unable to renew the lease without substantial additional cost, if at all. As a result, we may close or relocate the restaurant, which could subject us to construction and other costs and risks. Additionally, the revenues and profit, if any, generated at a relocated restaurant may not equal the revenues and profit generated at the existing restaurant

We and our franchisees are subject to extensive government regulations that could result in claims leading to increased costs and restrict our ability to operate or sell franchises.

We and our franchisees are subject to extensive government regulation at the federal, state and local government levels. These include, but are not limited to, regulations relating to the preparation and sale of food, zoning and building codes, franchising, land use and employee, health, sanitation and safety matters. We and our franchisees are required to obtain and maintain a wide variety of governmental licenses, permits and approvals. Difficulty or failure in obtaining them in the future could result in delaying or canceling the opening of new restaurants. Local authorities may suspend or deny renewal of our governmental licenses if they determine that our operations do not meet the standards for initial grant or renewal. This risk would be even higher if there were a major change in the licensing requirements affecting our types of restaurants.

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We are subject to the U.S. Americans with Disabilities Act (the “ADA”) and similar state laws that give civil rights protections to individuals with disabilities in the context of employment, public accommodations and other areas, including our restaurants. We may in the future have to modify restaurants by adding access ramps or redesigning certain architectural fixtures, for example, to provide service to or make reasonable accommodations for disabled persons. The expenses associated with these modifications could be material.

Our operations are also subject to the U.S. Occupational Safety and Health Act, which governs worker health and safety, the U.S. Fair Labor Standards Act, which governs such matters as minimum wages and overtime, the U.S. Immigration Reform and Control Act of 1986, and a variety of similar federal, state and local laws that govern these and other employment law matters. We and our franchisees may also be subject to lawsuits from our employees, the U.S. Equal Employment Opportunity Commission or others alleging violations of federal and state laws regarding workplace and employment matters, discrimination and similar matters, and we have been a party to such matters in the past. In addition, federal, state and local proposals related to paid sick leave or similar matters could, if implemented, have a material adverse effect on our business, financial condition and results of operations.

The Patient Protection and Affordable Care Act of 2010 (the “PPACA”) requires employers such as us to provide adequate and affordable health insurance for all qualifying employees or pay a monthly per-employee fee or penalty for non-compliance beginning in fiscal 2015. We began to offer such health insurance benefits on January 1, 2015 to all eligible employees, and may incur substantial additional expense due to organizing and maintaining the plan which we anticipate will be more expensive on a per person basis and for an increased number of employees who we anticipate at other times may elect to obtain coverage through a healthcare plan that we partially subsidize. If we fail to offer such benefits, or the benefits that we elect to offer do not meet the applicable requirements, we may incur penalties. Since the PPACA also requires individuals to obtain coverage or face individual penalties, employees who are currently eligible but elect not to participate in our healthcare plans may find it more advantageous to do so when such individual penalties increase in size. It is also possible that by making changes or failing to make changes in the healthcare plans offered by us, we will become less competitive in the market for our labor. Finally, implementing the requirements of the PPACA is likely to impose additional administrative costs. The costs and other effects of these new healthcare requirements cannot be determined with certainty, but they may significantly increase our healthcare coverage costs and could have a material adverse effect on our business, financial condition and results of operations.

There is also a potential for increased regulation of certain food establishments in the United States, where compliance with a Hazard Analysis and Critical Control Points (“HACCP”) approach would be required. HACCP refers to a management system in which food safety is addressed through the analysis and control of potential hazards from production, procurement and handling, to manufacturing, distribution and consumption of the finished product. Many states have required restaurants to develop and implement HACCP Systems, and the United States government continues to expand the sectors of the food industry that must adopt and implement HACCP programs. For example, the Food Safety Modernization Act (the “FSMA”), signed into law in January 2011, granted the U.S. Food and Drug Administration (the “FDA”) new authority regarding the safety of the entire food system, including through increased inspections and mandatory food recalls. Although restaurants are specifically exempted from or not directly implicated by some of these new requirements, we anticipate that the new requirements may impact our industry. Additionally, our suppliers may initiate or otherwise be subject to food recalls that may impact the availability of certain products, result in adverse publicity or require us to take actions that could be costly for us or otherwise impact our business.

We are also subject to regulation by the Federal Trade Commission and subject to state laws that govern the offer, sale, renewal and termination of franchises and our relationship with our franchisees. The failure to comply with these laws and regulations in any jurisdiction or to obtain required approvals could result in a ban or temporary suspension on franchise sales, fines or the requirement that we make a rescission offer to franchisees, any of which could affect our ability to open new restaurants in the future and thus could materially adversely affect our business and operating results. Any such failure could also subject us to liability to our franchisees.

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Compliance with environmental laws may negatively affect our business.

We are subject to federal, state and local laws and regulations, including those concerning waste disposal, pollution, protection of the environment, and the presence, discharge, storage, handling, release and disposal of, and exposure to, hazardous or toxic substances. These environmental laws provide for significant fines and penalties for non-compliance and liabilities for remediation, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of hazardous toxic substances. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of, or actual or alleged exposure to, such hazardous or toxic substances at, on or from our restaurants. Environmental conditions relating to the presence of hazardous substances at prior, existing or future restaurant sites could materially adversely affect our business, financial condition and results of operations. Further, environmental laws and regulations, and the administration, interpretation and enforcement thereof, are subject to change and may become more stringent in the future, each of which could materially adversely affect our business, financial condition and results of operations.

Legislation and regulations requiring the display and provision of nutritional information for our menu offerings, and new information or attitudes regarding diet and health or adverse opinions about the health effects of consuming our menu offerings, could affect consumer preferences and negatively impact our results of operations.

Government regulation and consumer eating habits may impact our business as a result of changes in attitudes regarding diet and health or new information regarding the health effects of consuming our menu offerings, including our buttermilk biscuits, legendary sweet tea and bone-in fried chicken. These changes have resulted in, and may continue to result in, the enactment of laws and regulations that impact the ingredients and nutritional content of our menu offerings, or laws and regulations requiring us to disclose the nutritional content of our food offerings.

The PPACA establishes a uniform, federal requirement for certain restaurants to post certain nutritional information on their menus. Specifically, the PPACA amended the Federal Food, Drug and Cosmetic Act to, as of December 1, 2015, require chain restaurants with 20 or more locations operating under the same name and offering substantially the same menus to publish the total number of calories of standard menu items on menus and menu boards, along with a statement that puts this calorie information in the context of a total daily calorie intake. The PPACA also requires covered restaurants to, as of December 1, 2015, provide to consumers, upon request, a written summary of detailed nutritional information for each standard menu item, and to provide a statement on menus and menu boards about the availability of this information. The PPACA further permits the United States Food and Drug Administration to require covered restaurants to make additional nutrient disclosures, such as disclosure of trans-fat content. An unfavorable report on, or reaction to, our menu ingredients, the size of our portions or the nutritional content of our menu items could negatively influence the demand for our offerings.

Furthermore, a number of states, counties and cities have enacted menu labeling laws requiring multi-unit restaurant operators to disclose certain nutritional information to customers, or have enacted legislation restricting the use of certain types of ingredients in restaurants.

Compliance with current and future laws and regulations regarding the ingredients and nutritional content of our menu items may be costly and time-consuming. Additionally, if consumer health regulations or consumer eating habits change significantly, we may be required to modify or discontinue certain menu items, and we may experience higher costs associated with the implementation of those changes. Additionally, some government authorities are increasing regulations regarding trans-fats and sodium, which may require us to limit or eliminate trans-fats and sodium in our menu offerings or switch to higher cost ingredients or may hinder our ability to operate in certain markets. Some jurisdictions have banned certain cooking ingredients, such as trans-fats, which a limited number of our menu products contain in small, but measurable amounts, or have discussed banning certain products, such as large sodas. Removal of these products and ingredients from our menus could affect product tastes, customer satisfaction levels, and sales volumes, whereas if we fail to comply with these laws or regulations, our business could experience a material adverse effect.

We cannot make any assurances regarding our ability to effectively respond to changes in consumer health perceptions or our ability to successfully implement the nutrient content disclosure requirements and to adapt our menu offerings to trends in eating habits. The imposition of additional menu-labeling laws could have an adverse effect on our results of operations and financial position, as well as on the restaurant industry in general.

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We may become subject to liabilities arising from environmental laws that could likely increase our operating expenses and materially and adversely affect our business and results of operations.

We are subject to federal, state and local laws, regulations and ordinances that:

●	govern activities or operations that may have adverse environmental effects, such as discharges to air and water, as well as waste handling and disposal practices for solid and hazardous wastes; and

●	impose liability for the costs of cleaning up, and damage resulting from, sites of past spills, disposals or other releases of hazardous materials.

In particular, under applicable environmental laws, we may be responsible for remediation of environmental conditions and may be subject to associated liabilities, including liabilities for clean-up costs and personal injury or property damage, relating to our restaurants and the land on which our restaurants are located, regardless of whether we lease or own the restaurants in question and regardless of whether such environmental conditions were created by us or by a prior owner or tenant. If we are found liable for the costs of remediating contamination at any of our properties, our operating expenses would likely increase and our results of operations would be materially adversely affected. See “Description of Business—Environmental Matters.” Some of our leases provide for indemnification of our landlords for environmental contamination, clean-up or owner liability.

We are exposed to the risk of natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism that could disrupt business and result in lower sales, increased operating costs and capital expenditures.

Our headquarters, company-operated and franchised restaurant locations, third-party sole distributor and its facilities, as well as certain of our vendors and customers, are located in areas which have been and could be subject to natural disasters such as floods, hurricanes, tornadoes, fires or earthquakes. Adverse weather conditions or other extreme changes in the weather, including resulting electrical and technological failures, especially such events which occur in New Jersey and New York, as a result of the concentration of our restaurants, may disrupt our and our franchisees’ business and may adversely affect our and our franchisees’ ability to obtain food and supplies and sell menu items. Our business may be harmed if our or our franchisees’ ability to obtain food and supplies and sell menu items is impacted by any such events, any of which could influence customer trends and purchases and may negatively impact our and our franchisees’ revenues, properties or operations. Such events could result in physical damage to one or more of our or our franchisees’ properties, the temporary closure of some or all of our company-operated restaurants, franchised restaurants and third-party distributor, the temporary lack of an adequate work force in a market, temporary or long-term disruption in the transport of goods, delay in the delivery of goods and supplies to our company-operated and franchised restaurants and third-party distributor, disruption of our technology support or information systems, or fuel shortages or dramatic increases in fuel prices, all of which would increase the cost of doing business. These events also could have indirect consequences such as increases in the costs of insurance if they result in significant loss of property or other insurable damage. Any of these factors, or any combination thereof, could adversely affect our operations.

Upon the expansion of our operations internationally, we could be adversely affected by violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws.

We anticipate developing and operating corporate-owned and franchised locations located outside the United States. The U.S. Foreign Corrupt Practices Act, and other similar anti-bribery and anti-kickback laws and regulations, generally prohibit companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business. We cannot assure you that we will be successful in preventing our franchisees or other agents from taking actions in violation of these laws or regulations. Such violations, or allegations of such violations, could disrupt our business and result in a material adverse effect on our financial condition, results of operations and cash flows.

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If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common Stock may decline.

As a public company, we would be required to maintain internal control over financial reporting and to report any material weaknesses in such internal control. Further, we will be required to report any changes in internal controls on a quarterly basis. In addition, we would be required to furnish a report by management on the effectiveness of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We will design, implement, and test the internal controls over financial reporting required to comply with these obligations. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of its internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of the Common Stock could be negatively affected. We also could become subject to investigations by the stock exchange on which the securities are listed, the Commission, or other regulatory authorities, which could require additional financial and management resources.

As an emerging growth company, our auditor is not required to attest to the effectiveness of our internal controls.

Our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting while we are an emerging growth company. This means that the effectiveness of our financial operations may differ from our peer companies in that they may be required to obtain independent registered public accounting firm attestations as to the effectiveness of their internal controls over financial reporting and we are not. While our management will be required to attest to internal control over financial reporting and we will be required to detail changes to our internal controls on a quarterly basis, we cannot provide assurance that the independent registered public accounting firm’s review process in assessing the effectiveness of our internal controls over financial reporting, if obtained, would not find one or more material weaknesses or significant deficiencies. Further, once we cease to be an emerging growth company we will be subject to independent registered public accounting firm attestation regarding the effectiveness of our internal controls over financial reporting. Even if management finds such controls to be effective, our independent registered public accounting firm may decline to attest to the effectiveness of such internal controls and issue a qualified report.

We believe we will be considered a smaller reporting company and will be exempt from certain disclosure requirements, which could make our Common Stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act, or the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

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If we become a public company (reporting under the Exchange Act), we will incur significant increased costs as a result of operating as a public company, and our management will be required to devote substantial time to new compliance initiatives.

If we become a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. In addition, the Sarbanes-Oxley Act, and rules of the SEC and those of the NYSE American have imposed various requirements on public companies including requiring establishment and maintenance of effective disclosure and financial controls. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, these rules and regulations have increased and will continue to increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, we expect that these rules and regulations may make it more difficult and more expensive for us to obtain directors’ and officers’ liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we will incur as a public company or the timing of such costs.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective internal control over financial reporting and disclosure controls and procedures. In particular, we must perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act. In addition, we will be required to have our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting the later of our second annual report on Form 10-K or the first annual report on Form 10-K following the date on which we are no longer an emerging growth company. Our compliance with Section 404 of the Sarbanes-Oxley Act will require that we incur substantial accounting expense and expend significant management efforts. We currently do not have an internal audit group, and we will need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. If we are not able to comply with the requirements of Section 404 in a timely manner, or if we or our independent registered public accounting firm identify deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by NYSE American, the SEC or other regulatory authorities, which would require additional financial and management resources.

Our ability to successfully implement our business plan and comply with Section 404 requires us to be able to prepare timely and accurate financial statements. We expect that we will need to continue to improve existing, and implement new operational and financial systems, procedures and controls to manage our business effectively. Any delay in the implementation of, or disruption in the transition to, new or enhanced systems, procedures or controls, may cause our operations to suffer and we may be unable to conclude that our internal control over financial reporting is effective and to obtain an unqualified report on internal controls from our auditors as required under Section 404 of the Sarbanes-Oxley Act. This, in turn, could have an adverse impact on trading prices for our common stock, and could adversely affect our ability to access the capital markets.

If we do not become a public company, compliance with Regulation A and reporting to the SEC could be costly, and our management will be required to devote substantial time to the compliance requirements of Regulation A.

If we do not become a public company, compliance with Regulation A could be costly and requires legal and accounting expertise. Because the new rules implementing Title IV of the Jumpstart Our Business Startups Act of 2012 took effect in June 2015, we have no experience complying with the new provisions of Regulation A or making the public filings required by the rule. Besides qualifying this Form 1-A, we must file an annual report on Form 1-K, a semiannual report on Form 1-SA, and current reports on Form 1-U.

Our legal and financial staff may need to be increased in order to comply with Regulation A. Compliance with Regulation A will also require greater expenditures on outside counsel, outside auditors, and financial printers in order to remain in compliance. Failure to remain in compliance with Regulation A may subject us to sanctions, penalties, and reputational damage and would adversely affect our results of operations.

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We may not be able to satisfy listing requirements of the NYSE Americanto maintain a listing of our Common Stock.

Following the registration of our Common Stock under the Exchange Act upon qualification of this offering, if our Common Stock is listed on the NYSE American, we must meet certain financial and liquidity criteria to maintain such listing. If we fail to meet any of the NYSE American’s listing standards, our Common Stock may be delisted. In addition, our board may determine that the cost of maintaining our listing on a national securities exchange outweighs the benefits of such listing. A delisting of our Common Stock from the NYSE American may materially impair our stockholders’ ability to buy and sell our Common Stock and could have an adverse effect on the market price of, and the efficiency of the trading market for, our Common Stock. In addition, the delisting of our Common Stock could significantly impair our ability to raise capital.

Upon qualification of this offering, we intend to become an emerging growth company and subject to less rigorous public reporting requirements and cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

Upon qualification of this offering, we expect to become a public reporting company under the Exchange Act, and thereafter publicly report on an ongoing basis as an “emerging growth company” (as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act) under the reporting rules set forth under the Exchange Act. For so long as we remain an “emerging growth company”, we may take advantage of certain exemptions from various reporting requirements that are applicable to other Exchange Act reporting companies that are not “emerging growth companies”, including but not limited to:

●	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

●	taking advantage of extensions of time to comply with certain new or revised financial accounting standards;

●	being permitted to comply with reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	being exempt from the requirement to hold a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

We expect to take advantage of these reporting exemptions until we are no longer an emerging growth company. We could be an emerging growth company for up to five years, circumstances could cause us to lose that status earlier, including if the market value of our Common Stock held by non-affiliates exceeds $700 million, if we issue $1 billion or more in non-convertible debt during a three-year period, or if our annual gross revenues exceed $1 billion. We would cease to be an emerging growth company on the last day of the fiscal year following the date of the fifth anniversary of our first sale of common equity securities under an effective registration statement or a fiscal year in which we have $1 billion in gross revenues (note that the offering of Common Stock pursuant to this Offering Circular will not result in the sale of securities under an effective registration statement). Finally, at any time we may choose to opt-out of the emerging growth company reporting requirements. If we choose to opt out, we will be unable to opt back in to being an emerging growth company.

If we elect not to become a public reporting company under the Exchange Act, we will be required to publicly report on an ongoing basis under the reporting rules set forth in Regulation A for Tier 2 issuers. The ongoing reporting requirements under Regulation A are more relaxed than for “emerging growth companies” under the Exchange Act. The differences include, but are not limited to, being required to file only annual and semiannual reports, rather than annual and quarterly reports. Annual reports are due within 120 calendar days after the end of the issuer’s fiscal year, and semiannual reports are due within 90 calendar days after the end of the first six months of the issuer’s fiscal year.

In either case, we will be subject to ongoing public reporting requirements that are less rigorous than Exchange Act rules for companies that are not “emerging growth companies”, and our stockholders could receive less information than they might expect to receive from more mature public companies.

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We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

If our shares of Common Stock become subject to the penny stock rules, it would become more difficult to trade our shares.

The Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price per share of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not obtain or retain a listing on the NYSE American and if the price of our Common Stock is less than $5.00 per share, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before effecting a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that, before effecting any such transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock, and therefore stockholders may have difficulty selling their shares.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. The FINRA requirements may make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our Common Stock.

Muscle Maker is a holding company with no operations and relies on its operating subsidiaries to provide it with funds necessary to meet its financial obligations and to pay taxes, expenses and dividends.

We are a holding company with no direct operations that will hold as our principal assets (i) a 100% ownership interest in Muscle Maker Development, LLC (“Muscle Maker Development”), which runs our franchising restaurant operations and (ii) a 100% ownership interest in Muscle Maker Corp., LLC (“Muscle Maker Corp.”; together with Muscle Maker Development, referred to as the “Subsidiaries”), which runs our company restaurant operations, and holds a 70% ownership interest in Custom Technology, Inc. (“CTI”), a technology and point of sale (“POS”) systems dealer and technology consultant, and will rely on the Subsidiaries to provide us with funds necessary to meet any financial obligations. As such, we will have no independent means of generating revenue. We intend to cause the Subsidiaries to make distributions or, in the case of certain expenses, payments in an amount sufficient to allow us to pay our taxes and operating expenses. However, the Subsidiaries’ ability to make such distributions and payments to Muscle Maker may be subject to various limitations and restrictions, including the operating results, cash requirements and financial condition of the Subsidiaries, the applicable provisions of California law that may limit the amount of funds available for distribution to the shareholders of the Subsidiaries, compliance by the Subsidiaries with restrictions, covenants and financial ratios related to existing or future indebtedness, and other agreements entered into by the Subsidiaries with third parties. If we do not have sufficient funds to pay tax or other liabilities or to fund our operations (i.e., as a result of the Subsidiaries’ inability to make distributions due to various limitations and restrictions), we may have to borrow funds, and thus our liquidity and financial condition could be materially and adversely affected.

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Members of our board of directors and our executive officers will have other business interests and obligations to other entities.

Neither our directors nor our executive officers will be required to manage the Company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to the Company, provided that such activities do not compete with the business of the Company or otherwise breach their agreements with the Company. We are dependent on our directors and executive officers to successfully operate our Company. Their other business interests and activities could divert time and attention from operating our business.

Risks Related to Ownership of Our Common Stock, the Offering and Lack of Liquidity

An active trading market for our common stock may not develop and you may not be able to resell your shares at or above the initial offering price.

Prior to this offering, there has been no public market for shares of our common stock. In the absence of an active trading market for our common stock, investors may not be able to sell their common stock at or above the initial offering price or at the time that they would like to sell. In addition, we intend to list our common stock on the The NYSE American (“NYSE American”) after we register our common stock under the Securities Exchange Act of 1934, as amended (“Exchange Act”), following the termination of this offering, and there is no guarantee that our common stock will be registered under the Exchange Act or that we can meet the listing standards or that our listing application with the NYSE American will be accepted. Even if our common stock is registered under the Exchange Act, such application is accepted and our common stock is listed on the NYSE American, an active trading market for our common stock may never develop, which will adversely impact your ability to sell our shares. If shares of common stock are not eligible for listing on the NYSE American, we intend to apply for quotation of our common stock on the OTCQX Marketplace by the OTC Markets Group, Inc. following the termination of this offering. Even if we obtain quotation on the OTCQX, we do not know the extent to which investor interest will lead to the development and maintenance of a liquid trading market. Purchasers will be required to wait until at least after the final termination date of this offering for such listing, if the shares are registered under the Exchange Act, or quotation. The initial offering price for shares of our common stock will be determined by negotiation between us and our Selling Agent. You may not be able to sell your shares of common stock at or above the initial offering price.

The OTCQX, as with other public markets, has from time to time experienced significant price and volume fluctuations. As a result, the market price of shares of our common stock may be similarly volatile, and holders of shares of our common stock may from time to time experience a decrease in the value of their shares, including decreases unrelated to our operating performance or prospects. The price of shares of our common stock could be subject to wide fluctuations in response to a number of factors, including those listed in this “Risk Factors” section of this Offering Circular.

No assurance can be given that the market price of shares of our common stock will not fluctuate or decline significantly in the future or that common stockholders will be able to sell their shares when desired on favorable terms, or at all.

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

●	services by the Company or its competitors;

●	additions or departures of key personnel;

●	the Company’s ability to execute its business plan;

●	operating results that fall below expectations;

●	loss of any strategic relationship;

●	industry developments;

●	economic and other external factors; and

●	period-to-period fluctuations in the Company’s financial results.

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In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s common stock.

This is a fixed price offering and the fixed offering price may not accurately represent the current value of us or our assets at any particular time. Therefore, the purchase price you pay for Offered Shares may not be supported by the value of our assets at the time of your purchase.

This is a fixed price offering, which means that the offering price for our Shares is fixed and will not vary based on the underlying value of our assets at any time. Our board of directors, in consultation with our Selling Agent, has determined the offering price in its sole discretion. The fixed offering price for our Shares has not been based on appraisals of any assets we own or may own, or of our Company as a whole, nor do we intend to obtain such appraisals. Therefore, the fixed offering price established for our Shares may not be supported by the current value of our Company or our assets at any particular time.

The entire amount of your purchase price for your Shares will not be available for investment in the Company.

A portion of the offering proceeds will be used to pay selling commissions of seven and a half percent ( 7.5% ) of the offering proceeds to our Selling Agent, which it may re-allow and pay to participating broker-dealers, who sell Shares. See “Plan of Distribution.” Thus, a portion of the gross amount of the offering proceeds will not be available for investment in the Company. See “Use of Proceeds.”

If investors successfully seek rescission, we would face severe financial demands that we may not be able to meet.

Our Shares have not been registered under the Securities Act of 1933, or the Securities Act, and are being offered in reliance upon the exemption provided by Section 3(b) of the Securities Act and Regulation A promulgated thereunder. We represent that this Offering Circular does not contain any untrue statements of material fact or omit to state any material fact necessary to make the statements made, in light of all the circumstances under which they are made, not misleading. However, if this representation is inaccurate with respect to a material fact, if this offering fails to qualify for exemption from registration under the federal securities laws pursuant to Regulation A, or if we fail to register the Shares or find an exemption under the securities laws of each state in which we offer the Shares, each investor may have the right to rescind his, her or its purchase of the Shares and to receive back from the Company his, her or its purchase price with interest. Such investors, however, may be unable to collect on any judgment, and the cost of obtaining such judgment may outweigh the benefits. If investors successfully seek rescission, we would face severe financial demands we may not be able to meet and it may adversely affect any non-rescinding investors.

If our securities are quoted on the OTCQX rather than listed on the NYSE American, our securities holders may face significant restrictions on the resale of our securities due to state “Blue Sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must be registered in that state. We do not know whether our common stock will be registered or exempt from registration under the laws of any state. If our securities are quoted on the OTCQX rather than listed on the NYSE American, a determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our common stock. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your common stock without the significant expense of state registration or qualification.

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Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The initial public offering price per share will be substantially higher than the pro forma net tangible book value per share of our common stock outstanding prior to this offering. As a result, investors purchasing common stock in this offering will experience immediate dilution of $3.35 per share. This dilution is due in large part to the fact that our earlier investors paid substantially less than the initial public offering price when they purchased their shares of common stock. In addition, if we issue additional equity securities, you will experience additional dilution.

Fiduciaries investing the assets of a trust or pension or profit sharing plan must carefully assess an investment in our Company to ensure compliance with ERISA.

In considering an investment in the Company of a portion of the assets of a trust or a pension or profit-sharing plan qualified under Section 401(a) of the Code and exempt from tax under Section 501(a), a fiduciary should consider (i) whether the investment satisfies the diversification requirements of Section 404 of ERISA; (ii) whether the investment is prudent, since the Offered Shares are not freely transferable and there may not be a market created in which the Offered Shares may be sold or otherwise disposed; and (iii) whether interests in the Company or the underlying assets owned by the Company constitute “Plan Assets” under ERISA. See “ERISA Consideration.”

Substantial future sales of shares of our common stock could cause the market price of our common stock to decline.

The market price of shares of our common stock could decline as a result of substantial sales of our common stock, particularly sales by our directors, executive officers and significant stockholders, a large number of shares of our common stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

We may invest or spend the proceeds of this offering in ways with which you may not agree or in ways which may not yield a return.

The principal purposes of this offering are to raise additional capital, to create a public market for our common stock and to facilitate our future access to the public equity markets. We currently intend to use the proceeds we receive from this offering after deducting estimated underwriting discounts and commissions and fees and expenses associated with qualification of Offering under Regulation A, including legal, auditing, accounting, escrow agent, transfer agent, financial printer and other professional fees, primarily for (a) the implementation of our business plan, including but not limited to, (i) opening new corporate stores, (ii) funding possible acquisition opportunities, and (iii) funding a national marketing campaign, and (b) working capital and general corporate purposes. Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Investors in this offering will need to rely upon the judgment of our management with respect to the use of proceeds. If we do not use the net proceeds that we receive in this offering effectively, our business, financial condition, results of operations and prospects could be harmed, and the market price of our common stock could decline.

We do not intend to pay dividends for the foreseeable future.

We have never declared or paid any cash dividends on our common stock and do not intend to pay any cash dividends in the foreseeable future. We anticipate that we will retain all of our future earnings for use in the development of our business and for general corporate purposes. Any determination to pay dividends in the future will be at the discretion of our board of directors. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize any future gains on their investments.

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USE OF PROCEEDS

We intend to use the net proceeds for the following purposes in the following order: (a) first towards the fees and expenses associated with qualification of Offering under Regulation A of up to $593,000, including legal, auditing, accounting, escrow agent, transfer agent, financial printer and other professional fees; (b) second towards the implementation of our business plan, including but not limited to, (i) opening new corporate stores, (ii) funding possible strategic acquisition opportunities, and (iii) funding a national marketing campaign, and (c) the balance towards working capital and general corporate purposes. In the event that we sell less than the maximum shares offered in the Offering, our first priority is to pay fees associated with the qualification of this Offering under Regulation A. No proceeds will be used to compensate or otherwise make payments to officers or directors except for ordinary payments under employment or consulting agreements.

If all of the Common Stock offered hereunder are purchased, we expect to receive net proceeds from this offering of approximately $18,453,750 after deducting estimated underwriting discounts and commissions in the amount of $1,496,250 (7.5% of the gross proceeds of the Offering). However, we cannot guarantee that we will sell all of the Common Stock being offered by us. The following table summarizes how we anticipate using the gross proceeds of this Offering, depending upon whether we sell 25%, 50%, 75%, or 100% of the shares being offered in the Offering:

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross Proceeds	$4,987,500	$9,975,000	$14,962,500	$19,950,000
Offering Expenses (Underwriting Discounts and Commissions to Selling Agent and other broker dealers)	$(374,062)	$(748,125)	$(1,122,187)	$(1,496,250)

Net Proceeds	$4,613,438	$9,226,875	$13,840,313	$18,453,750

Our intended use of the net proceeds is as follows:
Fees for Qualification of Offering under Regulation A (includes legal, auditing, accounting, escrow agent, transfer agent, financial printer and other professional fees)	$(578,000)	$(578,000)	$(578,000)	$(578,000)
Opening New Corporate Stores	(2,000,000)	(5,000,000)	(7,000,000)	(10,000,000)
Acquisition Opportunities	(1,532,000)	(2,457,000)	(4,482,000)	(5,607,000)
National Marketing Campaign	(200,000)	(400,000)	(600,000)	(800,000)
Working Capital and General Corporate Purposes	(303,438)	(791,875)	(1,180,313)	(1,468,750)
Total Use of Proceeds	$4,987,500	$9,975,000	$14,962,500	$19,950,000

CAPITALIZATION

The following table shows:

●	Our actual capitalization as of June 30, 2017; and

●

Our unaudited capitalization as of June 30, 2017 , as adjusted to reflect (i) the receipt of the net proceeds from the sale by us in this offering of shares of common stock, after deducting $2,074,250 in estimated underwriting discounts and commissions, reimbursements to Selling Agent, and estimated offering expenses payable by us, (ii) the issuance of 96,809 shares of Common Stock to American Restaurant Holdings in connection with the conversion of the Second 2017 ARH Note in the principal amount of $338,834, ( iii ) the issuance of 60,166 shares of Common Stock to American Restaurant Holdings in connection with the conversion of the Third 2017 ARH Note in the principal amount of $336,932, ( iv ) the issuance of 874,903, 795,366, and 397,683 shares of Common Stock to P. John, LLC, Membership, LLC, and Robert Morgan, respectively, in connection with the Merger which were initially recorded collectively at $1,466,541, ( v ) the issuance of 8,928 shares of Common Stock to Daniel Pettit, as trustee of the Daniel E. Pettit Revocable Trust at a price of $5.60 per share; ( vi ) issuance of 53,571 shares of Common Stock to CCNC-MMG, LLC at a price of $5.60 per share; ( vii ) issuance of 8,928 shares of Common Stock to Alex Danze at a price of $5.60 per share; ( viii ) the issuance of 35,789 shares of Common Stock to CrowdfundX at a value of $4.75 per share (or, an aggregate value of $170,000) as partial consideration for marketing services provided by CrowdfundX in connection with this offering; ( ix ) the issuance of 7,142 shares of Common Stock to Prashant Shah, who exercised a 3-year warrant at an exercise price of $7.00 per share; and ( x ) the issuance of 7,142 shares of Common Stock to each of the six directors of Muscle Maker (an aggregate of 42,852 shares of Common Stock) at a value of $7.00 per share.

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We derived this table from, and it should be read in conjunction with and is qualified in its entirety by reference to, our historical and audited consolidated financial statements and the accompanying notes included elsewhere in this Offering Circular. You should also read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The share information in this table has been adjusted to reflect the 1-for-7 reverse stock split of our common stock that was effective September 20, 2017.

	As of June 30, 2017 (unaudited)
	Actual	Pro Forma As Adjusted (1)

Cash and cash equivalents	$230,976	$20,501,408
Total debt at face value	$1,413,834	$2,108,500
Stockholders’ equity:
Common stock, no par value; 100,000,000 shares authorized and 7,895,448 shares issued and outstanding on an actual basis, and 100,000,000 shares authorized and 14,477,591 shares issued and outstanding on an as adjusted basis	10,113,326	30,266,057
Additional paid-in capital	4,049,250	4,162,126
Accumulated deficit	(9,016,729)	(9,016,729)
Non-controlling interest	(1,658,347)	(1,861,741)
Total stockholders’ equity	3,487,383	23,549,713
Total capitalization	$4,901,217	$25,658,213

(1)	The number of shares of common stock to be outstanding after the offering is based on 14,477,591 shares, which is the number of shares outstanding on November 15, 2017, and excludes:

●	694,740 shares of common stock issuable upon the exercise of all of the outstanding warrants;
●	887,789 shares issuable upon the conversion of all of the convertible notes held by related and unrelated parties;
●	45,000 shares of common stock issuable upon the exercise of all of the outstanding options issued to franchisees; and
●	210,000 shares of our common stock issuable upon the exercises of warrants which would be issued by Muscle Maker to the Selling Agent assuming all of the shares offered in this Offering are sold.

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DETERMINATION OF OFFERING PRICE

The public offering price of the shares was determined by negotiation between us and the Selling Agent. That public offering price is subject to change as a result of market conditions and other factors. Prior to this offering, no public market exists for our common stock. The principal factors considered in determining the public offering price of the shares included:

●	the information in this Offering Circular and otherwise available to the Selling Agent, including our financial information;

●	the history and the prospects for the industry in which we compete;

●	the ability of our management;

●	the prospects for our future earnings;

●	the present state of our development and our current financial condition;

●	the general condition of the economy and the securities markets in the United States at the time of this offering;

●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

●	other factors as were deemed relevant.

DILUTION

Dilution is the amount by which the offering price paid by purchasers of common stock sold in this offering will exceed the pro forma net tangible book value per share of common stock after the offering. As of June 30, 2017, our net tangible book value was approximately $(2,679,754), or $(0.34)   per share. Net tangible book value is the value of our total tangible assets less total liabilities. As of June 30, 2017, our total liabilities exceed our total tangible assets by approximately $2,679,754. This section accounts for issuances of Muscle Maker after June 30, 2017, including (i) 96,809 shares of Common Stock to American Restaurant Holdings in connection with the conversion of the Second 2017 ARH Note in the principal amount of $338,834, (ii) 60,166 shares of Common Stock to American Restaurant Holdings in connection with the conversion of the Third 2017 ARH Note in the principal amount of $336,931, (iii) 2,067,953 shares of Common Stock to the MMF Members in connection with the Merger which were initially recorded collectively at $1,466,541, (iv) 8,928 shares of Common Stock to Daniel Pettit, as trustee of the Daniel E. Pettit Revocable Trust at a price of $5.60 per share, (v) 53,571 shares of Common Stock to CCNC-MMG, LLC at a price of $5.60 per share, (vi) 8,928 shares of Common Stock to Alex Danze at a price of $5.60 per share, (vii) 35,789 shares of Common Stock to CrowdfundX at a value of $4.75 per share (or, an aggregate value of $170,000) as partial consideration for the marketing services provided by CrowdfundX in connection with the offering, (viii) 7,142 shares of Common Stock issued upon the exercise of a 3-year warrant by Prashant Shah at an exercise price of $7.00 per share, and (ix) 7,142 shares of Common Stock to each of the six directors of Muscle Maker (an aggregate of 42,857 shares of Common Stock) at a value of $7.00 per share.

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In addition, this section assumes the issuance of 887,789 shares of common stock upon the conversion of an aggregate $2,108,500 of all of the convertible notes held by related and unrelated parties, as well as the exercise of (a) the 3 -year warrant to Dean Miles to purchase 89,285 shares of Common Stock of Muscle Maker at an exercise price of $5.25 per share; (b) the 3-year warrant to American Restaurant Holdings to purchase 327,730 shares of Common Stock of Muscle Maker at an exercise price of $7.00 per share, in connection with the exchange of advances for the 2016 ARH Note in 2016 ; (c) the 3-year warrant to American Restaurant Holdings to purchase of 122,618 shares of Common Stock of Muscle Maker at an exercise price of $7.00 per share, in connection with the exchange of advances for the First 2017 ARH Note in 2017; (d) the 3-year warrant to American Restaurant Holdings to purchase of 21,058 shares of Common Stock of Muscle Maker at an exercise price of $7.00 per share, in connection with the exchange of advances for the Second 2017 ARH Note in 2017; (e) the 3-year warrant to American Restaurant Holdings to purchase of 21,058 shares of Common Stock of Muscle Maker at an exercise price of $7.00 per share, in connection with the exchange of advances for the Third 2017 ARH Note in 2017 ; (f) 3-year warrants to fifteen investors of the Company to purchase an aggregate 112,991 shares of Common Stock of Muscle Maker at an exercise price of $7.00 per share; and ( g ) 3-year non-qualified stock options to the franchisees of Muscle Maker to purchase an aggregate of 45,000 shares of Common Stock of Muscle Maker at an exercise price of $7.00 per share.

Based on the initial offering price of $4.75 per one share of common stock, on an as adjusted basis as of June 30, 2017, after giving effect to the issuance of common stock in connection with the Merger, conversion of debt, and restricted stock grants, assumed exercise of warrants to purchase common stock and the offering of shares of common stock and the application of the related net proceeds, our net tangible book value would be:

(i) $21,300,005, or $1.40 per share of common stock, assuming the sale of 100% of the shares offered (4,200,000 shares) with net proceeds in the amount of $17,860,750 after deducting estimated broker commissions of $1,496,250 and estimated offering expenses of $593,000;

(ii) $16,687,505, or $1.18 per share of common stock, assuming the sale of 75% of the shares offered (3,150,000 shares) with net proceeds in the amount of $13,247,313 after deducting estimated broker commissions of $1,122,187 and estimated offering expenses of $593,000;

(iii) $12,075,005, or $0.92 per share of common stock, assuming the sale of 50% of the shares offered (2,100,000 shares) with net proceeds in the amount of $8,633,875 after deducting estimated broker commissions of $748,125 and estimated offering expenses of $593,000; and

(iv) $7,462,505, or $0.62 per share of common stock, assuming the sale of 25% of the shares offered (1,050,000 shares) with net proceeds in the amount of $4,020,438 after deducting estimated broker commissions of $374,062 and estimated offering expenses of $593,000.

Purchasers of shares of common stock in this offering will experience immediate and substantial dilution in net tangible book value per share for financial accounting purposes, as illustrated in the following table on an approximate dollar per share basis, depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in this offering:

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Percentage of offering shares of common stock sold	100%	75%	50%	25%
Offering price per share of common stock	$4.75	$4.75	$4.75	$4.75
Net tangible book value per share of common stock before this offering	$0.31	$0.31	$0.31	$0.31
Increase in net tangible book value per share attributable to new investors	$4.25	$4.20	$4.11	$3.83
Pro forma net tangible book value per share after this offering	$1.40	$1.18	$0.92	$0.62
Immediate dilution in net tangible book value per share to new investors	$3.35	$3.57	$3.83	$4.13

The following tables sets forth depending upon whether we sell 100%, 75%, 50%, or 25% of the shares being offered in this offering, as of June 30, 2017, the number of shares of common stock purchased from us, the total consideration paid to us and the average price per share paid by existing stockholders and to be paid by new investors purchasing shares of common stock in this offering, after giving pro forma effect to the issuance of common stock in connection with the conversion of debt, the Merger, and the assumed exercise of warrants and options to purchase common stock, and the issuance of common stock to the new investors in this offering at the offering price of $4.75 per share of common stock, together with the total consideration paid an average price per share paid by each of these groups, before deducting estimated broker commissions and estimated offering expenses.

	100% of the Offered Shares Sold
					Average
	Shares Purchased		Total Consideration		Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2017	7,895,448	49%	$10,959,921	28%	$1.39
Issuance of common stock in exchange for MMB Units	2,067,953	13%	$203,394	0%	$0.10
Issuance of common stock for cash	71,427	1%	$400,000	1%	$5.60
Issuance of common stock upon conversion of ARH Notes	156,975	1%	$675,766	2%	$4.30
Issuance of common stock to directors and consultant	78,646	1%	$470,000	1%	$5.98
Exercise of warrants	7,142	0%	$50,000	0%	$7.00
Assumed exercise of options to purchase common stock prior to the Offering	45,000	0%	$315,000	1%	$7.00
Assumed exercise of warrants	694,740	4%	$4,263,248	11%	$6.14
Assumed conversion of Investor Notes to common stock	887,789	5%	$2,108,500	5%	$2.38
New investors	4,200,000	26%	$19,950,000	51%	$4.75
Total	16,105,120	100%	$39,395,829	100%	$2.45

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	75% of the Offered Shares Sold
					Average
	Shares Purchased		Total Consideration		Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2017	7,895,448	52%	$10,959,921	32%	$1.39
Issuance of common stock in exchange for MMB Units	2,067,953	14%	$203,394	1%	$0.10
Issuance of common stock for cash	71,427	0%	$400,000	1%	$5.60
Issuance of common stock upon conversion of ARH Notes	156,975	1%	$675,766	2%	$4.30
Issuance of common stock to directors and consultant	78,646	1%	$470,000	1%	$5.98
Exercise of warrants	7,142	0%	$50,000	0%	$7.00
Assumed exercise of options to purchase common stock prior to the Offering	45,000	0%	$315,000	1%	$7.00
Assumed exercise of warrants	694,740	5%	$4,263,248	12%	$6.14
Assumed conversion of Investor Notes to common stock	887,789	6%	$2,108,500	6%	$2.38
New investors	3,150,000	21%	$14,962,500	44%	$4.75
Total	15,055,120	100%	$34,408,329	100%	$2.29

	50% of the Offered Shares Sold
					Average
	Shares Purchased		Total Consideration		Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2017	7,895,448	56%	$10,959,921	37%	$1.39
Issuance of common stock in exchange for MMB Units	2,067,953	15%	$203,394	1%	$0.10
Issuance of common stock for cash	71,427	1%	$400,000	1%	$5.60
Issuance of common stock upon conversion of ARH Notes	156,975	1%	$675,766	2%	$4.30
Issuance of common stock to directors and consultant	78,646	1%	$470,000	2%	$5.98
Exercise of warrants	7,142	0%	$50,000	0%	$7.00
Assumed exercise of options to purchase common stock prior to the Offering	45,000	0%	$315,000	1%	$7.00
Assumed exercise of warrants	694,740	5%	$4,263,248	15%	$6.14
Assumed conversion of Investor Notes to common stock	887,789	6%	$2,108,500	7%	$2.38
New investors	2,100,000	15%	$9,975,000	34%	$4.75
Total	14,005,120	100%	$29,420,829	100%	$2.10

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	25% of the Offered Shares Sold
					Average
	Shares Purchased		Total Consideration		Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders as of June 30, 2017	7,895,448	61%	$10,959,921	45%	$1.39
Issuance of common stock in exchange for MMB Units	2,067,953	16%	$203,394	1%	$0.10
Issuance of common stock for cash	71,427	1%	$400,000	2%	$5.60
Issuance of common stock upon conversion of ARH Notes	156,975	1%	$675,766	3%	$4.30
Issuance of common stock to directors and consultant	78,646	1%	$470,000	2%	$5.98
Exercise of warrants	7,142	0%	$50,000	0%	$7.00
Assumed exercise of options to purchase common stock prior to the Offering	45,000	0%	$315,000	1%	$7.00
Assumed exercise of warrants	694,740	5%	$4,263,248	17%	$6.14
Assumed conversion of Investor Notes to common stock	887,789	7%	$2,108,500	8%	$2.38
New investors	1,050,000	8%	$4,987,500	21%	$4.75
Total	12,955,120	100%	$24,433,359	100%	$1.88

The foregoing discussion and tables include:

(i)	the issuance of 156,975 shares of Common Stock of Muscle Maker to American Restaurant Holdings for converted debt of Muscle Maker;
(ii)	issuance of 2,067,953 shares of Common Stock of Muscle Maker to MMF Members in connection with the Merger;
(iii)	grant of 42,857 shares of Common Stock of Muscle Maker to our directors;
(iv)	issuance of 35,789 shares of Common Stock of Muscle Maker to CrowdfundX;
(v)	the issuance of 7,142 shares of Common Stock upon the exercise of a warrant at an exercise price of $7.00 per share; and
(vi)	the issuance of an aggregate of 71,427 shares of Common Stock to three investors at a purchase price of $5.60 per share.

and assume the following transactions immediately prior to the completion of this Offering:

(i)	issuance of 782,526 shares of Common Stock of Muscle Maker to unrelated third-parties in connection with convertible debt issued in 2017 at a conversion price of $2.375 per share (50% of the initial public offering price);
(ii)	issuance of 105,263 shares of Common Stock of Muscle Maker to related parties in connection with convertible debt issued in 2017 at a conversion price of $2.375 per share (50% of the initial public offering price);
(iii)	The exercise of all outstanding warrants issued to (a) American Restaurant Holdings to purchase 492,464 shares of Common Stock at $7.00 per share (b) unrelated third-parties to purchase 95,136 shares of Common Stock at $7.00 per share and to purchase 89,285 shares of Common Stock at $5.25 per share and (c) related parties to purchase 17,855 shares of Common Stock at $7.00 per share; and
(iv)	The exercise of all outstanding options issued to franchisees to purchase 45,000 shares of Common Stock at an exercise price of $7.00 per share.

The foregoing discussion and tables above do not give effect to the 210,000 shares of our common stock issuable upon the exercise of warrants at an exercise price of $5.9375 per share which would be issued by Muscle Maker to the Selling Agent in connection with the Offering assuming all of the shares offered in this Offering are sold.

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PLAN OF DISTRIBUTION

Agreement with the Selling Agent

We are currently party to an engagement agreement, as amended, with the Selling Agent. The term of the engagement agreement began on July 31, 2017 and will continue until June 30, 2018, unless one of the following events occurs prior to June 30, 2018, in which case the engagement agreement would be terminated early:

(i)	we or the Selling Agent terminate the agreement for any reason;

(ii)	we execute a definitive selling agency agreement with the Selling Agent (a form of Selling Agency Agreement which is attached as an exhibit hereto); or

(iii)	we decide not to proceed with the Offering or withdraw any offering statement submitted to or filed with the SEC.

Offering Expenses. We are responsible for all Offering fees and expenses, including the following: (i) fees and disbursements of our legal counsel, accountants, and other professionals we engage; (ii) fees and expenses incurred in the production of Offering documents, including design, printing, photograph, and written material procurement costs; (iii) all filing fees, including those charged by the Financial Industry Regulatory Authority (“FINRA”); (iv) all of the legal fees related to FINRA clearance; and (v) Selling Agent transportation, accommodation, and other roadshow expenses up to a maximum of $1,000. We have agreed to reimburse the Selling Agent for its reasonable and documented legal costs (the Company must pre-approve any expenses in excess of $1,000) up to a maximum of $45,000.

Additionally, the Company agreed to pay a due diligence fee of $15,000, all of which was paid upon signing of the engagement agreement. Any advances received by the Selling Agent or related person from the Company that are unused, in the event of the Offering does not close or the engagement agreement is terminated for any reason, shall be returned to the Company in compliance with FINRA Rule 5110(f)(2)(C).

Reimbursable Expenses in the Event of Termination. In the event the Offering does not close or the engagement agreement is terminated for any reason, we have agreed to reimburse the Selling Agent for all unreimbursed, reasonable, documented, out-of-pocket fees, expenses, and disbursements, including the Selling Agent’s legal fees, up to $45,000.

Selling Agent Commission. Pursuant to the Selling Agency Agreement, we shall pay a commission of 7.5% of the gross proceeds received by the Company in the Offering, which shall be allocated by the Selling Agent to members of the selling group and soliciting dealers in its sole discretion provided however, that the commission shall be reduced to 4% for any proceeds received from sales/orders placed through the Selling Agent’s affiliated online platform known as BANQ by investors the Company directly introduces to the Selling Agent through its marketing campaign or from existing security holders of the Company.

Selling Agent’s Warrants

Upon each closing of this Offering, we have agreed to issue certain warrants (the “Selling Agent’s Warrants”) to the Selling Agent to purchase a number of shares of the Common Stock equal to 5.0% of the total shares of the Common Stock sold in such closing. The Selling Agent’s Warrants are exercisable commencing six months after the date of the applicable closing until the close of business on the five (5) year anniversary of the qualification date of the Offering Statement. The Selling Agent’s Warrants are not redeemable by us. The exercise price for the Selling Agent’s Warrants will be the amount that is 25% greater than the public offering price, or $5.9375.

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The Selling Agent’s Warrants and the Common Stock underlying the Selling Agent’s Warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The Selling Agent Warrants and the Common Stock underlying the Selling Agent’s Warrants, shall not be sold during the offering, or sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of the public offering, except as provided in FINRA Rule 5110 (g)(2). The Selling Agent’s Warrants will provide for adjustment in the number and price of the Selling Agent’s Warrants and the shares underlying such Selling Agent’s Warrants in the event of recapitalization, merger, stock split, or other structural transaction, or a future financing undertaken by us.

Lock-Up Agreements

We and our officers, directors, and more than 5% holders of our Common Stock as of the qualification of the Offering Statement and investors in our recent private placement have agreed, or will agree, with the Selling Agent, subject to certain exceptions, that, without the prior written consent of the Selling Agent, we and they will not, directly or indirectly, during the period ending 180 days after the date of the final closing of the Offering:

●	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Common Stock or any securities convertible into or exchangeable or exercisable for the Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition; or

●	enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of the Common Stock or other securities, in cash or otherwise.

This agreement does not apply, in our case, to securities issued pursuant to existing employee benefit plans or securities issued upon exercise of options, and other exceptions, and in the case of our officers, directors and other holders of our securities, exercise of stock options issued pursuant to a stock option or similar plans, and other exceptions.

Exchange Listing

Our Common Stock are not quoted on any stock exchange or quotation system. In addition, applicable state securities laws and regulations impose transfer restrictions on our Common Stock. We intend to list our common stock on the NYSE American under the symbol “MMB” after we register our common stock under the Exchange Act, following the termination of this offering. There is no assurance that our common stock will be registered under the Exchange Act or, if registered under the Exchange Act, that our listing application will be approved by the NYSE American.

Our Common Stock will not commence trading on the NYSE American until each of the following conditions are met: (i) we have filed a registration statement on Form 8-A concurrent with the qualification by the SEC of our Offering Statement; (ii) (A) the receipt by the SEC of certification from the NYSE American of its approval for listing on the exchange our Common Stock within five calendar days after the qualification of our Offering Statement and the Form 8-A has become effective or (B) we have filed a post-qualification amendment to the Offering Statement; refiling a registration statement on Form 8-A concurrent with the qualification by the SEC of the post-qualification amendment to the Offering Statement or waiver by the SEC of refiling a Form 8-A; the receipt by the SEC of certification from the NYSE American of its approval for listing on the exchange our Common Stock within five calendar days after the post-qualification amendment to our Offering Statement, and such post-qualification amendment is qualified by the SEC and the Form 8-A has become effective; and (iii) the Offering is terminated. Even if we meet the minimum requirements for listing on the NYSE American, we may wait before terminating the offering and commencing the trading of our Common Stock on the NYSE American in order to raise additional proceeds. As a result, you may experience a delay between the closing of your purchase of shares of our Common Stock and the commencement of exchange trading of our Common Stock on the NYSE American.

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If not approved by the NYSE American, we intend to apply for quotation of our common stock on the OTCQX Marketplace under the symbol “MMB” after the termination of this offering.

Pricing of the Offering

Prior to the Offering, there has been no public market for the Shares. The initial public offering price was determined by negotiation between us and the Selling Agent. The principal factors considered in determining the initial public offering price included:

●	the information in this Offering Circular and otherwise available to the Selling Agent, including our financial information;

●	the history and the prospects for the industry in which we compete;

●	the ability of our management;

●	the prospects for our future earnings;

●	the present state of our development and our current financial condition;

●	the general condition of the economy and the securities markets in the United States at the time of this offering;

●	the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

●	other factors as were deemed relevant.

Indemnification and Control

We have agreed to indemnify the Selling Agent against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the Selling Agent and its affiliates and controlling persons may be required to make in respect of these liabilities.

The Selling Agent and its affiliates are engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The Selling Agent and its affiliates may in the future perform various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

Our Relationship with the Selling Agent

In the ordinary course of their various business activities, the Selling Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer. The Selling Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Investment Limitations

As set forth in Title IV of the JOBS Act, there would be no limits on how many shares an investor may purchase if the Offering results in a listing of our Common Stock on the NYSE American or other national securities exchange. However, our Common Stock will not be listed on the NYSE American upon the initial qualification of this Offering by the SEC.

Therefore, for individuals who are not accredited investors, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see under “How to Calculate Net Worth”). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors must therefore comply with the 10% limitation on investment in the Offering. The only type of investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests , you should qualify as an Accredited Investor:

(i) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii) You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Shares (please see below under “How to calculate your net worth”);

(iii) You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv) You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

(v) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Shares; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

This Offering will start on the date this Offering Circular is declared qualified by the SEC. We expect to commence the sale of the Shares as of the date on which the Offering Statement of which this Offering Circular is a part is declared qualified by the United States Securities and Exchange Commission (“SEC”). The Offering will terminate at the earlier of: (1) the date at which $19,950,000 of Shares has been sold, (2) the date which is one year after this Offering being qualified by the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”), or (3) the date on which this Offering is earlier terminated by the Company in its sole discretion (the “Termination Date”).

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Procedures for Subscribing

U.S. investors may participate in this Offering by opening an account with BANQ, an online brokerage division of TriPoint Global Equities, LLC, the Selling Agent. The BANQ website may be found at Banq.co. BANQ is open to qualified U.S. investors and accepts individual, joint, corporate or IRA accounts. The application process takes approximately 5 minutes and there are no account minimums. Deposits to BANQ can be made via wire transfer or ACH deposit or by mailing in a check. Deposits usually post to an account within 3-5 days. BANQ® is a division of the Selling Agent, a member of FINRA and the Securities Investor Protection Corporation (“SIPC”), which protects the securities of its members’ customers up to $500,000 (including $250,000 for claims for cash). TriPoint and BANQ do not charge a fee for opening an account or for depositing shares purchased in the Offering into such account.

Investors investing through BANQ will be required to open their accounts and deposit funds into their respective BANQ accounts after the qualification of this Offering Statement relating to this Offering but prior to the applicable closing of the Offering. No investor funds may be used to purchase securities to be issued in this Offering until the Offering Statement relating to this Offering and filed by the Company with the SEC has been qualified by the SEC. After an account is opened but no later than 48 hours prior to the applicable closing of the Offering, the investor will be required to deposit funds into the account sufficient to purchase the amount of securities that the investor intends to purchase in the Offering. Such funds will not be held in an escrow account or otherwise segregated as part of the Offering process.

During the marketing period for the Offering, the investor will provide an indication of interest as to the amount of securities the investor intends to purchase, however firm indications of interest can only be made after the Offering Statement has been qualified. Forty-eight (48) hours prior to the close of the Offering, each investor that has money deposited with BANQ for this Offering will be notified by BANQ via e-mail and notification to the secure messages section of the website for the BANQ online brokerage account that the indication of the amount of securities such investor wishes to purchase, or such lesser amount as may be determined by the Company and the Selling Agent in their discretion, is confirmed and will be finalized on closing. Indications will not be finalized without sufficient funds in the investor’s BANQ online brokerage account or if the investor elects to cancel such indication.

Upon the applicable closing, the funds required to purchase that amount of securities will be removed from such investor’s account and transferred to the account of the Company, and the amount of securities purchased will be deposited into such investor’s account. The investor may cancel such investor’s desired investment within the required time and no funds will be withdrawn, no securities will be provided and the investor’s indication will not be confirmed. In addition, if the Offering does not close, no funds will be withdrawn, no securities will be provided, the investor’s indication will not be confirmed and the funds in the investor’s BANQ account will remain available for withdrawal, in accordance with the investor’s account agreement with BANQ.

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Below is a summary of the specific steps involved in the “indication of interest” process:

Step 1. Upon initial qualification of the Offering by the SEC, investors may place an indication of interest for the amount of securities the investor intends to purchase.

Step 2. Investors must fund their BANQ online brokerage account or Wilmington Trust Escrow Account with sufficient funds to purchase shares if their indication is confirmed and the allocation is approved by the Company and the Selling Agent. Indications of interest will not be finalized without sufficient funds in an investor’s BANQ online brokerage account or the Wilmington Trust Escrow Account.

Step 3. Approximately forty-eight (48) hours prior to closing of the Offering, each investor that has money deposited with BANQ or the Wilmington Trust Escrow Account for this Offering will be notified by BANQ via e-mail (and notification to the secure messages section of the BANQ website for BANQ customers) that the indication of the amount of securities such investor wishes to purchase is confirmed and will be finalized on closing. The investor may cancel such investor’s desired investment within the required timeframe, in which case no funds will be withdrawn, no securities will be provided and the investor’s indication will not be confirmed.

Step 4. Upon closing, investor funds will be debited from their BANQ online brokerage account or the Wilmington Trust Escrow Account, and shares will delivered in the amount of the allocation granted. If this Offering fails to close, no funds will be withdrawn, no securities will be provided, the investor’s indication will not be confirmed, and the funds in the investor’s BANQ account will remain available for withdrawal in accordance with the investor’s account agreement with BANQ, or for non-BANQ customers funds in the Wilmington Trust Escrow Account will be promptly returned to the investor.

Escrow Account: The Company intends to complete one closing of this Offering, but may undertake one or more closings on a rolling basis. Therefore, investor funds that are held in escrow will be released to the Company in its sole discretion at any time, and without regard to meeting any particular contingency.

Funds deposited in an account with BANQ will be held with Foliofn Investments, Inc. (“Folio”), which is the clearing agent for Tripoint and BANQ. The funds will be included in Folio’s “Cash Sweep” program, which utilizes FDIC-insured accounts to sweep Folio’s customers’ free credit balances in excess of any maintained as free credit balances, from the Folio customers’ securities accounts to FDIC-insured bank accounts. Upon our decision to conduct a closing, which may be made in our sole discretion at any time, investor funds held with Folio will be released to us.

U.S. investors who participate in this Offering other than through BANQ, including through selected dealers who do not maintain clearing agreements, will be required to deposit their funds in an escrow account held at Wilmington Trust, N.A.; any such funds that Wilmington Trust receives shall be held in escrow until the applicable closing of the Offering or such other time as mutually agreed between the Company and the Selling Agent, and then used to complete securities purchases, or returned if this Offering fails to close.

Selected Dealers with clearing agreements shall provide the Selling Agent with executed indications and delivery sheets from their customers and shall settle the transaction with the Selling Agent thru DTC on closing. In the event that the Company does not qualify or list on NYSE American, Selected Dealers who are unable to participate in an over the counter security may withdraw their subscriptions prior to closing.

Non-U.S. investors may participate in this Offering by depositing their funds in the escrow account held at Wilmington Trust, N.A.; any such funds that Wilmington Trust receives shall be held in escrow until the applicable closing of the Offering or such other time as mutually agreed between the Company and the Selling Agent, and then used to complete securities purchases, or returned if this Offering fails to close.

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Right to Reject Subscriptions. After we receive your complete, executed subscription agreement (forms of which are attached to the Offering Statement as Exhibits 4.1 and 4.2) and the funds required under the subscription agreement have been transferred to the escrow account or remain in your BANQ account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural person investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). In addition, non-accredited, natural person investors may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

How to Calculate Net Worth: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares in this Offering.

In order to purchase the shares in this Offering and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this Offering.

Offering Campaign Consultant

The Company also engaged WhoYouKnow LLC, a California limited liability company, d/b/a CrowdfundX (“CrowdfundX”), to assist the Company in the planning, public relations and promotion of this Offering, utilizing the BANQ Online Platform. Pursuant to the terms of the Master Services Agreement, effective as of July 20, 2017, between the Company and CrowdfundX, the Company issued 35,789 shares of common stock at a value of $4.75 per share (or, an aggregate value of $170,000) to CrowdfundX upon the execution of the agreement as well as agreed to pay a cash fee to CrowdfundX in the amount of $145,000, which was payable in installments of $40,000 within five business days after the effective date of the agreement, $40,000 on August 21, 2017, and $65,000 on September 21, 2017.

Wilmington Escrow Account

Wilmington Trust, N.A. (“Escrow Agent”), will act as escrow agent for the Offering. Prior to the date the SEC issues a qualification for the sale of the shares of common stock pursuant to this Offering Circular, the escrow agent shall establish a non-interest-bearing account, which account shall be titled “WILMINGTON TRUST, N.A. as Escrow Agent for Muscle Maker, Inc Escrow” (the “Escrow Account”). The Escrow Account shall be a segregated deposit account at the bank. The Escrow Account maintained by the escrow agent shall be terminated in whole or in part on the earliest to occur of: (a) the date which is one year after this Offering being qualified by the SEC, or (b) the date on which this Offering is earlier terminated by the Company in its sole discretion. The foregoing sentence describes the escrow period the “Escrow Period”. During the Escrow Period, the parties agree that (i) the Escrow Account and escrowed funds will be held for the benefit of investors, and that (ii) the Company is not entitled to any funds received into escrow, and that no amount deposited into the Escrow Account shall become the property of the Company or any other entity, or be subject to any debts, liens or encumbrances of any kind of any other entity, until the Company has triggered closing of such funds. In the event the escrow agent does not receive written instructions from the Company to release funds from the Escrow Account on or prior to termination of the Escrow Period, the escrow agent shall terminate the escrow and make a full and prompt return of funds so that refunds are made to each investor in the exact amount received from said investor, without deduction, penalty or expense to investor.

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The Escrow Agent shall process all escrowed amounts for collection through the banking system and shall maintain an accounting of each deposit posted to its ledger, which also sets forth, among other things, each investor’s name and address, the quantity of shares of common stock purchased, and the amount paid.

If any subscription agreement for the purchase of shares of common stock is rejected by the Company in its sole discretion, then the subscription agreement and the escrowed amounts for such investor shall be promptly returned to the rejected investor by the Escrow Agent.

The Company paid a $2,500.00 administrative fee to Escrow Agent upon execution of the Closing Escrow Agreement, among the Company, Escrow Agent and Selling Agent. In addition, the Company shall be obligated to reimburse Escrow Agent for all fees, costs and expenses incurred or that become due in connection with the Escrow Agreement or the Escrow Account, including reasonable attorney’s fees. Wire fees have been waived for this Offering.

Escrow agent, in no way endorses the merits of the offering of the securities.

Transfer Agent and Registrar

We have engaged Computershare Trust Company, N.A. (“Transfer Agent”) to be the transfer agent and registrar for our common stock and will be subject to the agreed upon fee schedule.

The Transfer Agent’s address is at 250 Royall Street, Canton, Massachusetts 02021 and its telephone number is (877) 373-6374.

We will pay the Transfer Agent an ongoing account management fee per month in accordance with the fee schedule depending on the number of holder accounts as set forth below to cover the administration of services set forth on that certain Fee and Service Schedule among Muscle Maker, Computershare Inc. and Computershare Trust Company, N.A.:

Up to 250 holder accounts	$208.33 per month
From 251 to 1000 holder accounts	$350.00 per month
From 1,001 to 5000 holder accounts (annual fee/monthly billing)	$3.50 per account
From 5,001 to 15,000 holder accounts (annual fee/monthly billing)	$3.25 per account
From 15,001 to 25,000 holder accounts (annual fee/monthly billing)	$3.00 per account

Stock Certificates

Ownership of the Offered Shares will be “book-entry” only form, meaning that ownership interests shall be recorded by the Transfer Agent, and kept only on the books and records of Transfer Agent. No physical certificates shall be issued, nor received, by Transfer Agent or any other person. The Transfer Agent records and maintains securities of Company in in book-entry form only. Book-entry form means the Transfer Agent maintains shares on an investor’s behalf without issuing or receiving physical certificates. Securities that are held in un-certificated book-entry form have the same rights and privileges as those held in certificate form, but the added convenience of electronic transactions (e.g. transferring ownership positions between a broker-dealer and the Transfer Agent), as well as reducing risks and costs required to store, manage, process and replace lost or stolen securities certificates. Transfer Agent shall send out email confirmations of positions and notifications of changes “from” Company upon each and every event affecting any person’s ownership interest, with a footer referencing Transfer Agent.

We have no responsibility for any aspect of the actions of the Transfer Agent. In addition, we have no responsibility or liability for any aspect of the records kept by the Transfer Agent relating to, or payments made on account of investors in, the Offered Shares, or for maintaining, supervising or reviewing any records relating to ownership of Offered Shares. We also do not supervise the systems of the Transfer Agent.

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Selling Restrictions

Notice to prospective investors in Canada

The offering of the Offered Shares in Canada is being made on a private placement basis in reliance on exemptions from the prospectus requirements under the securities laws of each applicable Canadian province and territory where the Common Stock may be offered and sold, and therein may only be made with investors that are purchasing as principal and that qualify as both an “accredited investor” as such term is defined in National Instrument 45-106 Prospectus and Registration Exemptions and as a “permitted client” as such term is defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligation. Any offer and sale of the Offered Shares in any province or territory of Canada may only be made through a dealer that is properly registered under the securities legislation of the applicable province or territory wherein the Offered Shares is offered and/or sold or, alternatively, by a dealer that qualifies under and is relying upon an exemption from the registration requirements therein.

Any resale of the Offered Shares by an investor resident in Canada must be made in accordance with applicable Canadian securities laws, which may require resales to be made in accordance with prospectus and registration requirements, statutory exemptions from the prospectus and registration requirements or under a discretionary exemption from the prospectus and registration requirements granted by the applicable Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Offered Shares outside of Canada.

Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each, a “Relevant Member State”), no offer of Offered Shares may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Offered Shares shall require the Company or the representatives to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

Each person in a Relevant Member State who initially acquires any Offered Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive. In the case of any Offered Shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the Offered Shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any Offered Shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

The Company, the representatives and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.

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This offering circular has been prepared on the basis that any offer of Offered Shares in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Offered Shares. Accordingly, any person making or intending to make an offer in that Relevant Member State of Offered Shares which are the subject of the offering contemplated in this offering circular may only do so in circumstances in which no obligation arises for the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. The Company has not authorized, nor does it authorize, the making of any offer of Offered Shares in circumstances in which an obligation arises for the Company to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Offered Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Offered Shares to be offered so as to enable an investor to decide to purchase or subscribe the Offered Shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Notice to prospective investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”).

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in Switzerland

The Offered Shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the Offered Shares or this offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to this offering, the Company, the Offered Shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of Offered Shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of Offered Shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of Offered Shares.

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Notice to Prospective Investors in the Dubai International Financial Centre

This offering circular relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This offering circular is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this offering circular nor taken steps to verify the information set forth herein and has no responsibility for the offering circular. The Offered Shares to which this offering circular relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Offered Shares offered should conduct their own due diligence on the Offered Shares. If you do not understand the contents of this offering circular you should consult an authorized financial advisor.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This offering circular does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the Offered Shares may only be made to persons, or the Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Offered Shares without disclosure to investors under Chapter 6D of the Corporations Act.

The Offered Shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Offered Shares must observe such Australian on-sale restrictions.

This offering circular contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this offering circular is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to prospective investors in China

This offering circular does not constitute a public offer of the Offered Shares, whether by sale or subscription, in the People’s Republic of China (the “PRC”). The Offered Shares are not being offered or sold directly or indirectly in the PRC to or for the benefit of, legal or natural persons of the PRC.

Further, no legal or natural persons of the PRC may directly or indirectly purchase any of the Offered Shares or any beneficial interest therein without obtaining all prior PRC’s governmental approvals that are required, whether statutorily or otherwise. Persons who come into possession of this document are required by the issuer and its representatives to observe these restrictions.

Notice to Prospective Investors in Hong Kong

The Offered Shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Offered Shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Offered Shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

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Notice to Prospective Investors in Japan

The Offered Shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

This offering circular has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this offering circular and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Offered Shares may not be circulated or distributed, nor may the Offered Shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Offered Shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Offered Shares pursuant to an offer made under Section 275 of the SFA except:

(a) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b) where no consideration is or will be given for the transfer;

(c) where the transfer is by operation of law;

(d) as specified in Section 276(7) of the SFA; or

(e) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

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DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. Consequently, you will only realize an economic gain on your investment in our common stock if the price appreciates. You should not purchase our common stock expecting to receive cash dividends. Since we do not anticipate paying dividends, and if we are not successful in establishing an orderly public trading market for our shares, then you may not have any manner to liquidate or receive any payment on your investment. Therefore, our failure to pay dividends may cause you to not see any return on your investment even if we are successful in our business operations. In addition, because we may not pay dividends in the foreseeable future, we may have trouble raising additional funds which could affect our ability to expand our business operations.

DESCRIPTION OF BUSINESS

Our Business

The Muscle Maker Grill is a high-growth, fast casual restaurant concept that specializes in preparing healthy-inspired, high-quality, fresh, made-to-order lean, protein-based meals featuring chicken, seafood, pasta, burgers, wraps and flat breads. In addition, we feature freshly prepared entrée salads and an appealing selection of sides, protein shakes and fruit smoothies. We operate in the approximately $34.5 billion fast casual restaurant segment, which we believe has created significant recent disruption in the restaurant industry and is rapidly gaining market share from adjacent restaurant segments, resulting in significant growth opportunities for restaurant concepts such as Muscle Maker Grill.

We believe our restaurant concept delivers a highly differentiated customer experience by combining the quality and hospitality that customers commonly associate with our full service and fast casual restaurant competitors with the convenience and value customers generally expect from traditional fast food restaurants. The following core values form the foundation of our brand:

●	Quality. Commitment to provide the highest quality, healthy-inspired food for a wonderful experience.

●	Empowerment and Respect. We seek to empower our employees to take initiative and give their best while respecting themselves and others to maintain an environment for team work and growth.

●	Service. Provide world class service to achieve excellence each passing day.

●	Value. Our combination of high-quality, healthy-inspired food, empowerment of our employees, world class service, all delivered at a low price, strengthens the value proposition for our customers.

In striving for these goals, we aspire to connect with our target market and create a great brand with a strong and loyal customer base.

As of November 1, 2017, Muscle Maker and its subsidiaries and franchisees operated 53 Muscle Maker Grill restaurants located in 14 states, 12 of which are owned and operated by Muscle Maker, and 41 are franchise restaurants.

As of June 30, 2017, Muscle Maker and its subsidiaries and franchisees operated 51 Muscle Maker Grill restaurants located in 10 states, 11 of which are owned and operated by Muscle Maker, and 40 are franchise restaurants. Our restaurants generated company-operated restaurant revenue of $2,735,222 and $2,658,015 for the year ended December 31, 2016 and the six months ended June 30, 2017, respectively. For the year ended December 31, 2016 and the six months ended June 30, 2017, total company revenues were $4,953,205 and $3,890,822, respectively. For the fiscal year ended December 31, 2016 and the six months ended June 30, 2017, we reported net losses of $4,219,687 and $6,929,514, respectively, and negative cash flow from operating activities of $2,110,702 and $1,648,186, respectively. As of June 30, 2017, we had an aggregate accumulated deficit of $9,016,729. We anticipate that we will continue to report losses and negative cash flow. As a result of the net loss and cash flow deficit for the year ended December 31, 2016 and other factors, our independent auditors issued an audit opinion with respect to our financial statements for the year ended December 31, 2016 that indicated that there is a substantial doubt about our ability to continue as a going concern.

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We are the owner of the trade name and service mark Muscle Maker Grill® and other trademarks and intellectual property we use in connection with the operation of Muscle Maker Grill® restaurants. We license the right to use the Muscle Maker Grill® trademarks and intellectual property to our wholly-owned subsidiaries, Muscle Maker Development and Muscle Maker Corp., and to further sublicense them to our franchisees for use in connection with Muscle Maker Grill® restaurants.

Seasonal factors and the timing of holidays cause our revenue to fluctuate from quarter to quarter. Our revenue per restaurant is typically lower in the fourth quarter due to reduced December traffic and higher traffic in the first, second, and third quarters.

Our healthy-inspired menu, value proposition, and culture have helped us to deliver strong and consistent revenue growth , as illustrated by the following:

●	our company-owned annual average unit volumes, or AUVs, are approximately $712,000 in fiscal year 2016; and

●	from the year ended December 31, 2015 to the year ended December 31, 2016, we increased our total revenue by 59% from $3,106,779 to $4,953,205.

Our Industry

We operate within the LSR segment of the U.S. restaurant industry, which includes QSR and fast-casual restaurants. According to Technomic, 2015 sales for the total LSR category increased 5.2% from 2014 to $255 billion. We offer fast-casual quality food combined with quick-service speed, convenience and value across multiple dayparts. According to Technomic, sales for the total QSR segment grew 4.1% from 2014 to $212 billion in 2015, and are projected to grow to $254 billion by 2019, representing a compounded annual growth rate, or CAGR, of 4.6%. Total sales in the fast-casual segment grew 11.3% from 2014 to $43 billion in 2015, and are projected to grow to $64 billion by 2019, representing a CAGR of 10.2%. We believe our differentiated, high-quality menu delivers great value all day, every day, positions us to compete successfully against both QSR and fast-casual concepts, providing us with a large addressable market.

We expect that the trend towards healthier eating will attract and increase consumer demand for fresh and hand-prepared dishes, leading to a positive impact on our sales.

Strategy

We plan to pursue the following strategies to continue to grow our revenues and profits.

Expand Our System-Wide Restaurant Base. We believe we are in the early stages of our growth story with 53 current locations in 14 states, as of November 1, 2017. For the year ended December 31, 2014, we opened 12 new franchised restaurants and no new company-operated restaurants. For the year ended December 31, 2015, we opened one new company-operated and seven new franchised restaurants. For the year ended December 31, 2016, we opened six new company-operated and four new franchised restaurants. We anticipate that between November 2017 and April 2018, we will open 5 to 10 new company-operated and 9 new franchised restaurants, including military bases, across Arizona, California, Florida, Georgia, Illinois, Louisiana, Kansas, Massachusetts, Nebraska, New Jersey, New York, Nevada, North Carolina, Pennsylvania, Texas, Washington and Internationally. Over the long term, we plan to grow the number Muscle Maker Grill restaurants by 30% to 50% annually. There is no guarantee that we will be able to increase the number of our restaurants. We may be unsuccessful in expanding within our existing or into new markets for a variety of reasons described herein under “Risk Factors” above, including competition for customers, sites, franchisees, employees, licenses and financing.

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Drive Comparable Restaurant Sales. We plan to continue delivering comparable restaurant sales growth through the following strategies:

●	Menu Strategy and Evolution. We will continue to adapt our menu to create entrees that complement our health-inspired offerings and that reinforce our differentiated fast casual positioning. We believe we have opportunities for menu innovation as we look to provide customers more choices through customization and limited time alternative proteins. Our marketing and operations teams collaborate to ensure that the items developed in our test kitchen can be executed to our high standards in our restaurants with the speed and value that our customers have come to expect. To provide added variety, from time to time we introduce limited time offerings such as our fish tacos and shish-k-bobs. Some of these items have been permanently added to the menu.

●	Attract New Customers Through Expanded Brand Awareness: We expect to attract new customers as Muscle Maker Grill becomes more widely known due to new restaurant openings and marketing efforts focused on broadening the reach and appeal of our brand. We expect consumers will become more familiar with Muscle Maker Grill as we continue to penetrate our markets, which we believe will benefit our existing restaurant base. Our marketing strategy centers on our “Great Food with Your Health in Mind” campaign, which highlights the desirability of healthy-inspired food and made-from-scratch quality of our food. We also utilize social media community engagement and public relations to increase the reach of our brand. Additionally, our system will benefit from increased contributions to our marketing and various advertising funds as we continue to grow our restaurant base.

●	Increase Existing Customer Frequency: We are striving to increase customer frequency by providing a service experience and environment that “compliments” the quality of our food and models our culture. We expect to accomplish this by enhancing customer engagement, while also improving throughput, order execution and quality. Additionally, we have recently implemented a customer experience measurement system, which provides us with real-time feedback and customers’ insights to enhance our service experience. We believe that always striving for excellent customer service will create an experience and environment that will support increased existing customer visits.

●	Continue to Grow Dayparts: We expect to drive growth across these dayparts through optimized labor and management allocation, enhanced menu offerings, innovative merchandising and marketing campaigns, which have successfully driven growth in our dayparts. We plan to continue introducing and marketing limited time offers to increase occasions across our dayparts as well as to educate customers on our lunch and dinner offerings.

Continue to Enhance Profitability. We focus on expanding our profitability while also investing in personnel and infrastructure to support our future growth. We will seek to further enhance margins over the long-term by maintaining fiscal discipline and leveraging fixed costs. We constantly focus on restaurant-level operations, including cost controls, while ensuring that we do not sacrifice the quality and service for which we are known. Additionally, as our restaurant base grows, we believe we will be able to leverage support costs as general and administrative expenses grow at a slower rate than our revenues.

Our Brand

Iconic Brand and Unique Concept: We provide guests healthier versions of mainstream-favorite dishes that taste great, making it convenient, affordable and enjoyable to eat healthy. Our diverse menu was created for everyone – fitness enthusiasts, those starting their journey to a healthier lifestyle, and people trying to eat better while on-the-go. Now, guests can have delicious, nutritionally balanced food without the regret. More than just food, our restaurants are a friendly, relaxed and social environment where guests can enjoy great-tasting food and engage with fellow health enthusiasts in their area.

We are focused on expanding our presence within new and existing markets by continuing to add marquee franchise partners to our system, increasing the number of corporately owned locations and through partnership deals with reputable venues including MetLife Stadium in East Rutherford, NJ and Angel Stadium in Anaheim, CA. The health-focused concept anticipates expanding its footprint exponentially over the next couple of years, with more than 100 units currently in development.

Our Food

High-Quality, Healthy Options of Mainstream Dishes: Providing “Great Food with Your Health in Mind,” Muscle Maker Grill’s menu features items with grass-fed steak and all-natural chicken, as well as options that satisfy all dietary preferences – from the carb-free consumer to guests following gluten-free or vegetarian diets. Muscle Maker Grill does not sacrifice taste to serve healthy options. We boast superfoods such as avocado, kale, quinoa, omega-3 packed shrimp, spinach, and use only healthier carb options such as whole wheat pasta and brown rice. We develop and source proprietary sauces and fat free dressings to enhance our unique flavor profiles. Our open style kitchen allows the guests to experience our preparation and cooking methods such as an open flame grill and sauté. In addition to our healthy and diverse food platform, Muscle Maker Grill offers 100% real fruit smoothies, boosters and proprietary protein shakes as well as retail supplements.

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Our Strengths

Compelling Speed Using Cook to Order Preparation: Our guests can expect to enjoy their meals in eight minutes or less. While this service time may be slightly higher than the QSR segment, it fits well within the range of the fast casual segment. Our meals are prepared from a cook to order method using only the freshest, all natural ingredients.

Daypart Mix and Revenue Streams: Standard operating hours for a Muscle Maker Grill are from 10:30 AM to 8:30 PM, Monday through Friday, 11:00 AM to 6 PM, Saturday, and closed on Sunday. While our daypart mix is typical to the QSR fast casual segment which is 5% pre-lunch, 45% lunch, 35% dinner and 15% late evening. We have multiple revenue streams that allow for greater efficiencies and operations and ultimately higher profitability. A typical QSR fast casual brand has two to three revenue streams: dine-in, take-out and delivery. Muscle Maker Grill executes on eight different revenue streams; including: dine-in, take-out, delivery, catering, meal plans, retail and grab and go kiosks and food trucks.

Attractive Price Point and Perceived Value: Muscle Maker Grill offers meals with ‘power sides’ beginning at $8.99, using only the highest quality ingredients such as grass-fed beef, all natural chicken, whole wheat pastas, brown rice and a power blend of kale, romaine and spinach. Our cook to order method, speed of service, hospitality and the experience of our exhibition style kitchen creates a great value perception for our customers. Meal Plan meals begin at $8 a meal making them not only convenient but affordable too. Muscle Maker Grill also offers a boxed lunch program for schools and other organizations starting at $10 a box. These lunches include a wrap, salad or entrée, and a side and a drink. We not only reward our guests with a great value and guest experience, we reward them for their loyalty as well. Frequent Muscle Maker Grill guests can take advantage of its loyalty program, Muscle Maker Grill Rewards, where points are awarded for every dollar spent towards free or discounted menu items. Cards are not required to participate as members can provide their phone number or use the mobile app, Muscle Maker Grill Rewards, to receive notifications announcing new menu items, special events and more. The program is enjoyed by thousands or guests!

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Muscle Maker Grill Business Facts:

●	Largest protein based QSR fast casual in the united states.

●	Established in 1995 in Colonia, NJ.

●	Muscle Maker Grill operates 53 restaurants, 41 franchised and 12 company as of November 1, 2017 with system-wide sales exceeding $24 million in 2016.

●	Ranked in the future 50 list of the fastest growing small chains in America and achieved a spot on Fastcasual.com’s top 100 Movers and Shakers in 2016 and expecting a top five ranking in 2017.

●	National footprint in 14 states as of November 1 , 2017 and soon to be 18 states by the end of 2017.

●	Multiple International expansion opportunities including: Kuwait, Dubai and India.

●	Currently a preferred vendor for the US military with restaurants opportunities in GA, KY, MA, NY, NC, SC, VA, TX and WA.

Restaurant Level Profitability and Unit Economics: We believe our brand position in a segment with limited competition, strong value perception and multiple revenue streams provides a great opportunity for continued corporate and franchise growth. Our low cost of entry and real estate strategy allows for greater operating efficiencies and higher profitability. See below for corporate store economics. We primarily operate in urban and suburban markets using in line locations and targeting second generation restaurants. Typical capital investment ranges from $180,000 to $225,000 for buildout and equipment. Annual revenues of $800,000 may anticipate achieving a 10% operating profit. Other company revenue sources include a franchise fee of $35,000 per unit on a sliding scale for multi-unit development. Franchisees currently pay 5% off gross sales in royalties and 3% of gross sales for marketing and advertising.

Leveraging Non-Traditional Revenue Streams:

Delivery: A significant differentiator is that Muscle Maker Grill offers delivery at every location nation-wide. Delivery is an option through our mobile app, online ordering platform making it easy and convenient for our guests. Delivery percentages range from 10% up to 56% of sales. We strongly believe this segment will continue to grow as our core demographic has demonstrated the need for online ordering and delivery versus dine-in and take-out.

Catering: Our diverse menus items are also offered through our catering program making it easy and affordable to feed a group. We can feed a group ranging from 10 or 5,000. Muscle Maker Grill has secured large catering contracts with multi-national corporations, universities as well as professional and college athletic programs. Our boxed lunch program, which includes a wrap, salad, or entrée, a side and a drink for a set price is widely popular within schools and other organizations.

Meal Plans: To make healthy eating even easier, Muscle Maker Grill’s signature nutritionally-focused menu items are available through its new Meal Plan program, allowing pre-orders of meals that taste great via phone, online or in-store, available for pick up or delivered right to their door. Available as five, 10, 15 or 20 meals, guests can choose from 28 Muscle Maker Grill menu items, including the Hollywood Salad, Turkey Meatball Wrap, Arizona and many more.

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Retail: All Muscle Maker Grill locations participate in our retail merchandising and supplement program. This is a unique revenue stream specific to the Muscle Maker Grill brand and is atypical in the QSR fast casual segment. Guests can purchase our propriety protein in bulk, supplements, boosters, protein and meal replacement bars and cookies. This program gives our guests the opportunity to manage their healthy lifestyle beyond the four walls of our restaurants.

Grab and Go Kiosks: Muscle Maker Grill offers grab and go kiosks both in the restaurants and non-traditional locations. The kiosks are comprised of 10 to 12 core meal plan menu items. We have positioned the kiosks so that guests can grab a meal on the run. These meals are convenient to guests that chose not to dine in or want additional meals for themselves or family members.

Food Trucks: Food trucks have become a more main stream point of destination for restaurant goers and we strongly believe the growth trend in the segment will continue. Muscle Maker Grill wants to make our healthy options available to all consumers and will continue to develop and grow this revenue stream. Muscle Maker Grill currently has one food truck in operation in Dallas, TX and three to five in the pipeline for US military bases such as Hans comb Airforce Base, Quantico Marine Base and West Point Military Academy.

Our Innovative, Healthy Menu:

A Muscle Maker Grill Restaurant offers quality food, freshly prepared with our proprietary recipes, designed to provide our guests, business neighbors and families with a healthy alternative to fast food. Our menu features chicken, seafood, pasta, burgers, wraps, flat breads, entrée salads, smoothies, and yogurt (including frozen yogurt), in a variety of assorted flavors. Restaurants offer a wide selection of protein supplements and protein snacks, and, where approved by us, breakfast and a nutritious children’s menu.

Muscle Maker Grill prides itself on making healthier versions of the guest’s favorite food, giving them easy access to the food they love, without any guilt. This means catering to an array of healthy eating lifestyles. For over 20 years Muscle Maker Grill has been keeping gluten-free diners, low-carb consumers and vegetarians satisfied. We offer 32 healthier versions of salads, wraps, bowls, sandwiches and flatbreads.

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Healthy Wraps

Chicken Caesar warp

Signature wrap

Fit Bowls

Arizona

godfather

Signature Sandwiches and Skinny Flatbreads

Premium grass-fed burger

The works flatbread

Our Culture

Culture Driven Management Team: We have a highly experienced senior management team comprised of seven diverse individuals with 145 years of combined experience in franchising, development, real estate, operations, marketing, distribution and finance. Our president and chief executive officer, Robert Morgan, is a 40-year veteran of the restaurant industry. Mr. Morgan is responsible for all facets of Muscle Maker Grill’s rapidly-growing fast casual brand – including its aggressive expansion strategy in new and existing markets, operations, real estate, strategic marketing and more. A founding member of the company, Mr. Morgan joined Muscle Maker Grill as its Chief Operating Officer in 2007 – its inception as a franchised brand. His extensive experience in the franchise and restaurant industries combined with his strong leadership and in-depth knowledge of the Muscle Maker Grill brand have been a major contributor to the overall success of the company. Under Mr. Morgan’s leadership, Muscle Maker Grill has grown from one single location to 53 franchised and corporate restaurants in 14 states as of November 1, 2017 , including universities, military bases and professional sports stadiums with more than 100 sites currently in development domestically and internationally. While we are highly motivated and focused on the growth of our brand and providing a return to our shareholders, we are equally committed to the individual, personal and professional growth of our franchisees, restaurant level management and team members. Their success will ultimately determine the success of our company.

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Properties

Our restaurants are typically in-line. A typical restaurant generally ranges from 1,200 to 2,000 square feet with seating for approximately 40 people. Our leases for the store sites occupied by our company-operated restaurants generally have terms of 5 years, with 1 or 2 renewal terms of 5 years. Restaurant leases provide for a specified annual rent, and some leases call for additional or contingent rent based on revenue above specified levels. Generally, our leases are “net leases” that require us to pay a pro rata share of taxes, insurance and maintenance costs.

As of June 30, 2017, our restaurant system consisted of 51 restaurants comprised of eleven company-operated restaurants and 40 franchised restaurants located in Arizona, California, Connecticut, Florida, Illinois, New Jersey, New York, North Carolina, Pennsylvania and Texas.

We lease our executive offices, consisting of approximately 2,500 square feet in Houston, Texas, for a term expiring in 2020, plus one five-year extension option. We believe our current office space is suitable and adequate for its intended purposes and our near-term expansion plans.

As of November 1, 2017 , our domestic footprint is as follows:

Currently Operating System-Wide Restaurants

As of November 1 , 2017, company-operated, franchised and total system-wide restaurants by jurisdiction are:

State	Company-Owned Restaurants	Franchise Restaurants	Total Restaurants
Arizona	-	1	1
California	2	3	5
Florida	-	2	2
Illinois	2	2	4
Kansas	-	1	1
Massachusetts	-	1	1
Nebraska	-	1	1
Nevada	-	1	1
New Jersey	2	15	17
New York	4	6	10
North Carolina	1	1	2
Pennsylvania	-	2	2
Texas	1	4	5
Virginia	-	1	1
TOTAL	12	41	53

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Anticipated System-Wide Restaurants

We anticipate by March 31, 2018 that our company-operated, franchised and total system-wide restaurants will be:

State	Company- Owned Restaurants	Franchise Restaurants	Total Restaurants
Arizona	-	1	1
California	3	3	6
Florida	-	3	3
Georgia	1	1	2
Illinois	2	3	5
Kansas	-	1	1
Massachusetts	-	1	1
Nebraska	-	1	1
New Jersey	2	18	20
New York	5	5	10
Nevada	-	1	1
North Carolina	2	1	3
Pennsylvania	-	3	3
Kuwait	-	1	1
Texas	1	9	10
Virginia	-	1	1
Washington	1	-	1
TOTAL	17	53	70

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Site Selection and Expansion

New Restaurant Development

We believe we are in the early stages of our growth story and that our restaurant model is designed to generate strong cash flow, attractive restaurant-level financial results and high returns on invested capital, which we believe provides us with a strong foundation for expansion. For the year ended December 31, 2014, we opened 12 new franchised restaurants and no new company-operated restaurants. For the year ended December 31, 2015, we opened one new company-operated and seven new franchised restaurants. For the year ended December 31, 2016, we opened six new company-operated and four new franchised restaurants. We anticipate that between November 2017 and April 2018, we will open 5 to 10 new company-operated and 9 new franchised restaurants, including military bases, across Arizona, California, Florida, Georgia, Illinois, Louisiana, Kansas, Massachusetts, Nebraska, New Jersey, New York, Nevada, North Carolina, Pennsylvania, Texas, Washington and Internationally. There is no guarantee that we will be able to open new company-operated or franchised restaurants, or to increase the overall number of our restaurants. We may be unsuccessful in expanding within our existing or into new markets for a variety of reasons described above under “Risk Factors,” including competition for customers, sites, franchisees, employees, licenses and financing. Over the long term, we plan to grow the number of Muscle Maker Grill restaurants by 30% to 50% annually.

Our strategy for entering new markets is to lead with company development while recruiting and developing franchisees to open new restaurants with us during the second year of new market entry. This will enable us to establish a development, operations and marketing infrastructure to help ensure that we maximize our consumer proposition and support franchisees as they enter the market. We anticipate that entering new markets with both company and franchisee development is the best way to establish our brand, as it will enable us to scale rapidly, thereby driving operational and marketing efficiencies.

We have opened 10 restaurants in fiscal 2016 and have another 9 restaurants under construction. In addition, we currently have 12 restaurant sites in various stages of development with 7 in permitting and another 5 in lease negotiations.

Over the next three to five years, our expansion strategy will focus on the northeast region of the United States. We believe this market provides an attractive opportunity to leverage our brand awareness and infrastructure.

Site Selection Process

We consider the location of a restaurant to be a critical variable in its long-term success and as such, we devote significant effort to the investigation and evaluation of potential restaurant locations. Our in-house development team has over 100 years of combined experience building such brands as Pizza Hut, Boston Market and Golden Corral. We use a combination of our in-house development team and outside real estate consultants to locate, evaluate and negotiate new sites using various criteria including demographic characteristics, daytime population thresholds and traffic patterns, along with the potential visibility of, and accessibility to, the restaurant. The process for selecting locations incorporates management’s experience and expertise and includes extensive data collection and analysis. Additionally, we use information and intelligence gathered from managers and other restaurant personnel that live in or near the neighborhoods we are considering.

A typical Muscle Maker Grill may be free standing or located in malls, airports, gyms, strip shopping centers, health clubs or highly concentrated business and residential demographic areas. Customers order their food at the counter and food servers deliver the food to the appropriate table. A typical restaurant located in urban and suburban settings ranges from 1,100-2,400 square feet. Based on our experience and results, we are currently focused on developing inline sites. Our restaurants perform well in a variety of neighborhoods, which gives us greater flexibility and lowers operating risk when selecting new restaurant locations.

We approve new restaurants only after formal review by our real estate site approval committee, which includes most of senior management, and monitor restaurants’ ongoing performances to inform future site selection decisions.

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Restaurant Design

After identifying a lease site, we commence our restaurant buildout. Our typical restaurant is an inline retail space that ranges in size from 1,200 to 2,000 square feet. Our restaurants are characterized by a unique exterior and interior design, color schemes, and layout, including specially designed decor and furnishings. Restaurant interiors incorporate modern designs and rich colors in an effort to provide a clean and inviting environment and fun, family-friendly atmosphere. Each restaurant is designed in accordance with plans we develop; and constructed with a similar design motif and trade dress. Restaurants are generally located near other business establishments that will attract customers who desire healthier food at fair prices served in a casual, fun environment.

In addition to our standard restaurants, we have three Muscle Maker Grill Express locations as of December 31, 2016, which are restaurants located in or attached to another business or other structures such as shopping malls, food courts, travel plazas, grocery stores, college campuses, airports, military bases or convention centers or sports arenas, that may be as small as 250 square feet and as large as 1,500 square feet. Muscle Maker Grill Express locations may be part of a larger structure or complex.

Our new restaurants are typically inline buildouts. We estimate that each inline buildout of a restaurant will require an average total cash investment of approximately $180,000, net of tenant allowances. On average, it takes us approximately 4 to 6 months from identification of the specific site to opening the restaurant. In order to maintain consistency of food and customer service, as well as our colorful, bright and contemporary restaurant environment, we have set processes and timelines to follow for all restaurant openings.

Our restaurants are built-out in approximately 10 weeks and the development and construction of our new sites is the responsibility of our Development Department. Several real estate managers are responsible for locating and leasing potential restaurant sites. Construction managers are then responsible for building the restaurants, and several staff members manage purchasing, budgeting, scheduling and other related administrative functions.

Restaurant Management and Operations

Service

We are extremely focused on customer service. We aim to provide fast, friendly service on a solid foundation of dedicated, driven team members and managers. Our cashiers are trained on the menu items we offer and offer customers thoughtful suggestions to enhance the ordering process. Our team members and managers are responsible for our dining room environment, personally visiting tables to ensure every customer’s satisfaction, and monitoring the fresh salsa bar and beverage station for cleanliness and an ample supply of products.

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Operations

We utilize systems that are aimed at measuring our ability to deliver a “best in class” experience for our customers. These systems include customer surveys, mystery shopper scores and speed of service performance trends. The operational results from all of these sources are then presented on an operations dashboard that displays the measures in an easy-to-read online format that corporate and restaurant-level management and franchisees can utilize in order to identify strengths and opportunities and develop specific plans for continuous performance improvement.

We measure the execution of our system standards within each restaurant through our commitment to our audit program for quality, service and cleanliness. These audits are conducted in each restaurant quarterly, but may be more frequent based upon restaurant performance. Additionally, we have food safety and quality assurance programs designed to maintain the highest standards for food and food preparation procedures used by both company-operated and franchised restaurants. We employ a team of quality assurance managers and third party auditors that perform our restaurant audits.

Managers and Team Members

Each of our restaurants typically has a general manager, an assistant manager, 2 to 4 shift leaders, and 2 team leaders. There are between 4 and 6 team members who prepare our food fresh daily and provide customer service. To lead our restaurant management teams, we have area leaders, each of whom is responsible for 5 to 15 restaurants. Overseeing the area leaders are 2 directors of operations, each responsible for 25 to 30 restaurants. The vice president of corporate operations leads our company-operated restaurants, managing both sales and profitability targets.

We are selective in our hiring processes, aiming to staff our restaurants with team members that are friendly, customer focused, and driven to provide high-quality products. We employ a unique approach to selecting future team members. Our team members are cross-trained in several disciplines to maximize depth of competency and efficiency in critical restaurant functions. Our focus on hiring the best possible employees has enabled us to develop a culture that breeds loyalty throughout our employee base. Many team members and managers have been employed by us for longer than 5 years, and it is not rare to identify team members with more than 7 years of seniority.

Training

We believe we have created a culture of constant learning. On the first day of employment, team members are introduced to our training program, which is a comprehensive training program developed to lead team members through the training process in easy to use, function-based, educational videos. Each team member can learn at their own pace, focusing on the videos that apply to their initial role on the restaurant team.

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The vast majority of our restaurant management staff is comprised of former team members who have advanced along the Muscle Maker Grill career path. Skilled team members who display leadership qualities are encouraged to enter the team leader training program. Successive steps along the management path add increasing levels of duties and responsibilities. Each stage in the management training path requires greater training periods, culminating in the general manager training process, comprised of seven weeks of intensive classroom and hands-on training in a certified training restaurant.

Franchise Program

Overview

We use a franchising strategy to increase new restaurant growth in certain markets, leveraging the ownership of entrepreneurs with specific local market expertise and requiring a relatively minimal capital commitment by us. As of December 31, 2016, there were a total of 41 franchised restaurants. Franchisees range in size from single-restaurant operators to the largest franchisee, which owned 4 restaurants as of December 31, 2016. Our existing franchise base consists of many successful, longstanding, multi-unit restaurant operators. As of December 31, 2016, approximately 42% of franchised restaurants were owned and operated by franchisees that have been with us for more than 4 years. Since the beginning of 2008, our franchisees have opened 40 new Muscle Maker Grill restaurants (net), representing a 1,900% net increase from 2008 to December 31, 2016.

We believe the franchise revenue generated from our franchise base has historically served as an important source of stable and recurring cash flows to us and, as such, we plan to expand our base of franchised restaurants. In existing markets, we encourage growth from current franchisees. In our expansion markets, we seek highly qualified and experienced new franchisees for multi-unit development opportunities. We seek franchisees of successful, non- competitive brands operating in our expansion markets. Through strategic networking and participation in select franchise conferences, we aim to identify highly-qualified prospects. Additionally, we market our franchise opportunities with the support of a franchising section on our website and printed brochures.

Franchise Owner Support

We believe creating a foundation of initial and on-going support is important to future success for both our franchisees and our brand. For that reason, we have structured our corporate staff, programs and communication systems to ensure that we are delivering high-quality support to our franchisees.

We have a mandatory training program that was designed to ensure that our franchise owners and their managers are equipped with the knowledge and skills necessary for success. The program consists of hands-on training in the operation and management of the restaurant. Training is conducted by a general training manager who has been certified by us for training. Instructional materials for the initial training program include our operations manual, crew training system, wall charts, job aids, recipe books, product build cards, management training materials, food safety book, videos and other materials we may create from time to time. Training must be successfully completed before a trainee can be assigned to a restaurant as a manager.

We also provide numerous opportunities for communication and shared feedback between us and franchise owners. Currently, we hold a franchise business update for all franchisees each quarter which includes multi-functional company representation and executive attendance. On a semi-annual basis, we meet with our franchise leadership team and marketing advisory committee to share ideas and resolve issues. Yearly we hold a conference for our franchisees, vendors and company leaders to celebrate our shared successes, discuss best practices and set the course for the following year.

Franchise Arrangements

Muscle Maker Development, our wholly-owned subsidiary, became the franchisor of Muscle Maker Grill restaurants on August 25, 2017 upon receipt of the operating assets of the franchise system formerly held by Muscle Maker Brands, our former majority-owned subsidiary, which has since been converted into a corporation and merged into Muscle Maker. Muscle Maker Brands had become the franchisor of Muscle Maker Grill restaurants on March 1, 2015 upon receipt of the operating assets of the franchise system formerly held by Muscle Maker Franchising. At the time of the acquisition from Muscle Maker Brands, we succeeded to Muscle Maker Brands’ rights and obligations under 40 franchise agreements for the operation of 40 Muscle Maker Grill franchise restaurants. At December 31, 2016, Muscle Maker Development franchises the operation of a total of 41 Muscle Maker Grill restaurants.

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The franchise agreements we succeeded to:

●	Have terms for 15 years, with termination dates ranging from 2023 until 2030. These agreements are generally renewable for terms ranging from 5 to 10 years.

●	Provide for the payment of initial franchise fees of $35,000.

●	Require the payment of on-going royalty payments of 5% of gross revenues at the franchise location.

Since our acquisition of franchise assets from Muscle Maker Franchising, we have undertaken an extensive review of the terms and conditions of our franchise relationships and have recently finalized the terms of our revised standard franchise agreement and multi-unit development agreement which we intend to govern the relationship between Muscle Maker Development and its new franchisees. Under this franchise agreement:

●	Franchisees are licensed the right to use the Muscle Maker Grill® trademarks, its confidential operating manual and other intellectual property in connection with the operation of a Muscle Maker Grill restaurant at a location authorized by us.

●	Franchisees are protected from the establishment of another Muscle Maker Grill restaurant within a geographic territory, the scope of which is the subject of negotiation between Muscle Maker Development and the franchisee.

●	The initial term of a franchise is 15 years, which may be renewed for up to two additional terms of five years each.

●	Franchisees pay Muscle Maker Development an initial franchise fee of $35,000 in a lump sum at the time the Franchise Agreement is signed; however, we may offer financing assistance under certain circumstances.

●	Franchisees pay Muscle Maker Development an on-going royalty in an amount equal to 5% of gross sales at the franchise location, payable weekly.

●	Franchisees pay a weekly amount equal to 2% of gross revenues at the franchise location into a cooperative advertising fund for the benefit of all franchisees; except that until a regional advertising program is established, the advertising fee is retained and used by franchisees for local market advertising. In addition, franchisees pay an amount equal to 1% of gross sales into a brand development fund administered by Muscle Maker Development.

●	A company affiliated with us receives a software license fee of $3,750 for our proprietary Muscle Power (R Power) computer software, payable in a lump sum at the time the franchisee orders the required electronic cash register/computer system from our affiliate.

●	Franchisees are required to offer only those food products that are authorized by Muscle Maker Development, prepared using our proprietary recipes; and may obtain most supplies only from suppliers that are approved or designated by Muscle Maker Development.

●	As partial consideration for payment of the initial franchise fee and on-going royalties, Muscle Maker Development loans its franchisees a copy of its confidential operating manual, administers the advertising fund and brand development fund, and provides franchisees with pre-opening and on-going assistance including site selection assistance, pre-opening training, and in-term training

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Franchisees who desire to develop more than one restaurant and who have the financial strength and managerial capability to develop more than one restaurant may enter into a Multi-Unit Agreement. Under a multi-unit development agreement, the franchisee agrees to open a specified number of restaurants, at least two, within a defined geographic area in accordance with an agreed upon development schedule. Each restaurant requires the execution of a separate Franchise Agreement, which will be the then current Franchise Agreement, except that the initial franchise fee, royalty and advertising expenditures will be those in effect at the time the multi-unit agreement is executed. Multi-Unit Agreements require the payment of a development fee (the “Development Fee”) equal to $35,000 for the first restaurant plus $17,500 multiplied by the number of additional Muscle Maker Grill® restaurants that must be opened under the Development Agreement. The entire Development Fee is payable at the time the Multi-Unit Agreement is signed; however, the development fee actually paid for a particular restaurant is credited as a deposit against the initial franchise fee that is payable when the Franchise Agreement for the particular franchise is signed.

Marketing and Advertising

We promote our restaurants and products through our advertising campaign. The campaign aims to deliver our message of going to whatever lengths necessary to deliver fresh and healthier product offerings. The campaign emphasizes our points of differentiation, from our fresh ingredients and scratch preparation, to the preparation of our healthy inspired meals.

We use multiple marketing channels, including television to broadly drive brand awareness and purchases of our featured products. We advertise on local network, radio and cable television in our primary markets, and utilize heavier cable schedules for some of our less developed markets. We complement this with direct mail and our Muscle Maker Grill Rewards e-mail marketing program, which allows us to reach more than 4,000 members. Muscle Maker Grill Rewards is our e-club program. We engage members via e-mails featuring news of promotional offers, member rewards and product previews. Muscle Maker Grill Rewards also allows members to voice their opinions through surveys that provide us with information that helps us define future product concepts. In addition, we use our database to survey and solicit new product ideas, which allows us to create a comprehensive product calendar that extends 12 months forward.

Through our public relations efforts we engage notable food editors and bloggers on a range of topics to help promote our products. In addition, we engage in one on one conversations using a portfolio of social media platforms which include Facebook, Twitter and Instagram. We also use social media as a research and customer service tool, and apply insight we gain to future marketing efforts.

We became the successor franchisor of Muscle Maker Grill restaurants on March 1, 2015 upon the receipt by our former majority-owned subsidiary, Muscle Maker Brands, of the operating assets of the franchise system formerly held by Muscle Maker Franchising. We began to offer franchises as the successor in March 2015. We succeeded as the successor to various area representative agreements that had been entered into by our predecessor, Muscle Maker Franchising. Under the area representative agreements that we succeeded to, the area representatives will identify and refer prospective franchisee candidates to us, provide franchisees with our site selection criteria and assist franchisees to complete a site review package, and will advise franchisees concerning our standards and specifications and make on-site visits, but we retain control of all decision-making authority relative to the franchisees, including franchisee approval, site location approval and determination whether franchisees are in compliance with their franchise agreements.

Area representative agreements are generally for a term of 15 years, in consideration for which we generally compensate area representatives with 1% of net sales of the franchises that are under the area representative for the 15 year term, payable quarterly.

Purchasing and Distribution

Maintaining a high degree of quality in our restaurants depends in part on our ability to acquire fresh ingredients and other necessary supplies that meet our specifications from reliable suppliers. We regularly inspect vendors to ensure that products purchased conform to our standards and that prices offered are competitive. We have a quality assurance team that performs comprehensive supplier audits on a frequency schedule based on the potential food safety risk of each product. We contract with Sysco (our “primary distributor”), a major foodservice distributor, for substantially all of our food and supplies. Our primary distributor delivers supplies to most of our restaurants one to two times per week. Our distributor relationship with our primary distributor has been in place since 2007. Our franchisees are required to use our primary distributor or an approved regional distributor and franchisees must purchase food and supplies from approved suppliers. In our normal course of business, we evaluate bids from multiple suppliers for various products. Fluctuations in supply and prices can significantly impact our restaurant service and profit performance. We actively manage cost volatility for food and supplies by negotiating with multiple suppliers and entering into what we believe are the most favorable contract terms given existing market conditions. In the past, we have entered into contracts ranging from twelve months to five years depending on current and expected market conditions. We currently source from six suppliers with these six accounting for approximately 95% of our planned purchases in 2017. We have entered into fixed price contracts with our six largest food suppliers through the end of 2017 with pricing generally favorable to current spot prices.

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Intellectual Property

We have registered Muscle Maker Grill® and certain other names used by our restaurants as trademarks or service marks with the United States Patent and Trademark Office and Muscle Maker Grill® in approximately two foreign countries. Our current brand campaign, Great Food with Your Health in Mind™, has also been approved for registration with the United States Patent and Trademark Office. In addition, the Muscle Maker Grill logo, website name and address and Facebook and Twitter accounts are our intellectual property. Our policy is to pursue and maintain registration of service marks and trademarks in those countries where business strategy requires us to do so and to oppose vigorously any infringement or dilution of the service marks or trademarks in such countries. We maintain the recipe for our healthy inspired recipes, as well as certain proprietary standards, specifications and operating procedures, as trade secrets or confidential proprietary information.

We are the owner of the trade name and service mark Muscle Maker Grill® and other trademarks and intellectual property we use in connection with the operation of Muscle Maker Grill® restaurants. We license the right to use the Muscle Maker Grill® trademarks and intellectual property to our wholly-owned subsidiary, Muscle Maker Brands, and to further sublicense them to our franchisees for use in connection with Muscle Maker Grill® restaurants.

Competition

We operate in the restaurant industry, which is highly competitive and fragmented. The number, size and strength of competitors vary by region. Our competition includes a variety of locally owned restaurants and national and regional chains that offer dine-in, carry-out and delivery services. Our competition in the broadest perspective includes restaurants, pizza parlors, convenience food stores, delicatessens, supermarkets and club stores. There are no significant direct competitors with respect to menus that feature our healthy inspired offerings . However, we indirectly compete with fast casual restaurants, including Chipotle and Panera Bread, among others, and with healthy inspired fast casual restaurants, such as the Protein Bar and Veggie Grill, among others.

We believe competition within the fast casual restaurant segment is based primarily on ambience, price, taste, quality and the freshness of the menu items. We also believe that QSR competition is based primarily on quality, taste, speed of service, value, brand recognition, restaurant location and customer service. In addition, we compete with franchisors of other restaurant concepts for prospective franchisees.

Environmental Matters

We are subject to federal, state and local laws and regulations relating to environmental protection, including regulation of discharges into the air and water, storage and disposal of waste and clean-up of contaminated soil and groundwater. Under various federal, state and local laws, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous or toxic substances on, in or emanating from such property. Such liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances, and in some cases we may have obligations imposed by indemnity provisions in our leases.

We have not conducted a comprehensive environmental review of all of our properties, although for new company development, a Phase I environmental review is typically completed, and when advisable, a Phase II review, prior to the company undertaking a long-term lease. No assurance can be given that we have identified all of the potential environmental liabilities at our properties or that such liabilities will not have a material adverse effect on our financial condition.

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Regulation and Compliance

We are subject to extensive federal, state and local government regulation, including those relating to, among others, public health and safety, zoning and fire codes, and franchising. Failure to obtain or retain food or other licenses and registrations or exemptions would adversely affect the operations of restaurants. Although we have not experienced and do not anticipate any significant problems in obtaining required licenses, permits or approvals, any difficulties, delays or failures in obtaining such licenses, permits, registrations, exemptions, or approvals could delay or prevent the opening of, or adversely impact the viability of, a restaurant in a particular area.

The development and construction of additional restaurants will be subject to compliance with applicable zoning, land use and environmental regulations. We believe federal and state environmental regulations have not had a material effect on operations, but more stringent and varied requirements of local government bodies with respect to zoning, land use and environmental factors could delay construction and increase development costs for new restaurants.

We are also subject to the Fair Labor Standards Act, the Immigration Reform and Control Act of 1986 and various federal and state laws governing such matters as minimum wages, overtime, unemployment tax rates, workers’ compensation rates, citizenship requirements and other working conditions. A significant portion of the hourly staff is paid at rates consistent with the applicable federal or state minimum wage and, accordingly, increases in the minimum wage will increase labor costs. In addition, the PPACA increased medical costs beginning in fiscal 2015. We are also subject to the Americans With Disabilities Act, which prohibits discrimination on the basis of disability in public accommodations and employment, which may require us to design or modify our restaurants to make reasonable accommodations for disabled persons.

In addition, we must comply with regulations adopted by the Federal Trade Commission, or the FTC, and with several state laws that regulate the offer and sale of franchises. The FTC’s Trade Regulation Rule on Franchising, or the FTC Rule, and certain state laws require that we furnish prospective franchisees with a franchise offering circular containing information prescribed by the FTC Rule and applicable state laws and regulations.

We also must comply with a number of state laws that regulate some substantive aspects of the franchisor-franchisee relationship. These laws may limit a franchisor’s ability to: terminate or not renew a franchise without good cause; prohibit interference with the right of free association among franchisees; alter franchise agreements; disapprove the transfer of a franchise; discriminate among franchisees with regard to charges, royalties and other fees; and place new stores near existing franchises. Bills intended to regulate certain aspects of franchise relationships have been introduced into Congress on several occasions during the last decade, but none have been enacted.

For a discussion of the various risks we face from regulation and compliance matters, see “Risk Factors.”

Management Information Systems

All of our company-operated and franchised restaurants use computerized point-of-sale and back office systems, which we believe are scalable to support our long-term growth plans. The point-of-sale system provides a touch screen interface and integrated, high speed credit card and gift card processing. The point-of-sale system is used to collect daily transaction data, which generates information about daily sales and product mix that we actively analyze.

Our in-restaurant back office computer system is designed to assist in the management of our restaurants and provide labor and food cost management tools. The system also provides corporate headquarters and restaurant operations management quick access to detailed business data and reduces the time spent by our restaurant managers on administrative needs. The system also provides sales, bank deposit and variance data to our accounting department on a daily basis. For company-operated restaurants, we use this data to generate weekly consolidated reports regarding sales and other key measures, as well as preliminary weekly profit and loss statements for each location with final reports following the end of each period.

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Overview of Corporate Structure

Muscle Maker serves as a holding company of the following subsidiaries:

(i)	Muscle Maker Development, LLC (“Muscle Maker Development”), a directly wholly owned subsidiary, which was formed in Nevada on July 18, 2017 for the purposes of running our existing franchise operations and continuing to franchise the Muscle Maker Grill name and business system to qualified franchisees; and
(ii)	Muscle Maker Corp., LLC (“Muscle Maker Corp.”), a directly wholly owned subsidiary, which was formed in Nevada on July 18, 2017 for the purposes of developing new corporate stores and operating our new and existing corporate stores. Muscle Maker Corp. has a direct 70% ownership interest in Custom Technology, Inc. (“CTI”), which was formed in New Jersey on July 29, 2015, and is a technology and point of sale (“POS”) systems dealer and technology consultant.

We plan to expand our Muscle Maker Grill brand through the (i) development and opening of additional company owned Muscle Maker Grill restaurants and (ii) franchising of additional Muscle Maker Grill restaurants. Muscle Maker together with Muscle Maker Development, Muscle Maker Corp., and CTI are referred to herein collectively as the “Company”.

Corporate History

Formation of Muscle Maker

Muscle Maker, Inc. (“Muscle Maker”), was incorporated by American Restaurant Holdings (“American Restaurant Holdings”) in California on December 8, 2014. On December 22, 2014, Muscle Maker issued 14,285 shares of its common stock, no par value per share, to the Chief Executive Officer of American Restaurant Holdings as founder shares for cash proceeds of $10.

Acquisition of 74% of Muscle Maker Brands

Muscle Maker Brands, LLC (“Muscle Maker Brands”) was formed on December 22, 2014 in the state of California for the purpose of acquiring and operating company owned Muscle Maker Grill restaurants, as well as franchising the Muscle Maker Grill name and business system to qualified franchisees. Muscle Maker Franchising, LLC (“Muscle Maker Franchising”) was founded in 1995 in order to develop a brand of healthy-option fast food restaurants.

On January 23, 2015, Muscle Maker, Muscle Maker Brands and Muscle Maker Franchising entered into a Unit Purchase Agreement whereby Muscle Maker Brands purchased substantially all of the assets and liabilities of Muscle Maker Franchising, Muscle Maker acquired 7,400 membership units of Muscle Maker Brands (representing 74% of the membership units of Muscle Maker Brands), and certain members of Muscle Maker Franchising (“MMF Members”) acquired 2,600 membership units of Muscle Maker Brands (representing 26% of the membership units of Muscle Maker Brands). (the “MMG Acquisition”). The aggregate purchase consideration for Muscle Maker’s membership interest in Muscle Maker Brands was $4,244,000 and consisted of $3,570,000 in cash, $604,000 of promissory notes (consisting of a $400,000 promissory note (“MM Note”) from Muscle Maker and a $204,000 promissory note (“MMB Note”) from Muscle Maker Brands) and 71,428 shares of common stock of Muscle Maker valued at $0.98 per share or $70,000 issued. On January 23, 2015, in exchange for the issuance by Muscle Maker to American Restaurant Holdings of 5,785,714 shares of common stock of Muscle Maker, American Restaurant Holdings provided cash of $3,645,000 and an obligation to repay an aggregate of $604,000 of principal due under MM Note and MMB Note issued to Muscle Maker Franchising in order to facilitate the Muscle Maker Brands acquisition. Pursuant to the terms of the Unit Purchase Agreement, the MMF Members shall convert their non-controlling interest in Muscle Maker Brands into an aggregate of 2,067,953 shares of common stock of Muscle Maker prior to Muscle Maker going public.

On January 24, 2015, Muscle Maker granted 28,571 shares of its common stock valued at $0.98 per share to its Director of Brand Development, in connection with an employment agreement with the Director of Brand Development.

On January 24, 2015, the Company issued 61,224 shares of its common stock to the Director of Brand Development in exchange for cash proceeds of $0.98 per share, or $60,000.

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On July 23, 2015 and August 28, 2015, the Company issued 107,142 and 71,428 of its common stock, and 3 -year warrants for the purchase of 53,571 and 35,714 shares of common stock respectively, for aggregate cash proceeds of $750,000. The warrants are exercisable at $5.25 per share.

Springfield Acquisition

On May 4, 2015, Muscle Maker Brands acquired a business in Springfield, New Jersey, as a corporate store (the “Springfield Acquisition”). The purchase price of the store was $30,060, of which $8,670 related to equipment purchased and the remaining $21,390 was accounted for as goodwill.

CTI Acquisition

On August 1, 2015, the Company acquired 70% of the shares of Custom Technology, Inc. (“CTI”), a technology and point of sale (“POS”) systems dealer and technology consultant, in exchange for $70,000 in cash (the “CTI Acquisition”). CTI was formed in New Jersey on July 29, 2015 and entered into an asset purchase agreement on August 1, 2015 pursuant to which CTI purchased POS computer systems, cash registers, camera systems and related inventory and supplies from its predecessor entity.

Repayment of Promissory Notes regarding MMG Acquisition

The MMB Note was completely repaid on March 9, 2015. On July 21, 2015, January 23, 2016 and July 23, 2016, installments of $100,000, $150,000 and $150,000 were repaid on the balance of the MM Note. As of July 23, 2016, there is no balance outstanding related to MM Note.

Advances and Exchange of Advances for Convertible Notes

On December 31, 2015, Muscle Maker issued a promissory note in the amount of $1,082,620 (the “2015 ARH Note”) to American Restaurant Holdings. The 2015 ARH Note had no stated interest rate and was convertible into 309,320 shares of the Company’s common stock at $3.50 per share.

During the period from July 1, 2016 through December 31, 2016, American Restaurant Holdings provided $1,364,842 of advances to Muscle Maker. These advances, combined with the $1,257,000 payable to American Restaurant Holdings as June 30, 2016 were exchanged for a convertible note in the amount of $2,621,842 (the “2016 ARH Note”). The 2016 ARH Note had no stated interest rate or maturity date and was convertible into shares of common stock of Muscle Maker at a conversion price of $2.80 per share at a time to be determined by the American Restaurant Holdings.

More Advances and Exchange of Advances for Convertible Notes and Conversion of Convertible Notes to Shares of Common Stock

During the period from December 31, 2016 through February 15, 2017, American Restaurant Holdings provided $980,949 of advances to the Company. The payable due to American Restaurant Holdings as a result of these advances was exchanged for a convertible promissory note in the amount of $980,949 (the “ First 2017 ARH Note”). The First 2017 ARH Note has no stated interest rate or maturity date and is convertible into shares of common stock of Muscle Maker at a conversion price of $2.80 per share at a time to be determined by the lender.

On March 14, 2017, American Restaurant Holdings elected to convert: (a) the 2015 ARH Note in the principal amount of $1,082,620 into 309,320 shares of common stock of Muscle Maker at a conversion price of $3.50 per share; (b) the 2016 ARH Note in the principal amount of $2,621,842 into 936,372 shares of common stock of Muscle Maker at a conversion price of $2.80 per share; and (c) the First 2017 ARH Note in the principal amount of $980,949 into 350,338 shares of common stock of Muscle Maker at a conversion price of $2.80 per share.

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Second 2017 Advances and Exchange of Advances for Convertible Notes

During the period from February 16, 2017 through March 15, 2017, American Restaurant Holdings provided $338,834 of advances to the Company. The payable due to American Restaurant Holdings as a result of these advances was exchanged for a convertible promissory note in the amount of $338,834 (the “Second 2017 ARH Note”). The Second 2017 ARH Note has no stated interest rate or maturity date and is convertible into shares of common stock of Muscle Maker at a conversion price of $3.50 per share at a time to be determined by the lender.

Unrelated Party Loans for Convertible Notes

During the period from March 17, 2017 to May 1, 2017, Muscle Maker issued convertible notes, as amended, maturing upon closing of this Offering, but no later than January 31, 2018, convertible into common stock at a price per share of $2.375 (50% of initial public offering price), and, if not converted, a stated interest rate of 10% per six months, will become due and payable along with the principal amount, to the following unrelated parties:

(a) JM Assets LP for a loan of $500,000;

(b) Midland IRA Inc FBO Randall Avery for a loan of $100,000;

(c) Tom Buckley for a loan of $25,000; and

(d) John Mohan for a loan of $100,000 .

Related Party Loan for Convertible Note

On May 1, 2017, Muscle Maker issued to John Feeney, for a loan of $50,000, a convertible note, as amended, maturing upon closing of this Offering, but no later than January 31, 2018, convertible into common stock at a price per share of $2.375 (50% of initial public offering price), and, if not converted, a stated interest rate of 10% per six months, will become due and payable along with the principal amount.

Issuances of Warrants

The Company issued the following warrants to purchase an aggregate of 701,890 shares of common stock of Muscle Maker: (a) a 3-year warrant to Dean Miles to purchase 89,285 shares of common stock of Muscle Maker at an exercise price of $5.25 per share, in connection with two private placements to Mr. Miles in 2015; (b) a 3-year warrant to American Restaurant Holdings to purchase of 327,730 shares of common stock of Muscle Maker at an exercise price of $7.00 per share, in connection with the exchange of advances for the 2016 ARH Note in 2016; (c) a 3-year warrant to American Restaurant Holdings to purchase of 122,618 shares of common stock of Muscle Maker at an exercise price of $7.00 per share, in connection with the exchange of advances for the First 2017 ARH Note in 2017; (d) a 3-year warrant to American Restaurant Holdings to purchase of 21,058 shares of common stock of Muscle Maker at an exercise price of $7.00 per share, in connection with the exchange of advances for the Second 2017 ARH Note in 2017; (e) a 3-year warrant to American Restaurant Holdings to purchase of 21,058 shares of common stock of Muscle Maker at an exercise price of $7.00 per share, in connection with the exchange of advances for the Third 2017 ARH Note in 2017; (f) a 3-year warrant to Prashant Shah to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share; (g) a 3-year warrant to JM Assets LP to purchase of 35,714 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by JM Assets LP to Muscle Maker in 2017; (h) a 3-year warrant to Midland IRA Inc FBO Randall Avery to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Midland IRA Inc FBO Randall Avery to Muscle Maker in 2017; (i) a 3-year warrant to John Feeney to purchase of 3,571 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by John Feeney to Muscle Maker in 2017; (j) a 3-year warrant to Tom Buckley to purchase of 1,785 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Tom Buckley to Muscle Maker in 2017; (k) a 3-year warrant to John Mohan to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by John Mohan to Muscle Maker in 2017; (l) a 3-year warrant to Kevin Mohan to purchase of 3,571 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Kevin Mohan to Muscle Maker in 2017; (m) a 3-year warrant to Dan Pettit to purchase of 10,714 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Dan Pettit to Muscle Maker in 2017; (n) a 3-year warrant to Attary LLC to purchase of 5,357 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Attary LLC to Muscle Maker in 2017; (o) a 3-year warrant to John Marques to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Membership, LLC to Muscle Maker in 2017; (p) a 3-year warrant to Sean Harrison to purchase of 3,571 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Sean Harrison to Muscle Maker in 2017; (q) a 3-year warrant to Robert Mohan to purchase of 3,571 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Robert Mohan to Muscle Maker in 2017; (r) a 3-year warrant to Spartan Capital Securities, LLC to purchase of 2,285 shares of common stock of Muscle Maker at an exercise price of $7.00 per share; (s) a 3-year warrant to Jerry Neugebauer to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan Jerry Neugebauer to Muscle Maker in 2017; (t) a 3-year warrant to A.B. Southall to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by A.B. Southall to Muscle Maker in 2017; and (u) a 3-year warrant to Shawn Holmes to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Shawn Holmes to Muscle Maker in 2017. As of the date of this Offering Statement, there are unexercised warrants outstanding to purchase an aggregate of 694,740 shares of common stock of Muscle Maker.

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Spin-Off of Muscle Maker by American Restaurant Holdings

On March 23, 2017, American Restaurant Holdings authorized and facilitated the distribution of 7,381,745 shares of common stock of Muscle Maker held by American Restaurants, LLC, the wholly owned subsidiary of American Restaurant Holdings, to the shareholders of American Restaurant Holdings (the “Spin-Off”). As a result of the Spin-Off on March 23, 2017, American Restaurant Holdings is no longer a majority owner of Muscle Maker.

Additional Unrelated Party Loans for Convertible Notes

During the period from May 31, 2017 to June 16, 2017, Muscle Maker issued convertible notes maturing six months after the issuance of the convertible note, convertible into common stock at a price per share of $2.375 (50% of initial public offering price), and, if not converted, a stated interest rate of 10% per six months, will become due and payable along with the principal amount, to the following unrelated parties:

(a) Kevin Mohan for a loan of $50,000;

(b) Dan Pettit for a loan of $150,000; and

(c) Attary LLC for a loan of $75,000.

Additional Related Party Loan for Convertible Note

On June 16, 2017, Muscle Maker issued to Membership, LLC, for a loan of $100,000, a convertible note maturing six months after the issuance of the convertible note, convertible into common stock at a price per share of $2.375 (50% of initial public offering price), and, if not converted, a stated interest rate of 10% per six months, will become due and payable along with the principal amount.

Grant of Shares of Restricted Common Stock to Employees and Consultants

In May 2017, Muscle Maker granted 159,642 shares of its common stock to its employees and consultants at a value of $7.00 per share. Such share grants are subject to graduated vesting in equal installments of 20% on each of the following dates: (i) the date of grant, (ii) January 1, 2018, (iii) January 1, 2019, (iv) January 1, 2020, and (v) January 1, 2021. In the event of resignation or termination for any reason (except for a “change of control”) of an employee or consultant that receives such shares, the remaining non-vested shares of such employee or consultant prior to such resignation or termination will be forfeited.

Conversion of Muscle Maker Brands

On June 8, 2017, Muscle Maker Brands converted from a limited liability company into a California corporation named Muscle Maker Brands Conversion, Inc. (“MMBC”).

Recent Developments

Unrelated Party Loans for Convertible Notes

During the period from July 13, 2017 to August 15, 2017, Muscle Maker issued convertible notes maturing six months after the issuance of the convertible note, convertible into common stock at a price per share of $2.375 (50% of initial public offering price), and, if not converted, a stated interest rate of 10% per six months, will become due and payable along with the principal amount, to the following unrelated parties:

(a) Sean Harrison for a loan of $50,000;

(b) Robert Mohan for a loan of $50,000;

(c) Jerry Neugebauer for a loan of $100,000; and

(d) Shawn Holmes for a loan of $100,000.

Reorganization

Formation of Muscle Maker Development to Operate Franchising and Assignment of Franchise Agreements

On July 18, 2017, Muscle Maker formed Muscle Maker Development, LLC (“Muscle Maker Development”) in the state of Nevada for the purpose of running our existing franchise operations and continuing to franchise the Muscle Maker Grill name and business system to qualified franchisees. Muscle Maker Development issued 1,000 membership units to its sole member and manager, Muscle Maker. On August 25, 2017, MMBC assigned all the existing franchise agreements to Muscle Maker Development pursuant to the terms of that certain Assignment and Assumption Agreement, dated August 25, 2017, between MMBC and Muscle Maker Development.

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Formation of Muscle Maker Corp. to Develop and Operate Corporate Stores

On July 18, 2017, Muscle Maker formed Muscle Maker Corp., LLC (“Muscle Maker Corp.”) in the state of Nevada for the purpose of developing new corporate stores and operating new and existing corporate stores of Muscle Maker. Muscle Maker Corp. issued 1,000 membership units to its sole member and manager, Muscle Maker.

Issuance of Shares of Muscle Maker to CrowdfundX for Marketing Services in Connection with Offering

On July 20, 2017, Muscle Maker entered into that certain Master Services Agreement, effective as of July 20, 2017, with WhoYouKnow LLC, California limited liability company d/b/a CrowdfundX (“CrowdfundX”), whereby CrowdfundX is providing management services to Muscle Maker in connection with the Offering. Pursuant to the terms of the agreement, Muscle Maker issued 35,789 shares of common stock at a value of $4.75 per share (or, an aggregate value of $170,000) to CrowdfundX. In addition, Muscle Maker agreed to pay a cash fee to CrowdfundX in the amount of $145,000, which was paid in installments of $40,000 within five business days after the Effective Date, $40,000 on August 21, 2017, and $65,000 on September 21, 2017.

Third 2017 Advances and Exchange of Advances for Convertible Notes

During the period from March 16, 2017 through July 18, 2017, American Restaurant Holdings provided $336,932 of advances to the Company. The payable due to American Restaurant Holdings as a result of these advances was exchanged for a convertible promissory note in the amount of $336,932 (the “Third 2017 ARH Note”). The Third 2017 ARH Note has no stated interest rate or maturity date and is convertible into shares of common stock of Muscle Maker at a conversion price of $5.60 per share at a time to be determined by the lender.

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Shares Purchased by Daniel Pettit

On July 21, 2017, Muscle Maker issued 8,928 shares of common stock of Muscle Maker to Daniel Pettit, as trustee of the Daniel E. Pettit Revocable Trust at a purchase price of $5.60 per share providing $50,000 of proceeds to Muscle Maker.

Appointment of Computershare as Transfer Agent

On July 24, 2017, Muscle Maker entered into an agreement with Computershare Inc., and its wholly-owned subsidiary Computershare Trust Company, N.A. (together with Computershare, Inc., “Computershare”), whereby Computershare agreed to act as the transfer agent of Muscle Maker.

Exercise of Warrants by Prashant Shah

On July 25, 2017, Prashant Shah exercised his 3-year warrant to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share providing $50,000 of proceeds to Muscle Maker.

Options Granted to Franchisees

On July 27, 2017, Muscle Maker granted stand-alone (non-Plan based) non-qualified stock options to purchase an aggregate of 45,000 shares of its common stock to its franchisees. The options are fully vested, have an exercise price of $7.00 per share and expire 3 years after the date of grant.

Amendment of Bylaws Permitting Electronic Voting of Shareholders

Our board of directors approved on August 11, 2017 an amendment to our Bylaws permitting electronic notice by the Board of Directors to shareholders seeking shareholder approval on corporate matters and for shareholders to electronically vote directly on corporate matters rather than to require the provision of proxies at a shareholder meeting.

Shared-Service Agreement between Muscle Maker and Muscle Maker Development

On August 25, 2017, Muscle Maker and Muscle Maker Development entered into a Shared-Service Agreement as to the payment of compensation and expenses of employees and consultants which are shared by both Muscle Maker and Muscle Maker Development.

Related Party Loan for Convertible Note

On August 15, 2017, Muscle Maker issued a convertible note to A.B. Southall for a loan of $100,000, maturing six months after the issuance of the convertible note, convertible into common stock at a price per share of $2.375 (50% of initial public offering price), and, if not converted, a stated interest rate of 10% per six months, will become due and payable along with the principal amount.

Shares Purchased by CCNC-MMG, LLC

On August 25, 2017, Muscle Maker issued 53,571 shares of common stock of Muscle Maker to CCNC-MMG, LLC at a purchase price of $5.60 per share providing $300,000 of proceeds to Muscle Maker.

Shares Purchased by Alex Danze

On September 1, 2017, Muscle Maker issued 8,928 shares of common stock of Muscle Maker to Alex Danze at a purchase price of $5.60 per share providing $50,000 of proceeds to Muscle Maker.

Merger and Reorganization

Merger of Muscle Maker Brands Conversion, Inc. with Muscle Maker

On September 15, 2017 (“Effective Merger Date”), pursuant to an Agreement of Merger, MMBC was merged (“Merger”) into Muscle Maker, with Muscle Maker as the surviving corporation, in a tax-free reorganization. Pursuant to the Merger, each share of common stock of MMBC, no par value per share (the “MMBC Common Stock”), other than shares owned by Muscle Maker, was converted into 795.3668 shares of common stock of Muscle Maker, with any fractional shares resulting to any shareholder of MMBC being rounded to the next nearest whole share (the “Merger Consideration”) for a total consideration of 2,067,953 shares of common stock of Muscle Maker to the MMF Members. On the Effective Merger Date, by virtue of the Merger, each share of MMBC Common Stock issued and held immediately prior to the Effective Time by Muscle Maker was automatically cancelled and retired and ceased to exist, and no consideration was delivered in exchange for the cancellation and retirement of the MMBC Common Stock held by Muscle Maker. As a result of the Merger, Muscle Maker owned 70% of the shares of CTI.

Assignment of Corporate Stores and shares of CTI to Muscle Maker Corp.

On September 15, 2017, Muscle Maker assigned all the existing corporate stores and its 70% ownership interest in CTI to Muscle Maker Corp. pursuant to the terms of that certain Agreement of Conveyance, Transfer and Assigning of Assets and Assumptions of Liabilities, dated September 15, 2017, between Muscle Maker Corp and Muscle Maker.

Conversion of Second 2017 ARH Note to Shares of Common Stock

On September 19, 2017, American Restaurant Holdings elected to convert the Second 2017 ARH Note in the principal amount of $338,834 into 96,809 shares of common stock of Muscle Maker at a conversion price of $3.50 per share.

Conversion of Third 2017 ARH Note to Shares of Common Stock

On September 19, 2017, American Restaurant Holdings elected to convert the Third 2017 ARH Note in the principal amount of $336,932 into 60,166 shares of common stock of Muscle Maker at a conversion price of $5.60 per share.

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Employment Agreements

Muscle Maker entered into an Employment Agreement with each of (i) Robert Morgan, as Chief Executive Officer, (ii) Grady Metoyer, as Chief Financial Officer and (iii) Rodney Silva, as Chief Culture Officer, effective as of the date Muscle Maker successfully receives at least $5,000,000 in gross proceeds from an SEC qualified offering under this Offering Statement under Regulation A+ under the Securities Act of 1933, as amended. See “Executive Compensation – Employment Agreements”.

Payment of Lease Payment Obligations

On September 15, 2017, American Restaurant Holdings entered into an Assumption Agreement with Muscle Maker and Muscle Maker Corp, whereby Muscle Maker and Muscle Maker Corp. agree to make all required payments under the Muscle Maker Grill corporate restaurant leases which American Restaurant Holdings entered into on behalf of Muscle Maker, Inc, Muscle Maker Corp., LLC, Muscle Maker Brands, LLC and Muscle Maker Brands Conversion, Inc.

Reverse Stock Split

Our board of directors and shareholders approved on September 18, 2017 and September 20, 2017, respectively, a 1-for-7 reverse split of our common stock, which was effected on September 20, 2017. The reverse split combined each seven shares of our outstanding common stock into one share of common stock and correspondingly adjusted the exercise prices of our common stock purchase warrants and options and conversion price of our convertible debt. No fractional shares were issued in connection with the reverse split, and any fractional shares resulting from the reverse split were rounded down to the nearest whole share. All references to common stock, common stock purchase warrants, restricted stock, share data, per share data and related information have been retroactively adjusted, where applicable, in this Offering Circular to reflect the reverse split of our common stock (and the corresponding adjustment of the exercise prices of our common stock purchase warrants) as if it had occurred at the beginning of the earliest period presented. As a result of the reverse stock split, the number of shares of common stock issued and outstanding decreased from 71,591,120 shares as of September 20, 2017, to approximately 10,184,445 shares. In connection with the reverse stock split, we filed Certificate of Amendment to our Articles of Incorporation to effect the reverse stock split with the Secretary of State of California on September 20, 2017.

Adoption of Muscle Maker, Inc 2017 Stock Option and Stock Issuance Plan

Our board of directors and shareholders adopted and approved on July 27, 2017 and September 21, 2017, respectively, the Muscle Maker, Inc 2017 Stock Option and Stock Issuance Plan, effective September 21, 2017, under which stock options and restricted stock may be granted to officers, directors, employees and consultants. Under the Plan, 1,428,571 shares (10,000,000 pre-reverse split shares) of Common Stock, no par value per share, are reserved for issuance.

Grant of Shares of Restricted Common Stock to Directors under Plan

On September 21, 2017, Muscle Maker granted 7,142 shares (post-reverse stock split) of common stock under its Muscle Maker 2017 Stock Option and Stock Issuance Plan to each of its six directors of Muscle Maker (42,857 shares of common stock in the aggregate) at a value of $7.00 per share. Such share grants are subject to graduated vesting in the following installments on each of the following dates: (i) 66.666% as of the date of grant and (ii) 8.333% as of (a) October 1, 2017, ( b ) November 1, 2017, ( c ) December 1, 2017, and ( d ) January 1, 2018 .

Additional Unrelated Party Loans for Convertible Notes

During the period from October 3, 2017 to October 30, 2017, Muscle Maker issued convertible notes which are automatically convertible into common stock at a price per share of $2.375 (50% of initial public offering price) upon the earlier of the qualification of this Offering or maturity date of the notes, which are twelve months after the issuance of the convertible notes, and bear no interest to the following unrelated parties:

(a) Anthony Ferrara for a loan of $129,000;

(b) Michael D. Reysack for a loan of $50,000;

(c) Allen E. Style, Jr. for a loan of $100,000;

(d) Todd Petersen for a loan of $25,000;

(e) IRA Resources, Inc. for a loan of $90,000;

(f) Saca Ventures, LLC for a loan of $100,000;

(g) John Samsel, Jr. for a loan of $61,500; and

(h) Stephanie Love for a loan of $3,000;

Organizational Structure

The diagram below depicts our organizational structure after this Offering:

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The share information in this diagram for Muscle Maker has been adjusted to reflect the 1-for-7 reverse stock split of our common stock that was effective September 20, 2017.

Employees

As of November 1, 2017 , we had approximately 1,065 employees, of whom approximately 380 were full-time employees and approximately 685 were part-time employees. None of our employees are part of a collective bargaining agreement, and we believe our relationships with our employees are satisfactory.

Legal Proceedings

From time to time, we are involved in various claims and legal actions arising in the ordinary course of business. There are no legal proceedings currently pending against us which we believe would have a material effect on our business, financial position or results of operations and, to the best of our knowledge, there are no such legal proceedings contemplated or threatened.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the financial condition and results of operations of Muscle Maker, Inc. (“Muscle Maker”), together with its subsidiaries (collectively, the “Company”), should be read in conjunction with our consolidated financial statements and the accompanying notes thereto included elsewhere in this Offering Circular. References in this Management’s Discussion and Analysis of Financial Condition and Results of Operations to “us,” “we,” “our,” and similar terms refer to the Company. This Offering Circular includes forward-looking statements, as that term is defined in the federal securities laws, based upon current expectations that involve risks and uncertainties, such as plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. Words such as “anticipate,” “estimate,” “plan,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions are used to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control, which may influence the accuracy of the statements and the projections upon which the statements are based. Reference is made to “Risk Factors”, which are included elsewhere in this Offering Circular.

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OVERVIEW

We operate under the name Muscle Maker Grill as a franchisor and owner-operator of Muscle Maker Grill restaurants. As of June 30, 2017, our restaurant system included eleven Company-owned restaurants and 40 franchised restaurants. Our restaurants offer quality food, freshly prepared with our proprietary recipes created with the guest’s health in mind. The menu is protein based and features various supplements and health food snacks, along with a nutritious children’s menu.

The Muscle Maker Grill is a high-growth, fast casual restaurant concept that specializes in preparing healthy-inspired, high-quality, fresh, made-to-order lean, protein-based meals featuring chicken, seafood, pasta, burgers, wraps, and flat breads. In addition, we feature freshly prepared entrée salads and an appealing selection of sides, protein shakes and fruit smoothies. We operate in the approximately $34.5 billion fast casual restaurant segment, which we believe has created significant recent disruption in the restaurant industry and is rapidly gaining market share from adjacent restaurant segments, resulting in significant growth opportunities for restaurant concepts such as Muscle Maker Grill.

We believe our restaurant concept delivers a highly differentiated customer experience by combining the quality and hospitality that customers commonly associate with our full service and fast casual restaurant competitors with the convenience and value customers generally expect from traditional fast food restaurants. The foundation of our brand is based on our core values of quality, empowerment, respect, service and value.

Our disciplined growth strategy has enabled strong growth across all of our key performance metrics. The number of Muscle Maker Grill restaurants has grown from one location in one market in New Jersey as of November 20, 2007 under our predecessor to 53 locations in fourteen states as of November 1, 2017 under us as the successor. Our company-owned restaurant AUVs slightly declined from approximately $762,000 in fiscal 2015 to approximately $712,000 in fiscal 2016, representing a decrease of 6.5%. From fiscal 2015 to fiscal 2016, our company store restaurant sales increased from $1,032,558 to $2,735,222, and total company revenue increased from $3,106,779 to $4,953,205.

As of June 30, 2017, we had an accumulated deficit of $9,016,729 and expect to continue to incur substantial operating and net losses for the foreseeable future. In its report on our consolidated financial statements for the fiscal year ended December 31, 2016, our independent registered public accounting firm included an explanatory paragraph relating to our ability to continue as a going concern. See “Liquidity and Capital Resources – Ability to Continue as Going Concern” and Note 2 to Notes to Consolidated Financial Statements for additional information describing the circumstances that led to the inclusion of this explanatory paragraph.

Operations

The first location opened in Colonia, New Jersey in 1995 by Rod Silva, a son of Brazilian immigrants and bodybuilder. Our restaurant concept has been, and continues to be built around a distinctive and diverse lien, protein based menu, headlined by healthy-inspired chicken, seafood, pasta, burgers, wraps and flat breads made-to-order. Our Chief Executive Officer, Robert Morgan, formerly with Pizza Hut and PepsiCo, joined Muscle Maker in 2007, that led to the franchising of Muscle Maker Grill. At the time Mr. Morgan joined, we had one location opened by Mr. Silva. Since then, we have grown our brand on a disciplined basis designed to capitalize on the large market opportunity available to us and, as of June 30, 2017, we had 53 locations. Our highly experienced management team has created and refined the infrastructure to create replicable restaurant-level systems, processes and training procedures that can deliver a high-quality experience that is designed to consistently exceed our customers’ expectations.

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Corporate Structure

Muscle Maker serves as a holding company of the following subsidiaries:

(i)	Muscle Maker Development, LLC (“Muscle Maker Development”), a directly wholly owned subsidiary, which was formed in Nevada on July 18, 2017 for the purposes of running our existing franchise operations and continuing to franchise the Muscle Maker Grill name and business system to qualified franchisees; and
(ii)	Muscle Maker Corp., LLC (“Muscle Maker Corp.”), a directly wholly owned subsidiary, which was formed in Nevada on July 18, 2017 for the purposes of developing new corporate stores and operating our new and existing corporate stores. Muscle Maker Corp. has a direct 70% ownership interest in Custom Technology, Inc. (“CTI”), which was formed in New Jersey on July 29, 2015, and is a technology and point of sale (“POS”) systems dealer and technology consultant.

We plan to expand our Muscle Maker Grill brand through the (i) development and opening of additional company owned Muscle Maker Grill restaurants and (ii) franchising of additional Muscle Maker Grill restaurants. Muscle Maker together with Muscle Maker Development, Muscle Maker Corp., and CTI are referred to herein collectively as the “Company”.

Corporate History

Formation of Muscle Maker

Muscle Maker, Inc. (“Muscle Maker”), was incorporated by American Restaurant Holdings (“American Restaurant Holdings”) in California on December 8, 2014. On December 22, 2014, Muscle Maker issued 14,285 shares of its common stock, no par value per share, to the Chief Executive Officer of American Restaurant Holdings as founder shares for cash proceeds of $10.

Acquisition of 74% of Muscle Maker Brands

Muscle Maker Brands, LLC (“Muscle Maker Brands”) was formed on December 22, 2014 in the state of California for the purpose of acquiring and operating company owned Muscle Maker Grill restaurants, as well as franchising the Muscle Maker Grill name and business system to qualified franchisees. Muscle Maker Franchising, LLC (“Muscle Maker Franchising”) was founded in 1995 in order to develop a brand of healthy-option fast food restaurants.

On January 23, 2015, Muscle Maker, Muscle Maker Brands and Muscle Maker Franchising entered into a Unit Purchase Agreement whereby Muscle Maker Brands purchased substantially all of the assets and liabilities of Muscle Maker Franchising, Muscle Maker acquired 7,400 membership units of Muscle Maker Brands (representing 74% of the membership units of Muscle Maker Brands), and certain members of Muscle Maker Franchising (“MMF Members”) acquired 2,600 membership units of Muscle Maker Brands (representing 26% of the membership units of Muscle Maker Brands). (the “MMG Acquisition”). The aggregate purchase consideration for Muscle Maker’s membership interest in Muscle Maker Brands was $4,244,000 and consisted of $3,570,000 in cash, $604,000 of promissory notes (consisting of a $400,000 promissory note (“MM Note”) from Muscle Maker and a $204,000 promissory note (“MMB Note”) from Muscle Maker Brands) and 71,428 shares of common stock of Muscle Maker valued at $0.98 per share or $70,000 issued. On January 23, 2015, in exchange for the issuance by Muscle Maker to American Restaurant Holdings of 5,785,714 shares of common stock of Muscle Maker, American Restaurant Holdings provided cash of $3,645,000 and an obligation to repay an aggregate of $604,000 of principal due under MM Note and MMB Note issued to Muscle Maker Franchising in order to facilitate the Muscle Maker Brands acquisition. Pursuant to the terms of the Unit Purchase Agreement, the MMF Members shall convert their non-controlling interest in Muscle Maker Brands into an aggregate of 2,067,953 shares of common stock of Muscle Maker prior to Muscle Maker going public.

On January 24, 2015, Muscle Maker granted 28,571 shares of its common stock valued at $0.98 per share to its Director of Brand Development, in connection with an employment agreement with the Director of Brand Development.

On January 24, 2015, the Company issued 61,224 shares of its common stock to the Director of Brand Development in exchange for cash proceeds of $0.98 per share, or $60,000.

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On July 23, 2015 and August 28, 2015, the Company issued 107,142 and 71,428 of its common stock, and 3 -year warrants for the purchase of 53,571 and 35,714 shares of common stock respectively, for aggregate cash proceeds of $750,000. The warrants are exercisable at $5.25 per share.

Springfield Acquisition

On May 4, 2015, Muscle Maker Brands acquired a business in Springfield, New Jersey, as a corporate store (the “Springfield Acquisition”). The purchase price of the store was $30,060, of which $8,670 related to equipment purchased and the remaining $21,390 was accounted for as goodwill.

CTI Acquisition

On August 1, 2015, the Company acquired 70% of the shares of Custom Technology, Inc. (“CTI”), a technology and point of sale (“POS”) systems dealer and technology consultant, in exchange for $70,000 in cash (the “CTI Acquisition”). CTI was formed in New Jersey on July 29, 2015 and entered into an asset purchase agreement on August 1, 2015 pursuant to which CTI purchased POS computer systems, cash registers, camera systems and related inventory and supplies from its predecessor entity.

Repayment of Promissory Notes regarding MMG Acquisition

The MMB Note was completely repaid on March 9, 2015. On July 21, 2015, January 23, 2016 and July 23, 2016, installments of $100,000, $150,000 and $150,000 were repaid on the balance of the MM Note. As of July 23, 2016, there is no balance outstanding related to MM Note.

Advances and Exchange of Advances for Convertible Notes

On December 31, 2015, Muscle Maker issued a promissory note in the amount of $1,082,620 (the “2015 ARH Note”) to American Restaurant Holdings. The 2015 ARH Note had no stated interest rate and was convertible into 309,320 shares of the Company’s common stock at $3.50 per share.

During the period from July 1, 2016 through December 31, 2016, American Restaurant Holdings provided $1,364,842 of advances to Muscle Maker. These advances, combined with the $1,257,000 payable to American Restaurant Holdings as June 30, 2016 were exchanged for a convertible note in the amount of $2,621,842 (the “2016 ARH Note”). The 2016 ARH Note had no stated interest rate or maturity date and was convertible into shares of common stock of Muscle Maker at a conversion price of $2.80 per share at a time to be determined by the American Restaurant Holdings.

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More Advances and Exchange of Advances for Convertible Notes and Conversion of Convertible Notes to Shares of Common Stock

During the period from December 31, 2016 through February 15, 2017, American Restaurant Holdings provided $980,949 of advances to the Company. The payable due to American Restaurant Holdings as a result of these advances was exchanged for a convertible promissory note in the amount of $980,949 (the “ First 2017 ARH Note”). The First 2017 ARH Note has no stated interest rate or maturity date and is convertible into shares of common stock of Muscle Maker at a conversion price of $2.80 per share at a time to be determined by the lender.

On March 14, 2017, American Restaurant Holdings elected to convert: (a) the 2015 ARH Note in the principal amount of $1,082,620 into 309,320 shares of common stock of Muscle Maker at a conversion price of $3.50 per share; (b) the 2016 ARH Note in the principal amount of $2,621,842 into 936,372 shares of common stock of Muscle Maker at a conversion price of $2.80 per share; and (c) the First 2017 ARH Note in the principal amount of $980,949 into 350,338 shares of common stock of Muscle Maker at a conversion price of $2.80 per share.

Second 2017 Advances, Exchange of Advances for Convertible Notes, and Conversion of Convertible Notes to Shares of Common Stock

During the period from February 16, 2017 through March 15, 2017, American Restaurant Holdings provided $338,834 of advances to the Company. The payable due to American Restaurant Holdings as a result of these advances was exchanged for a convertible promissory note in the amount of $338,834 (the “Second 2017 ARH Note”). The Second 2017 ARH Note has no stated interest rate or maturity date and is convertible into shares of common stock of Muscle Maker at a conversion price of $3.50 per share at a time to be determined by the lender.

Unrelated Party Loans for Convertible Notes

During the period from March 17, 2017 to May 1, 2017, Muscle Maker issued convertible notes, as amended, maturing upon closing of this Offering, but no later than January 31, 2018, convertible into common stock at a price per share of $2.375 (50% of initial public offering price), and, if not converted, a stated interest rate of 10% per six months, will become due and payable along with the principal amount, to the following unrelated parties:

(a) JM Assets LP for a loan of $500,000;

(b) Midland IRA Inc FBO Randall Avery for a loan of $100,000;

(c) Tom Buckley for a loan of $25,000; and

(d) John Mohan for a loan of $100,000 .

Related Party Loan for Convertible Note

On May 1, 2017, Muscle Maker issued to John Feeney, for a loan of $50,000, a convertible note, as amended, maturing upon closing of this Offering, but no later than January 31, 2018, convertible into common stock at a price per share of $2.375 (50% of initial public offering price), and, if not converted, a stated interest rate of 10% per six months, will become due and payable along with the principal amount.

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Issuances of Warrants

The Company issued the following warrants to purchase an aggregate of 701,890 shares of common stock of Muscle Maker: (a) a 3-year warrant to Dean Miles to purchase 89,285 shares of common stock of Muscle Maker at an exercise price of $5.25 per share, in connection with two private placements to Mr. Miles in 2015; (b) a 3-year warrant to American Restaurant Holdings to purchase of 327,730 shares of common stock of Muscle Maker at an exercise price of $7.00 per share, in connection with the exchange of advances for the 2016 ARH Note in 2016; (c) a 3-year warrant to American Restaurant Holdings to purchase of 122,618 shares of common stock of Muscle Maker at an exercise price of $7.00 per share, in connection with the exchange of advances for the First 2017 ARH Note in 2017; (d) a 3-year warrant to American Restaurant Holdings to purchase of 21,058 shares of common stock of Muscle Maker at an exercise price of $7.00 per share, in connection with the exchange of advances for the Second 2017 ARH Note in 2017; (e) a 3-year warrant to American Restaurant Holdings to purchase of 21,058 shares of common stock of Muscle Maker at an exercise price of $7.00 per share, in connection with the exchange of advances for the Third 2017 ARH Note in 2017; (f) a 3-year warrant to Prashant Shah to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share; (g) a 3-year warrant to JM Assets LP to purchase of 35,714 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by JM Assets LP to Muscle Maker in 2017; (h) a 3-year warrant to Midland IRA Inc FBO Randall Avery to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Midland IRA Inc FBO Randall Avery to Muscle Maker in 2017; (i) a 3-year warrant to John Feeney to purchase of 3,571 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by John Feeney to Muscle Maker in 2017; (j) a 3-year warrant to Tom Buckley to purchase of 1,785 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Tom Buckley to Muscle Maker in 2017; (k) a 3-year warrant to John Mohan to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by John Mohan to Muscle Maker in 2017; (l) a 3-year warrant to Kevin Mohan to purchase of 3,571 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Kevin Mohan to Muscle Maker in 2017; (m) a 3-year warrant to Dan Pettit to purchase of 10,714 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Dan Pettit to Muscle Maker in 2017; (n) a 3-year warrant to Attary LLC to purchase of 5,357 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Attary LLC to Muscle Maker in 2017; (o) a 3-year warrant to John Marques to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Membership, LLC to Muscle Maker in 2017; (p) a 3-year warrant to Sean Harrison to purchase of 3,571 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Sean Harrison to Muscle Maker in 2017; (q) a 3-year warrant to Robert Mohan to purchase of 3,571 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Robert Mohan to Muscle Maker in 2017; (r) a 3-year warrant to Spartan Capital Securities, LLC to purchase of 2,285 shares of common stock of Muscle Maker at an exercise price of $7.00 per share; (s) a 3-year warrant to Jerry Neugebauer to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan Jerry Neugebauer to Muscle Maker in 2017; (t) a 3-year warrant to A.B. Southall to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by A.B. Southall to Muscle Maker in 2017; and (u) a 3-year warrant to Shawn Holmes to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share in connection with the loan by Shawn Holmes to Muscle Maker in 2017. As of the date of this Offering Statement, there are unexercised warrants outstanding to purchase an aggregate of 694,740 shares of common stock of Muscle Maker.

Spin-Off of Muscle Maker by American Restaurant Holdings

On March 23, 2017, American Restaurant Holdings authorized and facilitated the distribution of 7,381,745 shares of common stock of Muscle Maker held by American Restaurants, LLC, the wholly owned subsidiary of American Restaurant Holdings, to the shareholders of American Restaurant Holdings (the “Spin-Off”). As a result of the Spin-Off on March 23, 2017, American Restaurant Holdings is no longer a majority owner of Muscle Maker.

Additional Unrelated Party Loans for Convertible Notes

During the period from May 31, 2017 to June 16, 2017, Muscle Maker issued convertible notes maturing six months after the issuance of the convertible note, convertible into common stock at a price per share of $2.375 (50% of initial public offering price), and, if not converted, a stated interest rate of 10% per six months, will become due and payable along with the principal amount, to the following unrelated parties:

(a) Kevin Mohan for a loan of $50,000;

(b) Dan Pettit for a loan of $150,000; and

(c) Attary LLC for a loan of $75,000.

Additional Related Party Loan for Convertible Note

On June 16, 2017, Muscle Maker issued to Membership, LLC, for a loan of $100,000, a convertible note maturing six months after the issuance of the convertible note, convertible into common stock at a price per share of $2.375 (50% of initial public offering price), and, if not converted, a stated interest rate of 10% per six months, will become due and payable along with the principal amount.

Grant of Shares of Restricted Common Stock to Employees and Consultants

In May 2017, Muscle Maker granted 159,642 shares of its common stock to its employees and consultants at a value of $7.00 per share. Such share grants are subject to graduated vesting in equal installments of 20% on each of the following dates: (i) the date of grant, (ii) January 1, 2018, (iii) January 1, 2019, (iv) January 1, 2020, and (v) January 1, 2021. In the event of resignation or termination for any reason (except for a “change of control”) of an employee or consultant that receives such shares, the remaining non-vested shares of such employee or consultant prior to such resignation or termination will be forfeited.

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Conversion of Muscle Maker Brands

On June 8, 2017, Muscle Maker Brands converted from a limited liability company into a California corporation named Muscle Maker Brands Conversion, Inc. (“MMBC”).

Unrelated Party Loans for Convertible Notes

During the period from July 13, 2017 to August 15, 2017, Muscle Maker issued convertible notes maturing six months after the issuance of the convertible note, convertible into common stock at a price per share of $2.375 (50% of initial public offering price), and, if not converted, a stated interest rate of 10% per six months, will become due and payable along with the principal amount, to the following unrelated parties:

(a) Sean Harrison for a loan of $50,000;

(b) Robert Mohan for a loan of $50,000;

(c) Jerry Neugebauer for a loan of $100,000; and

(d) Shawn Holmes for a loan of $100,000.

Reorganization

Formation of Muscle Maker Development to Operate Franchising and Assignment of Franchise Agreements

On July 18, 2017, Muscle Maker formed Muscle Maker Development, LLC (“Muscle Maker Development”) in the state of Nevada for the purpose of running our existing franchise operations and continuing to franchise the Muscle Maker Grill name and business system to qualified franchisees. Muscle Maker Development issued 1,000 membership units to its sole member and manager, Muscle Maker. On August 25, 2017, MMBC assigned all the existing franchise agreements to Muscle Maker Development pursuant to the terms of that certain Assignment and Assumption Agreement, dated August 25, 2017, between MMBC and Muscle Maker Development.

Formation of Muscle Maker Corp. to Develop and Operate Corporate Stores

On July 18, 2017, Muscle Maker formed Muscle Maker Corp., LLC (“Muscle Maker Corp.”) in the state of Nevada for the purpose of developing new corporate stores and operating new and existing corporate stores of Muscle Maker. Muscle Maker Corp. issued 1,000 membership units to its sole member and manager, Muscle Maker.

Issuance of Shares of Muscle Maker to CrowdfundX for Marketing Services in Connection with Offering

On July 20, 2017, Muscle Maker entered into that certain Master Services Agreement, effective as of July 20, 2017, with WhoYouKnow LLC, California limited liability company d/b/a CrowdfundX (“CrowdfundX”), whereby CrowdfundX is providing management services to Muscle Maker in connection with the Offering. Pursuant to the terms of the agreement, Muscle Maker issued 35,789 shares of common stock at a value of $4.75 per share (or, an aggregate value of $170,000) to CrowdfundX. In addition, Muscle Maker agreed to pay a cash fee to CrowdfundX in the amount of $145,000, which was paid in installments of $40,000 within five business days after the Effective Date, $40,000 on August 21, 2017, and $65,000 on September 21, 2017.

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Third 2017 Advances and Exchange of Advances for Convertible Notes

During the period from March 16, 2017 through July 18, 2017, American Restaurant Holdings provided $336,932 of advances to the Company. The payable due to American Restaurant Holdings as a result of these advances was exchanged for a convertible promissory note in the amount of $336,932 (the “Third 2017 ARH Note”). The Third 2017 ARH Note has no stated interest rate or maturity date and is convertible into shares of common stock of Muscle Maker at a conversion price of $5.60 per share at a time to be determined by the lender.

Shares Purchased by Daniel Pettit

On July 21, 2017, Muscle Maker issued 8,928 shares of common stock of Muscle Maker to Daniel Pettit, as trustee of the Daniel E. Pettit Revocable Trust at a purchase price of $5.60 per share providing $50,000 of proceeds to Muscle Maker.

Appointment of Computershare as Transfer Agent

On July 24, 2017, Muscle Maker entered into an agreement with Computershare Inc., and its wholly-owned subsidiary Computershare Trust Company, N.A. (together with Computershare, Inc., “Computershare”), whereby Computershare agreed to act as the transfer agent of Muscle Maker.

Exercise of Warrants by Prashant Shah

On July 25, 2017, Prashant Shah exercised his 3-year warrant to purchase of 7,142 shares of common stock of Muscle Maker at an exercise price of $7.00 per share providing $50,000 of proceeds to Muscle Maker.

Options Granted to Franchisees

On July 27, 2017, Muscle Maker granted stand-alone (non-Plan based) non-qualified stock options to purchase an aggregate of 45,000 shares of its common stock to its franchisees. The options are fully vested, have an exercise price of $7.00 per share and expire 3 years after the date of grant.

Amendment of Bylaws Permitting Electronic Voting of Shareholders

Our board of directors approved on August 11, 2017 an amendment to our Bylaws permitting electronic notice by the Board of Directors to shareholders seeking shareholder approval on corporate matters and for shareholders to electronically vote directly on corporate matters rather than to require the provision of proxies at a shareholder meeting.

Shared-Service Agreement between Muscle Maker and Muscle Maker Development

On August 25, 2017, Muscle Maker and Muscle Maker Development entered into a Shared-Service Agreement as to the payment of compensation and expenses of employees and consultants which are shared by both Muscle Maker and Muscle Maker Development.

Related Party Loan for Convertible Note

On August 15, 2017, Muscle Maker issued a convertible note to A.B. Southall for a loan of $100,000, maturing six months after the issuance of the convertible note, convertible into common stock at a price per share of $2.375 (50% of initial public offering price), and, if not converted, a stated interest rate of 10% per six months, will become due and payable along with the principal amount.

Shares Purchased by CCNC-MMG, LLC

On August 25, 2017, Muscle Maker issued 53,571 shares of common stock of Muscle Maker to CCNC-MMG, LLC at a purchase price of $5.60 per share providing $300,000 of proceeds to Muscle Maker.

Shares Purchased by Alex Danze

On September 1, 2017, Muscle Maker issued 8,928 shares of common stock of Muscle Maker to Alex Danze at a purchase price of $5.60 per share providing $50,000 of proceeds to Muscle Maker.

Merger and Reorganization

Merger of Muscle Maker Brands Conversion, Inc. with Muscle Maker

On September 15, 2017 (“Effective Merger Date”), pursuant to an Agreement of Merger, MMBC was merged (“Merger”) into Muscle Maker, with Muscle Maker as the surviving corporation, in a tax-free reorganization. Pursuant to the Merger, each share of common stock of MMBC, no par value per share (the “MMBC Common Stock”), other than shares owned by Muscle Maker, was converted into 795.3668 shares of common stock of Muscle Maker, with any fractional shares resulting to any shareholder of MMBC being rounded to the next nearest whole share (the “Merger Consideration”) for a total consideration of 2,067,953 shares of common stock of Muscle Maker to the MMF Members. On the Effective Merger Date, by virtue of the Merger, each share of MMBC Common Stock issued and held immediately prior to the Effective Time by Muscle Maker was automatically cancelled and retired and ceased to exist, and no consideration was delivered in exchange for the cancellation and retirement of the MMBC Common Stock held by Muscle Maker. As a result of the Merger, Muscle Maker owned 70% of the shares of CTI.

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Assignment of Corporate Stores and shares of CTI to Muscle Maker Corp.

On September 15, 2017, Muscle Maker assigned all the existing corporate stores and its 70% ownership interest in CTI to Muscle Maker Corp. pursuant to the terms of that certain Agreement of Conveyance, Transfer and Assigning of Assets and Assumptions of Liabilities, dated September 15, 2017, between Muscle Maker Corp and Muscle Maker.

Conversion of Second 2017 ARH Note to Shares of Common Stock

On September 19, 2017, American Restaurant Holdings elected to convert the Second 2017 ARH Note in the principal amount of $338,834 into 96,809 shares of common stock of Muscle Maker at a conversion price of $3.50 per share.

Conversion of Third 2017 ARH Note to Shares of Common Stock

On September 19, 2017, American Restaurant Holdings elected to convert the Third 2017 ARH Note in the principal amount of $336,932 into 60,166 shares of common stock of Muscle Maker at a conversion price of $5.60 per share.

Employment Agreements

Muscle Maker entered into an Employment Agreement with each of (i) Robert Morgan, as Chief Executive Officer, (ii) Grady Metoyer, as Chief Financial Officer and (iii) Rodney Silva, as Chief Culture Officer, effective as of the date Muscle Maker successfully receives at least $5,000,000 in gross proceeds from an SEC qualified offering under this Offering Statement under Regulation A+ under the Securities Act of 1933, as amended. See “Executive Compensation – Employment Agreements”.

Payment of Lease Payment Obligations

On September 15, 2017, American Restaurant Holdings entered into an Assumption Agreement with Muscle Maker and Muscle Maker Corp, whereby Muscle Maker and Muscle Maker Corp. agree to make all required payments under the Muscle Maker Grill corporate restaurant leases which American Restaurant Holdings entered into on behalf of Muscle Maker, Inc, Muscle Maker Corp., LLC, Muscle Maker Brands, LLC and Muscle Maker Brands Conversion, Inc.

Reverse Stock Split

Our board of directors and shareholders approved on September 18, 2017 and September 20, 2017, respectively, a 1-for-7 reverse split of our common stock, which was effected on September 20, 2017. The reverse split combined each seven shares of our outstanding common stock into one share of common stock and correspondingly adjusted the exercise prices of our common stock purchase warrants and options and conversion price of our convertible debt. No fractional shares were issued in connection with the reverse split, and any fractional shares resulting from the reverse split were rounded down to the nearest whole share. All references to common stock, common stock purchase warrants, restricted stock, share data, per share data and related information have been retroactively adjusted, where applicable, in this Offering Circular to reflect the reverse split of our common stock (and the corresponding adjustment of the exercise prices of our common stock purchase warrants) as if it had occurred at the beginning of the earliest period presented. As a result of the reverse stock split, the number of shares of common stock issued and outstanding decreased from 71,591,120 shares as of September 20, 2017, to approximately 10,184,445 shares. In connection with the reverse stock split, we filed Certificate of Amendment to our Articles of Incorporation to effect the reverse stock split with the Secretary of State of California on September 20, 2017.

Adoption of Muscle Maker, Inc 2017 Stock Option and Stock Issuance Plan

Our board of directors and shareholders adopted and approved on July 27, 2017 and September 21, 2017, respectively, the Muscle Maker, Inc 2017 Stock Option and Stock Issuance Plan, effective September 21, 2017, under which stock options and restricted stock may be granted to officers, directors, employees and consultants. Under the Plan, 1,428,571 shares (10,000,000 pre-reverse split shares) of Common Stock, no par value per share, are reserved for issuance.

Grant of Shares of Restricted Common Stock to Directors under Plan

On September 21, 2017, Muscle Maker granted 7,142 shares (post-reverse stock split) of common stock under its Muscle Maker 2017 Stock Option and Stock Issuance Plan to each of its six directors of Muscle Maker (42,857 shares of common stock in the aggregate) at a value of $7.00 per share. Such share grants are subject to graduated vesting in the following installments on each of the following dates: (i) 66.666% as of the date of grant and (ii) 8.333% as of (a) October 1, 2017, ( b ) November 1, 2017, (c) December 1, 2017, and ( d ) January 1, 2018 .

Additional Unrelated Party Loans for Convertible Notes

During the period from October 3, 2017 to October 30, 2017, Muscle Maker issued convertible notes which are automatically convertible into common stock at a price per share of $2.375 (50% of initial public offering price) upon the earlier of the qualification of this Offering or maturity date of the notes, which are twelve months after the issuance of the convertible notes, and bear no interest to the following unrelated parties:

(a) Anthony Ferrara for a loan of $129,000;

(b) Michael D. Reysack for a loan of $50,000;

(c) Allen E. Style, Jr. for a loan of $100,000;

(d) Todd Petersen for a loan of $25,000;

(e) IRA Resources, Inc. for a loan of $90,000;

(f) Saca Ventures, LLC for a loan of $100,000;

(g) John Samsel, Jr. for a loan of $61,500; and

(h) Stephanie Love for a loan of $3,000;

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Corporate Structure

The diagram below depicts our organizational structure after this Offering:

The share information in this diagram for Muscle Maker has been adjusted to reflect the 1-for-7 reverse stock split of our common stock that was effective September 20, 2017.

Growth Strategies and Outlook

We plan to pursue the following strategies to continue to grow our revenues and profits.

Continue to Open New Company-Operated and Franchised Restaurants. We believe we are in the early stages of our growth story. We had 51 system wide restaurants in ten states as of June 30, 2017, including franchised locations. In fiscal 2015, we opened one company-operated restaurants and seven franchised restaurants. For the year ended December 31, 2016, we opened six new company-operated and four new franchised restaurants. We anticipate that between November 2017 and April 2018, we will open 5 to 10 new company-operated and 9 new franchised restaurants, including military bases, across Arizona, California, Florida, Georgia, Illinois, Louisiana, Kansas, Massachusetts, Nebraska, New Jersey, New York, Nevada, North Carolina, Pennsylvania, Texas, Washington and Internationally. Over the long-term, we plan to continue growing the number of Muscle Maker Grill system-wide restaurants by approximately 30% to 50% annually, while maintaining a similar proportion of company-operated and franchised units. However, these growth rates cannot be guaranteed.

Drive Comparable Restaurant Sales. We plan to continue delivering comparable restaurant sales growth by attracting new customers through expanding our brand awareness with new restaurant openings and marketing efforts, increasing existing customer frequency by providing an enhanced service experience and continuing to grow across each of our dayparts.

Continue to Enhance Profitability. We focus on improving our profitability while also investing in personnel and infrastructure to support our future growth. We will seek to further enhance margins over the long-term by maintaining fiscal discipline and leveraging fixed costs.

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Key Measures We Use to Evaluate Our Performance

To evaluate the performance of our business, we utilize a variety of financial and performance measures. These key measures include company restaurant revenues, franchise royalty and other franchise revenues, system-wide AUVs, comparable restaurant sales, new restaurant openings and net income.

Franchise Royalty and Other Franchise Revenues

Franchise restaurant revenues consist of royalty income, including franchise royalty, and other franchise revenues, including initial and renewal franchise fees.

Company-Operated Restaurant Revenue

Company-operated restaurant revenue consists of sales of food and beverages in company-operated restaurants net of promotional allowances, employee meals and other discounts. Company restaurant revenues in a period are influenced by several factors, including the number of operating days in such period, the number of open restaurants and comparable restaurant sales growth. While we expect the majority of our total revenue growth will be driven by franchised restaurants, our company-operated restaurants and growth in revenues from company-operated restaurants remain an important part of our financial success.

Seasonal factors and the timing of holidays cause our revenue to fluctuate from quarter to quarter. Our revenue per restaurant is typically lower in the fourth quarter due to reduced December traffic and higher traffic in the first, second, and third quarters. As a result of seasonality, our quarterly and annual results of operations and key performance indicators such as company restaurant revenue and comparable restaurant sales may fluctuate.

System-wide Average Unit Volumes

We measure system-wide, franchised and company-operated average unit volumes, or AUVs, on a fiscal year basis. Annual AUVs are calculated using the following methodology: first, we determine the restaurants that have been open for a full 15-month period; and second, we calculate the revenues for these restaurants and divide by the number of restaurants in that base to arrive at our AUV calculation.

Comparable Restaurant Sales

Comparable restaurant sales reflect the change in year-over-year sales for the comparable restaurant base. A restaurant enters our comparable restaurant base the first full day of the month after being open for 15-months using a mid-month convention. While we do not record franchised sales as revenues, our royalty revenues are calculated based on a percentage of franchised restaurant sales.

	Six-Months Ended	Fiscal Year Ended
	June 30, 2017	2016	2015
Comparable Restaurant Sales
Company-Operated	-13.4%	-6.7%	1.3%
Franchised	-4.6%	-1.6%	2.3%
Total System-wide	-4.9%	-1.8%	2.3%

New Restaurant Openings

The number of restaurant openings reflects the number of restaurants opened during a particular reporting period. Before we open new company-operated restaurants, we incur preopening costs. System-wide, some of our new restaurants open with an initial start-up period of higher than normal sales volume, which subsequently decreases to stabilized levels. New company-operated restaurants typically experience normal inefficiencies such as higher food and supplies, labor and other direct operating costs and, as a result, restaurant contribution margins are typically lower during the start-up period of operations. In addition, new restaurants typically have high occupancy costs compared to existing restaurants. When entering new markets, we may be exposed to longer start-up times and lower contribution margins than reflected in our average historical experience.

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Restaurant openings, closures and refranchised

	Six Months Ended	Fiscal Year Ended
	June 30, 2017	2016	2015
Company-operated restaurant activity:
Beginning of period	8	2	1
Openings	3	6	1
Refranchised	0	0	0
Closures	0	0	0
Restaurants at end of period	11	8	2
Franchised restaurant activity:
Beginning of period	41	44	53
Openings	3	4	7
Refranchised	0	0	1
Closures	4	7	15
Restaurants at end of period	40	41	44
Total restaurant activity:
Beginning of period	49	46	54
Openings	6	10	8
Closures	4	7	16
Restaurants at end of period	51	49	46

During the six-months ended June 30, 2017, we and our franchisees opened six restaurants of which three were company-operated and three was franchised. In fiscal 2016, we and our franchisees opened ten restaurants, of which six were company-operated and four was franchised. In fiscal 2015, we and our franchisees opened eight restaurants of which one was company-operated and seven were franchised. From time to time we and our franchisees may close or relocate restaurants. A relocation results in a closure and an opening.

During the six-months ended June 30, 2017, we closed no company-operated restaurants and our franchisees closed four restaurants, of which none were a relocation. For fiscal 2016, we closed no company-operated restaurants and our franchisees closed seven restaurants, of which none were a relocation. For fiscal 2015, we closed no company-operated restaurants and our franchisees closed 15 restaurants, of which one was a relocation.

Key Financial Definitions

Total Revenues

Our revenues are derived from two primary sources: company restaurant revenues and franchise revenues. Franchise revenues are comprised of franchise royalty revenues and, to a lesser extent, other franchise revenues which include initial and renewal franchisee fees.

Food and Beverage Costs

Food and beverage costs include the direct costs associated with food, beverage and packaging of our menu items at company-operated restaurants. The components of food, beverages and supplies are variable in nature, change with sales volume, are affected by menu mix and are subject to fluctuations in commodity costs.

Labor

Restaurant labor costs, including preopening labor, consist of company-operated restaurant-level management and hourly labor costs, including salaries, wages, payroll taxes, workers’ compensation expense, benefits and bonuses paid to our company-operated restaurant-level team members. Like other cost items, we expect restaurant labor costs at our company-operated restaurants to grow due to inflation and as our company restaurant revenues grows. Factors that influence labor costs include minimum wage and employer payroll tax legislation, mandated health care costs and operational productivity established by the management team.

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Rent

Restaurant rent, including preopening rental charges, consist of company-operated restaurant-level rental or lease payments applicable to executed rental or lease agreements. In many cases these rental payments may include payments for common area maintenance as well as property tax assessments.

Other restaurant operating expenses

Other restaurant operating expenses, including preopening operating expenses, consist of company-operated restaurant-level ancillary expenses not inclusive of food and beverage, labor and rent expense. These expenses are generally marketing, advertisings, merchant and bank fees, utilities, leasehold and equipment repairs and maintenance.

Depreciation and Amortization

Depreciation and amortization primarily consists of the depreciation of property and equipment and amortization of intangible assets at the restaurant level.

General and Administrative Expenses

General and administrative expenses include expenses associated with corporate and administrative functions that support our operations, including wages, benefits, travel expense, stock-based compensation expense, legal and professional fees, training, and other corporate costs. This expense item also includes national advertising and marketing campaigns to promote brand awareness which includes, but is not limited to, television, radio, social media, billboards, point-of-sale materials, sponsorships, and multi-media. We expect we will incur incremental general and administrative expenses as a result of this offering and as a public company.

Interest Expense

Interest expense primarily consists of amortization of debt discounts on the 2016 ARH Note and 2015 ARH Note.

Income Taxes

Income taxes represent federal, state, and local current and deferred income tax expense.

Consolidated Results of Operations

Our financial statement presentation distinguishes a “Predecessor” for the periods prior to the Closing Date and a “Successor” for the periods following the Closing Date of the MMB Acquisition.

The operating results of the Company for the s ix months ended June 30, 2017, for the year ended December 31, 2016, for the six months ended June 30, 2016 , and for the period from January 23, 2015 through December 31, 2015 are presented in the Successor period. The operating results of MMF and its subsidiary, MMF Colonia (“Colonia”) for the period from January 1, 2015 through January 22, 2015 are presented in the Predecessor period.

The Predecessor’s operations are substantially the same as the Successor’s operations. Therefore, for the purpose of comparing the results of our operations from period to period, we have combined the Predecessor results for the period from January 1, 2015 through January 22, 2015 with the Successor results for the period from January 23, 2015 through December 31, 2015, in order to present results for the year ended December 31, 2015.

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The following table represents selected items in our consolidated statements of operations for the six months ended June 30, 2017 and 2016, and for the years ended December 31, 2016 and 2015, respectively:

	Successor	Successor	Successor	Combined Successor and Predecessor
	For the Six Months Ended		For the Year Ended
	June 30,		December 31,
	2017	2016	2016	2015
Revenues:
Company restaurant sales, net of discounts	$2,658,015	$877,582	$2,735,222	$1,032,558
Franchise royalties and fees	937,217	846,605	1,660,877	1,846,073
Other revenues	295,590	195,370	557,106	228,148
Total Revenues	3,890,822	1,919,557	4,953,205	3,106,779

Operating Costs and Expenses:
Restaurant operating expenses:
Food and beverage costs	982,798	318,349	918,545	315,924
Labor	1,232,628	403,768	1,343,758	350,526
Rent	596,806	136,935	731,371	52,709
Other restaurant operating expenses	519,063	211,351	780,757	200,286
Total restaurant operating expenses	3,331,295	1,070,403	3,774,431	919,445
Costs of other revenues	113,481	153,717	295,231	115,988
Depreciation and amortization	167,872	84,618	204,486	120,635
General and administrative expenses	3,532,587	1,685,085	4,644,994	2,854,006
Total Costs and Expenses	7,145,235	2,993,823	8,919,142	4,010,074
Loss from Operations	(3,254,413)	(1,074,266)	(3,965,937)	(903,295)

Other (Expense) Income:
Other income (expense)	85,229	302	6,221	(45)
Interest (expense) income, net	(3,760,330)	(66,023)	(132,689)	944
Total Other (Expense) Income, net	(3,675,101)	(65,720)	(126,468)	899

Net Loss Before Income Tax	(6,929,514)	(1,139,986)	(4,092,405)	(902,396)
Income tax provision	(63,641)	(63,641)	(127,282)	(119,245)
Net (Loss)	(6,993,155)	(1,203,627)	(4,219,687)	(1,021,641)
Net loss attributable to the non-controlling interests	(1,818,064)	(302,702)	(1,110,106)	(226,718)
Net Loss Attributable to Controlling Interest	$(5,175,091)	$(900,925)	$(3,109,581)	$(794,923)

Six Months Ended June 30, 2017 (Successor) Compared with Six Months Ended June 30, 2016 (Successor)

Revenues

Company revenues totaled $3,890,822 for the six months ended June 30, 2017 compared to $1,919,557 for the six months ended June 30, 2016. The 102.7% increase was primarily attributable to the addition of six Company-owned restaurants, which opened subsequent June 30, 2016.

We generated restaurant sales, net of discounts, of $2,658,015 for the six months ended June 30, 2017 compared to $877,582, for the six months ended June 30, 2016. This represented an increase of $1,780,433, or 202.9%, which resulted primarily from the increase in retail store revenues due to the addition of six Company-owned restaurants, which opened subsequent June 30, 2016.

Franchise royalties and fees for the six months ended June 30, 2017 and June 30, 2016 totaled $937,217 compared to $846,605, respectively. The $90,612 increase is primarily attributable to recognition of deferred revenue for franchise agreements that have been terminated.

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Other revenues increased from $195,370 for the six months ended June 30, 2016 to $295,590 for the six months ended June 30, 2017, representing an increase of $100,220 or 51.3%. The increase is primarily attributable to CTI’s revenue increases for 3rd party sales growth.

Operating Costs and Expenses

Operating costs and expenses consist of restaurant food and beverage costs, restaurant labor expense, restaurant rent expense, other restaurant operating expenses, cost of other revenues, depreciation and amortization expenses, and general and administrative expenses (inclusive of labor).

Restaurant food and beverage costs for the six months ended June 30, 2017 and June 30, 2016 totaled $982,798, or 37.0%, as a percentage of restaurant sales, and $318,349, or 36.3%, as a percentage of restaurant sales, respectively. The $664,449 increase results primarily from the addition of six new Company-owned locations noted above. The increase as a percentage of sales is primarily attributable to the impact of preopening training in which food and beverage inventory is utilized to train staff on the preparation of menu items, as well as lost efficiencies with new staff in portioning and preparation.

Restaurant labor for the six months ended June 30, 2017 and June 30, 2016 totaled $1,232,628, or 46.4%, as a percentage of restaurant sales, and $403,768, or 46.0%, as a percentage of restaurant sales, respectively. The $828,860 increase results primarily from the addition of six new Company-owned locations noted above. The increase as a percentage of sales is primarily attributable to the impact of preopening training with newly hired staff, as well as lost efficiencies that are inherent in the start-up of new restaurants given the high level of attrition and retraining that occurs. Additionally, it is estimated that it takes approximately four to six months of extensive marketing efforts to effectively generate brand awareness in new geographical locations. These factors negatively impact labor margins in the early phases of operations of new restaurants.

Restaurant rent expense for the six months ended June 30, 2017 and June 30, 2016 totaled $596,806, or 22.5%, as a percentage of restaurant sales, and $136,935, or 15.6%, as a percentage of restaurant sales, respectively. The $459,871 increase results primarily from the addition of six new Company-owned locations noted above. The increase as a percentage of sales is primarily attributable to the impact of recognizing rental expense prior to store openings, thus rental expenses incurred without offsetting revenues. Additionally, we have executed new lease agreements that have higher rental charges as a percentage of current sales volumes than historical agreements. As the company seeks to grow brand concepts, several factors are considered when deciding on leased locations. These include, but are not limited to, estimated foot traffic, lease term, lease rate, adjacent businesses, surrounding community economics, etc. As such, new lease agreements may tend to have a higher percentage of revenue as the brand establishes itself in new markets and the surrounding markets themselves grow.

Other restaurant operating expenses for the six months ended June 30, 2017 and June 30, 2016 totaled $519,063, or 19.5% as a percentage of restaurant sales, and $211,351, or 24.1% as a percentage of restaurant sales, respectively. The $307,712 increase results primarily from the addition of six new Company-owned locations noted above. The decrease as a percentage of sales is primarily attributable to efficiencies established with locations operating with over one year of operations.

Cost of other revenues for the six months ended June 30, 2017 and June 30, 2016 totaled $113,481, or 38.4%, as a percentage of other revenue, and $153,717, or 78.7%, as a percentage of other revenue, respectively. The $40,236 decrease results primarily from efficiencies establish with enhanced inventory management controls.

Depreciation and amortization expense for the six months ended June 30, 2017 and June 30, 2016 totaled $167,872 and $84,618, respectively. The $83,255 increase is primarily attributable to depreciation of approximately $523,225 in new fixed assets related to the addition of eight new company owned locations.

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General and administrative expenses for the six months ended June 30, 2017 and June 30, 2016 totaled $3,532,587, or 90.8% of total revenue, and $1,685,085, or 87.8% of total revenue, respectively. The $1,847,501 increase is primarily attributable to the “build-up” of the company’s corporate infrastructure to support new company owned store growth as well as third party related expenses to prepare the Company for a private placement offering and IPO. Wages and related expenses increased approximately $361,000 compared to the prior year with the addition of key management positions. Travel and related expenses increased approximately $133,000 to support buildout and store openings as well as evaluate new site locations. Advertising and marketing increased approximately $214,000 to grow national brand awareness. Third party accounting and legal fees increased $409,000 with temporary accounting services and nonrecurring legal reorganizational research to facilitate SEC financial statement preparation. Audit fees increased approximately $197,000 with audits for 2015 and 2016. Restricted stock compensation increased approximately $262,000 for restricted stock vested & the prorate vesting of the current year. Additionally, bonuses increased approximately $75,000 for incentives related to IPO efforts. Other miscellaneous expenses grew approximately $101,000 primarily due to a prior year credit totaling $25,000 due to nonrecurring prior year financial review adjustments. CTI G&A expenses increased $56,000 primarily due to an increased sales head count to drive revenue growth. It is anticipated that general and administrative expenses during the 3rd quarter of calendar 2017 will not decline due to audit, accounting and legal fees incurred to support the targeted IPO. Additionally, there will be compensation and third-party expenses incurred during the 3rd and 4th quarter for the issuance of restricted stock to certain employees and third-party groups.

Loss from Operations

Our loss from operations for the six months ended June 30, 2017 and June 30, 2016 totaled $3,254,413 or 83.6% of total revenue and $1,074,266, or 56.0% of total revenue, respectively. The increased loss of $2,180,147 is primarily attributable to growth in general administrative expenses to build company infrastructure, inefficiencies in preopening expenses, new rental charges, local and national marketing campaigns, and third-party consulting services to facilitate our anticipated private placement and IPO.

Other (Expense) Income

Other (expense) income for the six months ended June 30, 2017 and June 30, 2016 totaled $(3,675,101) and $(65,720) respectively. The $3,609,381 increase in expense was primarily attributable to amortization of debt discount of approximately $3,761,090 in connection with convertible notes payable to a former related party, partially offset by an increase in other income of $85,229.

Net (Loss) Income

Our net loss for the six months ended June 30, 2017 increased by $5,789,528 to $6,929,514 as compared to $1,139,986 for the six months ended June 30, 2016, resulting primarily from an increase in amortization of debt discounts to a former related party totaling $3,761,090 and significant increases in general and administrative expenses incurred for the contemplated IPO as well as employee expenses incurred for employee stock grants. Our net loss attributable to the controlling interest was $5,175,091 and $900,925 for the six months ended June 30, 2017 and June 20, 2016, respectively.

Year Ended December 31, 2016 (Successor) Compared with Year Ended December 31, 2015 (Successor and Predecessor)

Revenues

Company revenues totaled $4,953,205 for the year ended December 31, 2016 compared to $3,106,779 for the year ended December 31, 2015. The 59% increase was primarily attributable to the addition of six Company-owned restaurants during year 2016.

We generated restaurant sales, net of discounts, of $2,735,222 for the year ended December 31, 2016 compared to $1,032,558 for the year ended December 31, 2015. This represented an increase of $1,702,664, or 165%, which resulted primarily from the increase in retail store revenues due to the addition of six Company-owned restaurants during 2016.

Franchise royalties and fees for the year ended December 31, 2016 and December 31, 2015 totaled $1,660,877 compared to $1,846,073, respectively. The $185,196 decline is primarily attributable to a reduction in new franchised store openings combined with closures and conversions of some franchise stores to company owned stores, as the Company increased its focus on company owned restaurant growth.

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Other revenues increased from $228,148 for the year ended December 31, 2015 to $557,106 for the year ended December 31, 2016, representing an increase of $328,958 or 144%. The increase is primarily attributable to CTI’s revenues recognized for a full year ended December 31, 2016, as opposed to partial year of approximately 5 months for the year ended December 31, 2015.

Operating Costs and Expenses

Operating costs and expenses consist of restaurant food and beverage costs, restaurant labor expense, restaurant rent expense, other restaurant operating expenses, depreciation and amortization expenses, and general and administrative expenses (inclusive of labor).

Restaurant food and beverage costs for the year ended December 31, 2016 and December 31, 2015 totaled $918,545, or 33.6%, as a percentage of restaurant sales, and $315,924, or 30.6%, as a percentage of restaurant sales, respectively. The $602,621 increase results primarily from the addition of six new Company-owned locations noted above. The increase as a percentage of sales is primarily attributable to the impact of preopening training in which food and beverage inventory is utilized to train staff on the preparation of menu items, as well as lost efficiencies with new staff in portioning and preparation.

Restaurant labor for the year ended December 31, 2016 and December 31, 2015 totaled $1,343,758, or 49.1%, as a percentage of restaurant sales, and $350,526, or 33.9%, as a percentage of restaurant sales, respectively. The $993,232 increase results primarily from the addition of six new Company-owned locations noted above. The increase as a percentage of sales is primarily attributable to the impact of preopening training with newly hired staff, as well as lost efficiencies that are inherit in the start-up of new restaurants given the high level of attrition and retraining that occurs. Additionally, it is estimated that it takes approximately four to six months of extensive marketing efforts to effectively generate brand awareness in new geographical locations. These factors negatively impact labor margins in the early phases of operations of new restaurants.

Restaurant rent expense for the year ended December 31, 2016 and December 31, 2015 totaled $731,371, or 26.7%, as a percentage of restaurant sales, and $52,709, or 5.1%, as a percentage of restaurant sales, respectively. The $678,662 increase results primarily from the addition of six new Company-owned locations noted above. The increase as a percentage of sales is primarily attributable to the impact of recognizing rental expense prior to store openings, thus rental expenses incurred without offsetting revenues. Additionally, we have executed eight new lease agreements that have higher rental charges as a percentage of current sales volumes than historical agreements. As the company seeks to grow brand concepts, several factors are considered when deciding on leased locations. These include, but are not limited to, estimated foot traffic, lease term, lease rate, adjacent businesses, surrounding community economics, etc. As such, new lease agreements may tend to have a higher percentage of revenue as the brand establishes itself in new markets and the surrounding markets themselves grow.

Other restaurant operating expenses for the years ended December 31, 2016 and December 31, 2015 totaled $780,757, or 28.5% as a percentage of restaurant sales, and $200,286, or 19.4% as a percentage of restaurant sales, respectively. The $580,471 increase results primarily from the addition of six new Company-owned locations noted above. The increase as a percentage of sales is primarily attributable to the impact of advertising and marketing campaigns initialized months before and during restaurant openings to drive brand awareness, as well as ancillary pre-opening expenses related to service setups. As the company seeks to enter and grow markets beyond its historical “east coast” density, it is anticipated that advertising and marketing will be key in developing long-term brand awareness.

Cost of other revenues for the year ended December 31, 2016 and December 31, 2015 totaled $295,231, or 53.0%, as a percentage of other revenue, and $115,988, or 50.8%, as a percentage of other revenue, respectively. The $179,243 increase results primarily from full year operations during 2016 compared to partial year in 2017.

Depreciation and amortization expense for the year ended December 31, 2016 and December 31, 2015 totaled $204,486 or 4.1% as a percentage of total revenue and $120,635 or 3.9% as a percentage of total revenue, respectively. The $83,851 increase is primarily attributable to depreciation of approximately $957,000 in new fixed assets related to the addition of six new company owned locations.

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General and administrative expenses for the year ended December 31, 2016 and December 31, 2015 totaled $4,644,994, or 93.8% of total revenue, and $2,854,006, or 91.9% of total revenue, respectively. The $1,790,988 increase is primarily attributable to the “build-up” of the company’s corporate infrastructure to support new company owned store growth as well as third party related expenses to prepare the Company for a private placement offering and IPO. Wages increased $395,000 compared to the prior year with the addition of key management positions. Travel and related expenses increased approximately $235,000 to support buildout and store openings as well as evaluate new site locations. Advertising and marketing increased approximately $100,000 to grow national brand awareness. Third party accounting fees increased $155,000 with temporary accounting services to facilitate the corporate move as well as SEC financial statement preparation. Legal fees increased approximately $70,000 with enhanced SEC counsel for IPO readiness. Allowances for bad debt increased $89,000 with reserves for loan agreements. Additionally, CTI G&A expenses increased $413,000 as a result of full year of operations compared to partial year in 2015. It is anticipated that general and administrative expenses during the year 2017 will not decline due to audit, accounting and legal fees incurred in fiscal year 2017 as we close on the targeted private placement and IPO. Additionally, there will be compensation and third-party expenses incurred for the issuance of restricted stock to certain employees and third-party groups.

Loss from Operations

Our loss from operations for the year ended December 31, 2016 and December 31, 2015 totaled $3,965,937 or 80.0% of total revenue and $903,295 or 29.1% of total revenue, respectively. The increased loss of $3,062,642 can be primarily attributable to growth in general administrative expenses to build company infrastructure, inefficiencies in preopening expenses, new rental charges, local and national marketing campaigns, and third-party consulting services to facilitate our private placement and IPO.

Other (Expense) Income

Other (expense) income for the year ended December 31,2016 and December 31, 2015 totaled $(126,468) and $899, respectively. The $127,367 increase was primarily attributable to amortization of debt discount of approximately $139,000 in connection with the convertible note payable to a related party, partially offset by an increase in interest income.

Net (Loss) Income

Our net loss for the year ended December 31, 2016 increased by $3,198,046, to $4,219,687 as compared to $1,021,641 for the year ended December 31, 2015, resulting primarily from an increase in operating expenses. Our net loss attributable to the controlling interest was $3,109,581 and $794,923 for the year ended December 31, 2016 and 2015, respectively.

Liquidity and Capital Resources

Liquidity

We measure our liquidity in a number of ways, including the following:

	Successor
	June 30, 2017	December 31, 2016	December 31, 2015
Cash	$230,976	$335,724	$599,278
Working Capital Deficiency	$(3,946,913)	$(1,723,852)	$(61,507)

Subsequent to June 30, 2017, American Restaurant Holdings exchanged $336,932 in advances to Muscle Maker for a convertible notes payable which converted into equity on September 19, 2017. In addition to this conversion American Restaurant Holding also converted an existing note totaling $338,834 into equity on September 19, 2017.

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Availability of Additional Funds and Going Concern

Based upon our working capital deficiency and accumulated deficit of $3,946,913 , and $9,016,729 , respectively, as of June 30, 2017, plus our use of $1,648,186 of cash in operating activities during the six months ended June 30, 2017, we require additional equity and/or debt financing to continue our operations. These conditions raise substantial doubt about our ability to continue as a going concern for at least one year from the date of this filing. As a result of the foregoing factors, together with our recurring losses from operations and negative cash flows since inception, our independent registered public accounting firm included an explanatory paragraph relating to our ability to continue as a going concern in its report on our audited consolidated financial statements for the fiscal years ended December 31, 2016 and 2015.

During the Successor period, our operations have primarily been funded through proceeds from American Restaurant Holdings in exchange for equity and debt.

Our principal source of liquidity to date has been provided from American Restaurant Holdings, a private equity restaurant group, by loans from related and unrelated third parties and the sale of common stock through private placements. More specifically, American Restaurant Holdings has invested over $5 million in growth capital into Muscle Maker to date. American Restaurant Holdings anticipates continuing to invest in Muscle Maker providing growth capital as necessary to continue the operations and expansion of Muscle Maker Grills regardless of the capital raised through this new Regulation A+ Initial Public Offering.

It is the belief of management that American Restaurant Holdings will provide sufficient working capital necessary to Muscle Maker under its obligation to support and preserve the operations and expansion of Muscle Maker Grills. However, Muscle Maker is at the mercy of future economic trends and business operations for American Restaurant Holdings to have the resources available to support Muscle Maker. Should this pledge fail to provide financing, Muscle Maker has not identified any alternative sources.

Although we believe that we have access to capital resources, there are no commitments (other than a commitment from American Restaurant Holdings) in place for new financing as of the filing date of this Offering Circular and there can be no assurance that we will be able to obtain funds on commercially acceptable terms, if at all. We expect to have ongoing needs for working capital in order to (a) fund operations; plus (b) expand operations by opening additional corporate-owned restaurants. To that end, we may be required to raise additional funds through equity or debt financing. However, there can be no assurance that we will be successful in securing additional capital. If we are unsuccessful, we may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund its liabilities, or (d) seek protection from creditors.

In addition, if we are unable to generate adequate cash from operations, and if we are unable to find sources of funding, it may be necessary for us to sell one or more lines of business or all or a portion of our assets, enter into a business combination, or reduce or eliminate operations. These possibilities, to the extent available, may be on terms that result in significant dilution to our shareholders or that result in our shareholders losing all of their investment in our Company.

If we are able to raise additional capital, we do not know what the terms of any such capital raising would be. In addition, any future sale of our equity securities would dilute the ownership and control of your shares and could be at prices substantially below prices at which our shares currently trade. Our inability to raise capital could require us to significantly curtail or terminate our operations. We may seek to increase our cash reserves through the sale of additional equity or debt securities. The sale of convertible debt securities or additional equity securities could result in additional and potentially substantial dilution to our shareholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations and liquidity. In addition, our ability to obtain additional capital on acceptable terms is subject to a variety of uncertainties.

Our audited consolidated financial statements included elsewhere in this Offering Circular have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate our continuation as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

We filed a Form 1-A offering statement for the sale of 4,200,000 shares of common stock to raise approximately $20,000,000 to fund our business plan and to provide working capital to Muscle Maker. There can be no assurance that our Form 1-A offering statement will be qualified nor can there be any assurance that we will be able to sell the securities to procure the funding needed to operate Muscle Maker. If our efforts to do so are unsuccessful, we may be required to reduce or eliminate our operations. These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of these uncertainties.

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Public Company Expenses

Upon completion of this offering, we expect to incur direct, incremental general and administrative expenses as a result of being a publicly traded company (if we elect to report under the Exchange Act), or private company reporting under Regulation A, if we do not elect to report under the Exchange Act, including, but not limited to, where applicable, increased scope of our operations and costs associated with hiring new personnel, implementation of compensation programs that are competitive with our public company peer group, annual and quarterly reports to shareholders, tax return preparation, independent registered public accounting firm fees, investor relations activities, registrar and transfer agent fees, incremental director and officer liability insurance costs and independent director compensation. These direct, incremental general and administrative expenses are not included in our historical results of operations.

Sources and Uses of Cash for the Six Months Ended June 30, 2017 (Successor) and June 30, 2016 (Successor)

For the six months ended June 30, 2017 and 2016, we used cash of $1,648,186 and $395,100 respectively, in operations. Our cash use for the six months ended June 30, 2017 was primarily attributable to our net loss of $6,993,155 adjusted for net non-cash income in the aggregate amount of $4,377.906, partially offset by $967,063 of net cash provided by changes in the levels of operating assets and liabilities. Our cash use for the six months ended June 30, 2016 was primarily attributable to our net loss of $1,203,627, adjusted for net non-cash income in the aggregate amount of $218,204, partially offset by $590,323 of net cash provided by changes in the levels of operating assets and liabilities.

During the six months ended June 30, 2017, cash used in investing activities was $670,875, which was used to purchase property and equipment of $523,225 and to issue loans to franchisees and a related party in the net amount of $147,650. During the six months ended June 30, 2016, cash used in investing activities was $614,692, which was used to purchase property and equipment of $552,267 and to issue loans to franchisees and a related party in the net amount of $62,425.

Net cash provided by financing activities for the six months ended June 30, 2017 was $2,214,313, of which, $1,139,313 was proceeds net of advances from American Restaurant Holdings. Additionally, the company received proceeds from the issuance for convertible debt to 3rd parties totaling $1,075,000. Net cash provided by financing activities for the six months ended June 30, 2016 was $1,248,900, of which, $1,257,000 was advances from Parent, partially offset by $8,100 of repayments of notes payable.

Sources and Uses of Cash for the Years Ended December 31, 2016 (Successor) and December 31, 2015 (Combined Successor and Predecessor)

For the year ended December 31, 2016 and 2015, we used cash of $2,110,702 and $670,399, respectively, in operations. Our cash used for the year ended December 31, 2016 was primarily attributable to our net loss of $4,219,687, adjusted for net non-cash income in the aggregate amount of $663,287, partially offset by $1,445,698 of net cash provided by changes in the levels of operating assets and liabilities. Our cash used for the year ended December 31, 2015 was primarily attributable to our net loss of $1,021,641, adjusted for net non-cash income in the aggregate amount of $300,956, plus $50,286 of net cash used to fund changes in the levels of operating assets and liabilities.

During the year ended December 31, 2016, cash used in investing activities was $1,095,675, of which $957,387 was used to purchase property and equipment, and $124,117 to acquire a franchised location. $14,171 was used to issue loans to franchisees and a related party net amount of repayments. During the year ended December 31, 2015, net cash used in investing activities was $3,829,655, of which, $61,520 was used to purchase property and equipment, $12,000 was paid in connection with the acquisition of Springfield, $70,000 was paid in connection with the acquisition of CTI, and $3,555,592 was paid in connection with the acquisition of Muscle Maker Brands, and $130,543 was used to fund net issuances of loans receivables.

Net cash provided by financing activities for the year ended December 31, 2016 was $2,942,823 of which $2,621,842 was proceeds from convertible notes payable to American Restaurant Holdings and $329,081 was advances from American Restaurant Holdings, partially offset by $8,100 of repayments of notes payable.  Net cash provided by financing activities for the year ended December 31, 2015 was $5,106,720, of which, $720,620 was provided by proceeds from the issuance of a convertible note payable to American Restaurant Holdings, $3,645,000 of proceeds from the issuance of common stock to American Restaurant Holdings, $810,000 of proceeds from the issuance of common stock and warrants for cash, partially offset by $68,900 of repayments of notes payable.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements, financings, or other relationships with unconsolidated entities or other persons, also known as “special purpose entities” (SPEs).

Critical Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

We base our estimates on historical experience and on various assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources.

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Significant estimates include:

●	the fair value of assets acquired and liabilities assumed in a business combination;

●	the assessment of recoverability of long lived assets, including property and equipment, goodwill and intangible assets, income taxes and reserves;

●	the estimated useful lives of intangible and depreciable assets;

●	the recognition of revenue; and

●	the recognition, measurement and valuation of current and deferred income taxes.

Estimates and assumptions are periodically reviewed and the effects of any material revisions are reflected in the financial statements in the period that they are determined to be necessary. Actual results could differ from those estimates and assumptions.

Intangible Assets

We account for recorded intangible assets in accordance with SFAS No. 142, ’‘Goodwill and Other Intangible Assets’’ (’’SFAS 142’’). In accordance with SFAS 142, the Company does not amortize intangible assets having indefinite useful lives. Our goodwill and trademarks are deemed to have indefinite lives, and accordingly are not amortized, but are evaluated for impairment at least annually, or more often whenever changes in facts and circumstances may indicate that the carrying value may not be recoverable.

Other intangible assets include franchise agreements and a non-compete agreement which are amortized on a straight-line basis over their estimated useful lives of 13 years and 5 years, respectively.

Impairment of Long Lived Assets

When circumstances, such as adverse market conditions, indicate that the carrying value of a long-lived asset may be impaired, we perform an analysis to review the recoverability of the asset’s carrying value, which includes estimating the undiscounted cash flows (excluding interest charges) from the expected future operations of the asset. These estimates consider factors such as expected future operating income, operating trends and prospects, as well as the effects of demand, competition and other factors. If the analysis indicates that the carrying value is not recoverable from future cash flows, an impairment loss is recognized to the extent that the carrying value exceeds the estimated fair value. Any impairment losses are recorded as operating expenses, which reduce net income.

Deferred Revenue

Deferred revenue consists of initial franchise fees received by us, for which the restaurant has not yet opened , as well as unearned vendor rebates and customer deposits accrued in connection with technology sales and serves by CTI. We collect initial franchise fees when franchise agreements are signed and recognizes the initial franchise fees as revenue when the store is opened, which is when we have performed substantially all initial services required by the franchise agreement.

Revenue Recognition

In accordance with the Accounting Standard Codification Topic 605 “Revenue Recognition” (“ASC 605”), We recognizes revenue when the following four criteria are met: (1) delivery has occurred or services rendered; (2) persuasive evidence of an arrangement exists; (3) there are no continuing obligations to the customer; and (4) the collection of related accounts receivable is probable.

Restaurant Sales

Retail store revenue at our operated restaurants are recognized when payment is tendered at the point of sale, net of sales tax and other sales related taxes.

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Royalties and Franchise Fees

Revenue principally consists of royalties and franchise fees. Royalties are based on a percentage of franchisee revenue. Initial franchise fees are recognized upon opening of a restaurant or granting of a new franchise term, which is when we performed substantially all material obligations and initial services required by the franchise agreement. We recognize renewal fees in income when a renewal agreement becomes effective.

Other Revenues

We have supply agreements with certain food and beverage vendors. Pursuant to the terms of these agreements, rebates are provided to us based upon the dollar volume of purchases for all our owned and franchised restaurants from these vendors. Rebates, net of rebates attributable to company owned stores, are recorded as revenue during the period in which the related food and beverage purchases are made. Company owned store rebates are recorded net of cost of goods sold.

Through our subsidiary, CTI, we derive revenue from the sale of POS computer systems, cash registers and camera systems, and from the provision of related consulting and support services, which generally include implementation, installation and training services. We recognize revenue when persuasive evidence of an arrangement exists, delivery of the product or service has occurred, the fee is fixed or determinable and collectability is reasonably assured.

Income Taxes

We account for income taxes under Accounting Standards Codification (“ASC”) 740 Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to impact taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Tax benefits claimed or expected to be claimed on a tax return are recorded in our financial statements. A tax benefit from an uncertain tax position is only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution.

Our policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of operations.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers,” (“ASU 2014-09”). ASU 2014-09 supersedes the revenue recognition requirements in ASC 605 - Revenue Recognition and most industry-specific guidance throughout the ASC. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. ASU 2014-09 should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application. To allow entities additional time to implement systems, gather data and resolve implementation questions, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, in August 2015, to defer the effective date of ASU No. 2014-09 for one year, which is fiscal years beginning after December 15, 2017. We are currently evaluating the impact of the adoption of ASU 2014-09 on our financial statements or disclosures. In addition, the FASB issued ASU 2016-08 in March 2016, to help provide interpretive clarifications on the new guidance in ASC Topic 606. We are currently evaluating the accounting, transition, and disclosure requirements of the standard to determine the impact, if any, on our consolidated financial statements.

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In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 explicitly requires us to evaluate, at each annual or interim reporting period, whether there are conditions or events that exist which raise substantial doubt about an entity’s ability to continue as a going concern and to provide related disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and annual and interim periods thereafter, with early adoption permitted. The adoption of this standard did not have a material impact on our consolidated financial statement disclosures.

In April 2015, the FASB issued ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs, (“ASU 2015-03”). This standard amends existing guidance to require the presentation of debt issuance costs in the balance sheet as a deduction from the carrying amount of the related debt liability instead of a deferred charge. It is effective for annual reporting periods beginning after December 15, 2015, but early adoption is permitted. The adoption of ASU 2015-03 has not had a material impact on our financial statements.

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” (“ASU 2015-11”). ASU 2015-11 amends the existing guidance to require that inventory should be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using last-in, first-out or the retail inventory method. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. We are currently evaluating the effects of ASU 2015–11 on our financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”). The FASB issued ASU 2015-17 as part of its ongoing Simplification Initiative, with the objective of reducing complexity in accounting standards. The amendments in ASU 2015-17 require entities that present a classified balance sheet to classify all deferred tax liabilities and assets as a noncurrent amount. This guidance does not change the offsetting requirements for deferred tax liabilities and assets, which results in the presentation of one amount on the balance sheet. Additionally, the amendments in ASU 2015-17 align the deferred income tax presentation with the requirements in International Accounting Standards (IAS) 1, Presentation of Financial Statements. The amendments in ASU 2015-17 are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. We early adopted ASU 2015-17 and the adoption of ASU 2015-17 did not have a material impact on our consolidated financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. We are currently evaluating ASU 2016-02 and its impact on our consolidated financial statements.

In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers - Principal versus Agent Considerations.” This update provides clarifying guidance regarding the application of ASU No. 2014-09 - Revenue From Contracts with Customers when another party, along with the reporting entity, is involved in providing a good or a service to a customer. In these circumstances, an entity is required to determine whether the nature of its promise is to provide that good or service to the customer (that is, the entity is a principal) or to arrange for the good or service to be provided to the customer by the other party (that is, the entity is an agent). The amendments in the Update clarify the implementation guidance on principal versus agent considerations. The update is effective, along with ASU 2014-09, for annual and interim periods beginning after December 15, 2017. The adoption of ASU 2016-08 is not expected to have a material impact on our consolidated financial statement or disclosures.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)” (“ASU 2016-09”). ASU 2016-09 requires an entity to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, with early adoption permitted. The adoption of ASU 2016-09 has not had a material impact on our financial statements.

In April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606) - Identifying Performance Obligations and Licensing.” ASU No. 2016-10 maintains the core principles of Topic 606 on revenue recognition, but clarifies identification of performance obligations and licensing implementation guidance. The amendments in ASU 2016-10 affect the guidance of ASU 2014-09 which is not yet effective. We are currently evaluating the effects, if any, that adoption of this guidance will have on our consolidated financial statements.

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On May 9, 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2016-12”). ASU 2016-12 provides clarifying guidance in a few narrow areas and adds some practical expedients to the guidance. The effective date and transition requirements for this ASU are the same as the effective date and transition requirements for ASU 2014-09. We are evaluating the effect of ASU 2014-09, if any, on our financial statements.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows - Classification of Certain Cash Receipts and Cash Payments (Topic 230)” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The ASU requires adoption on a retrospective basis unless it is impracticable to apply, in which case we will be required to apply the amendments prospectively as of the earliest date practicable. We are currently evaluating the effect that adopting this new accounting guidance will have on its consolidated cash flows and related disclosures.

In November 2016, the FASB issued ASU No. 2016-18, “Statement of Cash Flows (230) – Restricted Cash.” ASU No. 2016-18 requires an entity to include amounts described as restricted cash and restricted cash equivalents with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. It is effective for annual reporting periods beginning after December 15, 2018. The adoption of this standard is not expected to have a material impact on our financial position and results of operations.

In December 2016, the FASB issued ASU No. 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers.” ASU No. 2016-20 amends certain aspects of ASU No. 2014-09 and clarifies, rather than changes, the core revenue recognition principles in ASU No. 2014-09. It is effective for annual reporting periods beginning after December 15, 2018. The adoption of this standard is not expected to have a material impact on our financial position and results of operations.

In January 2017, the FASB issued ASU No. 2017-04, “Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”). ASU 2017-04 eliminates Step 2 from the goodwill impairment test. Under the amendments in ASU 2017-04, an entity should recognize an impairment charge for the amount by which the carrying amount of a reporting unit exceeds its fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. ASU2017-04 is effective for public entities for fiscal years beginning after December 15, 2018. Early adoption is permitted. We are currently evaluating the impact the adoption of this guidance will have on our consolidated financial statements.

In May 2017, the FASB issued ASU No. 2017-09, Compensation - Stock Compensation (Topic 718); Scope of Modification Accounting. The amendments in this ASU provide guidance that clarifies when changes to the terms or conditions of a share-based payment award must be accounted for as modifications. If the value, vesting conditions or classification of the award changes, modification accounting will apply. The guidance is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. We are currently evaluating the impact of the adoption of this standard on its financial statements.

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815),” which addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. The amendments in this ASU are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, including adoption in any interim period. We are currently evaluating the impact of the adoption of this standard on our financial statements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date are not expected to have a material impact on our financial statements upon adoption.

Quantitative and Qualitative Disclosure about Market Risk

Inflation Risk

The primary inflationary factors affecting our operations are food and supplies, labor costs, energy costs and materials used in the construction of new company-operated restaurants. Increases in the minimum wage directly affect our labor costs and the PPACA increased our health insurance costs since fiscal 2015. Our leases require us to pay taxes, maintenance, repairs, insurance and utilities, all of which are generally subject to inflationary increases. Finally, the cost of constructing our restaurants is subject to inflationary increase in the costs of labor and material which results in higher rent expense on new restaurants.

Commodity Market Risk

We purchase certain products that are affected by commodity prices and are, therefore, subject to price volatility caused by weather, market conditions and other factors which are not considered predictable or within our control. Although these products are subject to changes in commodity prices, certain purchasing contracts or pricing arrangements contain risk management techniques designed to minimize price volatility. The purchasing contracts and pricing arrangements we use may result in unconditional purchase obligations, which are not reflected in our consolidated balance sheets. Typically, we use these types of purchasing techniques to control costs as an alternative to directly managing financial instruments to hedge commodity prices. In many cases, we believe we will be able to address material commodity cost increases by adjusting our menu pricing, promotional mix, or changing our product delivery strategy. However, increases in commodity prices, without adjustments to our menu prices, could increase food and supplies costs as a percentage of company restaurant revenues and customers may react negatively to increases in our menu prices which could adversely impact customer traffic and revenues.

Credit Risk

Credit risk relates to the risk of loss resulting from non-performance or non-payment by counterparties pursuant to the terms of their contractual obligations. Risks surrounding counterparty performance and credit could ultimately impact the amount and timing of expected cash flows.

Certain financial instruments potentially subject the company to a concentration of credit risk. These financial instruments consist primarily of cash and cash equivalents and accounts and vendor receivables. We place our cash and cash equivalents with high-credit, quality financial institutions. The balances in these accounts exceed the amounts insured by the Federal Deposit Insurance Corporation.

Concentration of credit risk with respect to receivables is primarily limited to franchisees, which are primarily located in the Northeastern United States. We continually evaluate and monitor the credit history of our franchisees and believe we have an adequate allowance for bad debts.

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MANAGEMENT

Board of Directors and Executive Officers

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our executive officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

Our directors, executive officers and significant employees, their ages, positions held, and durations of such are as follows:

Name	Age	Positions Held	Entity	Initial Term of Office
Tim M. Betts	47	Chairman of the Board, Secretary and Director	Muscle Maker, Inc	December 2014
		Chairman of the Board, Secretary and Manager	Muscle Maker Development, LLC	August 25, 2017
		Chairman of the Board, Secretary and Manager	Muscle Maker Corp., LLC	September 15, 2017

Robert E. Morgan	65	CEO, President, and Director	Muscle Maker, Inc.	October 2015
		CEO, President and Manager	Muscle Maker Development, LLC	August 25, 2017
		CEO, President and Manager	Muscle Maker Corp., LLC	September 15, 2017

Grady Metoyer	52	Chief Financial Officer	Muscle Maker, Inc.	March 2017
		Chief Financial Officer	Muscle Maker Development, LLC	August 25, 2017
		Chief Financial Officer	Muscle Maker Corp., LLC	September 15, 2017

Rodney C. Silva	44	Chief Culture Officer	Muscle Maker Development, LLC	August 25, 2017
		Chief Culture Officer	Muscle Maker Corp., LLC	September 15, 2017

Benjamin Ross	26	Vice President	Muscle Maker Development, LLC	August 25, 2017
		Vice President	Muscle Maker Corp., LLC	September 15, 2017

Derek Bogner	36	Vice President of Franchise Operations	Muscle Maker Development, LLC	August 25, 2017

Aimee Infante	30	Vice President of Marketing	Muscle Maker Development, LLC	August 25, 2017
		Vice President of Marketing	Muscle Maker Corp., LLC	September 15, 2017

Mark Farmer	48	Vice President of Corporate Operations	Muscle Maker Corp., LLC	September 15, 2017

Patrick J. Chiacchia	64	Director Non-Traditional Real Estate	Muscle Maker Corp., LLC	September 15, 2017

Eric Goldberg	29	Manager of Franchise Development	Muscle Maker Development, LLC	August 25, 2017

Noel DeWinter	77	Director	Muscle Maker, Inc	February 2017

Merlin C. Spencer	79	Director	Muscle Maker, Inc	February 2017

A.B. Southall III	55	Director	Muscle Maker, Inc	February 2017

Paul L. Menchik	69	Director	Muscle Maker, Inc	February 2017

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Executive Officers

Tim M. Betts. Mr. Betts has served as Chairman of the Board, Secretary and a director of Muscle Maker, Inc since December 2014. From December 2014 through October 2015, he also served as the Chief Executive Officer, President, and Chief Financial Officer of Muscle Maker, Inc. Mr. Betts has also served as the Chairman of the Board, Secretary and Manager of each of Muscle Maker Development, LLC and Muscle Maker Corp., LLC since August 25, 2017 and September 15, 2017, respectively. From June 6, 2017 to September 15, 2017, he was the Chairman of the Board, Secretary and a director of Muscle Maker Brands Conversion, Inc. From December 2014 to June 5, 2017, he was the Chairman of the Board and Secretary and the Manager of Muscle Maker Brands, LLC, which converted in to Muscle Maker Brands Conversion, Inc. on June 6, 2017. From December 2014 to October 2015, Mr. Betts was the President and Chief Executive Officer of Muscle Maker Brands, LLC. Since June 2012, Mr. Betts has served as the Chief Executive Officer and the President of and is the co-founder of American Restaurants Holdings, Inc. (“American Restaurant Holdings”), the direct parent company of American Restaurants, LLC, which formerly owned more than a 90% equity interest in Muscle Maker prior to the Spin-Off of Muscle Maker in March 2017. Mr. Betts has been instrumental in the acquisition of the current three brand portfolio of American Restaurant Holdings (including Fresca’s Mexican Grill, Canyon Fireside Grille, and Jojo’s Pizza Kitchen) and oversees the daily operations of American Restaurant Holdings.  With over 20 years of business/financial experience, he served as the Managing Director of Nobis Capital Advisors, Inc., a business advisory firm, from December 2008 to May 2012. From 2004 to 2008, Mr. Betts was the Director of Investment Banking for Westcap Securities, Inc., a licensed broker/dealer.  Prior to joining Westcap Securities, Mr. Betts was a Managing Director of CK Cooper and Company, a broker/dealer engaged in the oil and gas and technology markets.  Mr. Betts received his Masters in Business Administration from the University of LaVerne.

Robert E. Morgan. Mr. Morgan has served as Chief Executive Officer, President and a director of Muscle Maker, Inc since October 2015. He has also served as the Chief Executive Officer, President and Manager of each of Muscle Maker Development, LLC and Muscle Maker Corp., LLC since August 25, 2017 and September 15, 2017, respectively. From June 6, 2017 to September 15, 2017, he was the Chief Executive Officer, President and a director of Muscle Maker Brands Conversion, Inc. From October 2015 to June 5, 2017, Mr. Morgan was the Chief Executive Officer, President and Manager of Muscle Maker Brands, LLC, which converted in to Muscle Maker Brands Conversion, Inc. on June 6, 2017. From December 2014 to October 2015, Mr. Morgan was Chief Operating Officer of Muscle Maker Brands, LLC. From November 2007 (the inception of Muscle Maker Grill as a franchised brand) to January 2015, he was the Chief Operating Officer of Muscle Maker Franchising, LLC. A 40-year veteran of the restaurant industry, he previously held positions at Pizza Hut/PepsiCo Corporation, was owner of Pizza Huts of Southwest Louisiana, Papa John’s Pizza locations in New England and Golden Corral franchises in Texas, Oklahoma and Kansas. His career achievements include supervising the site selections and construction of more than 250 new restaurants and 500 remodels, the creation and testing of new products and nationwide marketing campaigns, management of full-service and fast food operations, set numerous national sales and profit records, supervising and developing training for staff of 13,000 employees and being named the youngest vice president in Pizza Hut history. He also helped grow the Muscle Maker Grill brand from one to 53 locations as of November 1, 2017 - with others, including internationally, currently in development.

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Grady Metoyer. Mr. Metoyer has served as the Chief Financial Officer of Muscle Maker, Inc. since March 2017. He has also served as the Chief Financial Officer of each of Muscle Maker Development, LLC and Muscle Maker Corp., LLC since August 25, 2017 and September 15, 2017, respectively. From June 6, 2017 to September 15, 2017, he was Chief Financial Officer of Muscle Maker Brands Conversion, Inc. From March 2017 to June 5, 2017, Mr. Metoyer was the Chief Financial Officer and Manager of Muscle Maker Brands, LLC, which converted in to Muscle Maker Brands Conversion, Inc. on June 6, 2017. From August 2015 to March 2017, M. Metoyer served as the CFO of Specialty Operations where he expanded his strategic advisory counseling role and further served as the Executive financial liaison to segment Presidents and the Sysco Executive team while maintaining financial oversight of seven separate Sysco owned subsidiaries. From August 2013 to August 2015, Mr. Metoyer served Vice President of Operations of Sysco’s Specialty operations. Reporting to the Senior Vice President, Mr. Metoyer served as a strategic consultant to the various business segments that made up over $10 billion in annual revenue. From March 2008 until August 2013, Mr. Metoyer served as Executive Vice President and Chief Financial Officer of Sysco’s wholly owned subsidiary The SYGMA Network, Inc. His primary responsibilities included but were not limited to operations, administrative and financial oversight of over $6 billion in annual revenue. From March 1999 through August 2007, Mr. Metoyer served as Vice President of finance and administration of FoodBrand LLC, a privately held food retailer specializing in multiple franchised concepts prior to joining Sysco. Mr. Metoyer brings a wealth of experience and knowledge in food and beverage retail and distribution sector. He is a skilled and qualified professional with a background in diverse aspects of financial stewardship, financial management, accounting, executive leadership, and operations management. His experience and knowledge to collaboratively develop, challenge, and motivate the Muscle Maker leadership team through complex issues while bringing the simplicity of utilizing holistic business lens to aid in the company’s strategic decision process. His educational background is based in finance and accounting. He graduated from Louisiana State University with a B.S. in Business Administration (accounting / finance focus) in August of 1988.

Significant Employees

Rodney C. Silva. Mr. Silva has served as the Chief Culture Officer of each of Muscle Maker Development, LLC and Muscle Maker Corp., LLC since August 25, 2017 and September 15, 2017, respectively. From June 6, 2017 to September 15, 2017, he was Chief Culture Officer of Muscle Maker Brands Conversion, Inc. From October 2015 through June 5, 2017, he served as the Chief Culture Officer of Muscle Maker Brands, LLC, which converted in to Muscle Maker Brands Conversion, Inc. on June 6, 2017. From January 2015 to October 2015, Mr. Silva served as Director of Brand Development of Muscle Maker Brands, LLC. Mr. Silva is the Founder of the system of Muscle Maker Grill restaurants and owned and operated the original Muscle Maker Grill restaurant. He was the Chairman and the Managing Member of Muscle Maker Franchising, LLC (“Muscle Maker Franchising”) from Muscle Maker Franchsing’s formation in November 2007 to January 2015 when we became the franchisor of Muscle Maker Grill restaurants. From December 1995 through September 2010, Mr. Silva was President of Muscle Maker Nutrition Center, Inc., located in Colonia, New Jersey.

Benjamin Ross. Mr. Ross has served as the Vice President of each of Muscle Maker Development, LLC and Muscle Maker Corp., LLC since August 25, 2017 and September 15, 2017, respectively. From June 6, 2017 to September 15, 2017, he was Vice President of Muscle Maker Brands Conversion, Inc. From October 2015 through June 5, 2017, he served as the Vice President of Muscle Maker Brands, LLC, which converted in to Muscle Maker Brands Conversion, Inc. on June 6, 2017. From January 2015 through September 2015, Mr. Ross was the Director of Franchise Development of Muscle Maker Brands. From December 2013 to January 2015, Mr. Ross was Director of Franchise Development of Muscle Maker Franchising. From September 2012 to November 2013, he was Manager of Franchise Development of Muscle Maker Franchising. From May 2011 to September 2012, Mr. Ross was the Business Development Manager of Muscle Maker Franchising. Since October 2010, Mr. Ross has also been a realtor with Keller Williams Real Estate, Cherry Hill, New Jersey.

Derek Bogner. Mr. Bogner has served as the Director of Operations Franchise of Muscle Maker Development, LLC since August 25, 2017. From June 6, 2017 to August 24, 2017, he was Director of Operations Franchise of Muscle Maker Brands Conversion, Inc. From January 2015 through June 5, 2017, he served as the Director of Operations Franchise of Muscle Maker Brands, LLC, which converted in to Muscle Maker Brands Conversion, Inc. on June 6, 2017. From May 2013 to January 2015, Mr. Bogner was a District Manager of Muscle Maker Franchising. From April 2011 to May 2013 he was Assistant General Manager of Fox & Hound Restaurant Group in Edison, New Jersey. From January 2009 to April 2011 he worked in Business Development for Marsh & McLennan Companies, Inc. in Somerset, New Jersey.

Aimee Infante. Ms. Infante has been the Vice President of Marketing of each of Muscle Maker Development, LLC and Muscle Maker Corp., LLC since August 25, 2017 and September 15, 2017, respectively. From June 6, 2017 to September 15, 2017, she was the Vice President of Marketing of Muscle Maker Brands Conversion, Inc. From February 2016 through June 5, 2017, she served as the Vice President of Marketing of Muscle Maker Brands, LLC, which converted in to Muscle Maker Brands Conversion, Inc. on June 6, 2017. From January 2015 through January, 2016, Ms. Infante served as our Director of Marketing of Muscle Maker Brands. Ms. Infante was Director of Marketing of Muscle Maker Franchising from October 2014 to January 2015. Ms. Infante was employed by Qdoba Mexican Grill in Denver, Colorado from November 2010 to April 2014, serving as Regional Marketing Specialist from November 2010 to October 2012 and Marketing Manager from October 2012 to April 2014.

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Mark Farmer. Mr. Farmer has served as Vice President of Corporation Operations of Muscle Maker Corp., LLC since September 15, 2017. From June 6, 2017 to September 15, 2017, he was the Vice President of Corporation Operations of Muscle Maker Brands Conversion, Inc. From October 2016 through June 5, 2017, he served as the Vice President of Corporation Operations of Muscle Maker Brands, LLC, which converted in to Muscle Maker Brands Conversion, Inc. on June 6, 2017. From October 2009 to August 2016, Mr. Farmer worked at LLIC (DBA Dairy Queen) where he served as Director of Operations. From October 2007 to October 2009, he owned Initium LLC (DBA Taco Factory) where he served as President and owner. From July 2007 to September 2007, Mr. Farmer worked at Steak N Shake where he served as Director of Operations. From July 1996 to July 2006, he worked at Sonic Restaurants Inc. (Sonic Corp) where he served as Senior Director of Operations. Mr. Farmer brings knowledge and experience in the restaurant industry, primarily QSR and fast casuals segments. Mr. Farmer has 20 plus years of experience in this industry working in multiple disciplines including Operations, Franchise Sales, Human Resources and Marketing. Mr. Farmer will bring knowledge and practical experience on establishing sustainable systems and routines that will allow the company to scale effectively and profitably. Additionally, his financial and operational experience will help to improve reporting, accountability and cost controls. His background in marketing and franchise sales can serve to provide support and advisement to those departments. Mr. Farmer is a graduate of the University of Oklahoma with a Bachelor of Arts in Psychology. May of 1993. Mr. Farmer is a graduate of Oklahoma City University with an M.B.A. in Finance in May of 2000.

Patrick J. Chiacchia. Mr. Chiacchia has been the Director Non-Traditional Real Estate of Muscle Maker Corp., LLC since September 15, 2017. From June 6, 2017 to September 15, 2017, he was the Director Non-Traditional Real Estate of Muscle Maker Brands Conversion, Inc. From June 2015 through June 6, 2017, he served as the Director Non-Traditional Real Estate of Muscle Maker Brands, LLC, which converted in to Muscle Maker Brands Conversion, Inc. on June 6, 2017. He was Senior Broker National Accounts for Corbett Restaurant Group in Boston, Massachusetts from May 2013 to May 2015. From May 2007 to October 2012, Mr. Chiacchia was Senior Vice President of Development of UFood Restaurant Group, Inc. in Newton, Massachusetts.

Eric Goldberg. Mr. Golderg has been the Manager of Franchise Development of Muscle Maker Development, LLC since August 25, 2017. From June 6, 2017 to August 24, 2017, he was Manager of Franchise Development of Muscle Maker Brands Conversion, Inc. From July 2015 through June 5, 2017, he served as the Manager of Franchise Development of Muscle Maker Brands, LLC, which converted in to Muscle Maker Brands Conversion, Inc. on June 6, 2017. From June 2014, through July 2015, Mr. Goldberg was the General Manager for the Trinity Hospitality Group in New Jersey. From February 2014 through June 2014, he was Assistant Maitre d and Banquet Manger for Landmark Hospitality in Warren, New Jersey. Prior to that, he served in the front of the house for Prigmore Corporation in New Brunswick, New Jersey.

Directors

Noel DeWinter. Mr. DeWinter has served as director of Muscle Maker, Inc since February 2017. Mr. DeWinter has over 40 years of both private and public accounting and finance experience within a number of different industries. Since January 2011, he has served as Chief Financial Officer of FileLife, a private developer of file protection and control system products. He was also the Chief Financial Officer of Apollo Medical Holdings from 2008 until 2010. Apollo Medical (AMEH) is a public healthcare company providing inpatient hospitalist services to various Southern California hospitals. Additional experience includes the Chief Financial Officer of Capital Pacific Homes and the same position at Wahlco Environmental Systems. Wahlco was an NYSE-listed public company during his tenure as Chief Financial Officer. Mr. DeWinter received his MBA from the University of Pennsylvania.

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Merlin C. Spencer. Mr. Spencer has served as director of Muscle Maker, Inc since February 2017. From 2012 to 2017, Mr. Spencer served as a consultant to staff at Waddell & Reed, an institutional investment firm. From 2000 to 2010, he advised the Sr. V.P. General Counsel of Great Plains Energy on merging legal departments with an acquisition, assisted CEO’s at electronic firms DCI and Elecsys plus served as “stand in CEO” at Pivot International and One Source Group to cut costs and increase profits. He served as Professor of Marketing and Strategy at 3 Universities, Chairman of the Board of 3 companies, Chairman of the Missouri Environmental Improvement Authority, and consultant to GE, GM, AT&T Long Lines and 5 Regional Bell Companies, Sprint, Mercedes Benz, Hitachi, two Generals in the US Army, Brookdale Senior Living, HCA, Weitz Construction, and as advisor to multiple other companies during his career. He signed over 900 million dollars of bonds and debt instruments while serving as Chairman of the Board and assisted in selling over 900 million dollars of retirement home developments while serving as director of marketing and strategy. His professional focus on management developed a 12-step process for accessing and improving performance in teams and organizations. The first application at Sprint produced a $15 million savings in 45 days and cumulative savings of over $118 million during an 18-month application. Mr. Spencer served as advisor to Bond Holders’ new owners, then was installed as Chairman of the Board during negotiations on exist plans, financing and property management issued with the 34 retirement homes opened and operated by the Forum Group, Inc., a public company. He holds a BS from Iowa State University in 1960, MBA in 1961 and DBA in 1965 from Indiana University.

A.B. Southall III. Mr. Southall has served as director of Muscle Maker, Inc since February 2017. He has over 35 years of experience managing construction and land developing businesses. Since 1997 he has been the President of a Custom Home Building Company, in addition to 20 years as President of a 189 boat slip marina complex. His involvement in the marina business led him to co-founding a local Waterway Association, where he has been on the board since it’s inception. He has diversely invested across multiple sectors including private placements, oil & gas, real estate, restaurant businesses and commodities. Mr. Southall is an advocate of a healthy approach to the food industry and the restaurant business.

Paul L. Menchik. Mr. Menchik has served as director of Muscle Maker, Inc since February 2017. Since 1986, Mr. Menchik has been Professor of Economics at Michigan State University where he has been Department chairperson and Director of Graduate Programs. He has served as Senior Economist for Economic Policy for the White House Office of Management and Budget (where among other matters he worked on Social Security solvency issues) and served as Visiting Scholar at the Tax Analysis Division of the Congressional Budget Office. Menchik has also been on the faculty of Rutgers University and the University of Wisconsin, and has served as visiting faculty at University of Pennsylvania, London School of Economics, University College London, and Victoria University in Wellington New Zealand. Over the years he has advised three state governments and five US government agencies. He holds a Ph.D. from the Wharton School of Finance and Commerce at the University of Pennsylvania. He has over 40 publications including a book on household and family economics, made over 85 paper presentations at other universities and conferences around the world and has refereed for over 20 academic journals and is currently a member of the editorial board for the Journal of Income Distribution. He is a member of Who’s Who in Economics and Who’s Who in America.

Corporate Governance

Director Qualifications

Tim M. Betts – Our board believes that Mr. Betts’s qualifications to serve on our board include his deep understanding of the restaurant/franchise industry as well as his vast experience in business and financial matters.

Robert E. Morgan – Our board believes that Mr. Morgan’s qualifications to serve on our board include his extensive experience in the restaurant/franchise industry and related business and financial matters.

Noel DeWinter – Our board believes that Mr. DeWinter’s qualifications to serve on our board include extensive experience in financial and accounting matters.

Merlin C. Spencer – Our board believes that Mr. Spencer’s qualifications to serve on our board include extensive experience in management, marketing, and strategizing.

A.B. Southall III – Our board believes that Mr. Southall’s qualifications to serve on our board include vast business and financial experience with real estate and restaurants.

Paul L. Menchik – Our board believes that Mr. Menchik’s qualifications to serve on our board include extensive experience in economic and financial matters.

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Board of Directors and Board Committees

Upon the registration of our common stock under the Exchange Act following the qualification of this offering, we intend to apply to list our common stock on the NYSE American. In order to list our common stock on the NYSE American (the “Exchange”), we are required to comply with the NYSE American standards relating to corporate governance, requiring, among other things, that:

●          A majority of our Board of Directors to consist of “independent directors” as defined by the applicable rules and regulations of the Exchange. Our Board of Directors has affirmatively determined that Messrs. DeWinter, Spencer, Southall, and Menchik are independent directors and Messrs. Betts and Morgan are non-independent directors;

●          The compensation of our executive officers to be determined, or recommended to the Board of Directors for determination, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a Compensation Committee comprised solely of independent directors;

●          That director nominees to be selected, or recommended to the Board of Directors for selection, by independent directors constituting a majority of the independent directors of the Board in a vote in which only independent directors participate or by a nomination committee comprised solely of independent directors; and

●          Establishment of an audit committee with at least three independent directors as well as composed entirely of independent directors. As a result, we must have at least one independent director on our audit committee at the time of listing on the Exchange, at least two independent directors within 90 days of listing on the Exchange and at least three independent directors within one year of listing on the Exchange, where at least one of the independent directors qualifies as an audit committee financial expert under SEC rules and as a financially sophisticated audit committee member under the Exchange rules. The board has determined that Mr. DeWinter qualifies as an “audit committee financial expert,” as that term is defined in Item 407(d)(5) of Regulation S-K, as promulgated by the SEC.

If we are not approved for listing on the Exchange, we intend to apply for quotation of our common stock on the OTCQX Marketplace of the OTC Markets by having a market maker file an application with FINRA for our common stock to be eligible for trading on the OTCQX Marketplace of the OTC Markets. We are not required to comply with the corporate governance rules of the Exchange, and instead may comply with less stringent corporate governance standards while listed on the OTCQX. The OTCQX does not require any of its members to establish any committees comprised of members of our board of directors, including an Audit Committee, a Compensation Committee or a Nominating Committee, any committee performing a similar function. Instead, the functions of those committees may be undertaken by the board of directors as a whole. Upon quotation of our common stock on the OTCQX, our securities would not be quoted on an exchange that has requirements that a majority of our board members be independent and we would not otherwise be subject to any law, rule or regulation requiring that all or any portion of our board of directors include “independent” directors, nor are we currently required to establish or maintain an Audit Committee or other committee of our board of directors. Although we may comply with less stringent corporate governance standards while listed on the OTCQX, we have elected to voluntarily comply with the corporate governance rules of the NYSE American .

Board Leadership Structure and Board’s Role in Risk Oversight

Tim Betts is the Chairman of the Board. The Chairman has authority, among other things, to preside over Board meetings and set the agenda for Board meetings. Accordingly, the Chairman has substantial ability to shape the work of our Board. We currently believe that separation of the roles of Chairman (Tim Betts) and Chief Executive Officer (Robert Morgan) ensures appropriate oversight by the Board of our business and affairs. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, following the qualification of the offering, the Board will hold executive sessions in which only independent directors are present.

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Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. The audit committee oversees management of financial risks; our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our system-wide restaurant growth, brand awareness and menu offerings. Our Compensation Committee is expected to oversee risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on the Company.

Committees of the Board of Directors

The Board of Directors has already established an audit committee (the “Audit Committee”), a Compensation Committee (the “Compensation Committee”) and a Nominating and Corporate Governance Committee (“Governance Committee”). The composition and function of each committee are described below.

Audit Committee

The Audit Committee has three members that are independent directors, including Messrs. DeWinter, Spencer and Menchik. Mr. DeWinter serves as the chairman of the Audit Committee and satisfies the definition of “audit committee financial expert”. Our Audit Committee has adopted a written charter, and upon the qualification of this offering, a copy of this charter will be posted on the Corporate Governance section of our website, at www.musclemakergrill.com.

Our audit committee is authorized to:

●	approve and retain the independent auditors to conduct the annual audit of our financial statements;

●	review the proposed scope and results of the audit;

●	review and pre-approve audit and non-audit fees and services;

●	review accounting and financial controls with the independent auditors and our financial and accounting staff;

●	review and approve transactions between us and our directors, officers and affiliates;

●	recognize and prevent prohibited non-audit services; and

●	establish procedures for complaints received by us regarding accounting matters; oversee internal audit functions, if any.

Compensation Committee

The Compensation Committee has three members that are independent directors, including Messrs. Spencer, DeWinter and Southall. Mr. Spencer serves as the chairman of the Compensation Committee. Our Compensation Committee has adopted a written charter, and upon the qualification of this offering, a copy of this charter will be posted on the Corporate Governance section of our website, at www.musclemakergrill.com.

Our Compensation Committee is authorized to:

●	review and determine the compensation arrangements for management;

●	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

●	administer our stock incentive and purchase plans;

●	oversee the evaluation of the Board of Directors and management; and

●	review the independence of any compensation advisers.

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Nominating and Corporate Governance Committee

The Governance Committee has three members that are independent directors, including Messrs. Menchik, Spencer and DeWinter. Mr. Menchik serves as the chairman of the Governance Committee. Our Governance Committee has adopted a written charter, and upon the qualification of this offering, a copy of this charter will be posted on the Corporate Governance section of our website, at www.musclemakergrill.com.

The functions of our Governance Committee, among other things, include:

●	identifying individuals qualified to become board members and recommending director;

●	nominees and board members for committee membership;

●	developing and recommending to our board corporate governance guidelines;

●	review and determine the compensation arrangements for directors; and

●	overseeing the evaluation of our board of directors and its committees and management.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee, at any time, has been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee. For a description of transactions between us and members of our Compensation Committee and affiliates of such members, please see “Certain Relationships and Related Party Transactions”.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Prior to the qualification of the offering, the code of business conduct and ethics will be available at our website at www.musclemakergrill.com. We expect that any amendments to the code, or any waivers of its requirement, will be disclosed on our website.

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EXECUTIVE COMPENSATION

The following table summarizes all compensation recorded by us in the past two fiscal years for each of our executive officers. For definitional purposes, these individuals are sometimes referred to as the “named executive officers”, or “NEOs”.

Summary Compensation Table

The following table provides information regarding the compensation paid during our fiscal years ended December 31, 2016 and December 31, 2015 to our chief executive officer (principal executive officer), our chief financial officer (principal financial officer), and Chief Cultural Officer. We refer to these individuals as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Award(4)	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation(5)	Total
Robert E. Morgan(1) Chief Executive Officer, President, and Director of Muscle Maker, Inc (principal executive officer of Muscle Maker, Inc)	2016	$270,000	$0	$0	$0	$0	$0	$64,800	$334,800
Chief Executive Officer and President of Muscle Maker Brands, LLC	2015	$270,000	$0	$0	$0	$0	$0	$64,800	$334,800

Rodney C. Silva(2) Chief Culture Officer of Muscle Maker Brands, LLC	2016	$150,000	$0	$0	$0	$0	$0	$28,800	$178,800
	2015	$150,000	$0	$28,000	$0	$0	$0	$28,800	$206,800

Grady Metoyer(3)
Chief Financial Officer of Muscle Maker, Inc (principal financial officer of Muscle Maker, Inc)	2016	$0	$0	$0	$0	$0	$0	$0	$0
Chief Financial Officer and Manager of Muscle Maker Brands, LLC	2015	$0	$0	$0	$0	$0	$0	$0	$0

(1) Mr. Morgan has served as Chief Executive Officer and President of Muscle Maker, Inc since October 2015. He has also served as the Chief Executive Officer and President of each of Muscle Maker Development, LLC and Muscle Maker Corp., LLC since August 25, 2017 and September 15, 2017, respectively. From June 6, 2017 to September 15, 2017, Mr. Morgan served as Chief Executive Officer and President of Muscle Maker Brands Conversion, Inc. From October 2015 through June 5, 2017, Mr. Morgan served as the Chief Executive Officer and President of Muscle Maker Brands, LLC, which converted into Muscle Maker Brands Conversion, Inc. on June 6, 2017. From December 2014 to October 2015, Mr. Morgan served as the Chief Operating Officer of Muscle Maker Brands, LLC.

(2) Mr. Silva has served as the Chief Culture Officer of each of Muscle Maker Development, LLC and Muscle Maker Corp., LLC since August 25, 2017 and September 15, 2017, respectively. From June 6, 2017 to September 15, 2017, Mr. Silva served as Chief Culture Officer of Muscle Maker Brands Conversion, Inc. From October 2015 through June 5, 2017, he served as the Chief Culture Officer of Muscle Maker Brands, LLC, which converted into Muscle Maker Brands Conversion, Inc. on June 6, 2017. From January 2015 to October 2015, Mr. Silva served as Director of Brand Development of Muscle Maker Brands, LLC.

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(3) Mr. Metoyer has served as the Chief Financial Officer of Muscle Maker, Inc. since March 2017. He has also served as the Chief Financial Officer of each of Muscle Maker Development, LLC and Muscle Maker Corp., LLC since August 25, 2017 and September 15, 2017, respectively. From June 6, 2017 to September 15, 2017, Mr. Metoyer served as Chief Financial Officer of Muscle Maker Brands Conversion, Inc. From March 2017 through June 5, 2017, he served as the Chief Financial Officer of Muscle Maker Brands, LLC, which converted into Muscle Maker Brands Conversion, Inc. on June 6, 2017.

(4) On January 24, 2015, Muscle Maker, Inc. issued 28,571 shares to Mr. Silva as consideration for Mr. Silva entering into a former employment agreement with its subsidiary, Muscle Maker Brands, LLC. The value of the shares issued were $0.98 per share (or $28,000 in the aggregate).

(5) For Messrs. Morgan and Silva includes the following perquisites and benefits:

●	Housing Allowance: For 2016, $3,000 per month ($36,000 per year) for Mr. Morgan and $0 for Mr. Silva and for 2015, $3,000 per month ($36,000 per year) for Mr. Morgan and $0 for Mr. Silva.

●	Healthcare Allowance: For 2016, $2,000 per month ($24,000 per year) for Mr. Morgan and $2,000 ($24,000 per year) per month for Mr. Silva; and for 2015, $2,000 per month ($24,000 per year) for Mr. Morgan and $2,000 ($24,000 per year) per month for Mr. Silva.

●	Auto Allowance: For 2016, $400 per month ($4,800 per year) for Mr. Morgan and $400 per month ($4,800 per year) for Mr. Silva; and for 2015, $400 per month ($4,800 per year) for Mr. Morgan and $400 per month ($4,800 per year) for Mr. Silva.

Employment Agreements

Robert E. Morgan

Muscle Maker entered into an employment agreement with Robert Morgan for a two-year term that is to commence as of the date Muscle Maker successfully receives at least $5,000,000 in gross proceeds from an SEC qualified offering under Regulation A+ under the Securities Act of 1933, as amended. The employment agreement is subject to earlier termination (i) for cause (as defined therein) by Muscle Maker or without cause by Mr. Morgan, whereby Mr. Morgan would be entitled to earned but unpaid compensation, bonuses and benefits through the date of termination, (ii) upon the death or disability of Mr. Morgan, whereby Mr. Morgan, upon disability, or Mr. Morgan’s estate, will be entitled to receive all compensation and benefits through the date of death or disability, or (iii) without cause by Muscle Maker or for good cause (as defined therein) by Mr. Morgan, whereby Mr. Morgan would be entitled to receive all earned but unpaid compensation, bonuses and benefits through the date of termination as well as continue to receive the per month rate of salary then in effect and benefits for the balance of the Initial Employment Term (defined therein) that would have remained hereunder had such termination not occurred.  The term of the employment agreement may be extended by mutual written agreement between Muscle Maker and Mr. Morgan. Pursuant to the terms of the employment agreement, in exchange for Mr. Morgan’s services as Chief Executive Officer to Muscle Maker and its subsidiaries, we agreed to pay Mr. Morgan $22,500.00. per month during the term of the employment agreement (an annual base salary of $270,000). Performance based bonuses may be awarded by Muscle Maker to Mr. Morgan at the discretion of the Board, together with the Compensation Committee. In addition, during the term of the employment agreement, Muscle Maker will pay to Mr. Morgan a housing allowance of $3,000 per month, an auto allowance of $400 per month, and health care allowance of $2,000 per month. Furthermore, Mr. Morgan will be eligible for employee benefits available to regular full-time executive management employees of Muscle Maker. Moreover, Mr. Morgan shall be eligible to receive restricted stock, stock options and other equity-based compensation awards under Muscle Maker’s 2017 Stock Option and Stock Issuance Plan and otherwise, which equity awards may be granted by Muscle Maker’s Board, together with the Compensation Committee, pursuant to the authority and sole discretion of the Board, together with the Compensation Committee.

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Grady Metoyer

Muscle Maker entered into an employment agreement with Grady Metoyer for a one-year term that is to commence as of the date Muscle Maker successfully receives at least $5,000,000 in gross proceeds from an SEC qualified offering under Regulation A+ under the Securities Act of 1933, as amended. The employment agreement is subject to earlier termination (i) for cause (as defined therein) by Muscle Maker or without cause by Mr. Metoyer, whereby Mr. Metoyer would be entitled to earned but unpaid compensation, bonuses and benefits through the date of termination, (ii) upon the death or disability of Mr. Metoyer, whereby Mr. Metoyer, upon disability, or Mr. Metoyer’s estate, will be entitled to receive all compensation and benefits through the date of death or disability, or (iii) without cause by Muscle Maker or for good cause (as defined therein) by Mr. Metoyer, whereby Mr. Metoyer would be entitled to receive all earned but unpaid compensation, bonuses and benefits through the date of termination as well as continue to receive the per month rate of salary then in effect and benefits for the balance of the Initial Employment Term (defined therein) that would have remained hereunder had such termination not occurred.  The term of the employment agreement may be extended by mutual written agreement between Muscle Maker and Mr. Metoyer. Pursuant to the terms of the employment agreement, in exchange for Mr. Metoyer’s services as Chief Financial Officer to Muscle Maker and its subsidiaries, we agreed to pay Mr. Metoyer $16,666.66 per month during the term of the employment agreement (an annual base salary of $200,000). Performance based bonuses may be awarded by Muscle Maker to Mr. Metoyer at the discretion of the Board, together with the Compensation Committee. In addition, Mr. Metoyer will be eligible for employee benefits available to regular full-time executive management employees of Muscle Maker. Furthermore, Mr. Metoyer shall be eligible to receive restricted stock, stock options and other equity-based compensation awards under Muscle Maker’s 2017 Stock Option and Stock Issuance Plan and otherwise, which equity awards may be granted by Muscle Maker’s Board, together with the Compensation Committee, pursuant to the authority and sole discretion of the Board, together with the Compensation Committee.

Rodney C. Silva

Muscle Maker entered into an employment agreement with Rodney Silva for a one-year term that is to commence as of the date Muscle Maker successfully receives at least $5,000,000 in gross proceeds from an SEC qualified offering under Regulation A+ under the Securities Act of 1933, as amended. The employment agreement is subject to earlier termination (i) for cause (as defined therein) by Muscle Maker or without cause by Mr. Silva, whereby Mr. Silva would be entitled to earned but unpaid compensation, bonuses and benefits through the date of termination, (ii) upon the death or disability of Mr. Silva, whereby Mr. Silva, upon disability, or Mr. Silva’s estate, will be entitled to receive all compensation and benefits through the date of death or disability, or (iii) without cause by Muscle Maker or for good cause (as defined therein) by Mr. Silva, whereby Mr. Silva would be entitled to receive all earned but unpaid compensation, bonuses and benefits through the date of termination as well as continue to receive the per month rate of salary then in effect and benefits for the balance of the Initial Employment Term (defined therein) that would have remained hereunder had such termination not occurred. The term of the employment agreement may be extended by mutual written agreement between Muscle Maker and Mr. Silva. Pursuant to the terms of the employment agreement, in exchange for Mr. Silva’s services as Chief Culture Officer to the subsidiaries of Muscle Maker, we agreed to pay Mr. Silva $12,500.00 per month during the term of the employment agreement (an annual base salary of $150,000). Performance based bonuses may be awarded by Muscle Maker to Mr. Silva at the discretion of the Board, together with the Compensation Committee. In addition, during the term of the employment agreement, Muscle Maker will pay to Mr. Silva an auto allowance of $400 per month and health care allowance of $2,000 per month. Furthermore, Mr. Silva will be eligible for employee benefits available to regular full-time executive management employees of Muscle Maker. Moreover, Mr. Silva shall be eligible to receive restricted stock, stock options and other equity-based compensation awards under Muscle Maker’s 2017 Stock Option and Stock Issuance Plan and otherwise, which equity awards may be granted by Muscle Maker’s Board, together with the Compensation Committee, pursuant to the authority and sole discretion of the Board, together with the Compensation Committee.

Elements of Compensation

None of our named executive officers, except for Messrs. Morgan and Silva, was compensated in 2016 or 2015 by us or Muscle Maker Brands. Messrs. Morgan and Silva were provided with the following primary elements of compensation in 2016 and 2015:

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Base Salary

Messrs. Morgan and Silva received a fixed base salary in an amount determined in accordance with his then employment agreement with Muscle Maker Brands, and based on a number of factors, including:

●	The nature, responsibilities and duties of the officer’s position;

●	The officer’s expertise, demonstrated leadership ability and prior performance;

●	The officer’s salary history and total compensation, including annual cash bonuses and long-term incentive compensation; and

●	The competitiveness of the market for the officer’s services.

Messrs. Morgan’s and Silva’s base salary for 2016 and 2015 is listed in “—Summary Compensation Table.”

Stock Award

In fiscal 2015, we issued 28,571 shares of our common stock to Rod Silva as consideration for Mr. Silva entering into his then employment agreement with our subsidiary, Muscle Maker Brands.

Other Benefits

In 2016 and 2015, Mr. Morgan, our President, and Mr. Silva, our Chief Cultural Officer, were provided with certain limited fringe benefits that we believe are commonly provided to similarly situated executives in the market in which we compete for talent and therefore are important to our ability to attract and retain top-level executive management. These benefits include (a) healthcare allowance and auto allowance for both Messrs. Morgan and Silva and (b) housing allowance for Mr. Morgan. The amounts paid to Messrs. Morgan and Silva in 2016 and 2015 in respect of these benefits is reflected above in the “—Summary Compensation Table” section under the “All Other Compensation” heading.

Compensation Discussion and Analysis

Stock Option Grants

We have not granted any stock options to our directors or executive officers since our incorporation.

Compensation Plans

Equity Incentive Plans

The board and shareholders of the Company approved of the 2017 Stock Option and Stock Issuance Plan (the “Plan”) on July 27, 2017 and September 21, 2017, respectively. The Plan provides incentives to eligible employees, officers, directors and consultants in the form of incentive stock options and non-qualified stock options. The Company has reserved a total of 1,428,571 shares of common stock (10,000,000 pre-reverse split shares) for issuance under the Plan. Of these shares, approximately 42,857 shares (300,000 pre-reverse split shares) were issued to the directors (7,142 shares per director) under the Plan by the Board of Directors on September 21, 2017.

The Plan Administrator (which is the Board of Directors or a committee or other person(s) appointed or designated by the Board) has the authority to administer the Plan and determine, among other things, the interpretation of any provisions of the Plan, the eligible employees who are granted options, the number of options that may be granted, vesting schedules, and option exercise prices. The Company’s stock options have a contractual life not to exceed ten years. The Company issues new shares of common stock upon exercise of stock options.

The options may constitute either “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code or “non-statutory stock options.” The primary difference between incentive stock options and non-statutory stock options is that the former are not available to non-employees of the corporation. In addition, while neither is subject to tax at the time of grant, incentive stock options are not subject to tax at the time of exercise (but could be subject to alternative minimum tax), while upon exercise of the non-qualified options, the optionee will recognize ordinary income with respect to any vested shares purchased under the option; such income will be in an amount equal to the excess of the value of the vested shares on the exercise date over the exercise price paid for those shares.

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The exercise price of an option granted under the plan cannot be less than 100% of the fair market value per share of common stock on the date of the grant of the option. The exercise price of an incentive stock option granted to a person owning more than 10% of the total combined voting power of the common stock must be at least 110% of the fair market value per share of common stock on the date of the grant. Options may not be granted under the plan on or after the tenth anniversary of the adoption of the plan.

When an option is exercised, the purchase price of the underlying stock will be paid in cash, except that the plan administrator may permit the exercise price to be paid in any combination of cash, shares of stock having a fair market value equal to the exercise price, or as otherwise determined by the plan administrator.

If an optionee ceases to be an employee, director, or consultant with us, other than by reason of death, disability or retirement, all vested options must be exercised within three months following such event. However, if an optionee’s employment or consulting relationship with us terminates for cause, or if a director of ours is removed for cause, all unexercised options will terminate immediately. If an optionee ceases to be an employee or director of, or a consultant to us, by reason of death, disability, or retirement, all vested options may be exercised within one year following such event or such shorter period as is otherwise provided in the related agreement.

When a stock award expires or is terminated before it is exercised, the shares set aside for that award are returned to the pool of shares available for future awards.

No option can be granted under the plan after ten years following the earlier of the date the plan was adopted by the board of directors or the date the plan was approved by our stockholders.

Equity Compensation Plan Information

The following table provides information, as of November 15, 2017, with respect to equity securities authorized for issuance under compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options under the Plan (a)	Weighted- Average Exercise Price of Outstanding Options under the Plan (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in Column (a)) (c)

Equity compensation plans approved by security holders	0	$-	1,385,713
Equity compensation plans not approved by security holders	0	$-	-

TOTAL	0	$-	1,385,713

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Director Compensation

Historically, our directors have not received compensation for their service. In connection with this offering, we adopted a new director compensation program recommended by our corporate governance committee pursuant to which we would make equity-plan based awards to the directors and, contingent upon the completion of this offering, (i) each of our non-employee directors will receive (a) $2,500 per board meeting that they personally attend or (b) $500 per board meeting that they attend telephonically or other form of telecommunication and (ii) chairs of our committees will receive $500 per committee meeting that they personally attend. No additional compensation will be provided for attending committee meetings. Our corporate governance committee will continue to review and make recommendations to the board regarding compensation of directors, including equity-based plans. We will reimburse our non-employee directors for reasonable travel expenses incurred in attending board and committee meetings. We also intend to allow our non-employee directors to participate in any equity compensation plans that we adopt in the future.

On September 21, 2017, Muscle Maker granted 7,142 shares (post-reverse stock split) of common stock under its Muscle Maker 2017 Stock Option and Stock Issuance Plan to each of its six directors of Muscle Maker (42,857 shares of common stock in the aggregate) at a value of $7.00 per share. Such share grants are subject to graduated vesting in the following installments on each of the following dates: (i) 66.666% as of the date of grant and (ii) 8.333% as of (a) October 1, 2017, ( b ) November 1, 2017, (c) December 1, 2017, and ( d ) January 1, 2018 .

Executive Compensation Philosophy

Our Board of Directors determines the compensation given to our executive officers in their sole determination. Our Board of Directors reserves the right to pay our executives or any future executives a salary, and/or issue them shares of common stock issued in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our Board of Directors has not granted any performance base stock options to date, the Board of Directors reserves the right to grant such options in the future, if the Board in its sole determination believes such grants would be in the best interests of the Company.

Incentive Bonus

The Board of Directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the Board of Directors believes such bonuses are in the Company’s best interest, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

Long-Term, Stock Based Compensation

In order to attract, retain and motivate executive talent necessary to support the Company’s long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors.

Option Grants to Franchisees

On July 27, 2017, we granted stand-alone (non-Plan based) non-qualified stock options to purchase an aggregate of 45,000 shares of our common stock to our franchisees. The options are fully vested, have an exercise price of $7.00 per share and expire 3 years after the date of grant.

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SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our common stock at November 15, 2017, as adjusted to reflect the sale of 4,200,000 shares of our common stock in this offering, for:

●	each person known to us to be the beneficial owner of more than 5% of our common stock;

●	each named executive officer;

●	each of our directors; and

●	all of our executive officers and directors as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of Muscle Maker, Inc, 2200 Space Park Drive, Suite 310, Houston, Texas 77058. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 10,277,491 shares of our common stock outstanding as of November 15 , 2017. The share information in this table has been adjusted to reflect the 1-for-7 reverse stock split of our common stock that was effective September 20, 2017.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options or restricted stock units held by that person that are currently exercisable or exercisable within 60 days of November 15 , 2017. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned Prior to the Offering	Percentage of Shares Beneficially Owned
		Before Offering	After Offering (8)
Name of Beneficial Owner
5% Stockholders:
P. John, LLC (1)	874,903	8.51%	6.04%
John Marques (2)	844,613	8.18%	5.81%

Directors and Named Executive Officers:
Tim M. Betts (3)	601,229	5.85%	4.15%
Robert E. Morgan	409,277	3.99%	2.83%
Grady Metoyer	21,428	0.21%	0.15%
Rod Silva (4)	160,914	1.57%	1.13%
Noel DeWinter(5)	52,642	0.51%	0.36%
Merlin C. Spencer(6)	42,893	0.42%	0.30%
A.B. Southall, III(7)	182,676	1.77%	1.26%
Paul L. Menchik	102,077	0.99%	0.71%
All named executive officers and directors as a group (8 persons)	1,573,136	15.23%	10.83%

(1)	P. John, LLC directly beneficially owns 874,903 shares of Common Stock of Muscle Maker. P. John, LLC’s members are John Feeney and his two adult sons, Michael Feeney and Ryan Feeney. Pursuant to the terms of the Operating Agreement of P. John, LLC, decisions relating to the business and affairs of P. John are made by the majority consent of the members, where each member has the right to a percentage vote based on his percentage ownership of the outstanding membership interests (Michael Feeney (45%), Ryan Feeney (10%), and John Feeney (45%)). Michael Feeney and Ryan Feeney do not reside in the same household as John Feeney and therefore John Feeney disclaims beneficial ownership of Michael Feeney and Ryan Feeney's percentage interest of P. John LLC in Muscle Maker. John Feeney also directly beneficially owns (i) 3,571 shares of Common Stock of Muscle Maker subject to presently exercisable purchase warrants issued to John Feeney, (ii) 21,052 shares of Common Stock of Muscle Maker subject to presently convertible debt held by John Feeney, and (iii) 3,571 shares of Common Stock of Muscle Maker which were granted to John Feeney by Muscle Maker.
(2)	John Marques beneficially owns (i) indirectly 795,366 shares of Common Stock of Muscle Maker through Membership, LLC, (ii) directly 7,142 shares of Common Stock of Muscle Maker subject to presently exercisable purchase warrants issued to John Marques, and (iii) indirectly 42,105 shares of Common Stock of Muscle Maker subject to presently convertible debt held by Membership, LLC. John Marques, is the sole member and manager of Membership, LLC. As such, Mr. Marques may be deemed to have voting and dispositive power of all securities beneficially owned by Membership, LLC reported herein.
(3)	Tim Betts beneficially owns (i) indirectly 455,000 shares of Common Stock of Muscle Maker through his family limited partnership, Iron Bark Holdings, LP, (ii) indirectly 39,000 shares of Common Stock of Muscle Maker held by his wife, Zeina Betts, (iii) directly 52,000 shares of Common Stock of Muscle Maker as custodian for his two children under the California Uniform Transfers to Minors Act and (iii) directly 55,229 shares of Common Stock of Muscle Maker.
(4)	Rodney Silva beneficially owns (i) indirectly 78,260 shares of Common Stock of Muscle Maker through JSOS, LLC, an entity he controls and (ii) directly 82,653 shares of Common Stock of Muscle Maker.
(5)	Noel De Winter beneficially owns (i) indirectly 39,000 shares of Common Stock of Muscle Maker as trustee of the Arthur Noel DeWinter Trust; (ii) directly 13,642 shares of Common Stock of Muscle Maker.
(6)	Merlin Spencer beneficially owns (i) indirectly 35,750 shares of Common Stock of Muscle Maker held by his wife, Jacqueline Spencer and (ii) directly 7,143 shares of Common Stock of Muscle Maker.
(7)	A.B. Southall beneficially owns (i) directly 133,429 shares of Common Stock of Muscle Maker, (ii) directly 7,142 shares of Common Stock of Muscle Maker subject to presently exercisable purchase warrants issued to A.B. Southall, and (iii) directly 42,105 shares of Common Stock of Muscle Maker subject to presently convertible debt held by A.B. Southall.
(8)	Assumes the sale of all 4,200,000 shares of our common stock in this offering.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Policies and Procedures for Related Party Transactions

Following this offering, pursuant to the written charter of our Audit Committee, the Audit Committee will be responsible for reviewing and approving, prior to our entry into any such transaction, all related party transactions and potential conflict of interest situations involving:

●	any of our directors, director nominees or executive officers;

●	any beneficial owner of more than 5% of our outstanding stock; and

●	any immediate family member of any of the foregoing.

Our Audit Committee will review any financial transaction, arrangement or relationship that:

●	involves or will involve, directly or indirectly, any related party identified above and is in an amount greater than $0;

●	would cast doubt on the independence of a director;

●	would present the appearance of a conflict of interest between us and the related party; or

●	is otherwise prohibited by law, rule or regulation.

The Audit Committee will review each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the Audit Committee will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, canceling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with us. Any member of the Audit Committee who is a related party with respect to a transaction under review will not be permitted to participate in the discussions or evaluations of the transaction; however, the Audit Committee member will provide all material information concerning the transaction to the Audit Committee. The Audit Committee will report its action with respect to any related party transaction to the board of directors.

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Transactions with American Restaurants, LLC or American Restaurant Holdings, Inc.

On January 23, 2015, in connection with the acquisition of Muscle Maker Brands, we issued two promissory notes payable in the amount of $400,000 (“MM Note”) and $204,000 (“MMB Note”), respectively. MM Note includes interest imputed at the rate of 0.41% per annum and is payable in three installments with the final installment due eighteen months after the closing date of the Acquisition of Muscle Maker Brands. MMB Note was secured by the assets of Colonia, bore no stated interest and was due on March 9, 2015.

On January 23, 2015, Muscle Maker issued 5,785,714 shares of Common Stock to American Restaurant Holdings in exchange for cash of $3,645,000 and an obligation to repay an aggregate of $604,000 of principal due under MM Note and MMB Note.

On March 9, 2015, the American Restaurant Holdings repaid MMB Note in full. On July 21, 2015, January 23, 2016 and July 23, 2016, installments of $100,000, $150,000 and $150,000 were repaid on the balance of MM Note by the American Restaurant Holdings. As of July 23, 2016, there is no balance outstanding related to MM Note.

On December 31, 2015, we issued a promissory note in the amount of $1,082,620 to American Restaurant (the “2015 ARH Note”). The note bore note stated interest or maturity date, and was convertible into shares of Common Stock of Muscle Maker at a conversion price of $3.50 per share. On March 14, 2017, American Restaurant Holdings elected to convert the 2015 ARH Note in the principal amount of $1,082,620 into 309,320 shares of Common Stock of Muscle Maker at a conversion price of $3.50 per share.

During the period from January 1 through December 15, 2016, we received $2,621,842 of advances from the American Restaurant Holdings. The payable due to the American Restaurant Holdings as a result of these advances was exchanged for a convertible promissory note in the amount of $2,621,842 (the “2016 ARH Note”). The 2016 ARH Note had no stated interest rate or maturity date and was convertible into shares of the Common Stock of Muscle Maker at a conversion price of $2.80 per share at a time to be determined by the lender. The 2016 American Restaurant Holdings Note included a three-year warrant for the purchase of 327,730 shares of our common stock at an exercise price of $7.00 per share. On March 14, 2017, the American Restaurant Holdings elected to convert the 2016 ARH Note into 936,372 shares of Common Stock of Muscle Maker.

During the period from December 31, 2016 through February 15, 2017, we received $980,949 of advances from the American Restaurant Holdings. The payable due to the American Restaurant Holdings as a result of these advances was exchanged for a convertible promissory note in the amount of $980,949 (the “ First 2017 ARH Note”). The First 2017 ARH Note had no stated interest rate or maturity date and was convertible into shares of Common Stock of Muscle Maker at a conversion price of $2.80 per share at a time to be determined by the lender. The First 2017 ARH Note included a three-year warrant for the purchase of 122,618 shares of our common stock at an exercise price of $7.00 per share. On March 14, 2017, the American Restaurant Holdings elected to convert the First 2017 ARH Note into 350,338 shares of our common stock.

Transactions with Officers, Directors and Executives of Muscle Maker

On December 22, 2014, Muscle Maker issued 14,285 shares of its common stock to the Chief Executive Officer of American Restaurant Holdings as founder shares for cash proceeds of $10.

On August 1, 2015, we entered into a consulting agreement (the “Consulting Agreement”) with an officer of Custom Technology, Inc, who is also a stockholder of CTI, (the “Consultant”). The Consulting Agreement has a term of five years, and automatically extends for successive one-year periods, unless either party provides written notice of termination at least 60 days prior to the end of the term. Pursuant to the terms of the agreement, the Consultant will receive a base fee of $11,667 per month. In connection with the agreement, we provided a $100,000 advance to the consultant, to be repaid in equal monthly installments of $1,667, over the term of the consulting agreement.

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On January 24, 2015, we granted 28,571 shares of our common stock valued at $0.98 per share to our Director of Brand Development, in connection with his employment agreement. On January 24, 2015, we issued 61,224 shares of our common stock to the Director of Brand Development in exchange for cash proceeds of $0.98 per share, or $60,000.

In May 2017, Muscle Maker granted 159,642 shares of its common stock to its employees and consultants. Such share grants are subject to graduated vesting in equal installments of 20% on each of the following dates: (i) the date of grant, (ii) January 1, 2018, (iii) January 1, 2019, (iv) January 1, 2020, and (v) January 1, 2021. In the event of resignation or termination for any reason of an employee or consultant that receives such shares, the remaining non-vested shares of such employee or consultant prior to such resignation or termination will be forfeited.

In May 2017, we granted 21,428 shares of our common stock to Grady Metoyer, our chief financial officer. Such share grant is subject to graduated vesting in equal installments of 20% on each of the following dates: (i) the date of grant, (ii) January 1, 2018, (iii) January 1, 2019, (iv) January 1, 2020, and (v) January 1, 2021. In the event of resignation or termination for any reason of Mr. Metoyer, the remaining non-vested shares of Mr. Metoyer prior to such resignation or termination will be forfeited.

On September 15, 2017, we issued 397,683 shares of our common stock to Robert Morgan, our chief executive officer, in connection with the Merger of MMBC into Muscle Maker.

Muscle Maker entered into an Employment Agreement with each of (i) Robert Morgan, as Chief Executive Officer, (ii) Grady Metoyer, as Chief Financial Officer and (iii) Rodney Silva, as Chief Culture Officer, effective as of the date Muscle Maker successfully receives at least $5,000,000 in gross proceeds from an SEC qualified offering under this Offering Statement under Regulation A+ under the Securities Act of 1933, as amended. See “Executive Compensation – Employment Agreements”.

On September 21, 2017, Muscle Maker granted 7,142 shares (post-reverse stock split) of common stock under its Muscle Maker 2017 Stock Option and Stock Issuance Plan to each of its six directors of Muscle Maker (42,857 shares of common stock in the aggregate) at a value of $7.00 per share. Such share grants are subject to graduated vesting in the following installments on each of the following dates: (i) 66.666% as of the date of grant and (ii) 8.333% as of (a) October 1, 2017, (b) November 1, 2017, (c) December 1, 2017, and (d) January 1, 2018.

We have entered into indemnification agreements with each of our directors and entered into such agreements with certain of our executive officers. These agreements require us, among other things, to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under California law.

DESCRIPTION OF CAPITAL STOCK

We are offering 4,200,000 shares of Common Stock pursuant to this Offering Circular. The following description of our capital stock is based upon our articles of incorporation, as amended, our bylaws, as amended, and applicable provisions of law, in each case as currently in effect. This discussion does not purport to be complete and is qualified in its entirety by reference to our articles of incorporation, as amended, and our bylaws, as amended, copies of which are filed with the SEC as exhibits to this Offering Circular.

Pursuant to our Articles of Incorporation filed with the California Secretary of State on December 8, 2014, our authorized capital stock consists of 100,000,000 shares of common stock, no par value per share. As of November 15, 2017, we had 10,277,491 shares of common stock issued and outstanding. We had 630 holders of record of our common stock as of November 15, 2017.

COMMON STOCK

Holders of the Company’s common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. The holders of common stock have cumulative voting rights with respect to the election of directors, which means that the shareholders have a number of votes equal to the number of shares held by each shareholder, multiplied by the number of directors to be elected. A shareholder can cast all of its votes in favor of one candidate, or distribute them among the directors to be elected, as the shareholder may decide. Holders of the Company’s common stock representing a majority of the voting power of the Company’s capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders.

Holders of the Company’s common stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. The Company’s common stock has no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Company’s common stock.

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Cash Dividends

As of the date of this Offering Circular, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, the general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Piggyback registration rights

The shares issued upon the exercise of Selling Agent Warrants are entitled to piggyback registration rights. If we register any of our securities either for our own account or for the account of other security holders, the holders of these shares are entitled to include their shares in the registration. Subject to certain exceptions, we and the underwriters may limit the number of shares included in the underwritten offering if the underwriters believe that including these shares would adversely affect the offering.

Anti-Takeover Effects of Certain Provisions of Our Bylaws

Provisions of our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Calling of Special Meetings of Stockholders. Our bylaws provide that special meetings of the stockholders may be called only by the board of directors, chairman of the board, or by holders of shares entitled to cast not less than ten percent of the votes at the meeting.

Amendment of Bylaws. Our bylaws provide that our board of directors may amend or repeal the bylaws, or new bylaws may be adopted by the board of directors, at any time without stockholder approval. Allowing the board to amend our bylaws without stockholder approval enhances board control over our bylaws.

Indemnification of Directors and Officers

Section 317 of the California Corporations Code, or the California Code, authorizes a corporation to indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that such person is or was an agent of the corporation, as the term “agent” is defined in section 317(a) of the California Code, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. A corporation is further authorized to indemnify, subject to certain exceptions, any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was an agent of the corporation, against expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action if the person acted in good faith, in a manner the person believed to be in the best interests of the corporation and its shareholders.

Section 204 of the California Code provides that a corporation’s articles of incorporation may not limit the liability of directors (i) for acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) for acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) for any transaction from which a director derived an improper personal benefit, (iv) for acts or omissions that show a reckless disregard for the director’s duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the corporation or its shareholders, (v) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the corporation or its shareholders, (vi) under Section 310 of the California Code (concerning transactions between corporations and directors or corporations having interrelated directors) or (vii) under Section 316 of the California Code (concerning directors’ liability for distributions, loans, and guarantees).

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Section 204 further provides that a corporation’s articles of incorporation may not limit the liability of directors for any act or omission occurring prior to the date when the provision became effective or any act or omission as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. Further, Section 317 has no effect on claims arising under federal or state securities laws and does not affect the availability of injunctions and other equitable remedies available to a corporation’s shareholders for any violation of a director’s fiduciary duty to the corporation or its shareholders.

The Company’s Articles of Incorporation provide for the elimination of liability for its directors to the fullest extent permissible under California law and authorize it to provide indemnification to directors, officers, employees or other agents through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Code, subject only to the applicable limits with respect to actions for breach of duty to the Company and its shareholders. The Company’s Articles of Incorporation also provides that any repeal or modification of the indemnification provisions of the Articles of Incorporation by the shareholders of the Company shall have no adverse affect on any rights or protection of an agent of the Company existing at the time of such repeal or modification.

The Company’s Bylaws provide that it shall indemnify its directors and officers, employees and agents against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was its agent. The Company’s Bylaws also contain provisions expressing the intent that these bylaws provide indemnity in excess of that expressly permitted by Section 317 of the California Code to indemnify each of its employees and agents (other than directors and officers) against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was its agent.

The Company’s Bylaws further provide that it may advance expenses incurred in defending any proceeding for which indemnification is required or permitted, following authorization thereof by the board of directors, prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the indemnified party to repay that amount if it shall be determined ultimately that the indemnified person is not entitled to be indemnified as authorized by its Bylaws.

Insofar as the limitation of, or indemnification for, liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling us pursuant to the foregoing, or otherwise, we have been advised that, in the opinion of the SEC, such limitation or indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

We have engaged Computershare Trust Company, N.A. to be the transfer agent and registrar for our common stock.

Computershare Trust Company, N.A.’s address is at 250 Royall Street, Canton, Massachusetts 02021 and its telephone number is (877) 373-6374.

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SHARES ELIGIBLE FOR FUTURE SALE

Shares Eligible for Future Sale

Prior to this offering, there has been no public market for our common stock, and we cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Nevertheless, sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding options or warrants, or the perception that these sales could occur in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.

Based on the number of shares of common stock outstanding as of November 15, 2017, upon the closing of this offering, 10,277,491 shares of common stock will be outstanding.

All of the shares sold in this offering will be freely tradable unless purchased by our affiliates. The remaining 14,477,491 shares of common stock outstanding after this offering will be restricted as a result of securities laws or lock-up agreements as described below. Following the expiration of the lock-up period, all shares will be eligible for resale in compliance with Rule 144 or Rule 701 to the extent these shares have been released from any repurchase option that we may hold.

Rule 144

In general, under Rule 144 as currently in effect, any person who is or has been an affiliate of ours during the 90 days immediately preceding the sale and who has beneficially owned shares for at least six months is entitled to sell, within any three-month period commencing 90 days after the date of this Offering Circular, a number of shares that does not exceed the greater of:

●	1% of the then-outstanding shares of common stock, which will equal approximately 144,774 shares immediately after this offering; and

●	the average weekly trading volume during the four calendar weeks preceding the sale, subject to the filing of a Form 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

A person who is not deemed to have been an affiliate of ours at any time during the 90 days immediately preceding the sale and who has beneficially owned his or her shares for at least six months is entitled to sell his or her shares under Rule 144 without regard to the limitations described above, subject only to the availability of current public information about us during the six months after the initial six-month holding period is met. After a non-affiliate has beneficially owned his or her shares for one year or more, he or she may freely sell his or her shares under Rule 144 without complying with any Rule 144 requirements.

We are unable to estimate the number of shares that will be sold under Rule 144, since this will depend on the market price for our common stock, the personal circumstances of the sellers and other factors. Prior to the offering, there has been no public market for the common stock, and there can be no assurance that a significant public market for the common stock will develop or be sustained after the offering. Any future sale of substantial amounts of the common stock in the open market may adversely affect the market price of the common stock offered by this Offering Circular.

Rule 701

In general, under Rule 701 under the Securities Act, any of our employees, directors, consultants or advisors who purchased shares from us in connection with a qualified compensatory stock or option plan or other written agreement and in compliance with Rule 701, is eligible to resell those shares 90 days after the effective date of this offering in reliance on Rule 144, but without compliance with the various restrictions, including the holding period, contained in Rule 144.

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CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of certain United States federal income tax consequences generally applicable to the ownership and disposition of our common stock by a non-U.S. holder (as defined below) that purchases our common stock pursuant to this offering and holds such common stock as a “capital asset” within the meaning of the Code. This discussion is based on currently existing provisions of the Code, applicable United States Treasury regulations promulgated thereunder, judicial decisions, and rulings and pronouncements of the United States Internal Revenue Service (the “IRS”) all as in effect on the date hereof and all of which are subject to change, possibly with retroactive effect, or subject to different interpretation. This discussion does not address all the tax consequences that may be relevant to specific holders in light of their particular circumstances or to holders subject to special treatment under United States federal income tax laws (such as financial institutions, insurance companies, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, retirement plans, partnerships and their partners, dealers in securities, brokers, United States expatriates, persons who have acquired our common stock as compensation or otherwise in connection with the performance of services, or persons who have acquired our common stock as part of a straddle, hedge, conversion transaction or other integrated investment). This discussion does not address the state, local, or foreign tax or United States federal estate or alternative minimum tax consequences relating to the ownership and disposition of our common stock. Prospective investors should consult their tax advisors regarding the United States federal tax consequences of owning and disposing of our common stock, as well as the applicability and effect of any state, local or foreign tax laws.

As used in this discussion, the term “non-U.S. holder” refers to a beneficial owner of our common stock that is not, for United States federal income tax purposes, any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity or arrangement taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any state thereof, including the District of Columbia;

●	any entity or arrangement treated as a partnership for United States federal income tax purposes;

●	an estate the income of which is subject to United States federal income tax regardless of its source; or

●	a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (ii) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership that holds our common stock and any partner who owns an interest in such a partnership should consult their tax advisors regarding the United States federal income tax consequences of an investment in our common stock.

You should consult your tax advisors concerning the particular United States federal income tax consequences to you of the purchase, ownership, and disposition of our common stock as well as the consequences to you arising under the laws of any other applicable taxing jurisdiction in light of your particular circumstances.

Distributions of Common Stock

As discussed under “Dividend Policy” above, we do not currently expect to make distributions on our stock. If we do make a distribution of cash or other property (other than certain distributions of our stock or rights to acquire our stock) in respect of our common stock, the distribution generally will be treated as a dividend to the extent of our current or accumulated earnings and profits as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits will generally be treated first as a tax-free return of capital, on a share-by-share basis, to the extent of the non-U.S. holder’s tax basis in our common stock, and, to the extent such portion exceeds the non-U.S. holder’s tax basis in our common stock, the excess will be treated as gain from the disposition of the common stock, the tax treatment of which is discussed below under “—Sale, Exchange or Other Taxable Disposition.”

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The gross amount of dividends paid to a non-U.S. holder with respect to our common stock generally will be subject to United States federal withholding tax at a rate of 30%, unless (i) an applicable income tax treaty reduces or eliminates such tax, and the non-U.S. holder certifies that it is eligible for the benefits of such treaty in the manner described below, or (ii) the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the United States) and the non-U.S. holder satisfies certain certification and disclosure requirements. In the latter case, generally, a non-U.S. holder will be subject to United States federal income tax with respect to such dividends on a net income basis at regular graduated United States federal income tax rates in the same manner as a United States person (as defined under the Code). Additionally, a non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items.

A non-U.S. holder that wishes to claim the benefit of an applicable income tax treaty with respect to dividends on our common stock will be required to provide the applicable withholding agent with a valid IRS Form W-8BEN or W-8BEN-E (or other applicable form) and certify under penalties of perjury that such holder (i) is not a United States person (as defined under the Code) and (ii) is eligible for the benefits of such treaty, and the withholding agent must not have actual knowledge or reason to know that the certification is incorrect. This certification must be provided to the applicable withholding agent prior to the payment of dividends and may be required to be updated periodically. If our common stock is held through a non-United States partnership or non-United States intermediary, such partnership or intermediary will also be required to comply with additional certification requirements under applicable Treasury regulations. A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Prospective investors, and in particular prospective investors engaged in a United States trade or business, are urged to consult their tax advisors regarding the United States federal income tax consequences of owning our common stock.

Sale, Exchange, or Other Taxable Disposition

Generally, a non-U.S. holder will not be subject to United States federal income tax on gain realized upon the sale, exchange, or other taxable disposition of our common stock unless (i) the gain is effectively connected with such non-U.S. holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States), (ii) such non-U.S. holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, or other taxable disposition and certain other conditions are satisfied, or (iii) we are or become a “United States real property holding corporation” (as defined in Section 897(c) of the Code) at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder’s holding period for our common stock and either (a) our common stock has ceased to be traded on an established securities market prior to the beginning of the calendar year in which the sale, exchange or other taxable disposition occurs, or (b) the non-U.S. holder owns (actually or constructively) more than five percent of our common stock at some time during the shorter of the five-year period ending on the date of disposition or such holder’s holding period for our common stock. Although there can be no assurances in this regard, we believe that we are not a United States real property holding corporation, and we do not expect to become a United States real property holding corporation.

Generally, gain described in clause (i) of the immediately preceding paragraph will be subject to tax on a net income basis at regular graduated United States federal income tax rates in the same manner as if the non-U.S. holder were a United States person (as defined under the Code). A non-U.S. holder that is a corporation may also be subject to a branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits for the taxable year, as adjusted for certain items. An individual non-U.S. holder described in clause (ii) of the immediately preceding paragraph will be required to pay (subject to applicable income tax treaties) a flat 30% tax on the gain derived from the sale, exchange, or other taxable disposition, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States.

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Foreign Account Tax Compliance Act

Withholding at a rate of 30% is required on dividends in respect of our common stock, and, after December 31, 2016 will be required on gross proceeds from the sale or other disposition of our common stock, in each case, held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the United States Treasury Department to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain United States persons and by certain non-United States entities that are wholly or partially owned by United States persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations, may modify these requirements. Accordingly, the entity through which our common stock is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale or other disposition of, our common stock held by an investor that is a non-financial non-United States entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any substantial United States owners or (ii) provides certain information regarding the entity’s substantial United States owners. Prospective investors should consult their tax advisors regarding the possible implications of these rules on their investment in our common stock.

ADDITIONAL REQUIREMENTS AND RESTRICTIONS

Broker-Dealer Requirements

Each of the participating broker-dealers, authorized registered representatives or any other person selling Offered Shares on our behalf is required to:

●	make every reasonable effort to determine that the purchase of Offered Shares is a suitable and appropriate investment for each investor based on information provided by such investor to the broker-dealer, including such investor’s age, investment objectives, income, net worth, financial situation and other investments held by such investor; and

●	maintain, for at least six (6) years, records of the information used to determine that an investment in our Offered Shares is suitable and appropriate for each investor.

In making this determination, your participating broker-dealer, authorized registered representative or other person selling Offered Shares on our behalf will, based on a review of the information provided by you, consider whether you:

●	meet the minimum suitability standards established by us and the investment limitations established under Regulation A;

●	can reasonably benefit from an investment in our Offered Shares based on your overall investment objectives and portfolio structure;

●	are able to bear the economic risk of the investment based on your overall financial situation; and

●	have an apparent understanding of:

●	the fundamental risks of an investment in the Offered Shares;

●	the risk that you may lose your entire investment;

●	the lack of liquidity of the Offered Shares;

●	the restrictions on transferability of the Offered Shares;

●	the background and qualifications of our management; and

●	our business.

133

Restrictions Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the USA PATRIOT Act, the securities offered hereby may not be offered, sold, transferred or delivered, directly or indirectly, to any “unacceptable investor,” which means anyone who is:

●	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the United States, or U.S., Treasury Department;

●	acting on behalf of, or an entity owned or controlled by, any government against whom the U.S. maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;

●	within the scope of Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;

●	a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act and the Foreign Operations, Export Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or

●	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

ERISA CONSIDERATIONS

An investment in us by an employee benefit plan is subject to additional considerations because the investments of these plans are subject to the fiduciary responsibility and prohibited transaction provisions of ERISA and restrictions imposed by Section 4975 of the Code. For these purposes the term “employee benefit plan” includes, but is not limited to, qualified pension, profit-sharing and stock bonus plans, Keogh plans, simplified employee pension plans and tax deferred annuities or IRAs established or maintained by an employer or employee organization. Among other things, consideration should be given to:

●	whether the investment is prudent under Section 404(a)(1)(B) of ERISA;

●	whether in making the investment, that plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA; and

●	whether the investment will result in recognition of unrelated business taxable income by the plan and, if so, the potential after-tax investment returns.

The person with investment discretion with respect to the assets of an employee benefit plan, often called a fiduciary, should determine whether an investment in us is authorized by the appropriate governing instrument and is a proper investment for the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit employee benefit plans from engaging in specified transactions involving “plan assets” with parties that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the plan.

In addition to considering whether the purchase of Offered Shares is a prohibited transaction, a fiduciary of an employee benefit plan should consider whether the plan will, by investing in us, be deemed to own an undivided interest in our assets, with the result that our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code.

134

The Department of Labor regulations provide guidance with respect to whether the assets of an entity in which employee benefit plans acquire equity interests would be deemed “plan assets” under some circumstances. Under these regulations, an entity’s assets would not be considered to be “plan assets” if, among other things:

(1) the equity interests acquired by employee benefit plans are publicly offered securities - i.e., the equity interests are widely held by 100 or more investors independent of the issuer and each other, freely transferable and registered under some provisions of the federal securities laws;

(2) the entity is an “operating company”—i.e., it is primarily engaged in the production or sale of a product or service other than the investment of capital either directly or through a majority-owned subsidiary or subsidiaries; or

(3) there is no significant investment by benefit plan investors, which is defined to mean that less than 25% of the value of each class of equity interest is held by the employee benefit plans referred to above.

We do not intend to limit investment by benefit plan investors in us because we anticipate that we will qualify as an “operating company”. If the Department of Labor were to take the position that we are not an operating company and we had significant investment by benefit plans, then we may beco me subject to the regulatory restrictions of ERISA which would likely have a material adverse effect on our business and the value of our common stock.

Plan fiduciaries contemplating a purchase of Offered Shares should consult with their own counsel regarding the consequences under ERISA and the Code in light of the serious penalties imposed on persons who engage in prohibited transactions or other violations.

ACCEPTANCE OF SUBSCRIPTIONS ON BEHALF OF PLANS IS IN NO RESPECT A REPRESENTATION BY OUR BOARD OF DIRECTORS OR ANY OTHER PARTY RELATED TO US THAT THIS INVESTMENT MEETS THE RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY ANY PARTICULAR PLAN OR THAT THIS INVESTMENT IS APPROPRIATE FOR ANY PARTICULAR PLAN. THE PERSON WITH INVESTMENT DISCRETION SHOULD CONSULT WITH HIS OR HER ATTORNEY AND FINANCIAL ADVISERS AS TO THE PROPRIETY OF AN INVESTMENT IN US IN LIGHT OF THE CIRCUMSTANCES OF THE PARTICULAR PLAN.

LEGAL MATTERS

The validity of the securities offered by this Offering Circular will be passed upon for us by Legal & Compliance, LLC, 330 Clematis Street, Suite 217, West Palm Beach, Florida 33401.

EXPERTS

Our consolidated balance sheets as of December 31, 2016 and December 31, 2015 and the related consolidated statement of operations, changes in stockholders’ equity and cash flows and for the year ended December 31, 2016 (the Successor period) and for the period from January 23, 2015 through December 31, 2015 (the Successor period) and the period from January 1, 2015 through January 22, 2015 (the Predecessor period) included in this Offering Circular have been audited by Marcum LLP independent registered public accounting firm, as indicated in their report with respect thereto, and have been so included in reliance upon the report of such firm given on their authority as experts in accounting and auditing.

APPOINTMENT OF AUDITOR

On August 1, 2016, our board of directors appointed Marcum LLP as our independent registered public accounting firm. Marcum LLP audited our financial statements as of December 31, 2016 and 2015, and for the year ended December 31, 2016 (the Successor period) and for the period from January 23, 2015 through December 31, 2015 (the Successor period) and the period from January 1, 2015 through January 22, 2015 (the Predecessor period), which have been included in this Offering Circular. Prior to engaging Marcum LLP as our independent registered public accounting firm, we did not have an independent registered public accounting firm to audit our financial statements.

135

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the Commission under Regulation A of the Securities Act with respect to the Common Stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the Commission, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the Commission. Please call the Commission at 1-800-SEC-0330 for further information about the public reference room. The Commission also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is www.sec.gov.

We also maintain a website at www.musclemakergrill.com. After the qualification of this offering, you may access these materials at our website free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website is not a part of this Offering Circular and the inclusion of our website address in this Offering Circular is an inactive textual reference only.

After the qualification of this Tier II, Regulation A offering, we intend to become subject to the information and periodic reporting requirements of the Exchange Act. If we become subject to the reporting requirements of the Exchange Act, we will file periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Until we become or never become subject to the reporting requirements of the Exchange Act, we will furnish the following reports, statements, and tax information to each stockholder:

1.	Reporting Requirements under Tier II of Regulation A. Following this Tier II, Regulation A offering, we will be required to comply with certain ongoing disclosure requirements under Rule 257 of Regulation A. We will be required to file: an annual report with the SEC on Form 1-K; a semi-annual report with the SEC on Form 1-SA; current reports with the SEC on Form 1-U; and a notice under cover of Form 1-Z. The necessity to file current reports will be triggered by certain corporate events, similar to the ongoing reporting obligation faced by issuers under the Exchange Act, however the requirement to file a Form 1-U is expected to be triggered by significantly fewer corporate events than that of the Form 8-K. Such reports and other information will be available for inspection and copying at the public reference room and on the Commission’s website referred to above. Parts I & II of Form 1-Z will be filed by us if and when we decide to and are no longer obligated to file and provide annual reports pursuant to the requirements of Regulation A.

2.	Annual Reports. As soon as practicable, but in no event later than one hundred twenty (120) days after the close of our fiscal year, ending on the last Sunday of a calendar year, our board of directors will cause to be mailed or made available, by any reasonable means, to each Stockholder as of a date selected by the board of directors, an annual report containing financial statements of the Company for such fiscal year, presented in accordance with GAAP, including a balance sheet and statements of operations, company equity and cash flows, with such statements having been audited by an accountant selected by the board of directors. The board of directors shall be deemed to have made a report available to each stockholder as required if it has either (i) filed such report with the SEC via its Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system and such report is publicly available on such system or (ii) made such report available on any website maintained by the Company and available for viewing by the stockholders.

3.	Tax Information. On or before January 31st of the year immediately following our fiscal year, which is currently January 1st through December 31st, we will send to each stockholder such tax information as shall be reasonably required for federal and state income tax reporting purposes.

136

MUSCLE MAKER, INC.

AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

For the Years Ended December 31, 2016 and 2015

(Successor)

For the Year Ended December 31, 2016

For the Period January 23, through
December 31, 2015

(Predecessor)

For the Period January 1, through
January 22, 2015

137

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONTENTS

Page

Report of Independent Registered Public Accounting Firm	F-2

Consolidated Financial Statements

Balance Sheets as of December 31, 2016 and 2015 (Successors)	F-3

Statements of Operations for the year ended December 31, 2016 and the period from January 23, 2015 through December 31, 2015 (Successor periods) and the period from January 1, 2015 through January 22, 2015 (Predecessor period)	F-4

Statements of Changes in Stockholders’ Equity / Members’ Deficit for the year ended December 31, 2016 and the period from January 23, 2015 through December 31, 2015 (Successor periods) and the period from January 1, 2015 through January 22, 2015 (Predecessor period)	F-5

Statements of Cash Flows for the year ended December 31, 2016 and the period from January 23, 2015 through December 31, 2015 (Successor periods) and the period from January 1, 2015 through January 22, 2015 (Predecessor period)	F-6

Notes to Consolidated Financial Statements	F-9

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of Board of Directors

and Stockholders / Members of Muscle Maker, Inc. & Subsidiaries

We have audited the accompanying consolidated financial statements of Muscle Maker, Inc. and Subsidiaries (the “Company”), which consist of the consolidated balance sheets as of December 31, 2016 and 2015, and the related consolidated statements of operations, changes in stockholders’ equity / members’ deficit and cash flows for the year ended December 31, 2016 and for the period from January 23, 2015 through December 31, 2015 (the Successor periods) and for the period from January 1, 2015 through January 22, 2015 (the Predecessor period). These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Muscle Maker, Inc. and Subsidiaries as of December 31, 2016 and 2015, and the consolidated results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has had recurring losses, and has a working capital and stockholders’ deficit as of December 31, 2016. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Marcum LLP
Marcum LLP
New York, NY
September 21, 2017

F-2

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

	Successor
	December 31, 2016	December 31, 2015

Assets
Current Assets:
Cash	$335,724	$599,278
Accounts receivable, net of allowance for doubtful accounts of $4,500 as of December 31, 2016 and December 31, 2015	45,766	60,621
Inventory	64,120	14,199
Receivable from Parent, current portion	-	300,000
Current portion of loans receivable, net of allowance of $25,000 and $0 at December 31, 2016 and 2015, respectively	30,434	67,755
Current portion of loan receivable from related party	20,000	20,000
Prepaid expenses and other current assets	207,650	118,369
Total Current Assets	703,694	1,180,222
Property and equipment, net	1,072,545	88,800
Goodwill	2,521,468	2,521,468
Intangible assets, net	3,702,649	3,813,494
Receivable from Parent, non-current	-	329,907
Loans receivable - non current	53,229	30,603
Loan receivable from related party - non current	51,667	71,667
Security deposits and other assets	148,772	102,209
Total Assets	$8,254,024	$8,138,370

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$944,096	$93,161
Notes payable	-	308,100
Deferred revenue	1,302,967	646,501
Other current liabilities	180,483	193,967
Total Current Liabilities	2,427,546	1,241,729
Convertible note payable to Parent, net of debt discount of $1,486,956 and $216,524 at December 31, 2016 and December 31, 2015, respectively	1,004,736	866,096
Payable to Parent, non-current	74,145	-
Deferred tax liability	246,527	119,245
Deferred rent, non-current	183,638	-
Total Liabilities	3,936,592	2,227,070

Commitments and Contingencies

Stockholders' Equity:
Common stock, no par value, 100,000,000 shares authorized, 6,139,789 shares issued and outstanding as of December 31, 2016 and December 31, 2015	5,157,010	5,157,010
Additional paid-in capital	2,842,343	216,524
Accumulated deficit	(3,841,638)	(732,057)
Total Controlling Interest	4,157,715	4,641,477
Non-controlling interest	159,717	1,269,823
Total Stockholders’ Equity	4,317,432	5,911,300
Total Liabilities and Stockholders’ Equity	$8,254,024	$8,138,370

See Notes to the Consolidated Financial Statements

F-3

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

	Successor		Predecessor
		For the Period	For the Period
	For the Year Ended	January 23, Through	January 1, Through
	December 31, 2016	December 31, 2015	January 22, 2015

Revenues:
Company restaurant sales, net of discounts	$2,735,222	$981,690	$50,868
Franchise royalties and fees	1,660,877	1,756,772	89,301
Other revenues	557,106	228,148	-
Total Revenues	4,953,205	2,966,610	140,169

Operating Costs and Expenses:
Restaurant operating expenses:
Food and beverage costs	918,545	300,425	15,499
Labor	1,343,758	334,252	16,274
Rent	731,371	51,007	1,702
Other restaurant operating expenses	780,757	191,977	8,309
Total restaurant operating expenses	3,774,431	877,661	41,784
Costs of other revenues	295,231	115,988	-
Depreciation and amortization	204,486	117,272	3,363
General and administrative expenses	4,644,994	2,695,057	158,949
Total Costs and Expenses	8,919,142	3,805,978	204,096
Loss from Operations	(3,965,937)	(839,368)	(63,927)

Other (Expense) Income:
Other income (expense)	6,221	(1,045)	1,000
Interest income, net	6,244	883	61
Amortization of debt discount	(138,933)	-	-
Total Other (Expense) Income, net	(126,468)	(162)	1,061

Net Loss Before Tax	(4,092,405)	(839,530)	(62,866)
Income tax provision	(127,282)	(119,245)	-
Net Loss	(4,219,687)	(958,775)	(62,866)
Net loss attributable to the non-controlling interest	(1,110,106)	(226,718)	-
Net Loss Attributable to Controlling Interest	$(3,109,581)	$(732,057)	$(62,866)

Net Loss Attributable to Controlling Interest Per Share:
Basic and Diluted	$(0.51)	$(0.14)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	6,139,789	6,018,656

See Notes to the Consolidated Financial Statements

F-4

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY / MEMBERS’ (DEFICIT)

	Members’	No Par Common Stock		Additional Paid-in	Accumulated	Total Controlling	Non- Controlling
	Deficit	Shares	Amount	Capital	Deficit	Interest	Interest	Total
Predecessor
Balance - December 31, 2014	$(846,433)	-	$-	$-	$-	$-	$-	$(846,433)
Net loss	(62,866)	-	-	-	-	-	-	(62,866)
Balance - January 22, 2015	$(909,299)	-	$-	$-	$-	$-	$-	$(909,299)
Successor
Balance - January 23, 2015	$-	14,285	$10	$-	$-	$-	$-	$10
Common stock issued to Parent, for cash and the obligations to pay certain promissory notes	-	5,785,712	4,249,000	-	-	-	-	4,249,000
Issuance of common stock to certain members of MMF in connection with acquisition of MMB	-	71,427	70,000	-	-	-	1,466,541	1,536,541
Issuance of common stock in connection with employee agreement	-	28,571	28,000	-	-	-	-	28,000
Issuance of common stock and warrants for cash	-	239,794	810,000	-	-	-	-	810,000
Beneficial conversion feature - 2015 ARH Note	-	-	-	216,524	-	-	-	216,524
Non-control interest in CTI	-	-	-	-	-	-	30,000	30,000
Net loss	-	-	-	-	(732,057)	-	(226,718)	(958,775)
Balance - December 31, 2015	-	6,139,789	5,157,010	216,524	(732,057)	4,641,477	1,269,823	5,911,300
Beneficial conversion feature -2016 ARH Note	-	-	-	2,381,107	-	2,381,107	-	2,381,107
Warrants issued in connection with convertible debt	-	-	-	241,028	-	241,028	-	241,028
Warrant issued in exchange for services	-	-	-	3,684	-	3,684	-	3,684
Net loss	-	-	-	-	(3,109,581)	(3,109,581)	(1,110,106)	(4,219,687)
Balance - December 31, 2016	$-	6,139,789	$5,157,010	$2,842,343	$(3,841,638)	$4,157,715	$159,717	$4,317,432

See Notes to the Consolidated Financial Statements

F-5

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Successor		Predecessor
		For the period	For the period
	For the year ended	January 23, through	January 1, through
	December 31, 2016	December 31, 2015	January 22, 2015

Cash Flows from Operating Activities
Net loss	$(4,219,687)	$(958,775)	$(62,866)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	204,486	117,272	3,363
Stock-based compensation	3,684	28,000	-
Amortization of debt discount	138,933	-	-
Bad debt expense	113,932	4,500	28,576
Deferred income tax provision	127,282	119,245	-
Expenses paid by parent	74,970	-	-
Changes in operating assets and liabilities:
Accounts receivable	(50,211)	(64,148)	2,926
Inventory	(49,921)	(3,100)	-
Prepaid expenses and other current assets	(89,281)	(110,065)	26,368
Accounts payable and accrued expenses	850,937	80,851	(454)
Deferred revenues	656,466	(72,000)	(12,000)
Other liabilities	170,154	193,967	23,057
Security deposits and other assets	(42,446)	(15,116)	-
Total Adjustments	2,108,985	279,406	71,836
Net Cash (Used in) Provided by Operating Activities	(2,110,702)	(679,369)	8,970

Cash Flows from Investing Activities
Purchases of property and equipment	(957,387)	(61,520)	-
Cash paid in connection with the acquisition of MMB, net of cash acquired	-	(3,555,592)	-
Cash paid in connection with the acquisition of Springfield	-	(12,000)	-
Cash paid in connection with the acquisition of CTI	-	(70,000)	-
Cash paid in connection with the acquisition of Winston Salem	(124,117)	-	-
Issuance of loans receivable	(192,500)	(93,206)	(3,182)
Collections from loans receivable	158,329	35,912	1,600
Issuances of loan receivable - related party	-	(100,000)	-
Collections from loans receivable - related party	20,000	28,333	-
Net Cash Used in Investing Activities	(1,095,675)	(3,828,073)	(1,582)

Cash Flows from Financing Activities
Issuance of common stock to Parent for cash	-	3,645,000	-
Issuance of common stock and warrants for cash	-	810,000	-
Advances from Parent	329,081	-	-
Repayments of notes payable	(8,100)	(68,900)	-
Proceeds from convertible note payable to Parent	2,621,842	720,620	-
Net Cash Provided by Financing Activities	2,942,823	5,106,720	-

Net (Decrease) Increase in Cash	(263,554)	599,278	7,388
Cash - Beginning of Period	599,278	-	118,346
Cash - End of Period	$335,724	$599,278	$125,734

F-6

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Successor		Predecessor
		For the period	For the period
	For the year ended	January 23, through	January 1, through
	December 31, 2016	December 31, 2015	January 22, 2015

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$119	$-	$-

Supplemental disclosures of non-cash investing and financing activities
Beneficial conversion feature	$2,381,107	$216,524	$-
Issuance of warrants in connection with convertible debt	$241,028	$-	$-
Issuance of common stock to Parent in exchange for promise to pay notes payable	$-	$604,000	$-
Payment on note payable by parent in exchange for reduction in receivable from parent	$300,000	$249,000	$-

Non-cash advance for convertible note payable - Parent	$-	$362,000	$-
Security deposit paid by Parent in exchange for reduction in receivable from Parent	$-	$87,093	$-
Supplemental non-cash investing and financing activity - acquisition of 74% of Muscle Maker Brands, LLC
Assets acquiried and liabilities assumed:
Cash	$-	$14,408	$-
Accounts receivable	-	973	-
Inventory	-	8,599	-
Loans receivable	-	41,064	-
Loans receivable - related party	-	20,000	-
Property and equipment, net	-	30,376	-
Goodwill	-	2,437,578	-
Intangible asset - trademarks	-	2,524,000	-
Intangible asset - franchise agreements	-	1,360,000	-
Security deposit and other assets	-	4,364	-
Accounts payable and accrued expenses	-	(12,320)	-
Deferred revenue	-	(718,501)	-
Subtotal	-	5,710,541	-
Non-controlling interest	-	(1,466,541)	-
Total purchase price	-	4,244,000	-

Less: Cash acquired	-	(14,408)	-
Less: Cash paid to acquire 74% Muscle Maker Brands, LLC	-	(3,555,592)	-
Non-cash consideration to seller	$-	$674,000	$-

Non-cash consideration consisted of:
Common stock issued to acquire Muscle Maker Brands, LLC	$-	$(70,000)	$-
Note payable to seller	-	(604,000)	-
Total non-cash consideration	$-	$(674,000)	$-

F-7

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

	Successor		Predecessor
		For the period	For the period
	For the year ended	January 23, through	January 1, through
	December 31, 2016	December 31, 2015	January 22, 2015

Supplemental non-cash investing and financing activity - acquisition of 70% Custom Technology, Inc.
Assets acquiried and liabilities assumed:
Inventory	$-	$2,500	$-
Property and equipment, net	-	5,000	-
Goodwill recognized on purchase business combination	-	62,500	-
Intangible asset - non-compete agreement	-	30,000	-
Subtotal	-	100,000	-
Non-controlling interest	-	(30,000)	-
	-		-
Total purchase price	-	70,000	-
Less: Cash paid to acquire 70% of Custom Technology, Inc.	-	(70,000)	-
Non-cash consideration to seller	$-	$-	$-

Supplemental non-cash investing and financing activity - acquisition of a restaurant in Springfield, NJ
Assets acquiried and liabilities assumed:
Property and equipment, net	$-	$8,670	$-
Goodwill recognized on purchase business combination	-	21,390	-

Total purchase price	-	30,060	-
Less: Cash paid to acquire a restaurant in Springfield, NJ	-	(12,000)	-
Non-cash consideration to seller	$-	$18,060	$-

See Notes to the Consolidated Financial Statements

F-8

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1 – BUSINESS ORGANIZATION, NATURE OF OPERATIONS AND BASIS OF OPERATIONS

Organization and Operations

Muscle Maker, Inc. (“MMI”), a subsidiary of American Restaurant Holdings (“ARH” or the “Parent”), was incorporated in California on December 8, 2014, and is a majority owner of Muscle Maker Brands, LLC, (“MMB”). MMB’s subsidiaries include Company owned restaurants as well as Custom Technology, Inc, (“CTI”) a technology and point of sale (“POS”) systems dealer and technology consultant. (MMI together with MMB and its subsidiaries is the "Company"). MMB was formed on December 22, 2014 in the state of California for the purpose of acquiring and operating company owned restaurants, as well as franchising its name and business system to qualified franchisees. Muscle Maker Franchising, LLC (“MMF”) was founded in 1995 in order to develop a brand of healthy-option fast food restaurants.

On January 23, 2015 (the “Closing Date”), MMI, MMB and MMF entered into an agreement whereby MMB purchased substantially all of the assets and liabilities of MMF, MMI acquired 74% of the membership units of MMB, and certain members of MMF acquired 26% of the membership units of MMB.

On May 4, 2015, MMB acquired a business in Springfield, New Jersey, as a Company owned restaurant.

On August 1, 2015, the Company acquired 70% of the shares of CTI. CTI was formed on July 29, 2015 and entered into an asset purchase on August 1, 2015 pursuant to which CTI purchased POS computer systems, cash registers, camera systems and related inventory and supplies.

On September 30, 2016, MMB acquired a business in Winston-Salem, North Carolina, as a Company owned restaurant. As of December 31, 2016, this Company owned restaurant has not opened for business. The Company expects to open the store during 2017.

The Company’s financial statement presentation distinguishes a "Predecessor" for the periods prior to the Closing Date and a “Successor” for the periods following the Closing Date. The operating results of MMF and its subsidiary, MMF Colonia (“Colonia”) for the period January 1, 2015 through January 22, 2015 are presented in the Predecessor period in the accompanying consolidated financial statements. The operating results of the Company as of December 31, 2016 and for the period from January 23, 2015 through December 31, 2015 are presented in the Successor period in the accompanying consolidated financial statements.

The Company operates under the name Muscle Maker Grill, and is a franchisor and owner operator of Muscle Maker Grill restaurants. As of December 31, 2016, the Company’s restaurant system included thirteen Company-owned restaurants and forty-one franchised restaurants. Five of the thirteen Company-owned restaurants were in the pre-opening phase as of December 31, 2016, and three Company-owned restaurants were subsequently open for operation as of the date of filing. A Muscle Maker Grill restaurant offers quality food freshly prepared with the Company's proprietary recipes created with the guest's health in mind. The menu is protein based, and features various supplements, health food snacks, along with a nutritious children's menu.

F-9

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 1 – BUSINESS ORGANIZATION, NATURE OF OPERATIONS AND BASIS OF OPERATIONS

Organization and Operations, continued

Effective September 20, 2017, pursuant to authority granted by the stockholders of the Company, the Company implemented a 1-for-7 reverse split of the Company’s issued common stock (the “Reverse Split”). All share and per share information has been retroactively adjusted to reflect the Reverse Split for all periods presented. See Note 16 – Subsequent Events - Business Reorganization for further information.

NOTE 2 - GOING CONCERN AND MANAGEMENT’S PLANS

As of December 31, 2016, the Company had a cash balance, a working capital deficiency and an accumulated deficit of $335,724, $1,723,852 and $3,841,637 respectively. For the year ended December 31, 2016, the Company incurred a pre-tax net loss of $4,092,405. For the period from January 23, through December 31, 2015 and the period from January 1 through January 22, 2015, the Company incurred a pre-tax net loss of $839,530 and $62,866, respectively. These conditions indicate that there is substantial doubt about the Company’s ability to continue as a going concern for at least one year from the date of this filing.

During the Successor period, the Company’s operations have primarily been funded through proceeds from the Parent in exchange for equity and debt. Subsequent to December 31, 2016, the Company received an aggregate of $3,206,715 associated with the issuances of convertible promissory notes payable and warrants to ARH and various lenders, of which $1,656,715 was converted into common stock during 2017. In addition, the Company received an aggregate of $400,000 in connection with sales of common stock and restricted common stock. (See Note 16 – Subsequent Events – Parent Transactions, Note 16 Subsequent Events – Other Convertible Notes Payable, Note 16 Subsequent Events – Other Convertible Notes Payable – Related Parties, Note 16 Subsequent Events – Sale of Common Stock and Note 16 Subsequent Events –Sales of Restricted Stock). Although management believes that the Company has access to capital resources, there are no commitments in place for new financing as of the filing date of this Form 1-A/A and there can be no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all. The Company expects to have ongoing needs for working capital in order to (a) fund operations; plus (b) expand operations by opening additional corporate-owned restaurants. To that end, the Company may be required to raise additional funds through equity or debt financing. However, there can be no assurance that the Company will be successful in securing additional capital. If the Company is unsuccessful, the Company may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund its liabilities, or (d) seek protection from creditors.

The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the consolidated financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

F-10

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

The Predecessor’s significant accounting policies are substantially the same as those of the Company presented below.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. Any intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant estimates include:

●	the fair value of assets acquired and liabilities assumed in a business combination;

●	the assessment of recoverability of long lived assets, including property and equipment, goodwill and intangible assets, income taxes and reserves;

●	the estimated useful lives of intangible and depreciable assets;

●	the recognition of revenue; and

●	the recognition, measurement and valuation of current and deferred income taxes.

Estimates and assumptions are periodically reviewed and the effects of any material revisions are reflected in the financial statements in the period that they are determined to be necessary. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents.

The Company considers all highly-liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of December 31, 2016 or 2015.

Inventory

Inventories, which are stated at the lower of cost or market, consist primarily of perishable food items and supplies. Cost is determined using the first-in, first out method.

F-11

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Major improvements are capitalized and minor replacements, maintenance and repairs are charged to expense as incurred. Depreciation and amortization are calculated on the straight-line basis over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the estimated useful life or the lease term of the related asset. The estimated useful lives are as follows:

Furniture and equipment	5 - 7 years

Leasehold improvements	1.8 – 10.4 years

Smallware, which consists of pots, pans and other cooking utensils, is carried at cost and any replacements are expensed when acquired.

Intangible Assets

The Company accounts for recorded intangible assets in accordance with ASC 350 “Intangibles - Goodwill and Other”. In accordance with ASC 350, the Company does not amortize intangible assets having indefinite useful lives. The Company’s goodwill and trademarks are deemed to have indefinite lives, and accordingly are not amortized, but are evaluated for impairment at least annually, or more often whenever changes in facts and circumstances may indicate that the carrying value may not be recoverable. The Accounting Standards Codification (“ASC”) requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment). Application of the goodwill impairment test requires judgment, including the identification of reporting units, assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgment is required to estimate the fair value of reporting units which includes estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions could materially affect the determination of fair value and/or goodwill impairment.

When testing goodwill for impairment, the Company may assess qualitative factors for some or all of our reporting units to determine whether it is more likely than not (that is, a likelihood of more than 50 percent) that the fair value of a reporting unit is less than its carrying amount, including goodwill. Alternatively, the Company may bypass this qualitative assessment for some or all of our reporting units and perform a detailed quantitative test of impairment (step 1). If the Company performs the detailed quantitative impairment test and the carrying amount of the reporting unit exceeds its fair value, the Company would perform an analysis (step 2) to measure such impairment. In 2016 and 2015, the Company performed a qualitative assessment to identify and evaluate events and circumstances to conclude whether it is more likely than not that the fair value of the Company’s reporting units is less than their carrying amounts. Based on the Company’s qualitative assessments, it is more likely than not that the fair value of the reporting units exceeded their carrying values and no impairments were identified.

F-12

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Intangible Assets, continued

Other intangible assets include franchise agreements and a non-compete agreement which are amortized on a straight-line basis over their estimated useful lives of 13 years and 5 years, respectively.

Impairment of Long Lived Assets

When circumstances, such as adverse market conditions, indicate that the carrying value of a long-lived asset may be impaired, the Company performs an analysis to review the recoverability of the asset’s carrying value, which includes estimating the undiscounted cash flows (excluding interest charges) from the expected future operations of the asset. These estimates consider factors such as expected future operating income, operating trends and prospects, as well as the effects of demand, competition and other factors. If the analysis indicates that the carrying value is not recoverable from future cash flows, an impairment loss is recognized to the extent that the carrying value exceeds the estimated fair value. Any impairment losses are recorded as operating expenses, which reduce net income. There were no impairments of long-lived assets as of December 31, 2016 and 2015.

Revenue Recognition

In accordance with the Accounting Standard Codification Topic 605 “Revenue Recognition” (“ASC 605”), the Company recognizes revenue when the following four criteria are met: (1) delivery has occurred or services rendered; (2) persuasive evidence of an arrangement exists; (3) there are no continuing obligations to the customer; and (4) the collection of related accounts receivable is probable.

Restaurant Sales

Retail store revenue at company operated restaurants are recognized when payment is tendered at the point of sale, net of sales tax and other sales related taxes.

Royalties and Franchise Fees

Revenue principally consists of royalties and franchise fees. Royalties are based on a percentage of franchisee revenue. Initial franchise fees are recognized upon opening of a restaurant or granting of a new franchise term, which is when Company has performed substantially all material obligations and initial services required by the franchise agreement. The Company recognizes renewal fees in income when a renewal agreement becomes effective.

The Company has supply agreements with certain food and beverage vendors. Pursuant to the terms of these agreements, rebates are provided to the Company based upon the dollar volume of purchases for all Company owned and franchised restaurants from these vendors. Rebates earned on purchases by franchise stores are recorded as revenue during the period in which the related food and beverage purchases are made. The Company recorded revenue from rebates of $333,248 during the year ended December 31, 2016, and recorded revenues from rebates of $384,044 and $21,653 during the periods from January 23 through December 31, 2015 and January 1 through January 22, 2015, respectively.

F-13

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Other Revenues

Through its subsidiary CTI, the Company derives revenue from the sale of POS computer systems, cash registers and camera systems, and from the provision of related consulting and support services, which generally include implementation, installation and training services. We recognize revenue when persuasive evidence of an arrangement exists, delivery of the product or service has occurred, the fee is fixed or determinable and collectability is reasonably assured. The Company recorded $557,106 and $228,148 of revenues from these technology sales and services during the year ended December 31, 2016 and for the period from January 23 through December 31, 2015, respectively. No technology revenues were recorded during the period from January 1 through January 22, 2015.

Net Loss per Share

Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding, plus the impact of potential common shares, if dilutive, resulting from the exercise of warrants, from the conversion of convertible debt and from the conversion of MMB membership units which were obtained by the non-controlling interest in connection with the acquisition of MMB and are convertible into shares of common stock of MMI (See Note 4 – Acquisition - Acquisition of 74% of MMB).

The following securities are excluded from the calculation of weighted average dilutive common shares at December 31, 2016 and 2015, respectively, because their inclusion would have been anti-dilutive:

	December 31,
	2016	2015
Warrants	424,158	89,285
Convertible debt	1,340,488	309,320
MMB membership units	2,067,953	2,067,953
Total potentially dilutive shares	3,832,599	2,466,558

Deferred Revenue

Deferred revenue primarily includes initial franchise fees received by the Company, for which the restaurant has not yet opened and customer deposits received in connection with technology sales and services by CTI.

The Company collects initial franchise fees when franchise agreements are signed and recognizes the initial franchise fees as revenue when the store is opened, which is when the Company has performed substantially all initial services required by the franchise agreement. Customer deposits received for technology sales or services are recorded as deferred revenue and recognized when the sale is complete or the service is performed.

F-14

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Concentration of Credit Risk

The Company is subject to credit risk through its loans receivable consisting primarily of amounts due from franchisees. The financial condition of these franchisees is largely dependent upon the underlying business trends of our brand and market conditions within the quick service restaurant industry. At December 31, 2016, two franchisees accounted for 37% and 19%, respectively, of loans receivable and at December 31, 2015, two franchisees accounted for 20% and 15%, respectively, of loans receivable. At December 31, 2016 and 2015, a loan to a consultant, who is also a stockholder of CTI, accounted for 53% and 48%, respectively, of loans receivable.

Additionally, the Company engages various vendors to distribute food products to their Company-owned restaurants. Purchases from the Company’s largest supplier totaled 83%, 84% and 84% of the Company’s purchases for the year ended December 31, 2016, for the period January 23, 2015 through December 31, 2015 (Successor period) and January 1, 2015 through January 22, 2015 (Predecessor period), respectively. This concentration of credit risks is mitigated in part by the existence of other local vendors that provide similar products.

Controlling and Non-Controlling Interest

As a result of the MMB Acquisition on January 23, 2015, MMI acquired a controlling interest of 74% of the membership units of MMB for an aggregate purchase price of $4,244,000 and certain members of MMF acquired 26% of the membership units of MMB, valued at $1,466,541, which was recorded as non-controlling interest (the “MMB Non-Controlling Interest”). (See Note 4 – Acquisitions – Acquisition of 74% of MMB.)

As a result of the CTI acquisition on August 1, 2015, MMI acquired a 70% controlling interest in CTI for an aggregate purchase price of $70,000. The ownership interest of the other investor in CTI is recorded as a non-controlling interest in the amount of $30,000 (the “CTI Non-Controlling Interest”). (See Note 4 – Acquisitions – CTI Acquisition).

The profits and losses of CTI are allocated among the controlling interest and the CTI Non-Controlling Interest in the same proportions as their membership interests. All of the profits and losses of MMB and its subsidiaries are allocated among the controlling interest and MMB Non-Controlling Interest in proportion to the ownership interests, after adjusting for the amount of profits and losses attributable to the CTI Non-Controlling Interest.

F-15

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Income Taxes

The Company accounts for income taxes under Accounting Standards Codification (“ASC”) 740 Income Taxes (“ASC 740”). Under ASC 740, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities and net operating loss and credit carryforwards using enacted tax rates in effect for the year in which the differences are expected to impact taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.

Tax benefits claimed or expected to be claimed on a tax return are recorded in the Company’s financial statements. A tax benefit from an uncertain tax position is only recognized if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position are measured based on the largest benefit that has a greater than fifty percent likelihood of being realized upon ultimate resolution. Uncertain tax positions have had no impact on the Company’s financial condition, results of operations or cash flows. The Company does not expect any significant changes in its unrecognized tax benefits within twelve months of the reporting date.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of operations.

Reclassifications

Certain prior year balances have been reclassified in order to conform to current year presentation. These reclassifications have no effect on previously reported results of operations or loss per share.

Recent Accounting Pronouncements

In August 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern” (“ASU 2014-15”). ASU 2014-15 explicitly requires management to evaluate, at each annual or interim reporting period, whether there are conditions or events that exist which raise substantial doubt about an entity’s ability to continue as a going concern and to provide related disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and annual and interim periods thereafter, with early adoption permitted. The Company early-adopted ASU 2014-15. The adoption of this standard did not have a material impact on the Company’s financial statement disclosures.

F-16

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements, continued

In April 2015, the FASB issued ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs, (“ASU 2015-03”). This standard amends existing guidance to require the presentation of debt issuance costs in the balance sheet as a deduction from the carrying amount of the related debt liability instead of a deferred charge. It is effective for annual reporting periods beginning after December 15, 2015, but early adoption is permitted. The adoption of ASU 2015-03 has not had a material impact on the Company’s financial statements.

In July 2015, the FASB issued ASU No. 2015-11, “Inventory (Topic 330): Simplifying the Measurement of Inventory,” (“ASU 2015-11”). ASU 2015-11 amends the existing guidance to require that inventory should be measured at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. Subsequent measurement is unchanged for inventory measured using last-in, first-out or the retail inventory method. ASU 2015-11 is effective for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company is currently evaluating the effects of ASU 2015–11 on its financial statements.

In November 2015, the FASB issued ASU No. 2015-17, “Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes” (“ASU 2015-17”). The FASB issued ASU 2015-17 as part of its ongoing Simplification Initiative, with the objective of reducing complexity in accounting standards. The amendments in ASU 2015-17 require entities that present a classified balance sheet to classify all deferred tax liabilities and assets as a noncurrent amount. This guidance does not change the offsetting requirements for deferred tax liabilities and assets, which results in the presentation of one amount on the balance sheet. Additionally, the amendments in ASU 2015-17 align the deferred income tax presentation with the requirements in International Accounting Standards (IAS) 1, Presentation of Financial Statements. The amendments in ASU 2015-17 are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. The Company early adopted ASU 2015-17 and the adoption of ASU 2015-17 did not have a material impact on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)” (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2018, with early adoption permitted. The Company is currently evaluating ASU 2016-02 and its impact on its financial statements and disclosures.

F-17

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements, continued

In March 2016, the FASB issued ASU No. 2016-09, “Compensation – Stock Compensation (Topic 718)” (“ASU 2016-09”). ASU 2016-09 requires an entity to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, with early adoption permitted. The Company is currently evaluating ASU 2016-09 and its impact on its consolidated financial statements or disclosures.

In August 2016, the FASB issued ASU 2016-15, “Statement of Cash Flows - Classification of Certain Cash Receipts and Cash Payments (Topic 230)” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The Company will require adoption on a retrospective basis unless it is impracticable to apply, in which case the Company would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently evaluating the effect that adopting this new accounting guidance will have on its consolidated cash flows and related disclosures.

In November 2016, the FASB issued ASU No. 2016-18, “Statement of Cash Flows (230) – Restricted Cash.” (“ASU 2016-18”). ASU 2016-18 requires an entity to include amounts described as restricted cash and restricted cash equivalents with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. It is effective for annual reporting periods beginning after December 15, 2018. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

In December 2016, the FASB issued ASU No. 2016-20, “Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers.” ASU No. 2016-20 amends certain aspects of ASU No. 2014-09 and clarifies, rather than changes, the core revenue recognition principles in ASU No. 2014-09. It is effective for annual reporting periods beginning after December 15, 2018. The adoption of this standard is not expected to have a material impact on the Company’s financial position and results of operations.

In January 2017, the FASB issued ASU No. 2017-04, “Simplifying the Test for Goodwill Impairment” (“ASU 2017-04”). ASU 2017-04 eliminates Step 2 from the goodwill impairment test. Under the amendments in ASU 2017-04, an entity should recognize an impairment charge for the amount by which the carrying amount of a reporting unit exceeds its fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. ASU2017-04 is effective for public entities for fiscal years beginning after December 15, 2018. Early adoption is permitted. The Company is currently evaluating the impact the adoption of this guidance will have on its consolidated financial statements.

F-18

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements, continued

In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers - Principal versus Agent Considerations”, in April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606) - Identifying Performance Obligations and Licensing” and in May 9, 2016, the FASB issued ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606)” (“ASU 2016-12”). This update provides clarifying guidance regarding the application of ASU No. 2014-09 - Revenue From Contracts with Customers which is not yet effective. These new standards provide for a single, principles-based model for revenue recognition that replaces the existing revenue recognition guidance. In July 2015, the FASB deferred the effective date of ASU 2014-09 until annual and interim periods beginning on or after December 15, 2017. It will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective. The Company will evaluate the effects, if any, that adoption of this guidance will have on its financial statements.

Subsequent Events

The Company evaluated events that have occurred after the balance sheet date through the filing date of this Form 1-A/A, the date the financial statements are available to be issued. Based upon the evaluation and transactions, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 16.

NOTE 4 – ACQUISITIONS

Acquisition of 74% of MMB

On January 23, 2015, MMI, MMB and MMF entered into a Unit Purchase Agreement whereby MMB purchased substantially all of the assets and liabilities of MMF, MMI acquired 74% of the membership units of MMB, and certain members of MMF acquired 26% of the membership units of MMB (the “MMB Acquisition”). The MMB acquisition allows the Company to take advantage of significant growth opportunities in the fast-casual restaurant market. The aggregate purchase consideration for MMI’s membership interest in MMB was $4,244,000 and consisted of $3,570,000 in cash, $604,000 of promissory notes (see Note 11 – Notes Payable) and 71,428 shares of common stock of MMI valued at $0.98 per share or $70,000 issued (see Note 15 – Equity). On January 23, 2015, ARH provided cash of $3,645,000 in exchange for shares of MMI common stock in order to facilitate the MMB acquisition (See Note 15 – Equity). Pursuant to the terms of the Unit Purchase Agreement, certain members of MMF shall convert their non-controlling interest in MMB into an aggregate of 2,067,953 shares of MMI common stock prior to the Company going public.

The following presents a summary of the purchase price consideration for the purchase of 74% of MMB:

Cash	$3,570,000
Promissory notes	604,000
Value of common stock issued	70,000
Total Purchase Price Consideration	$4,244,000

F-19

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 4 – ACQUISITIONS, continued

Acquisition of 74% of MMB, continued

The following details the allocation of the purchase price for the acquisition of 74% of MMB:

Fair Value
Cash	$14,408
Accounts receivable, net	973
Inventory	8,599
Loans receivable	41,064
Loans receivable - related party	20,000
Property and equipment, net	30,376
Security deposits and other assets	4,364
Intangible asset - trademark	2,524,000
Intangible asset - franchise agreements	1,360,000
Accounts payable and accrued expenses	(12,320)
Deferred revenue	(718,501)
Net fair value assigned to assets acquired and liabilities assumed	3,272,963
Goodwill	2,437,578
Subtotal	5,710,541
Non-controlling interest	(1,466,541)
Total	$4,244,000

The fair value of the trademark was determined using the “relief-from-royalty” method of income approach. The fair value of franchise agreements was determined using an income approach, discounted cash flow analysis. The purchase price in excess of the tangible and identifiable intangible assets acquired less liabilities assumed is recognized as goodwill.

The goodwill recognized in connection with the MMB Acquisition is deductible for income tax purposes.

The following details amortization periods for the identifiable intangible assets:

Intangible Asset Category	Amortization Period
Franchise agreements	13 years
Trademarks - not subject to amortization	-

Springfield Acquisition

On May 4, 2015, MMB acquired a business in Springfield, New Jersey, as a corporate store (the “Springfield Acquisition”). The purchase price of the store was $30,060, of which $8,670 related to equipment purchased and the remaining $21,390 was accounted for as goodwill. The financial results of Springfield prior to the acquisition are deemed to be not material to the Company’s consolidated financial statements.

F-20

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 4 – ACQUISITIONS, continued

CTI Acquisition

CTI was formed on July 29, 2015. On August 1, 2015, MMB acquired 70% of the shares of CTI in exchange for $70,000 in cash (the “CTI Acquisition”).

The following details the allocation of the purchase price for the acquisition of 70% of CTI:

Fair Value
Inventory	$2,500
Property and equipment, net	5,000
Intangible asset - non-compete agreement	30,000
Net fair value assigned to assets acquired and liabilities assumed	37,500
Goodwill	62,500
Subtotal	100,000
Non-controlling interest	(30,000)
Total	$70,000

Cash	$70,000
Total Purchase Price Consideration	$70,000

Winston-Salem Acquisition

On September 30, 2016, MMB acquired a business in Winston-Salem, North Carolina, as a corporate store (the “Winston Acquisition”). The purchase price of the store was $124,117, of which $120,000 relates to leasehold improvements and equipment purchases and the remaining $4,117 relates to security deposits. As of December 31, 2016, the Winston-Salem store has not started operations.

NOTE 5 - LOANS RECEIVABLE

At December 31, 2016 and 2015, the Company’s loans receivable consists of the following:

	Successor
	December 31,
	2016	2015
Loans receivable, net	$83,663	$98,358
Less: current portion	(30,434)	(67,755)
Loans receivable, non-current	$53,229	$30,603

Loan receivable includes loans to franchisees totaling, in the aggregate, $81,413 and $98,358 as well as loans to employees of $2,250 and $0, net of reserves for uncollectible loans of $25,000 and $0 at December 31, 2016 and 2015, respectively. The loans have original terms ranging from 6 months to 5 years, earn interest at rates ranging from 0% to 5%, and are repaid on a weekly or monthly basis.

F-21

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 6 - LOANS RECEIVABLE FROM RELATED PARTIES

At December 31, 2016 and 2015, the Company’s loans receivable from related parties consist of the following:

	Successor
	December 31,
	2016	2015
Loan to COO of CTI	$71,667	$91,667
Less: current portion	(20,000)	(20,000)
Loan receivable from related parties, non-current	$51,667	$71,667

On August 1, 2015, the Company advanced $100,000 to the Chief Operating Officer and stockholder of CTI, pursuant to a consulting agreement. The loan has no stated interest and will be repaid in 60 equal monthly installments (See Note 14 - Commitments and Contingencies – Consulting Agreement). During the years ended December 31, 2016 and 2015, principal of $20,000 and $8,333, respectively, was repaid on this loan.

NOTE 7 – RECEIVABLE FROM PARENT

The amount receivable from Parent as of December 31, 2015 consists of the Parent’s obligation to pay promissory notes issued in connection with the acquisition. These promissory notes were paid down at various dates through July 2016 (See Note 11 – Notes Payable).

NOTE 8 – PROPERTY AND EQUIPMENT, NET

As of December 31, 2016 and 2015, respectively, property and equipment consists of the following:

	Successor
	December 31,
	2016	2015

Furniture and equipment	$517,603	$75,566
Leasehold improvements	665,350	30,000
	1,182,953	105,566
Less: accumulated depreciation and amortization	(110,408)	(16,766)
Property and equipment, net	$1,072,545	$88,800

Depreciation and amortization expense amounted to $93,641 for the year ended December 31, 2016 and $16,766 for the period January 23, through December 31, 2015, and $3,363 for the period January 1, through January 22, 2015.

F-22

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 9 – GOODWILL

On January 23, 2015, MMI recorded goodwill of $2,437,578 in connection with the MMB Acquisition, on August 1, 2015 the Company recorded goodwill of $62,500 in connection with the CTI Acquisition, and on May 4, 2015, the Company recorded goodwill of $21,390 in connection with the Springfield Acquisition. As of December 31, 2016 and 2015, the carrying value of goodwill was $2,521,468 (see Note 4 – Acquisitions).

NOTE 10 – INTANGIBLE ASSETS, NET

The Company’s intangible assets include a trademark with an indefinite useful life as well as franchise agreements and a non-compete agreement, which are amortized over useful lives of thirteen years and five years, respectively.

A summary of the intangible assets is presented below:

		Franchise	Non-Compete
Intangible Assets - Successor	Trademark	Agreements	Agreement	Total
Balance at January 23, 2015	$-	$-	$-	$-
MMB acquisition	2,524,000	1,360,000	-	3,884,000
Purchase of non-compete agreement	-	-	30,000	30,000
Amortization expense	-	(97,961)	(2,545)	(100,506)
Intangible assets, net at December 31, 2015	2,524,000	1,262,039	27,455	3,813,494
Amortization expense		(104,835)	(6,010)	(110,845)
Intangible assets, net at December 31, 2016	$2,524,000	$1,157,204	$21,445	$3,702,649

Weighted average remaining amortization period at December 31, 2016 (in years)		11.1	3.6

For the year ended December 31, 2016 and during the period from January 23 through December 31, 2015, amortization expense of $110,845 and $100,506 was charged to depreciation and amortization in the accompanying statement of operations.

The estimated future amortization expense is as follows:

For the Year Ended December 31,	Franchise Agreements	Non-Compete Agreement	Total
2017	$104,549	$5,993	$110,542
2018	104,549	5,993	110,542
2019	104,549	5,993	110,542
2020	104,836	3,466	108,302
2021	104,549	-	104,549
Thereafter	634,172	-	634,172
	$1,157,204	$21,445	$1,178,649

F-23

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 11 – NOTES PAYABLE

The following is a summary of notes payable at December 31, 2016 and 2015:

	Successor
	December 31,
	2016	2015
Note I	$-	$300,000
Springfield Note	-	8,100
	$-	$308,100

On January 23, 2015, in connection with the MMB Acquisition (see Note 4 – Acquisitions), MMI issued two promissory notes payable in the amount of $400,000 (“Note I”) and $204,000 (“Note II”), respectively. Note I includes interest imputed at the rate of 0.41% per annum and was payable in three installments with the final installment due eighteen months after the closing date of the MMB acquisition. Note II was secured by the assets of the Company-owned store in Colonia, New Jersey. Note II bore no stated interest and was due on March 9, 2015. In connection with MMB acquisition on January 23, 2015, MMI issued 822,445 shares of its common stock to the Parent, in exchange for the Parent’s obligation to repay the promissory notes in full.

On March 9, 2015, the Parent repaid Note II in full. On July 21, 2015, January 23, 2016 and July 23, 2016, installments of $100,000, $150,000 and $150,000 were repaid on the balance of Note I by the Parent. As of December 31, 2016, there is no balance outstanding related to Note I.

On May 4, 2015, in connection with the Springfield Acquisition (see Note 4 – Acquisitions), MMB entered into a note payable in the amount of $18,060 (the “Springfield Note”). The Company made payments on the Springfield Note totaling $9,960 during 2015, resulting in a principal balance of $8,100 at December 31, 2015. The remaining principal balance on the Springfield Note was repaid in 2016.

NOTE 12 – CONVERTIBLE NOTE PAYABLE TO PARENT

On December 31, 2015, MMI issued a promissory note in the amount of $1,082,620 (the “2015 ARH Note”) to the Parent, which owns a majority of the outstanding common stock of the Company. The 2015 ARH Note has no stated interest rate or maturity date. The note is convertible into 309,320 shares of the Company’s stock at $3.50 per share. The fair value of the Company’s common stock on the date the note was issued was $4.20 per share, creating an intrinsic value of $0.70 per share.

On December 15, 2016, MMI issued a promissory note in the amount of $2,621,842 (the “2016 ARH Note”) to the Parent which owns a majority of the outstanding common stock of the Company. The 2016 ARH Note has no stated interest rate or maturity date. The note is convertible into 936,372 shares of the Company’s stock at $2.31 per share. The fair value of the Company’s common stock on the date the note was issued was $5.11 per share, creating an intrinsic value of $2.31 per share. The 2016 ARH Note includes a three-year warrant for the purchase of 327,730 shares of MMI’s common stock at an exercise price of $7.00 per share.

F-24

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 12 – CONVERTIBLE NOTE PAYABLE TO PARENT, continued

In accordance with ASC 470 “Debt with Conversion and other Options”, the intrinsic value results in a beneficial conversion feature which is recorded as a debt discount with a corresponding credit to additional paid-in capital. The relative fair value of the warrant at date of grant of $241,028 was also recorded as a debt discount. The grant date fair value of the warrants was valued on the date of issuance using the Black-Scholes option pricing model with the following weighted average assumptions: (1) risk free interest rate 1.61%, (2) term of 3 years, (3) volatility of 37%, (4) expected dividend rate of 0%, and (5) common stock price of $4.20.The Company recorded aggregate debt discounts of $216,524 and $1,592,175 related to the warrant and the beneficial conversion feature on the 2015 ARH Note and the 2016 ARH Note, respectively.

The 2015 ARH Note and the 2016 ARH Note were converted to common stock on March 14, 2017 (see Note 16 – Subsequent Events).

NOTE 13 – INCOME TAXES

In the Successor period, MMI is a corporation which is subject to income taxes. However, a significant subsidiary of MMI, MMB with a non-controlling interest, is treated as a partnership for income tax purposes and therefore the non-controlling interest component is not subject to U.S. federal, state or local income taxes. The remaining consolidated entities are corporations and, therefore, are subject to U.S. federal, state, and local corporate income tax. MMB’s acquisition of most of the assets and liabilities of MMF was an asset acquisition which resulted in the stepped-up basis of the assets, including the recording of tax-deductible goodwill and intangible assets.

The Company early adopted ASU No. 2015-17 which requires the Company to classify all deferred tax assets as non-current amounts.

The tax effects of temporary differences that give rise to deferred tax assets and liabilities as of December 31, 2016 and 2015 are presented below:

	Successor
	December 31,
	2016	2015
Deferred tax assets:
Net operating loss carryforwards	$1,544,234	$414,198
Receivable allowance	18,000	-
Deferred revenues	174,600	-
Gross deferred tax asset	1,736,834	414,198

Deferred tax liabilities:
Beneficial conversion feature	(952,336)	-
Intangible assets	(246,527)	(119,245)
Gross deferred tax liabilities	(1,198,863)	(119,245)

Net deferred tax assets	537,971	294,953

Valuation allowance	(784,498)	(414,198)

Net deferred tax liability	$(246,527)	$(119,245)

F-25

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 13 – INCOME TAXES, continued

The income tax provision for the periods shown, consist of the following:

	Successor
		For the period
	For the period	January 23,
	ended	through
	December 31, 2016	December 31, 2015
Federal:
Current	$-	$-
Deferred	206,566	250,710
State and local:
Current	-	-
Deferred	36,452	44,243
	243,018	294,953
Change in valuation allowance	(370,300)	(414,198)
Income tax provision	$(127,282)	$(119,245)

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate for the periods shown, are as follows:

	Successor
		For the period
	For the period	January 23,
	ended	through
	December 31, 2016	December 31, 2015

Federal income tax benefit at statutory rate	34.0%	34.0%
State income tax benefit, net of federal impact	6.0%	6.0%
Permanent differences	(0.3)%	-
Income passed through to non-controlling interests	(10.5)%	(11.1)%
Change in valuation allowance	(32.3)%	(43.1)%

Effective income tax rate	(3.1)%	(14.2)%

At December 31, 2016, the Company had approximately $3.9 million each of federal and state net operating losses that may be available to offset future taxable income. The net operating loss carry-forwards, if not utilized, will expire from 2030 to 2036 for federal purposes. In accordance with Section 382 of the Internal Revenue Code, the usage of the Company’s net operating loss carry-forwards could be subject to annual limitations if there have been greater than 50% ownership changes.

The Company has filed income tax returns in the U.S. federal jurisdiction and the states of California, New Jersey and New York. The Company’s tax return filed for 2015 remains subject to examination.

F-26

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 14 – COMMITMENTS AND CONTINGENCIES

Operating Leases

During the year ended December 31, 2015, the Company become obligated for payments pursuant to five lease agreements for restaurant spaces with lease terms ranging from 5 years to 10 years, exclusive of options to renew. Rent expenses pursuant to these lease agreements range from $1,852 to $7,693 per month.

During the year ended December 31, 2016, the Company become obligated for payments pursuant to six lease agreements for restaurant spaces with lease terms ranging from 3 years to 10 years, exclusive of options to renew. Rent expenses pursuant to these lease agreements range from $4,369 to $13,176 per month.

The Company leases office space in Colonia, New Jersey. The lease has a five-year term ending September 30, 2016, with a renewal option at the end of the term. Rent for the remaining term of the lease is $2,182 per month. The landlord is holding a $4,364 security deposit related to this lease. On September 21, 2016, the Company entered into an amendment of its lease agreement for office space in Colonia, New Jersey. The lease has a six-month term, and is renewable on a rolling six-month basis through September 30, 2021. The rent for the initial term is $2,266 per month, or $13,596 for six months.

On September 18, 2015, the Company entered into a lease agreement for office space in Houston, Texas which expires on September 30, 2020. Current rent expense related the Houston lease is $3,637 per month. The landlord is holding a $3,637 security deposit related to this lease.

The leases are subject to certain annual escalations as defined in the agreements. The Company recognizes rent on a straight-line basis. The cumulative difference between the rent payments and the rent expense since the inception of the lease was $183,638 at December 31, 2016.

The Company has recorded security deposits, totaling, in the aggregate, approximately $149,000 and $102,000 as of December 31, 2016 and 2015, respectively, related to the above-mentioned leases.

Future aggregate minimum lease payments for these leases as of December 31, 2016 are:

2017	$1,097,778
2018	1,182,970
2019	1,181,921
2020	1,092,487
2021	918,975
Thereafter	4,123,069
$9,597,200

Total rent expense was $806,724 for the year ended December 31, 2016 and $86,738 for the period January 23, through December 31, 2015, and $3,275 for the period January 1, through January 22, 2015.

See Note 16 – Subsequent Event – Operating Leases for further details regarding payment obligation on new leases subsequent to December 31, 2016.

F-27

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 14 – COMMITMENTS AND CONTINGENCIES, continued

Employment Agreements

On January 23, 2015, the Company entered into an employment agreement (the “COO Agreement”) with its Chief Operations Officer (the “COO”). The COO Agreement provides for a base salary of $22,500 per month and performance based bonuses, as well as standard employee insurance and other benefits as defined in the COO Agreement. The COO Agreement expired on January 23, 2017.

On January 23, 2015, the Company entered into an employment agreement (the “DBD Agreement”) with its Director of Brand Development (the “DBD”). The DBD Agreement provides for a base salary of $12,500 per month and performance based bonuses, as well as standard employee insurance and other benefits as defined in the DBD Agreement. Upon the execution of the DBD Agreement, the DBD received 28,571 shares of immediately vested Company common stock valued at $0.98 per share or $28,000 (see Note 15 - Equity). The DBD Agreement expired on January 23, 2017.

Consulting Agreement

On August 1, 2015, the Company entered into a consulting agreement (the “Consulting Agreement) with an officer of CTI, who is also a stockholder of CTI, (the “Consultant”). The Consulting Agreement has a term of five years, and automatically extends for successive one-year periods, unless either party provides written notice of termination at least 60 days prior to the end of the term. Pursuant to the terms of the agreement, the Consultant will receive a base fee of $11,667 per month. In connection with the agreement, the Company provided a $100,000 advance to the consultant, to be repaid in equal monthly installments of $1,667, over the term of the consulting agreement. (See Note 6 – Loans Receivable from Related Parties)

Litigations, Claims and Assessments

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. In the opinion of management, such matters are currently not expected to have a material impact on the Company’s financial statements.

The Company records legal costs associated with loss contingencies as incurred and accrues for all probable and estimable settlements.

NOTE 15 – EQUITY

Common Stock

On January 23, 2015, in connection with original capitalization of the Company, MMI issued 5,785,714 shares of its common stock to ARH in exchange for cash of $3,645,000 and an obligation to repay an aggregate of $604,000 of principal due under Note I and Note II issued to MMF in connection with the acquisition of 74% of MMB.

F-28

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 15 – EQUITY, continued

Common Stock, continued

On January 23, 2015, MMI issued 71,427 shares of common stock valued at $0.98 per share, or an aggregate of $70,000, to former members of MMF, in connection with the acquisition of 74% of MMB. (See Note 4 – Acquisitions).

On January 24, 2015, MMI granted 28,571 shares of its common stock valued at $0.98 per share to its Director of Brand Development, in connection with the DBD Agreement. The shares vested immediately and MMI recorded stock based compensation of $28,000 in connection with issuance of these shares (see Note 14 – Commitments and Contingencies, Employment Agreements).

On January 24, 2015, the Company issued 61,224 shares of its common stock to the Director of Brand Development in exchange for cash proceeds of $0.98 per share, or $60,000.

On July 23, 2015 and August 28, 2015, the Company issued 107,142 and 71,428 shares of its common stock, and 3 -year warrants for the purchase of 53,571 and 35,714 shares of common stock respectively, for aggregate cash proceeds of $750,000. The warrants are exercisable at $5.25 per share.

Warrants

On April 21, 2016, the Company granted a three-year warrant for the purchase of 7,142 shares of MMI common stock at an exercise price of $7.00 per share to a franchisee and developer of the Company in exchange for services. The warrant had a grant date value of $3,684.

On December 15, 2016, the Company granted a three-year warrant for the purchase of 327,730 shares of MMI common stock at an exercise price of $7.00 to the Parent, in connection with the issuance of the 2016 ARH Note. See Note 12 – Convertible Note to Parent.

NOTE 16 – SUBSEQUENT EVENTS

New Company Owned Restaurants

Subsequent to December 31, 2016 and through the filing date of this report, the Company opened 3 additional Company-owned restaurants.

Parent Transactions

On March 14, 2017, the Parent elected to convert the 2015 ARH Note in the principal amount of $1,082,620 into 309,320 shares of MMI’s common stock at a conversion price of $3.50 per share.

On March 14, 2017, the Parent elected to convert the 2016 ARH Note in the principal amount of $2,621,842 into 936,372 shares of MMI’s common stock at a conversion price of $2.80 per share.

F-29

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 16 – SUBSEQUENT EVENTS, continued

During the period from December 31, 2016 through the filing date of the Form 1-A/A, the Parent provided $1,656,715 of advances to the Company. Of this amount, $980,949, $338,834 and $336,932 was exchanged for convertible promissory notes (the “First 2017 ARH Note”, the “Second 2017 ARH Note” and the “Third 2017 ARH Note”).

The First 2017 ARH Note has no stated interest rate or maturity date and is convertible into shares of MMI’s common stock at a conversion price of $2.80 per share at a time to be determined by the lender. The First 2017 ARH Note includes a three-year warrant for the purchase of 122,618 shares of MMI’s common stock at an exercise price of $7.00 per share. On March 14, 2017, the Parent elected to convert the First 2017 ARH Note in the principal amount of $980,949 into 350,338 shares of MMI’s common stock at a conversion price of $2.80 per share.

The Second 2017 ARH Note has no stated interest rate or maturity date and is convertible into shares of MMI’s common stock at a conversion price of $3.50 per share at a time to be determined by the lender. The Second 2017 ARH Note includes a three-year warrant for the purchase of 33,883 shares of MMI’s common stock at an exercise price of $7.00 per share. On September 19, 2017, the Parent elected to convert the Second 2017 ARH Note in the principal amount of $338,834 into 96,809 shares of MMI’s common stock at a conversion price of $3.50 per share.

The Third 2017 ARH Note has no stated interest rate or maturity date and is convertible into shares of MMI’s common stock at a conversion price of $1.50 per share at a time to be determined by the lender. The Third 2017 ARH Note includes a three-year warrant for the purchase of 473,036 shares of MMI’s common stock at an exercise price of $3.00 per share. On September 19, 2017, the Parent elected to convert the Third 2017 ARH Note in the principal amount of $336,932 into 60,166 shares of MMI’s common stock at a conversion price of $2.40 per share.

Other Convertible Notes Payable

Subsequent to December 31, 2016, the Company received an aggregate of $1,300,000 associated with the issuances of convertible promissory notes payable and warrants to various parties. The convertible promissory notes will incur interest at 10% if the notes are not converted with six months. The notes are convertible into shares of the Company’s stock at a 50% discount to the initial public offering price. In connection with the issuances of the convertible promissory notes, the Company issued three-year warrants for the purchase of an aggregate of 95,136 shares of MMI’s common stock at an exercise price of $7.00 per share.

F-30

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 16 – SUBSEQUENT EVENTS, continued

Other Convertible Notes Payable – Related Parties

Subsequent to December 31, 2016, the Company received an aggregate of $250,000 associated with the issuances of convertible promissory notes payable and warrants to various related parties. The convertible promissory notes will incur interest at 10% if the notes are not converted with six months. The notes are convertible into shares of the Company’s stock at a 50% discount to the initial public offering price. In connection with the issuances of the convertible promissory notes, the Company issued three-year warrants for the purchase of an aggregate of 17,855 shares of MMI’s common stock at an exercise price of $7.00 per share.

Spin-Off of MMI by Parent

On March 23, 2017, Parent authorized and facilitated the distribution of 7,381,745 shares of Common Stock of MMI held by American Restaurants, LLC, the wholly owned subsidiary of Parent, to the shareholders of Parent (the “Spin-Off”). As a result of the Spin-Off on March 23, 2017, ARH is no longer a majority owner of MMI.

Stock Option and Stock Issuance Plan

The Company’s board of directors and shareholders adopted and approved on July 27, 2017 and September 21, 2017, respectively, the Stock Option and Stock Issuance Plan (“2017 Plan”), effective September 21, 2017, under which stock options and restricted stock may be granted to officers, directors, employees and consultants. Under the 2017 Plan, 1,428,571 shares of Common Stock, no par value per share, are reserved for issuance.

Restricted Common Stock Issuances

In May 2017, Muscle Maker granted 159,642 shares of its restricted common stock to its employees and consultants.  The restricted common stock awards granted to the employees will vest in five equal installments with the first installment vesting on the date of grant and the remaining installment vesting on the first day of each of the next four calendar years thereafter. In the event of resignation or termination for any reason of an employee or consultant that receives such shares, the remaining non-vested shares of such employee or consultant prior to such resignation or termination will be forfeited

F-31

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 16 – SUBSEQUENT EVENTS, continued

Sales of Restricted Stock

Subsequent to December 31, 2016, the Company sold an aggregate of 71,427 shares of its restricted common stock at a price of $5.60 per shares for gross an aggregate of $400,000.

Exercise of warrants

On July 25, 2017, warrants were exercised to purchase 7,142 shares of common stock of the Company at an exercise price of $7.00 per share for gross proceeds of $50,000.

Issuance of Shares for Marketing Services in Connection with Offering

Effective July 20, 2017, the Company entered into a Master Services Agreement (the “Agreement”), with a consultant for management services to the Company in connection with the Offering. Pursuant to the terms of the agreement, the Company issued 35,789 shares of common stock at a value of $4.75 per share with an aggregate value of $170,000, as well as a cash fee of $145,000.

Business Reorganization

Conversion of MMB and Merger with MMI

On June 8, 2017, MMB converted from a limited liability company into a California corporation named Muscle Maker Brands Conversion, Inc. (“MMBC”). Thereafter, on September 15, 2017 (“Effective Merger Date”), pursuant to an Agreement of Merger, MMBC was merged (“Merger”) into MMI, with MMI as the surviving corporation, in a tax-free reorganization. Pursuant to the Merger, each share of common stock of MMBC (the “MMBC Common Stock”) owned by the members of MMF was converted into 796 shares of common stock of MMI, resulting in aggregate consideration of 2,067,953 shares of common stock of MMI to the members of MMF. As a result of the Merger, MMI directly owned 70% of the shares of CTI.

Formation of Muscle Maker Development to Operate Franchising and Assignment of Franchise Agreements

On July 18, 2017, MMI formed Muscle Maker Development, LLC (“Muscle Maker Development”) in the state of Nevada for the purpose of running our existing franchise operations and continuing to franchise the Muscle Maker Grill name and business system to qualified franchisees.  Muscle Maker Development issued 1,000 membership units to its sole member and manager, MMI. MMB assigned all the existing franchise agreements to Muscle Maker Development pursuant to the terms of that certain Assignment and Assumption Agreement, dated August 25, 2017, among MMI, MMB and Muscle Maker Development.

Formation of Muscle Maker Corp. to Develop and Operate Corporate Stores

On July 18, 2017, MMI formed Muscle Maker Corp., LLC (“Muscle Maker Corp.”) in the state of Nevada for the purpose of developing new corporate stores and operating new and existing corporate stores of MMI. Muscle Maker Corp. issued 1,000 membership units to its sole member and manager, MMI and MMI assigned all the existing corporate stores to Muscle Maker Corp.

Options Granted

Franchisees

On July 27, 2017, the Company issued stand-alone non-qualified stock options, not pursuant to a plan, to purchase an aggregate of 45,000 shares of the Company’s common stock to its franchisees. The options are fully vested on the date of issuance and have an exercise price of $7.00 per share. The options expire three years from the date of issuance.

F-32

MUSCLE MAKER, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

NOTE 16 – SUBSEQUENT EVENTS, continued

Employment Agreements

Muscle Maker entered into an Employment Agreement with each of (i) Robert Morgan, as Chief Executive Officer, (ii) Grady Metoyer, as Chief Financial Officer and (iii) Rodney Silva, as Chief Culture Officer, effective as of the date the Company successfully receives at least $5,000,000 in gross proceeds from an SEC qualified offering under the Offering Statement under Regulation A+ under the Securities Act of 1933, as amended. See “Executive Compensation – Employment Agreements”.

Operating Leases

On September 15, 2017, the Company became obligated for payments pursuant to four new lease agreements for restaurant spaces with lease terms ranging from 5 years to 10 years, exclusive of options to renew. Rent expenses pursuant to these lease agreements range from $5,916 to $11,832 per month.

F-33

MUSCLE MAKER, INC.

AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

As of and for the Six Months Ended June 30, 2017 and 2016

34

MUSCLE MAKER AND SUBSIDIARIES

35

MUSCLE MAKER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2017	December 31, 2016
	(unaudited)
Assets
Current Assets:
Cash	$230,976	$335,724
Accounts receivable, net of allowance for doubtful accounts of $4,500 as of June 30, 2017 and December 31, 2016	263,233	203,100
Inventory	120,363	64,120
Receivable from Former Parent, net	106,325	-
Current portion of loans receivable, net of allowance of $25,000 at June 30, 2017 and December 31, 2016	63,487	30,434
Current portion of loans receivable from related party	24,389	20,000
Prepaid expenses and other current assets	69,479	50,316
Total Current Assets	878,252	703,694
Property and equipment, net	1,674,878	1,072,545
Goodwill	2,521,468	2,521,468
Intangible assets, net	3,645,669	3,702,649
Loans receivable - non current	162,215	53,229
Loans receivables from related parties - non current	41,667	51,667
Security deposits and other assets	156,796	148,772
Total Assets	$9,080,945	$8,254,024

Liabilities and Stockholders' Equity
Current Liabilities:
Accounts payable and accrued expenses	$1,899,099	$966,341
Convertible notes payable	975,000	-
Convertible notes payable, related parties	100,000	-
Deferred revenue	1,571,024	1,302,967
Deferred rent, current	21,993	-
Other current liabilities	258,049	158,238
Total Current Liabilities	4,825,165	2,427,546
Convertible notes payable to Former Parent, net of debt discount of $145,543 and $2,699,726 at June 30, 2017 and December 31, 2016, respectively	193,292	1,004,736
Payable to Former Parent, non-current	-	74,145
Deferred tax liability	310,168	246,527
Deferred rent, non-current	264,937	183,638
Total Liabilities	5,593,562	3,936,592

Commitments and Contingencies

Stockholders' Equity:
Common stock, no par value, 100,000,000 shares authorized, 7,895,448 and 6,139,789 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	10,113,209	5,157,010
Additional paid-in capital	4,049,250	2,842,343
Accumulated deficit	(9,016,729)	(3,841,638)
Total Controlling Interest	5,145,730	4,157,715
Non-controlling interest	(1,658,347)	159,717
Total Stockholders' Equity	3,487,383	4,317,432
Total Liabilities and Stockholders' Equity	$9,080,945	$8,254,024

See Notes to the Condensed Consolidated Financial Statements

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MUSCLE MAKER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the Six Months Ended
	June 30,
	2017	2016

Revenues:
Company restaurant sales, net of discounts	$2,658,015	$877,582
Franchise royalties and fees	937,217	846,605
Other revenues	295,590	195,370
Total Revenues	3,890,822	1,919,557

Operating Costs and Expenses:
Restaurant operating expenses:
Food and beverage costs	982,798	318,349
Labor	1,232,628	403,768
Rent	596,806	136,935
Other restaurant operating expenses	519,063	211,351
Total restaurant operating expenses	3,331,295	1,070,403
Costs of other revenues	113,481	153,717
Depreciation and amortization	167,872	84,618
General and administrative expenses	3,532,587	1,685,085
Total Costs and Expenses	7,145,235	2,993,823
Loss from Operations	(3,254,413)	(1,074,266)

Other (Expense) Income:
Other income	85,229	302
Interest income, net	760	855
Amortization of debt discount	(3,761,090)	(66,877)
Total Other Expense, Net	(3,675,101)	(65,720)

Net Loss Before Tax	(6,929,514)	(1,139,986)
Income tax provision	(63,641)	(63,641)

Net Loss	(6,993,155)	(1,203,627)
Net loss attributable to the non-controlling interest	(1,818,064)	(302,702)
Net Loss Attributable to Controlling Interest	$(5,175,091)	$(900,925)

Net Loss Attributable to Controlling Interest Per Share:
Basic and Diluted	$(0.75)	$(0.15)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	6,888,371	6,139,795

See Notes to the Condensed Consolidated Financial Statements

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MUSCLE MAKER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

(unaudited)

	No Par Common Stock		Additional Paid-in	Accumulated	Total Controlling	Non- Controlling
	Shares	Amount	Capital	Deficit	Interest	Interest	Total
Balance - December 31, 2016	6,139,789	$5,157,010	$2,842,343	$(3,841,638)	$4,157,715	$159,717	$4,317,432
Issuance of restricted stock	159,629	-	-	-	-	-	-
Conversion of convertible notes payable to Former Parent into common stock	1,596,030	4,685,411	-	-	4,685,411	-	4,685,411
Beneficial conversion feature - First and Second 2017 ARH Note	-	-	1,060,967	-	1,060,967	-	1,060,967
Warrants issued in connection with convertible debt	-	-	145,940	-	145,940	-	145,940
Stock-based compensation:
Amortization of restricted common stock	-	270,788	-	-	270,788	-	270,788
Net loss	-	-	-	(5,175,091)	(5,175,091)	(1,818,064)	(6,993,155)

Balance - June 30, 2017	7,895,448	$10,113,209	$4,049,250	$(9,016,729)	$5,145,730	$(1,658,347)	$3,487,383

See Notes to the Condensed Consolidated Financial Statements

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MUSCLE MAKER, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	For the Six Months Ended
	June 30,
	2017	2016

Cash Flows from Operating Activities
Net loss	$(6,993,155)	$(1,203,627)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	167,872	84,618
Stock-based compensation	270,788	-
Amortization of debt discount	3,761,090	66,877
Bad debt expense	11,223	3,068
Deferred rent	103,292	-
Deferred income tax provision	63,641	63,641
Changes in operating assets and liabilities:
Restricted cash	-	19,896
Accounts receivable	(60,133)	(12,494)
Inventory	(56,243)	(26,639)
Prepaid expenses and other current assets	(19,163)	(42,283)
Security deposits and other assets	(8,024)	(22,609)
Accounts payable and accrued expenses	742,758	210,953
Deferred revenue	268,057	489,355
Other current liabilities	99,811	(25,856)
Total Adjustments	5,344,969	808,527
Net Cash Used in Operating Activities	(1,648,186)	(395,100)

Cash Flows from Investing Activities
Purchases of property and equipment	(523,225)	(552,267)
Issuance of loans receivable	(215,500)	(108,000)
Issuance of loans receivable - related parties	(4,389)	-
Collections from loans receivable	62,239	35,575
Collections from loans receivable - related parties	10,000	10,000
Net Cash Used in Investing Activities	(670,875)	(614,692)

Cash Flows from Financing Activities
(Repayments) Advances from Former Parent	(180,470)	1,257,000
Repayments of notes payable	-	(8,100)
Proceeds from convertible notes payable	975,000	-
Proceeds from convertible notes payable - related parties	100,000	-
Proceeds from convertible notes payable to Former Parent	1,319,783	-
Net Cash Provided by Financing Activities	2,214,313	1,248,900

Net (Decrease) Increase in Cash	(104,748)	239,108
Cash - Beginning of Period	335,724	409,563
Cash - End of Period	$230,976	$648,671

See Notes to the Condensed Consolidated Financial Statements

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MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

	For the Six Months Ended
	June 30,
	2017	2016

Supplemental Disclosures of Cash Flow Information:
Cash paid for interest	$486	$1,797

Supplemental disclosures of non-cash investing and financing activities
Beneficial conversion feature	$1,060,967	$-
Warrants issued in connection with convertible debt	$145,940	$-
Payment on note payable by parent in exchange for reduction in receivable from Former Parent	$-	$150,000
Conversion of convertible notes payable to Former Parent into common stock	$4,685,411	$-
Expenses paid by Former Parent	$188,642	$-
Accounts payable associated with purchases of property and equipment	$190,000	$-

40

MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 1 – BUSINESS ORGANIZATION AND NATURE OF OPERATIONS

Muscle Maker, Inc. (“MMI”) was incorporated in California on December 8, 2014, and is a majority owner of Muscle Maker Brands, LLC, (“MMB”). MMB’s subsidiaries include Company owned restaurants as well as Custom Technology, Inc, (“CTI”) a technology and point of sale (“POS”) systems dealer and technology consultant. (MMI together with MMB and its subsidiaries is the “Company”). MMB was formed on December 22, 2014 in the state of California for the purpose of acquiring and operating company owned restaurants, as well as franchising its name and business system to qualified franchisees.

On March 23, 2017, American Restaurant, LLC authorized and facilitated the distribution of 7,381,745 shares of Common Stock of MMI held by American Restaurants, LLC, the wholly owned subsidiary of American Restaurant Holdings (“ARH” or “Former Parent”), to the shareholders of the Former Parent (the “Spin-Off”). As a result of the Spin-Off on March 23, 2017, ARH is no longer a majority owner of MMI.

On June 8, 2017, MMB converted from a limited liability company into a California corporation named Muscle Maker Brands Conversion, Inc. (“MMBC”). Thereafter, on September 15, 2017 (“Effective Merger Date”), pursuant to an Agreement of Merger, MMBC was merged (“Merger”) into MMI, with MMI as the surviving corporation, in a tax-free reorganization. Pursuant to the Merger, each share of common stock of MMBC (the “MMBC Common Stock”) owned by the members of MMF was converted into 796 shares of common stock of MMI, resulting in aggregate consideration of 2,067,953 shares of common stock of MMI to the members of MMF. As a result of the Merger, MMI directly owned 70% of the shares of CTI.

The Company operates under the name Muscle Maker Grill, and is a franchisor and owner operator of Muscle Maker Grill restaurants. As of June 30, 2017, the Company’s restaurant system included fourteen company-owned restaurants, and forty franchised restaurants. Two of the fourteen company-owned restaurants were in the pre-opening phase as of June 30, 2017, and one company-owned restaurant was subsequently open for operation as of the date of this filing. A Muscle Maker Grill restaurant offers quality food freshly prepared with the Company’s proprietary recipes created with the guest’s health in mind. The menu is protein based, and features various supplements, health food snacks, along with a nutritious children’s menu.

Effective September 20, 2017, pursuant to authority granted by the stockholders of the Company, the Company implemented a 1-for-7 reverse split of the Company’s issued common stock (the “Reverse Split”). All share and per share information has been retroactively adjusted to reflect the Reverse Split for all periods presented.

NOTE 2 - GOING CONCERN AND MANAGEMENT’S PLANS

As of June 30, 2017, the Company had a cash balance, a working capital deficiency and an accumulated deficit of $230,976, $3,946,913, and $9,016,729, respectively. For the six months ended June 30, 2017, the Company incurred a pre-tax net loss of $6,929,514. These conditions indicate that there is substantial doubt about the Company’s ability to continue as a going concern for at least one year from the date of this filing.

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MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 2 - GOING CONCERN AND MANAGEMENT’S PLANS, continued

The Company’s operations have primarily been funded through proceeds from the issuance of equity and debt. Subsequent to June 30, 2017, the Company received an aggregate of $1,033,500 associated with the issuances of convertible promissory notes payable and warrants to various lenders, of which $675,766 was converted into common stock during 2017. In addition, the Company received an aggregate of $400,000 in connection with sales of restricted common stock and $50,000 in connection with the exercise of a warrant (See Note 13 – Subsequent Events). Although management believes that the Company has access to capital resources, there are no commitments in place for new financing as of the filing date of this Amended Form 1-A and there can be no assurance that the Company will be able to obtain funds on commercially acceptable terms, if at all. The Company expects to have ongoing needs for working capital in order to (a) fund operations; plus (b) expand operations by opening additional corporate-owned restaurants. To that end, the Company may be required to raise additional funds through equity or debt financing. However, there can be no assurance that the Company will be successful in securing additional capital. If the Company is unsuccessful, the Company may need to (a) initiate cost reductions; (b) forego business development opportunities; (c) seek extensions of time to fund its liabilities, or (d) seek protection from creditors.

The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”), which contemplate continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the condensed consolidated financial statements do not necessarily purport to represent realizable or settlement values. The condensed consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. Accordingly, they do not include all of the information and disclosures required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of management, such statements include all adjustments (consisting only of normal recurring items) which are considered necessary for a fair presentation of the unaudited condensed consolidated financial statements of the Company as of June 30, 2017, and for the six months ended June 30, 2017 and 2016. The results of operations for the six months ended June 30, 2017 are not necessarily indicative of the operating results for the full year. It is suggested that these unaudited condensed financial statements be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2016, included in this filing. The balance sheet as of December 31, 2016 has been derived from the Company’s audited financial statements.

Principles of Consolidation

The accompanying condensed consolidated financial statements include the accounts of the Company and its wholly-owned and majority-owned subsidiaries. Any intercompany transactions and balances have been eliminated in consolidation.

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MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Significant estimates include:

●	the fair value of assets acquired and liabilities assumed in a business combination;
●	the assessment of recoverability of long lived assets, including property and equipment, goodwill and intangible assets;
●	the estimated useful lives of intangible and depreciable assets;
●	the recognition of revenue; and
●	the recognition, measurement and valuation of current and deferred income taxes

Estimates and assumptions are periodically reviewed, and the effects of any material revisions are reflected in the financial statements in the period that they are determined to be necessary. Actual results could differ from those estimates and assumptions.

Cash and Cash Equivalents.

The Company considers all highly-liquid instruments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of June 30, 2017 and December 31, 2016.

Convertible Instruments

The Company evaluates its convertible instruments to determine if those contracts or embedded components of those contracts qualify as derivative financial instruments to be separately accounted for in accordance with Topic 815 of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”). The accounting treatment of derivative financial instruments requires that the Company record embedded conversion options and any related freestanding instruments at their fair values as of the inception date of the agreement and at fair value as of each subsequent balance sheet date. Any change in fair value is recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. The Company reassesses the classification of its derivative instruments at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification. Embedded conversion options and any related freestanding instruments are recorded as a discount to the host instrument.

If the instrument is determined not to be a derivative liability, the Company then evaluates for the existence of a beneficial conversion feature by comparing the market price of the Company’s common stock as of the commitment date to the effective conversion price of the instrument.

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MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Convertible Instruments, continued

As of June 30, 2017 and December 31, 2016, the Company did not have any derivative liabilities on its balance sheets.

Revenue Recognition

In accordance with the Accounting Standard Codification Topic 605 “Revenue Recognition” (“ASC 605”), the Company recognizes revenue when the following four criteria are met: (1) delivery has occurred or services rendered; (2) persuasive evidence of an arrangement exists; (3) there are no continuing obligations to the customer; and (4) the collection of related accounts receivable is probable.

Restaurant Sales

Retail store revenue at company operated restaurants is recognized when payment is tendered at the point of sale, net of sales tax and other sales related taxes.

Franchise Royalties and Fees

Revenue principally consists of royalties and franchise fees. Royalties are based on a percentage of franchisee revenue. Initial franchise fees are recognized upon opening of a restaurant or granting of a new franchise term, which is when the Company has performed substantially all material obligations and initial services required by the franchise agreement. The Company recognizes renewal fees as income when a renewal agreement becomes effective.

The Company has supply agreements with certain food and beverage vendors. Pursuant to the terms of these agreements, rebates are provided to the Company based upon the dollar volume of purchases for all company-owned and franchised restaurants from these vendors. Rebates earned on purchases by franchise stores are recorded as revenue during the period in which the related food and beverage purchases are made. The Company recorded revenue from rebates of $144,457 and $181,326 during the six months ended June 30, 2017 and 2016, respectively, which is included in franchise royalties and fees on the accompanying condensed consolidated statements of operations. Rebates earned on purchases by company owned stores are recorded as cost of goods sold during the period in which the related food and beverage purchases are made.

Other Revenues

Through its subsidiary CTI, the Company derives revenue from the sale of POS computer systems, cash registers and camera systems, and from the provision of related consulting and support services, which generally include implementation, installation and training services. We recognize revenue when persuasive evidence of an arrangement exists, delivery of the product or service has occurred, the fee is fixed or determinable and collectability is reasonably assured. The Company recorded $295,590 and $195,370 of revenues from these technology sales and services during the six months ended June 30, 2017 and 2016, respectively.

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MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Net Loss per Share

Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding, plus the impact of potential common shares, if dilutive, resulting from the exercise of warrants, from the conversion of convertible debt and from the conversion of Muscle Maker Brands, LLC (“MMB”) membership units which were obtained by the non-controlling interest in connection with the acquisition of MMB and are convertible into shares of common stock of MMI.

The following securities are excluded from the calculation of weighted average diluted common shares at June 30, 2017 and 2016, respectively, because their inclusion would have been anti-dilutive:

	June 30,
	2017	2016
Warrants	649,971	89,286
Convertible debt	443,839	309,320
MMB membership units	2,067,953	2,067,953
Non-vested restricted stock	127,703	-
Total potentially dilutive shares	3,289,466	2,466,559

Deferred Revenue

Deferred revenue primarily includes initial franchise fees received by the Company, for which the restaurant has not yet opened, as well as unearned vendor rebates and customer deposits received in connection with technology sales and services by CTI (see Note 8 – Deferred Revenue).

The Company collects initial franchise fees when franchise agreements are signed and recognizes the initial franchise fees as revenue when the store is opened, which is when the Company has performed substantially all initial services required by the franchise agreement. Customer deposits received for technology sales or services are recorded as deferred revenue and recognized when the sale is complete or the service is performed.

Controlling and Non-Controlling Interest

MMI owns a 74% controlling interest in MMB and owns a 70% controlling interest in CTI. The profits and losses of CTI are allocated among the controlling interest and the CTI non-controlling interest in the same proportions as their membership interests. All of the profits and losses of MMB and its subsidiaries are allocated among the controlling interest and MMB non-controlling Interest in proportion to the ownership interests, after adjusting for the amount of profits and losses attributable to the CTI non-controlling interest.

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MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Subsequent Events

The Company evaluated events that have occurred after the balance sheet date but before the financial statements are issued. Based upon the evaluation and transactions, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements, except as disclosed in Note 12 – Subsequent Events.

Reclassifications

Certain prior year balances have been reclassified in order to conform to current year presentation. These reclassifications have no effect on the previously reported results of operations or loss per share.

Recent Accounting Pronouncements

In March 2016, the FASB issued ASU No. 2016-09, ”Compensation – Stock Compensation (Topic 718)” (“ASU 2016-09”). ASU 2016-09 requires an entity to simplify several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. ASU 2016-09 is effective for fiscal years beginning after December 15, 2016, with early adoption permitted. The Company adopted ASU 2016-09 on the required effective date of January 1, 2017. The adoption of ASU 2016-09 did not have a material impact on the Company’s financial position, results of operations or cash flows.

In May 2017, the FASB issued ASU No. 2017-09, Compensation - Stock Compensation (Topic 718); Scope of Modification Accounting. The amendments in this ASU provide guidance that clarifies when changes to the terms or conditions of a share-based payment award must be accounted for as modifications. If the value, vesting conditions or classification of the award changes, modification accounting will apply. The guidance is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. The Company is currently evaluating the impact of the adoption of this standard on its financial statements.

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260) Distinguishing Liabilities from Equity (Topic 480) Derivatives and Hedging (Topic 815),” which addresses the complexity of accounting for certain financial instruments with down round features. Down round features are features of certain equity-linked instruments (or embedded features) that result in the strike price being reduced on the basis of the pricing of future equity offerings. Current accounting guidance creates cost and complexity for entities that issue financial instruments (such as warrants and convertible instruments) with down round features that require fair value measurement of the entire instrument or conversion option. The amendments in this ASU are effective for all entities for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. Early adoption is permitted, including adoption in any interim period. We are currently evaluating the impact of the adoption of this standard on our financial statements.

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MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 3 – SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements, continued

In March 2016, the FASB issued ASU No. 2016-08, “Revenue from Contracts with Customers - Principal versus Agent Considerations”, in April 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606) - Identifying Performance Obligations and Licensing” and in May 9, 2016, the FASB issued ASU No. 2016-12, ”Revenue from Contracts with Customers (Topic 606)” (“ASU 2016-12”). This update provides clarifying guidance regarding the application of ASU No. 2014-09 - Revenue From Contracts with Customers which is not yet effective. These new standards provide for a single, principles-based model for revenue recognition that replaces the existing revenue recognition guidance. In July 2015, the FASB deferred the effective date of ASU 2014-09 until annual and interim periods beginning on or after December 15, 2017. It will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective. The Company will evaluate the effects, if any, that adoption of this guidance will have on its financial statements.

NOTE 4 – ACQUISITIONS

On September 30, 2016, MMB acquired a business (a corporate store) in Winston-Salem, North Carolina (the “Winston Acquisition”). The purchase price of the store was $124,117, of which $120,000 relates to leasehold improvements and equipment purchases and the remaining $4,117 relates to security deposits. The Winston-Salem store commenced operations on January 11, 2017.

NOTE 5 - LOANS RECEIVABLE

At June 30, 2017 and December 31, 2016, the Company’s loans receivable consists of the following:

	June 30, 2017	December 31, 2016
Loans receivable, net	$225,702	$83,663
Less: current portion	(63,487)	(30,434)
Loans receivable, non-current	$162,215	$53,229

Loans receivable includes loans to franchisees totaling, in the aggregate, $225,702 and $83,663, net of reserves for uncollectible loans of $25,000 at June 30, 2017 and December 31, 2016. The loans have original terms ranging from 6 months to 5 years, earn interest at rates ranging from 0% to 5%, and are being repaid on a weekly or monthly basis.

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MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 6 – LOANS RECEIVABLE FROM RELATED PARTIES

At June 30, 2017 and December 31, 2016, the Company’s loans receivable from related parties consist of the following:

	June 30, 2017	December 31, 2016
Loans receivable from related parties	$66,056	$71,667
Less: current portion	(24,389)	(20,000)
Loans receivable from related parties, non-current	$41,667	$51,667

Included in loans receivable from related parties at June 30, 2017 and December 31, 2016, is $61,667 and $71,667, respectively, related to an advance to the Chief Operating Officer (“COO”) and stockholder of CTI, in connection with a consulting agreement. During the six months ended June 30, 2017 and 2016, principal of $10,000, was repaid by the COO. Included in loans receivables from related parties at June 30, 2017, is $4,389 related to advance to employees.

NOTE 7 – PROPERTY AND EQUIPMENT, NET

As of June 30, 2017 and December 31, 2016 property and equipment consists of the following:

	June 30, 2017	December 31, 2016

Furniture and equipment	$654,855	$517,603
Leasehold improvements	1,241,323	665,350
	1,896,178	1,182,953
Less: accumulated depreciation and amortization	(221,300)	(110,408)
Property and equipment, net	$1,674,878	$1,072,545

Depreciation and amortization expense amounted to $110,892 for the six months ended June 30, 2017 and $93,641 for the year ended December 31, 2016.

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MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 8 – DEFERRED REVENUE

At June 30, 2017 and December 31, 2016, deferred revenue consists of the following:

	June 30, 2017	December 31, 2016
Customer deposits	$75,967	$46,441
Franchise fees	1,306,001	1,256,526
Unearned vendor rebates	189,056	-
	$1,571,024	$1,302,967

During the six months ended June 30, 2017, the Company entered into a new agreement with a vendor whereby the vendor advanced the Company approximately $200,000 against future rebates that the Company will earn from the vendor.

NOTE 9 – CONVERTIBLE NOTES PAYABLE TO FORMER PARENT

On December 31, 2015, MMI issued a promissory note in the amount of $1,082,620 (the “2015 ARH Note”) to the holder of a majority of the Company’s common stock . The 2015 ARH Note has no stated interest rate or maturity date. The note is convertible into 309,320 shares of the Company’s common stock at $3.50 per share. The fair value of the Company’s common stock on the date the note was issued was $4.20 per share, creating an intrinsic value of $0.70 per share.

On December 15, 2016, MMI issued a promissory note in the amount of $2,621,842 (the “2016 ARH Note”) to the Former Parent. The 2016 ARH Note has no stated interest rate or maturity date. The note is convertible into 936,372 shares of the Company’s common stock at $2.80 per share. The 2016 ARH Note was issued with a three-year warrant for the purchase of 327,730 shares of the Company’s common stock at an exercise price of $7.00 per share, with an aggregate grant date value of $241,028. The Company allocated the proceeds to the 2016 ARH Note and related warrant based on the relative fair values at the time of issuance, resulting in an effective conversion price of $2.54 per share. The fair value of the Company’s common stock on the date the note was issued was $5.09 per share, creating an intrinsic value of $2.55 per share.

On February 15, 2017 MMI issued a promissory note in the amount of $980,949 (the “First 2017 ARH Note”) and on March 15, 2017, MMI issued a promissory note in the amount of $338,834 (the “Second 2017 ARH Note”), both to the Former Parent. The First 2017 ARH Note and the Second 2017 ARH Note bear no stated interest rate or maturity date and are convertible into 350,339 and 96,808 shares of the Company’s common stock at a conversion price of $2.80 per share and $3.50 per share, respectively, at a time to be determined by the Former Parent.

The First 2017 ARH Note and the Second 2017 ARH note include a three-year warrant for the purchase of 122,618 and 21,058 shares, respectively, of the Company’s common stock at an exercise price of $7.00 per share. The warrants issued in connection with the First 2017 ARH Note and the Second 2017 ARH note had a grant date value of $122,820 and $23,120, respectively. The Company allocated the proceeds to the First 2017 ARH Note and the Second 2017 ARH and related warrants based on the relative fair values at the time of issuance, resulting in an effective conversion price of $2.45 and $3.26 per share, respectively. The fair value of the Company’s common stock on the dates the notes were issued was $5.36 per share, creating an intrinsic value of $2.91 and $2.10 per share, respectively.

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MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 9 – CONVERTIBLE NOTES PAYABLE TO FORMER PARENT, continued

The 2015 ARH Note, 2016 ARH Note, First 2017 ARH Note and Second 2017 ARH Note are together, the “ARH Notes”.

On March 14, 2017, the Former Parent elected to convert aggregate principal of $4,685,411 under the 2015 ARH Note, the 2016 ARH Note and the First 2017 ARH Note into an aggregate 1,596,030 shares of the Company’s common stock.

In accordance with ASC 470 “Debt with Conversion and other Options”, the intrinsic value related to the convertible notes results in a beneficial conversion feature which is recorded as a debt discount with a corresponding credit to additional paid in capital. The relative fair value of the warrant at the date of grant of is also recorded as a debt discount. The Company recorded aggregate debt discounts of $386,968 and $3,658,598 related to the warrants and the beneficial conversion feature, respectively, on the ARH Notes, which were amortized over the expected terms of the respective notes.

NOTE 10 - OTHER CONVERTIBLE NOTES PAYABLE

During the six months ended June 30, 2017, the Company received an aggregate of $1,075,000 associated with the issuances of convertible promissory notes payable and warrants to various parties, of which convertible promissory notes in the aggregate amount of $100,000 were issued to related parties. The notes are convertible into shares of the Company’s common stock upon the occurrence of the initial public offering.at a 50% discount to the initial public offering price (the “Conversion Price”). If the convertible notes are not converted within six months, they are to be repaid with 10% interest. Maturity dates of various notes were extended subsequent to the six months ended June 30, 2017. See Note 13 – Subsequent Events- Other Convertible Notes Payable for details related to subsequent issuances and extensions. The notes are convertible into shares of the Company’s common stock at a 50% discount to the initial public offering price (the “Conversion Price”). In connection with the issuances of the convertible promissory notes, the Company issued three-year warrants for the purchase of an aggregate of 82,138 shares of the Company’s common stock exercisable at the Conversion Price (see Note 12 - Equity – Warrants).

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Litigations, Claims and Assessments

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. In the opinion of management, such matters are currently not expected to have a material impact on the Company’s financial statements.

The Company records legal costs associated with loss contingencies as incurred and accrues for all probable and estimable settlements.

NOTE 12 – EQUITY

Common Stock Issuances

On March 14, 2017, the Company issued 1,596,030 shares of its restricted common stock upon conversion of ARH Notes in the aggregate principal amount of $4,685,411 (See Note 9 – Convertible Notes Payable to Former Parent).

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MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 12 – EQUITY, continued

Restricted Common Stock Issuances

In May 2017, Muscle Maker granted 159,629 shares of its restricted common stock to its employees and consultants, with an aggregate grant date value of $1,117,403 or $7.00 per share. The restricted common stock awards granted to the employees will vest in five equal installments with the first installment vesting on the date of grant and the remaining installments vesting on the first day of each of the next four calendar years thereafter. In the event of resignation or termination for any reason of an employee or consultant that received such shares, any remaining non-vested shares will be forfeited. These awards were granted under the MMI 2017 Stock Option and Stock Issuance Plan.

At June 30, 2017, the unamortized value of the restricted common stock was $846,615. The unamortized amount will be expensed over a weighted average period of 3.51 years. A summary of the activity related to the restricted common stock for the six months ended June 30, 2017 is presented below:

	Total	Weighted Average Grant Date Fair Value
Outstanding at January 1, 2017	-	$-
Granted	159,629	7.00
Forfeited	-	-
Vested	(31,909)	7.00
Outstanding at June 30, 2017	127,720	$7.00

Stock-Based Compensation Expense

The total amount of stock-based compensation was reflected within the statement of operations for the six months ended June 30, 2017:

June 30, 2017
Labor	$8,428
General and administrative expenses	262,360
270,788

Warrants

On April 21, 2016, the Company granted a three-year warrant for the purchase of 7,142 shares of the Company’s common stock at an exercise price of $7.00 per share to a franchisee and developer of the Company in exchange for services. The warrant had a grant date value of $3,684 (See Note 13 - Subsequent Events – Exercise of Warrant”).

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MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 12 – EQUITY, continued

Warrants, continued

A summary of warrants activity during the six months ended June 30, 2017 is presented below (See Note 9 —Convertible Notes to Former Parent and Note 10 —Other Convertible Notes Payable):

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life In Years
Outstanding, December 31, 2016	424,157	$6.63	2.2
Issued	225,814	7.00
Outstanding, June 30, 2017	649,971	6.76	2.4

Exercisable, June 30, 2017	649,971	$6.76	2.4

The grant date fair value of warrants granted during the six months ended June 30, 2017 and 2016 was determined on the date of issuance using the Black-Scholes option pricing model with the following assumptions: expected volatility, dividend rate, risk free interest rate and the expected life. The Company calculates the expected volatility using the historical volatility of comparable companies over the most recent period equal to the expected term and evaluates the extent to which available information indicates that future volatility may differ from historical volatility. The expected dividend rate is zero as the Company does not expect to pay or declare any cash dividends on common stock. The risk-free rates for the expected terms of the stock options are based on the U.S. Treasury yield curve in effect at the time of the grant. The Company has not experienced significant exercise activity on stock options. Due to the lack of historical information, the Company determined the expected term of its stock option awards issued using the simplified method. In applying the Black-Scholes option pricing model, the Company used the following assumptions:

	For the Six Months Ended
	June 30,
	2017	2016
Risk free interest rate	1.57% - 1.59%	0.98%
Expected term (years)	3.00	3.00
Expected volatility	43.50%	40.00%
Expected dividends	0.00%	0.00%

NOTE 13 – SUBSEQUENT EVENTS

New Company-Owned Restaurants

Subsequent to June 30, 2017 and through the filing date of this report, the Company opened one additional company-owned restaurant.

Convertible Notes Payable to Former Parent

On July 18, 2017, the Company issued a convertible promissory note (the “Third 2017 ARH Note”) to the Former Parent in exchange for cash proceeds of $336,932. The Third 2017 ARH Note has no stated interest rate or maturity date and is convertible into shares of the Company’s common stock at a conversion price of $5.60 per share at a time to be determined by the lender. The Third 2017 ARH Note includes a three-year warrant for the purchase of 21,058 shares of the Company’s common stock at an exercise price of $7.00 per share.

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MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 13 – SUBSEQUENT EVENTS, continued

Convertible Notes Payable to Former Parent, continued

On September 19, 2017, the Former Parent elected to convert aggregate principal of $675,766 under the Second 2017 ARH Note and the Third 2017 Note into an aggregate 156,976 shares of the Company’s common stock.

Other Convertible Notes Payable

Subsequent to June 30, 2017, the Company received an aggregate of $1,033,500 associated with the issuances of convertible promissory notes payable, of which $150,000 was issued to various related parties. The notes bear no stated interest or maturity date. The notes automatically convert into shares of the Company’s common stock upon the earlier of (a) twelve months from the issuance date or (b) the approval of the Form 1-A Registration Statement, at a 50% discount to the initial public offering price (the “Conversion Price”). In connection with the issuances of the convertible promissory notes, the Company issued three-year warrants for the purchase of an aggregate of 30,853 shares of the Company’s common stock exercisable at the Conversion Price.

Subsequent to June 30, 2017, the Company and certain note holders , including a related party, agreed to extend the maturity date of the convertible notes payable in the aggregate principal amount of $775,000 to be upon the closing of the IPO, but no later than January 31, 2018.

Stock Option and Stock Issuance Plan

The Company’s board of directors and shareholders adopted and approved on July 27, 2017 and September 21, 2017, respectively, the Stock Option and Stock Issuance Plan (“2017 Plan”), effective September 21, 2017, under which stock options and restricted stock may be granted to officers, directors, employees and consultants. There are 1,428,571 shares of common stock reserved for issuance under the 2017 Plan.

Restricted Common Stock Issuances

Subsequent to June 30, 2017, the Company sold an aggregate of 71,427 shares of its restricted common stock at a price of $5.60 per share for aggregate gross proceeds of $400,000.

Effective July 20, 2017, the Company entered into a Master Services Agreement (the “Agreement”), with a consultant for marketing services to the Company in connection with the Offering. Pursuant to the terms of the Agreement, the Company issued 28,333 shares of fully vested restricted common stock at a value of $6.00 per share with an aggregate value of $170,000, as well as a cash fee of $145,000.

Restricted Common Stock Issuances, continued

On September 21, 2017, the Company granted an aggregate amount of 42,852 shares of its restricted common stock at a price of $7.00 per share to its directors. The restricted common stock awards granted to the directors are subject to graded vesting in the following installments: (i) 66.67% as of the date of grant and (ii) four installments of 8.333% vesting on the first day of each of the next four calendar months.

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MUSCLE MAKER, INC. & SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

NOTE 13 – SUBSEQUENT EVENTS, continued

Exercise of Warrant

On July 25, 2017, a warrant was exercised for the 7,142 shares of common stock of the Company at an exercise price of $7.00 per share for gross proceeds of $50,000.

Business Reorganization

Formation of Muscle Maker Development to Operate Franchising and Assignment of Franchise Agreements

On July 18, 2017, MMI formed Muscle Maker Development, LLC (“Muscle Maker Development”) in the state of Nevada for the purpose of running our existing franchise operations and continuing to franchise the Muscle Maker Grill name and business system to qualified franchisees. Muscle Maker Development issued 1,000 membership units to its sole member and manager, MMI. MMB assigned all the existing franchise agreements to Muscle Maker Development pursuant to the terms of that certain Assignment and Assumption Agreement, dated August 25, 2017, among MMI, MMB and Muscle Maker Development.

Formation of Muscle Maker Corp. to Develop and Operate Corporate Stores

On July 18, 2017, MMI formed Muscle Maker Corp., LLC (“Muscle Maker Corp.”) in the state of Nevada for the purpose of developing new corporate stores and operating new and existing corporate stores of MMI. Muscle Maker Corp. issued 1,000 membership units to its sole member and manager, MMI and MMI assigned all the existing corporate stores to Muscle Maker Corp.

Options Granted

On July 27, 2017, the Company issued stand-alone non-qualified stock options, not pursuant to a plan, to purchase an aggregate of 45,000 shares of the Company’s common stock to its franchisees. The options are fully vested on the date of issuance and have an exercise price of $7.00 per share. The options expire three years from the date of issuance.

Employment Agreements

Muscle Maker entered into an at-will employment agreement with each of (i) Robert Morgan, as Chief Executive Officer (the “CEO Agreement”), (ii) Grady Metoyer, as Chief Financial Officer (the “CFO Agreement”) and (iii) Rodney Silva, as Chief Culture Officer (the “CCO Agreement). The employment agreements are effective as of the date the Company receives at least $5,000,000 in gross proceeds from an SEC qualified offering under the Offering Statement under Regulation A+ under the Securities Act of 1933, as amended. The term of the employment agreements is two years and is automatically extended for successive one-year periods unless either party delivers a 60-day notice of termination.

Operating Leases

On September 15, 2017, the Company became obligated for payments pursuant to four new lease agreements for restaurant spaces with lease terms ranging from 5 years to 10 years, exclusive of options to renew. Minimum rent payments pursuant to these lease agreements range from $5,916 to $11,832 per month.

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MUSCLE MAKER, INC

Best Efforts Offering of 4,200,000 Shares of Common Stock

OFFERING CIRCULAR

Book Runner & Lead Manager

PART III – EXHIBITS

Index to Exhibits

Exhibit No.	Exhibit Description
1.1	Engagement Letter, dated July 31, 2017, between TriPoint Global Equities, LLC and Muscle Maker, Inc +

1.2	Amendment to Engagement Letter, dated November 15, 2017, between TriPoint Global Equities, LLC and Muscle Maker, Inc *

1. 3	Form of Selling Agency Agreement, dated November __, 2017, between TriPoint Global Equities, LLC and Muscle Maker, Inc *

2.1	Articles of Incorporation of Muscle Maker, Inc filed with California Secretary of State on December 8, 2014 +

2.2	Certificate of Amendment to Articles of Incorporation of Muscle Maker, Inc filed with California Secretary of State on September 20, 2017 regarding the 7-for-1 reverse stock split +

2.3	Bylaws of Muscle Maker, Inc dated December 10, 2014 +

2.4	Amendment to Bylaws of Muscle Maker, Inc. dated August 11, 2017 +

3.1	Form of Selling Agent Warrant *

3.2	Form of Warrant +

3.3	Form of Convertible Promissory Note +

4.1	Form of Subscription Agreement for BANQ subscribers *

4.2	Form of Subscription Agreement *

6.1†	Muscle Maker 2017 Stock Option and Stock Issuance Plan and form of award agreements +

6.2†	Form of Restricted Stock Agreement under Muscle Maker 2017 Stock Option and Stock Issuance Plan *

6. 3†	Employment Agreement, between Muscle Maker and Robert Morgan +

6. 4†	Employment Agreement, between Muscle Maker and Grady Metoyer +

6. 5 †	Employment Agreement, between Muscle Maker and Rodney Silva +

6. 6 †	Restricted Stock Agreement, dated May 3, 2017, between Muscle Maker and Grady Metoyer. +

6. 7	Unit Purchase Agreement, dated January 23, 2015, by and among Muscle Maker Franchising, LLC, MMF Target, LLC, Muscle Maker Brands, LLC, and Muscle Maker, Inc +

6. 8	Assignment and Assumption Agreement, dated August 25, 2017, between Muscle Maker Brands Conversion, Inc. and Muscle Maker Development, LLC +

6. 9	Agreement of Conveyance, Transfer and Assigning of Assets and Assumptions of Obligations, dated September 15, 2017, between Muscle Maker, Inc and Muscle Maker Corp., LLC +

6. 10	Master Services Agreement, effective as of July 20, 2017, between Muscle Maker and WhoYouKnow LLC, California limited liability company d/b/a CrowdfundX +

6. 11	Transfer Agency and Service Agreement, dated July 24, 2017, among Computershare, Inc., Computershare Trust Company, N.A. and Muscle Maker, Inc +

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6 .12	Form of Indemnification Agreement +

6. 13	Form of Stand Alone Non-Qualified Stock Option Agreement to Franchisees +

8.1	Closing Escrow Agreement, dated October 2, 2017, between Wilmington Trust, N.A. and Muscle Maker, Inc *

10.1	Power of attorney (included on signature page of Offering Circular) +

11.1	Consent of Marcum LLP *

11.2	Consent of Legal & Compliance, LLC (included in Exhibit 12.1) *

12.1	Opinion of Legal & Compliance, LLC*

13.1	Testing the Waters materials *

† Includes management contracts and compensation plans and arrangements

*Filed herewith.

+Previously filed.

2

SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Amendment No. 2 to Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 15, 2017.

MUSCLE MAKER, INC

By:	/s/ Robert E. Morgan
Robert E. Morgan,
Chief Executive Officer and President

Pursuant to the requirements of Regulation A, this Amendment No. 2 to Form 1-A has been signed by the following persons in the capacities indicated on November 15, 2017.

Name	Title

/s/ Robert E. Morgan	Chief Executive Officer, President, and
Robert E. Morgan	Director (Principal Executive Officer)

/s/ Grady Metoyer	Chief Financial Officer
Grady Metoyer	(Principal Financial Officer and Principal Accounting Officer)

/s/ Tim M. Betts	Chairman of the Board, Secretary and Director
Tim M. Betts

*	Director
Noel DeWinter

*	Director
Merlin C. Spencer

*	Director
A.B. Southall III

*	Director
Paul L. Menchik

By:	/s/ Robert E. Morgan
Robert E. Morgan
Attorney-in-fact*

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